                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 3)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                       EXCALIBUR TECHNOLOGIES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: common stock, par value $0.01 per share, of Excalibur Technologies Corporation.

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          15,068,979 shares of Excalibur common stock.

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined). The filing fee of $129,412 has been calculated on the basis of Exchange Act Rule 0-11(c)(1) as one-fiftieth of one percent of $647,061,958, the underlying value of the transaction. The underlying value of the transaction has been calculated pursuant to Exchange Act Rule 0-11(a)(4) by calculating the product of (i) $42.94 (the average of the bid and asked prices of Excalibur common stock on the Nasdaq National Market System on August 10, 2000) multiplied by (ii) 15,068,979 (the number of Excalibur shares outstanding as of July 15, 2000).

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction: $647,061,958

        ------------------------------------------------------------------------

     (5)  Total fee paid: $129,412

        ------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                       EXCALIBUR TECHNOLOGIES CORPORATION


                               November 22, 2000


Dear Stockholder:


    You are cordially invited to attend the annual meeting of stockholders of Excalibur Technologies Corporation to be held at The Peninsula New York, located at 700 Fifth Avenue, New York, New York 10019, on Thursday, December 21, 2000, at 10:00 a.m., local time.


    At the Excalibur annual meeting, stockholders will be asked to approve and adopt a combination transaction between Excalibur and Intel Corporation and a related Agreement and Plan of Contribution and Merger dated as of April 30, 2000, as amended. Upon completion of the combination:

    - Excalibur will become a wholly owned subsidiary of a new holding company, Convera Corporation;


    - Each outstanding share of Excalibur common stock will be converted into one share of Convera Class A common stock, resulting in Excalibur stockholders receiving approximately 15,530,875 shares, or 51%, of the Convera Class A common stock in exchange for their Excalibur stock, which represents 40% of the common stock of Convera, on a fully-diluted basis after giving effect to the conversion of outstanding preferred stock and exercise of assumed Excalibur options; and



    - Intel Corporation will contribute to Convera its Interactive Media Services division, intellectual property assets and other assets used by that division, as well as approximately $155 million in cash, $150 million of which will be paid at closing and the balance of which will be payable in 2001 to fund retention bonuses to former Intel employees, in exchange for approximately 14,921,821 shares, or 49%, of the Convera Class A common stock and approximately 12,217,013 shares, or 100%, of the Convera Class B non-voting common stock, which together represent a total of 60% of the common stock of Convera, on a fully-diluted basis after giving effect to the conversion of outstanding preferred stock and exercise of assumed Excalibur options.


    The board of directors of Excalibur has decided that the combination is fair to and in the best interests of the Excalibur stockholders and unanimously recommends that you vote "FOR" the combination at the annual meeting.


    As part of the transaction with Intel, we are also asking you at the annual meeting to approve the Convera 2000 Stock Option Plan in order to permit Convera the opportunity to provide employees, consultants, advisors and non-employee directors the opportunity to receive stock options and restricted stock. Approval of this option plan is a condition to completing our combination with the Interactive Media Services division of Intel. >We are also asking you to approve an amendment to Excalibur's employee stock purchase plan. If the stockholders approve this amendment, it will become effective whether or not the combination is completed. We are also asking you to vote on two corporate governance provisions of Convera's amended and restated certificate of incorporation and bylaws.


    In a related transaction for which we are not asking you to vote, concurrently with the completion of the combination, we expect to complete two transactions with an affiliate of the National Basketball Association, one of which will result in the NBA receiving 10% of the common stock of Convera, after giving effect to the combination and the conversion of outstanding preferred stock. As described in the proxy statement/prospectus, this NBA agreement will dilute the ownership interests of Intel and the Excalibur stockholders.

    We have enclosed our proxy statement relating to the annual meeting, which also constitutes Convera's prospectus covering the Convera shares offered to you in exchange for your Excalibur shares and the Convera shares to be received by Intel. The proxy statement/prospectus includes important information regarding the proposed combination. Please read it carefully.

    On behalf of the board of Excalibur, I thank you for your support and urge you to vote for the approval of the combination.

                                          Sincerely yours,

                                          Patrick C. Condo
                                          President and Chief Executive Officer

     CONSIDER THE RISKS DESCRIBED ON PAGES 16 THROUGH 22 OF THIS DOCUMENT.

    Neither the Securities and Exchange Commission nor any state securities regulators have approved the stock to be issued under this document or determined if this document is accurate or adequate. Any representation to the contrary is a criminal offense.


    This proxy statement/prospectus is dated November 22, 2000, and is first being mailed to stockholders of Excalibur on November 22, 2000.

                       EXCALIBUR TECHNOLOGIES CORPORATION
                          1921 GALLOWS ROAD, SUITE 200
                             VIENNA, VIRGINIA 22182

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD DECEMBER 21, 2000


TO THE STOCKHOLDERS OF EXCALIBUR TECHNOLOGIES CORPORATION:


     NOTICE IS HEREBY GIVEN that Excalibur Technologies Corporation will hold an annual meeting of stockholders on Thursday, December 21, 2000, at The Peninsula New York, 700 Fifth Avenue, New York, New York 10019, at 10:00 a.m., local time (including any adjournments or postponements thereof) for the following purposes:


          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Contribution and Merger dated as of April 30, 2000, as amended, by and among Excalibur, Intel Corporation, Convera Corporation, a wholly owned subsidiary of Excalibur, and Excalibur Transitory, Inc., a wholly owned subsidiary of Convera.

          2. In connection with and as a condition to the combination transaction with Intel, to consider and vote upon a proposal to approve the Convera 2000 stock option plan.

          3. In connection with the combination transaction, to approve two corporate governance provisions of Convera's amended and restated certificate of incorporation and bylaws. You may not vote for one of these provisions and not the other. A vote for one provision will be considered a vote for the other provision.

          4. To elect ten members of the board of directors of Excalibur for terms expiring at the completion of the combination or, if the combination is not completed, at the 2001 annual meeting of Excalibur.

          5. To approve an amendment to Excalibur's stock purchase plan.

          6. To transact such other business as may properly come before the annual meeting.


     Only the holders of record of Excalibur common stock as of the close of business on November 14, 2000 are entitled to notice of, and to vote at, the annual meeting and at any adjournment or postponement thereof. As of the record date there were 15,259,075 shares of common stock outstanding. A list of these stockholders will be open to examination by any Excalibur stockholder at the annual meeting and for a period of ten days prior to the date of the annual meeting during ordinary business hours at Excalibur's headquarters, located at 1291 Gallows Road, Suite 200, Vienna, Virginia 22182.


     If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy. FAILURE TO RETURN A PROPERLY EXECUTED PROXY CARD OR TO VOTE AT THE ANNUAL MEETING WILL GENERALLY HAVE THE SAME EFFECT AS A VOTE AGAINST THE COMBINATION.

                                          By Order of the Board of Directors,

                                          Patrick C. Condo
                                          President and Chief Executive Officer

Vienna, Virginia

November 22, 2000


     YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

                      WHERE YOU CAN FIND MORE INFORMATION

     Excalibur files annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission. You may read and copy any document filed by Excalibur at the SEC's public reference facilities. Please call the SEC at 1-800-SEC-0330 for further information about its public reference facilities. These SEC filings are also available to the public at the SEC's web site at "www.sec.gov". Reports, proxy statements and other information concerning Excalibur can also be inspected at the offices of the Nasdaq Stock Exchange, 33 Whitehall Street, New York, New York 10004.


     This proxy statement/prospectus incorporates documents by reference which relate to Excalibur and which are not included in this proxy statement/prospectus. The documents relating to Excalibur are available to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, on written or oral request, without charge, to Excalibur Technologies Corporation, 1921 Gallows Road, Suite 200, Vienna, Virginia 22182 (telephone number (703) 761-3700), Attention: Chief Financial Officer. In order to ensure timely delivery of the documents, any requests should be made by December 8, 2000.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows Excalibur to "incorporate by reference" the information it files with the SEC which means that Excalibur can disclose important information to you by referring you to documents it has previously filed with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, and any later information that Excalibur files with the SEC will automatically update and supersede this information. Excalibur incorporates by reference the documents listed below, and any further filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the offering of the securities is terminated. This proxy statement/prospectus is part of a registration statement on Form S-4 filed
by Convera with the SEC (Registration No.       ). The documents Excalibur is
incorporating by reference are:


          1. Excalibur's Annual Report on Form 10-K, as amended by Excalibur's Annual Report on Form 10-K/A, for the fiscal year ended January 31, 2000;



          2. Excalibur's Quarterly Report on Form 10-Q for the quarter ended April 30, 2000;



          3. Excalibur's Quarterly Report on Form 10-Q, as amended by Excalibur's Quarterly Report on Form 10-Q/A, for the quarter ended July 31, 2000;



          4. Excalibur's Current Reports on Form 8-K dated April 30, 2000 and July 19, 2000; and



          5. the description of Excalibur common stock in Excalibur's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains and incorporates by reference statements that constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this proxy statement/prospectus (including statements as to "beliefs," "expectations," "anticipations," "intentions" or similar words) and all statements which are not statements of historical fact. Actual results, performance or events may differ materially for a variety of reasons, including, but not limited to, risks related to the realization of anticipated revenues, profitability and synergies of the combination, trends affecting the growth of Excalibur and other risks and uncertainties described in "Risk Factors" or in the other SEC filings of Excalibur.

                                   TRADEMARKS

     This proxy statement/prospectus contains trademarks of Excalibur and may contain trademarks of other parties.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
WHERE YOU CAN FIND MORE INFORMATION.........................    i
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............    i
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   ii
TRADEMARKS..................................................   ii
QUESTIONS AND ANSWERS ABOUT THE COMBINATION.................    1
SUMMARY.....................................................    4
  The Companies.............................................    4
  The Annual Meeting........................................    5
  Our Recommendation to Excalibur Stockholders Concerning
     the Combination........................................    5
  Record Date; Voting Power.................................    5
  Votes Required for the Combination........................    5
  Share Ownership of Management and Certain Stockholders....    5
  The Contribution and Merger Agreement.....................    6
  The Contributed Assets....................................    6
  What Excalibur Security Holders Will Receive in the
     Combination............................................    6
  Ownership of Convera Following the Combination............    6
  Ownership of Convera Following Completion of the NBA
     Transaction............................................    7
  Federal Income Tax Consequences...........................    8
  Opinion of Excalibur's Financial Advisor..................    8
  Accounting Treatment......................................    8
  Listing of Excalibur Stock................................    8
  Conditions to the Closing of the Combination..............    8
  Circumstances Where the Parties can Terminate the
     Contribution and Merger Agreement......................    9
  Termination Fee; Expenses.................................   10
  No Appraisal Rights for Common Stock Holders..............   10
  Board of Directors and Management of Convera Following the
     Combination............................................   10
  The Convera 2000 Stock Option Plan........................   10
  Interest of Certain Persons in the Combination............   10
  Election of the Board of Directors of Excalibur...........   10
  Market Price Information..................................   11
  Summary Selected Consolidated Financial Data of
     Excalibur..............................................   12
  Summary Selected Historical Financial Data of Intel's
     Interactive Media Services Division....................   13
  Summary Selected Pro Forma Combined Financial
     Information............................................   14
  Comparative Per Share Information.........................   15
RISK FACTORS................................................   16
THE ANNUAL MEETING..........................................   23
  Time and Place............................................   23
  Matters to be Considered at the Annual Meeting............   23
  Record Date and Quorum....................................   23

                                                              PAGE
                                                              ----
  Votes Required............................................   23
  Proxies...................................................   24
THE COMBINATION.............................................   26
  Background of the Combination.............................   26
  Our Reasons for the Combination; Recommendation of Our
     Board..................................................   30
  Opinion of Excalibur's Financial Advisor..................   33
  Interests of Certain Persons in the Combination...........   38
  United States Federal Income Tax Considerations...........   40
  Accounting Treatment......................................   41
  Regulatory Approvals......................................   41
  Appraisal Rights..........................................   41
DIRECTORS AND MANAGEMENT OF CONVERA FOLLOWING THE
  COMBINATION...............................................   42
  Directors.................................................   42
  Committees of the Board of Directors......................   42
  Compensation of Directors.................................   42
  Management and Executive Officers of Convera..............   43
  Executive Compensation....................................   43
THE CONTRIBUTION AND MERGER AGREEMENT AND RELATED
  AGREEMENTS................................................   44
  The Combination...........................................   44
  The Contribution..........................................   44
  Conversion of Shares......................................   45
  Exchange of Stock Certificates............................   45
  Stock Options.............................................   46
  Representations and Warranties............................   46
  Material Covenants........................................   47
  Conditions to Consummation of the Combination.............   54
  Termination; Termination Fees and Expenses................   55
  Amendment.................................................   58
  Voting Agreements.........................................   58
  Registration Rights Agreement.............................   59
  License Agreements........................................   59
  NBA Agreements............................................   62
COMPARISON OF STOCKHOLDERS' RIGHTS..........................   64
  Authorized Capital Stock..................................   64
  Voting Rights.............................................   64
  Allocation of Corporate Opportunities Between Convera and
     Intel or the NBA and Other Matters Concerning Intel and
     the NBA................................................   64
  Transactions Between Convera and Related Parties,
     Including Intel and the NBA............................   66
  Number of Directors.......................................   67

                                                              PAGE
                                                              ----
  Voting by Directors.......................................   67
  Quorum for Stockholders Meetings..........................   67
  Amendment of Certificate of Incorporation.................   67
  Amendment of Bylaws.......................................   67
  Nominations and Stockholder Business......................   67
DESCRIPTION OF CONVERA CAPITAL STOCK FOLLOWING THE
  COMBINATION...............................................   70
  Authorized Capital Stock..................................   70
  Convera Common Stock......................................   70
  Convera Preferred Stock...................................   71
  Transfer Agent and Registrar..............................   71
  Nasdaq Listing of the Class A Common Stock................   71
BUSINESS OF INTEL'S INTERACTIVE MEDIA SERVICES DIVISION.....   72
  Entertainment Content Services............................   72
  Enhanced Video Services...................................   73
  Internet Security Services................................   73
SELECTED FINANCIAL DATA OF INTEL'S INTERACTIVE MEDIA
  SERVICES DIVISION.........................................   74
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATION FOR INTEL'S INTERACTIVE MEDIA
  SERVICES DIVISION.........................................   75
  Overview..................................................   75
  Entertainment Content Services............................   75
  Enhanced Video Services...................................   75
  Internet Security Services................................   76
  Results of Operations-Inception to December 26, 1998
     Compared to Fiscal 1999................................   77
  Results of Operations-Nine Months Ended September 25, 1999
     Compared to Nine Months Ended September 30, 2000.......   77
  Liquidity and Capital Resources...........................   77
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION..........   78
APPROVAL AND ADOPTION OF CONVERA'S 2000 STOCK OPTION PLAN...   85
  Proposal..................................................   85
  Vote Required.............................................   85
  Eligibility...............................................   86
  Administration............................................   86
  Terms and Conditions of Options...........................   86
  Stock Appreciation Rights.................................   86
  Stock Purchase Rights.....................................   87
  Deferred Stock; Restricted Stock; Other Stock-Based
     Awards.................................................   87
  Amendments................................................   87
  Effective Date............................................   87
  Term of Plan..............................................   87
  Federal Income Tax Consequences...........................   87

                                                              PAGE
                                                              ----
APPROVAL OF TWO CORPORATE GOVERNANCE PROVISIONS OF CONVERA'S
  CERTIFICATE OF INCORPORATION AND BYLAWS...................   90
  Proposal..................................................   90
  Reasons for the Proposal..................................   90
  Vote Required.............................................   90
  Quorum for Stockholders Meetings..........................   90
  Nomination and Stockholders Business......................   90
  Advantages and Disadvantages and Potential Anti-Takeover
     Effects of the Convera Corporate Governance
     Provisions.............................................   92
ELECTION OF EXCALIBUR DIRECTORS.............................   93
  General...................................................   93
  Information Concerning Excalibur Directors and Nominees...   93
  Information Concerning the Excalibur Board of Directors
     and Its Committees.....................................   94
APPROVAL OF THE AMENDMENT TO THE EXCALIBUR 1996 EMPLOYEE
  STOCK PURCHASE PLAN.......................................   96
  Proposal..................................................   96
  Vote Required.............................................   96
  Description of the Excalibur Stock Purchase Plan..........   96
EXECUTIVE COMPENSATION OF EXCALIBUR.........................   97
  Identification of Excalibur Executive Officers and Key
     Employees..............................................   97
  Summary Compensation Table................................   98
  Option Grants in Last Fiscal Year.........................   99
  Aggregate Option Exercises in Last Fiscal Year and Fiscal
     Year-End Values........................................   99
  Description of the Excalibur 1989 Incentive Plan..........   99
  Description of the Excalibur 1995 Stock Option Plan.......  100
  Description of the Excalibur 1999 Stock Option Plan.......  100
  Report of the Excalibur Compensation Committee............  101
  Compensation Committee Interlocks and Insider
     Participation..........................................  103
  Employment Agreements.....................................  103
  Performance Graph.........................................  104
  Security Ownership of Certain Beneficial Owners and
     Management of Excalibur................................  105
  Certain Relationships and Related Transactions............  106
  Beneficial Ownership Reporting Compliance.................  107
  Stockholder Proposals to be Presented at Next Annual
     Meeting................................................  107
OTHER MATTERS...............................................  108
  Excalibur's and Convera's Independent Auditors............  108
  Discretionary Authority...................................  109
LEGAL MATTERS...............................................  109
EXPERTS.....................................................  109

APPENDIX A1    Agreement and Plan of Contribution and Merger dated as of
               April 30, 2000, by and among Excalibur Technologies
               Corporation, Intel Corporation, Convera Corporation, a
               wholly owned subsidiary of Excalibur, and Excalibur
               Transitory, Inc., a wholly owned subsidiary of Convera
APPENDIX A2    Amendment, dated August 14, 2000 to Agreement and Plan of
               Contribution and Merger, dated April 30, 2000, by and among
               Excalibur Technologies Corporation, Intel Corporation,
               Convera Corporation, a wholly owned subsidiary of Excalibur, and Excalibur Transitory, Inc., a wholly owned subsidiary of
               Convera
APPENDIX B     Opinion of Needham & Company, Inc.
APPENDIX C     Convera 2000 Stock Option Plan
APPENDIX D     Amended and Restated Certificate of Incorporation of
               Convera, as Currently Proposed
APPENDIX E     Bylaws of Convera, as Currently Proposed
APPENDIX F     Amended and Restated Excalibur 1996 Employee Stock Purchase
               Plan

                  QUESTIONS AND ANSWERS ABOUT THE COMBINATION

Q: WHY IS EXCALIBUR EFFECTING THE COMBINATION?


A: The Excalibur board of directors unanimously approved the combination as fair to and in the best interests of Excalibur and its stockholders. Our plan is for Convera to build on Excalibur's and the Intel Interactive Media Services division's current businesses by offering a media services solution that enables content owners, such as entertainment companies and sports leagues, to distribute their content securely over the Internet. We also believe that Convera will benefit from several years of separate, but complementary efforts by Intel and Excalibur to develop technologies and businesses capable of exploiting the opportunity for Internet-based interactive media. Convera will combine Excalibur's market leading content management technologies -- the encoding, indexing, searching, retrieving and publishing of multimedia -- and products able to organize and search all kinds of content, with Intel's patented technology in content protection and content enrichment through video and data integration and products and services that provide the infrastructure required to deliver branded content securely over the Internet. We expect that with these combined technologies, Convera will be able to provide a business-to-business solution that customers need to encode, protect, organize and deliver branded, high-value content on the Internet using new business models such as subscription and pay-per-view.
   For a full discussion of Excalibur's reasons for the combination, see pages 30 through 33.


Q: WHAT IS THE DIFFERENCE BETWEEN THE CONVERA CLASS A COMMON STOCK AND THE
   CONVERA CLASS B COMMON STOCK TO BE ISSUED IN THE COMBINATION?

A: Convera's Class A common stock will carry one vote per share. Class B common stock, which will be issued solely to Intel, will not have any voting rights, but otherwise will be identical to the Class A common stock. The Class B common stock may be converted, at Intel's election, into Class A common stock on a one-for-one basis, but Intel will not be able to convert Class B common stock into Class A common stock if, as a result of such conversion, Intel would beneficially own 50% or more of the voting power of Convera.

Q: DOES INTEL HAVE AN OBLIGATION TO SUPPORT CONVERA AFTER THE COMBINATION?

A: After the combination, other than the payment to be made by Intel to Convera to fund retention bonus payments to specified former Intel employees employed by Convera on April 30, 2001, Intel will not be obligated to provide Convera with any support, including without limitation, financial, technical, marketing, human resources or intellectual property support.

Q: FOLLOWING THE COMBINATION, WILL INTEL BE ABLE TO USE THE INTELLECTUAL
   PROPERTY THAT IT WILL TRANSFER TO CONVERA?


A: The contribution and merger agreement provides that Convera will enter into two separate intellectual property agreements with Intel at the closing of the combination. The IP license contribution agreement provides for a non-exclusive license by Intel to Convera of specified intellectual property related to the Interactive Media Services division, the ownership of which will be retained by Intel. The transferred IP license agreement provides for a license by Convera to Intel of specified intellectual property, the ownership of which will be transferred to Convera as part of Intel's contribution of assets upon the closing of the combination. Under both of these agreements, Intel will be able to use the intellectual property that is licensed and/or transferred to Convera. It is possible that Intel may use this intellectual property in a way that competes with Convera's business. For a full discussion of the intellectual property agreements, see pages 59 through 62.


Q: WILL INTEL HAVE ANY FIDUCIARY DUTIES TO CONVERA OR ITS STOCKHOLDERS IN
   CONNECTION WITH SPECIFIED CORPORATE OPPORTUNITIES OR ANY BUSINESS RELATIONS INTEL MAY HAVE WITH CONVERA FOLLOWING THE COMBINATION?


A: Under Convera's amended and restated certificate of incorporation which is attached to this proxy statement/prospectus as Appendix D, Intel will not be liable to Convera or its stockholders for breach of any fiduciary duty it otherwise may have as a significant stockholder because Intel pursues specified corporate opportunities otherwise available to both Convera and Intel, in accordance with the amended and restated certificate of incorporation, or takes any action, exercises any rights or withholds any consent in connection with any transaction between Intel and Convera. For a full discussion of Intel's rights and duties in connection with transactions between Intel and Convera; see "Comparison of Stockholders' Rights" beginning on page 64.

Q: WHAT WILL HAPPEN TO OUTSTANDING EXCALIBUR OPTIONS?

A: Convera will assume the outstanding Excalibur stock option plans and the outstanding options. Each Excalibur option will become an option to acquire shares of Convera Class A common stock. The terms and conditions of the replacement Convera option will be the same as the pre-existing Excalibur option it replaces. The assumed options will be exercisable for the number of shares of Convera Class A common stock equal to the number of shares that were purchasable immediately prior to the closing of the combination. The exercise price per share of each assumed option immediately after the combination will be unchanged. Under the terms of Excalibur's 1989, 1995 and 1999 Stock Option Plans, all unvested options under such plans other than those granted on April 28, 2000 will immediately vest upon completion of the combination, including unvested options to acquire 348,627 shares owned by Excalibur's executive officers.

Q: HOW DO THE PROPOSED NBA TRANSACTIONS RELATE TO THE COMBINATION?


A: In September 2000, Intel entered into a services agreement with the NBA for the development and distribution of interactive NBA content, ultimately including enhanced broadband programming and interactive game broadcasts. If the combination is completed, the NBA services agreement will be assigned by Intel to Convera concurrently with the completion of the combination. After the assignment, Intel will no longer be a party to the NBA services agreement and Convera will then be solely responsible under the services agreement with the NBA. Also in September 2000, Convera entered into a contribution agreement with the NBA whereby, concurrently with the closing of the combination, the NBA will contribute specified assets to Convera in exchange for 10% of Convera's outstanding stock (13.7% of the Class A common stock), after giving effect to the combination and the conversion of preferred stock. The transactions with the NBA are subject to the satisfaction of closing conditions. See "The Contribution and Merger Agreement and Related
   Agreements -- NBA Agreements" beginning on page 62.


Q: AM I BEING ASKED TO VOTE SEPARATELY ON THE NBA TRANSACTION?

A: No, neither the assignment of the NBA services agreement nor the issuance of shares to the NBA requires stockholder approval and you are not being asked to vote separately on the NBA transactions. Intel's services agreement with the NBA will be assigned to Convera as one of the several customer contracts being contributed by Intel to Convera under the contribution and merger agreement. If the combination does not occur, the NBA services agreement will not be assigned to Convera and neither Convera nor Excalibur will issue any shares to the NBA under the contribution agreement.

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, sign the proxy card and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at the annual meeting of the Excalibur stockholders. If you sign and send in your proxy card without marking a vote for or against, your proxy will be counted as a vote in favor of the combination. If you do not vote, or you abstain, it will have the effect of a vote against the combination.


   The annual meeting will take place on December 21, 2000. You may attend the meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may take back your proxy up to and including the day of the annual meeting by following the directions on page 25 and either change your vote or attend the meeting and vote in person.


Q: WHEN DO YOU EXPECT THE COMBINATION TO BE COMPLETED?

A: Excalibur, Intel and Convera are working toward completing the combination as quickly as possible. We expect to complete the combination immediately following the Excalibur annual meeting of stockholders, subject to satisfaction or waiver of all other conditions to closing.

Q: WHAT IS THE REQUIRED VOTE TO APPROVE THE COMBINATION?

A:Approval of the combination requires the affirmative vote of the holders of a majority of the outstanding shares of Excalibur common stock. Holders of approximately 31% of Excalibur's outstanding voting stock have agreed to vote in favor of the combination.

Q: IF MY BROKER HOLDS MY SHARES IN "STREET NAME," WILL MY BROKER VOTE MY SHARES
   FOR ME?

A:You should instruct your broker to vote your shares according to your directions. Without instructions, your broker will not vote your shares on the combination proposal, the Convera corporate governance proposal and the Convera stock option plan proposal.

Q: IF I AM NOT GOING TO ATTEND THE ANNUAL MEETING, SHOULD I RETURN MY PROXY CARD
   INSTEAD?

A:Yes. Please fill out your proxy card and mail it to us in the enclosed return envelope as soon as possible. Returning your proxy card ensures that your shares will be represented at the annual meeting.

Q: WHAT DO I DO IF I WANT TO CHANGE MY VOTE?

A:You should send in a later-dated, signed proxy card to Excalibur's corporate secretary before the meeting or you should attend the meeting and vote in person.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A:If you would like additional copies of this proxy statement/prospectus or if you have questions, you can either contact us at Excalibur Technologies Corporation, 1921 Gallows Road, Suite 200, Vienna, Virginia 22182, Attention:
  Investor Relations or you can call DF King & Co., Inc., which Excalibur has retained to assist in the solicitation of proxies, at (212) 269-5550.

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that is important to you. To understand the combination and the other proposals fully and for a more complete description of the legal terms of the combination, you should read carefully this entire document and the documents to which we have referred you. See "Where You Can Find More Information" on page (i).

THE COMPANIES

EXCALIBUR TECHNOLOGIES CORPORATION
1921 Gallows Road, Suite 200
Vienna, Virginia 22182
(703) 761-3700

     Excalibur designs, develops, markets and supports high-performance, accurate, scalable and secure search-powered multimedia software solutions. Excalibur offers a suite of intelligent search solutions for corporate intranets, Internet e-commerce, online publishing, application service providers and the original equipment manufacturer market that enables individuals to quickly capture, analyze, index, catalog, access, navigate, retrieve, publish and share relevant information residing on an enterprise's networks, intranets, extranets and the Internet. Retrievable assets or data types include paper documents, text, databases, word processing documents, PDF (Portable Document Format) files, newsfeeds, groupware systems, e-mails, images, audio and video.

INTEL CORPORATION
2200 Mission College Boulevard,

Santa Clara, California 95052

(408) 765-8080

     Intel, the world's largest semiconductor chip maker, supplies the computing and communications industries with chips, boards, systems and software that are integral in computers, servers, and networking and communications products. These products are used by industry members to create advanced computing and communications systems and are offered at various levels of integration.

     Intel's Interactive Media Services, or IMS, division is comprised of three separate business groups that were formally established between June and October 1998:

     - the Entertainment Content Services group;

     - the Enhanced Video Services group; and

     - the Internet Security Services group.

     The Interactive Media Services division provides solutions for content customers and broadcast networks as they deliver digital content to end users using the internet and emerging broadband environments, such as satellite, cable, DSL (Digital Subscriber Line) and wireless. Services offered by the Interactive Media Services division include digital video and data integration services, security and content protection services, conditional access and subscriber management services and scalable distribution management services.

CONVERA CORPORATION
1921 Gallows Road, Suite 200
Vienna, Virginia 22182
(703) 761-3700


     Convera is a newly-formed, wholly-owned subsidiary of Excalibur. Convera has had no operations to date. Convera's audited financial statements are included in this proxy statement/prospectus beginning on page F-12. In the combination, Excalibur will combine all of its business operations with Convera and become a wholly-owned subsidiary of Convera, and Intel will contribute to Convera its Interactive Media Services division, intellectual property assets and other assets used by that division, as well as approximately $155 million in cash, $150 million of which will be paid at closing and the balance of which will be payable in 2001 to fund retention bonuses to specified former Intel employees who become and remain employees of Convera.

EXCALIBUR TRANSITORY, INC.
1921 Gallows Road, Suite 200
Vienna, Virginia 22182
(703) 761-3700


     Transitory is a wholly-owned subsidiary of Convera. In the combination, Transitory will merge into Excalibur and cease to exist.


THE ANNUAL MEETING


     The Excalibur annual meeting will be held at The Peninsula New York, 700 Fifth Avenue, New York, New York 10019 on Thursday, December 21, 2000 at
10:00 a.m., local time. At the annual meeting, you will be asked to approve and adopt the contribution and merger agreement and approve the combination. In connection with the combination, you will also be asked to approve the Convera 2000 stock option plan.


     At the annual meeting, you will also be asked to vote on three other proposals. You will be asked to elect ten members of the Excalibur board of directors to serve until the completion of the combination or, if the combination is not completed, until the 2001 annual meeting. You will also be asked to approve two corporate governance provisions of Convera's amended and restated certificate of incorporation and bylaws and an amendment to the Excalibur stock purchase plan which will be assumed by Convera upon consummation of the combination.

OUR RECOMMENDATION TO EXCALIBUR STOCKHOLDERS CONCERNING THE COMBINATION

     The board of directors of Excalibur believes that the combination is fair to you and in your best interests and unanimously recommends that you vote "for" the proposal to approve and adopt the contribution and merger agreement and approve the combination.

RECORD DATE; VOTING POWER


     You are entitled to vote at the meeting if you owned shares of Excalibur common stock as of the close of business on November 14, 2000, the record date for the annual meeting.



     On the record date, there were 15,259,075 shares of Excalibur common stock allowed to vote at the annual meeting. Excalibur stockholders will have one vote for each share of Excalibur common stock they owned at the record date.


VOTES REQUIRED FOR THE COMBINATION

     Stockholders holding at least a majority of the shares of Excalibur common stock outstanding on the record date must vote to approve and adopt the contribution and merger agreement and approve the combination.

SHARE OWNERSHIP OF MANAGEMENT AND CERTAIN STOCKHOLDERS

     On the record date, Allen & Company Incorporated and the directors and executive officers of Excalibur beneficially owned and were allowed to vote 4,672,660 shares of Excalibur common stock constituting approximately 31% of the shares of Excalibur common stock outstanding on the record date.

     Allen & Company Incorporated and each director and executive officer of Excalibur, in their capacity as stockholders of Excalibur, have executed voting agreements with Intel in which they have agreed to vote their Excalibur common stock "for" adoption and approval of the contribution and merger agreement and approval of the combination. Please refer to page 58 for more information on the voting agreements.

THE CONTRIBUTION AND MERGER AGREEMENT


     The contribution and merger agreement, as amended, is summarized on pages 44 to 58 and attached as Appendix A to this document. We encourage you to read the contribution and merger agreement. It is the legal document governing the combination.


THE CONTRIBUTED ASSETS

     Intel will contribute to Convera its Interactive Media Services division, intellectual property assets and other assets used by that division, as well as approximately $155 million in cash, $150 million of which will be paid at closing and the balance of which will be payable in 2001 to fund retention bonuses to former Intel employees. The contributed intellectual property assets include:

     - 14 patents and patent applications in the area of content security;

     - source code components;

     - non-exclusive licenses to additional source code components and other Intel patents and patent applications;

     - Intel's rights under contracts entered into by the Interactive Media Services division, exclusive of certain cash payments or components of equity received by the division under the contracts prior to the closing; and

     - technical employee resources in key areas, primarily in software and engineering.


     At closing, Convera will use approximately $7 million of the cash proceeds to reimburse Intel for amounts advanced by Intel on Convera's behalf to fund capital expenditures primarily relating ot the NBA services agreement and to fund leasehold improvements to IMS' office facilities.


WHAT EXCALIBUR SECURITY HOLDERS WILL RECEIVE IN THE COMBINATION


     You will receive one share of Convera Class A common stock for each share of common stock of Excalibur. Also, while the contribution and merger agreement provides that the holders of Excalibur preferred stock will receive one share of Convera preferred stock for each share of preferred stock of Excalibur, the only holder of Excalibur preferred stock has agreed to convert its Excalibur preferred stock into Excalibur common stock prior to the closing of the combination. Accordingly, Convera will have no outstanding preferred stock immediately following the closing of the combination.


     You should not send in your stock certificates until instructed to do so after the combination is completed.

OWNERSHIP OF CONVERA FOLLOWING THE COMBINATION


     In the combination, Intel will receive 49% of the Convera Class A common stock and 100% of the Convera Class B non-voting common stock, which together represent a total of 60% of the common stock of Convera, on a fully-diluted basis after giving effect to the conversion of outstanding preferred stock and exercise of assumed Excalibur options. Excalibur stockholders will receive 51% of the Convera Class A common stock, which represents 40% of the common stock of Convera on a fully diluted basis after giving effect to the conversion of outstanding preferred stock and exercise of assumed Excalibur options. Because the exact number of shares to be issued depends on the number of Excalibur shares and options outstanding at closing, we will not be able to provide exact share amounts until then. However, based on the shares of common stock outstanding, the shares of preferred stock outstanding that are convertible into common stock and the number of outstanding options, in each case as of November 14, 2000, we anticipate that Convera will have approximately 30,452,696 shares of Class A common stock outstanding, 12,217,013 shares of Class B common stock outstanding and options outstanding to purchase 2,561,681 shares of Class A common stock immediately after the combination. Based on these amounts, and after giving effect to the shares of Class A common stock issuable upon conversion of Convera preferred stock and the exercise of Excalibur options assumed by Convera, the following table sets forth information concerning the number of shares of Convera

Class A common stock and Class B common stock that will be beneficially owned by Excalibur stockholders and Intel immediately following the closing of the combination:


                          NUMBER OF           % OF            NUMBER OF               % OF            NUMBER OF        % OF
                        CLASS A SHARES   CLASS A SHARES     CLASS B SHARES       CLASS B SHARES     FULLY-DILUTED   ALL COMMON
        HOLDER          (VOTING STOCK)   (VOTING STOCK)   (NON-VOTING STOCK)   (NON-VOTING STOCK)     SHARES(1)      STOCK(1)
----------------------  --------------   --------------   ------------------   ------------------   -------------   ----------
Former Excalibur
  Stockholders and
  Optionholders.......    15,530,875(2)       51%                     --               --            18,092,556        40%
Intel.................    14,921,821          49%             12,217,013             100%            27,138,834        60%


------------------
(1) Assumes the conversion of all outstanding preferred stock and the exercise of the Excalibur options assumed by Convera, but does not assume the exercise of the approximately 8 million new options to be granted by Convera following the closing of the combination.

(2)Assumes the conversion of all outstanding preferred stock because the sole holder has agreed to convert the preferred stock prior to closing.


OWNERSHIP OF CONVERA FOLLOWING COMPLETION OF THE NBA TRANSACTIONS


     At the closing of the combination, Intel will assign its rights and obligations under the NBA services agreement to Convera. See "The Contribution and Merger Agreement and Related Agreements -- NBA Agreements." Under the contribution agreement with the NBA, the NBA agreed to contribute to Convera specified NBA assets. As consideration for such contribution, the NBA will receive shares of Class A common stock representing a 10% equity stake in Convera (13.5% of the Class A common stock) after giving effect to the combination and assuming the conversion of outstanding preferred stock. The following table sets forth information concerning the number of shares of Convera Class A common stock and Class B common stock that will be beneficially owned by former Excalibur stockholders, Intel and the NBA immediately following the closing of the NBA transactions (again based on Excalibur's outstanding shares as of November 14, 2000);



                          NUMBER OF           % OF            NUMBER OF               % OF            NUMBER OF        % OF
                        CLASS A SHARES   CLASS A SHARES     CLASS B SHARES       CLASS B SHARES     FULLY-DILUTED   ALL COMMON
        HOLDER          (VOTING STOCK)   (VOTING STOCK)   (NON-VOTING STOCK)   (NON-VOTING STOCK)     SHARES(1)      STOCK(1)
----------------------  --------------   --------------   ------------------   ------------------   -------------   ----------
Former Excalibur          15,530,875(2)      44.1%                    --               --            18,092,556        36.2%
  Stockholders and
  Optionholders.......
Intel(3)..............    14,921,821         42.4%            12,217,013             100%            27,138,834        54.3%
NBA...................     4,741,079         13.5%                    --               --             4,741,079         9.5%(4)


------------------
(1) Assumes the conversion of all outstanding preferred stock and the exercise of the Excalibur options assumed by Convera, but does not assume the exercise of the approximately 8 million new options to be granted by Convera following the closing of the combination.

(2) Assumes the conversion of all outstanding preferred stock because the sole holder has agreed to convert the preferred stock prior to closing.


(3) Intel may elect at any time to convert its non-voting Class B common stock into voting Class A common stock as long as its voting shares do not exceed 49% of the total voting shares.


(4) The NBA would own 10% of all of the common stock assuming only the conversion of the outstanding preferred stock, but not the exercise of any Excalibur options assumed by Convera.



     Upon consummation of the combination, Convera will grant approximately 8 million new options to Convera employees to purchase Class A shares. The new options will be granted with an exercise price of $32.16 and, based upon the $51.56 closing price of Excalibur's common stock on October 25, 2000, would result in unearned compensation of approximately $155,200,000 being charged against income over the four-year vesting period of the options. For further information see "Unaudited Pro Forma Combined Financial Information" beginning on page 78.

FEDERAL INCOME TAX CONSEQUENCES


     The exchange of shares by you is intended to be tax-free to you for federal income tax purposes. To review the tax consequences to you in greater detail, see pages 40 through 41.


     Tax matters are very complicated, and the tax consequences of the combination to you will depend in part on the facts of your own situation. You should consult your tax advisors for a full understanding of the tax consequences of the combination to you.

OPINION OF EXCALIBUR'S FINANCIAL ADVISOR

     Needham & Company, Inc. has delivered to the Excalibur board of directors its written opinion stating that, as of the date of the opinion and based upon and limited by matters stated in the opinion, the exchange ratios of one share of Convera Class A common stock for each share of Excalibur common stock and one share of Convera preferred stock for each share of Excalibur preferred stock were fair, from a financial point of view, to the holders of Excalibur common stock and Excalibur preferred stock, respectively. The full text of the written opinion of Needham & Company, Inc. which states the assumptions made, matters considered and limits on the review undertaken, is attached as Appendix B to this proxy statement/prospectus. We urge Excalibur's stockholders to read the opinion carefully.

ACCOUNTING TREATMENT


     We intend to account for the combination under the purchase method of accounting. For accounting purposes, Excalibur is treated as the acquirer of the Interactive Media Services division of Intel. On the date of the completion of the combination, we will record the tangible and identifiable intangible assets of the Interactive Media Services division at their fair values. The purchase price in excess of the fair value of the net assets of the Interactive Media Services division will be recorded as goodwill. The purchase price was determined based on the average market price of Excalibur's common stock before and after the date the combination was announced plus the costs incurred to execute the combination. See "Unaudited Pro Forma Combined Financial Information" beginning on page 78 for additional information related to the application of the purchase accounting method. We will include the results of operations of the Interactive Media Services division in Convera's financial statements from the date of the completion of the combination.


LISTING OF EXCALIBUR STOCK

     The Convera Class A common stock to be issued in connection with the combination will be approved for quotation on the Nasdaq National Market at the time the combination takes effect.

CONDITIONS TO THE CLOSING OF THE COMBINATION

     Excalibur and Intel will complete the combination only if we satisfy or (in some cases) waive several conditions, including the following:

     - the holders of at least a majority of the Excalibur common stock approve the contribution and merger agreement and the combination;

     - any governmental or regulatory requirements necessary to consummate the combination are fulfilled;

     - this proxy statement/prospectus is cleared by the SEC and the registration statement, of which this proxy statement/prospectus is a part, is effective under the Securities Act of 1933 and Convera has received all required state securities laws authorizations;

     - the shares of Convera Class A common stock to be issued in the combination are approved for quotation on the Nasdaq National Market;

     - the waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the combination have expired or been terminated;

     - in connection with the compliance by Convera or Intel with any applicable law or obtaining any necessary consent from a governmental agency, neither Convera nor Intel shall be required to sell any assets or businesses, and Intel shall not be prohibited from owning any material portion of Convera's stock, business or assets, and Convera shall not be prohibited from owning any material portion of Excalibur's business or assets or the assets contributed by Intel;

     - Convera has adopted its 2000 stock option plan;

     - Convera has granted options under its 2000 stock option plan to the Intel employees and certain of our employees who become Convera employees, in form and amount reasonably satisfactory to Intel and us;

     - 70% of the employees of Intel named on a schedule to the contribution and merger agreement and 50% of all other employees who are currently working in Intel's Interactive Media Services division have indicated their intent to become employed by Convera or shall have been temporarily transferred, or seconded, to Convera by Intel, as long as, in any case, at least 40% of these other IMS employees become employees of Convera;

     - the representations and warranties of each party contained in the contribution and merger agreement continue to be true and correct, and each party has performed all of its obligations under the contribution and merger agreement;

     - no material adverse change has occurred on the businesses of Excalibur or the assets to be contributed to Convera by Intel; and

     - nothing has occurred, in the reasonable opinion of Intel, that would create a significant risk that the combination would no longer be a tax-free transaction.

CIRCUMSTANCES WHERE THE PARTIES CAN TERMINATE THE CONTRIBUTION AND MERGER AGREEMENT

     Excalibur and Intel can jointly agree to terminate the contribution and merger agreement at any time without completing the combination. Either company can terminate the contribution and merger agreement under various circumstances, including if:

     - a court or a governmental agency has taken a final action that prohibits the combination from occurring;

     - the other party fails to perform any material covenant or agreement or there shall have been one or more breaches of the other party's representations and warranties in the contribution and merger agreement that together cause a material adverse effect;

     - the other party has not met its closing conditions (and the terminating party has not waived such conditions) by December 31, 2000; or

     - Excalibur has convened the annual meeting and failed to acquire the necessary approval of Excalibur stockholders.

Excalibur can terminate the contribution and merger agreement if:

     - it receives a superior proposal for the acquisition of at least 20% of the equity or assets of Excalibur by a third party and pays a termination fee to Intel as set forth in the contribution and merger agreement; or

     - there has been a material adverse effect on the assets to be contributed to Convera by Intel.

Intel can terminate the contribution and merger agreement if:

     - the Excalibur board of directors has recommended a proposal for the acquisition of at least 20% of the equity or assets of Excalibur by a third party to the Excalibur stockholders, in which case a termination fee will be payable;

     - the board of Excalibur has withdrawn or adversely modified its approval of the combination, in which case a termination fee will be payable; or

     - there has been a material adverse effect on Excalibur.

TERMINATION FEE; EXPENSES

     Excalibur will be required to pay Intel a termination fee of $20 million and an additional $2.5 million as reimbursement for expenses, and Intel will be required to pay to Excalibur $2.5 million as reimbursement for expenses upon the occurrence of the events resulting in termination of the contribution and merger agreement described in "The Contribution and Merger Agreement -- Termination; Termination Fees and Expenses."

NO APPRAISAL RIGHTS FOR COMMON STOCK HOLDERS


     Excalibur is incorporated under Delaware law. Under Delaware law, stockholders of Excalibur common stock do not have rights to an appraisal of the value of their shares of Excalibur common stock in connection with the combination.


BOARD OF DIRECTORS AND MANAGEMENT OF CONVERA FOLLOWING THE COMBINATION


     Ronald J. Whittier, a senior vice president of Intel, will become Convera's chief executive officer and chairman of the board, and Patrick C. Condo, president and chief executive officer of Excalibur, will become Convera's president and chief operating officer.


     The board of Convera will consist of seven members.

THE CONVERA 2000 STOCK OPTION PLAN

     As part of the combination, the board of Excalibur and the board of Convera approved the Convera 2000 stock option plan. The purpose of the stock option plan is to encourage employees, consultants, advisors and directors to contribute to the growth of Convera by giving them the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock.

     To comply with the requirements of the tax code, the public stockholders of Convera must adopt and approve the stock option plan. Because the current stockholders of Excalibur will be, along with Intel, the public stockholders of Convera, we need your approval of the option plan. Approval by you of the option plan is a condition to the completion of the combination. The Convera 2000 stock option plan is attached as Appendix C to this proxy statement/prospectus.

     The Excalibur board of directors recommend that you vote "for" the approval and adoption of the Convera 2000 stock option plan.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION


     When you consider our board of directors' recommendation that you vote in favor of the combination, you should be aware that a number of our officers and directors will be entitled to receive benefits if the combination occurs that they will not be entitled to receive if the combination does not occur. Our president and chief executive officer, Patrick C. Condo, who will become Convera's president and chief operating officer will be entitled to specified payments in the event his employment is terminated or he is removed from his position with Convera within six months following a change of control of Convera. In addition, a number of unvested stock options held by our executive officers, Messrs. Condo, James Buchanan, Kamran Khan and David Nunnerly, will vest immediately upon the completion of the combination. You can find further information concerning these interests in "The Combination -- Interests of Certain Persons in the Combination" beginning on page 38.


ELECTION OF THE BOARD OF DIRECTORS OF EXCALIBUR

     You are also being asked to elect ten members of the board of Excalibur who will serve until the completion of the combination or, if the combination is not completed, until the 2001 annual meeting of Excalibur. The Excalibur board of directors recommend that you vote "for" the directors named in this proxy statement/prospectus.

MARKET PRICE INFORMATION

     Excalibur common stock is traded on the Nasdaq National Market under the symbol "EXCA." On April 28, 2000, the last trading day before the parties publicly announced the execution of the contribution and merger agreement, the last reported sale price of Excalibur common stock was $35.50.


     On November 21, 2000, the last trading day before the date of this proxy statement/prospectus, the last reported sale price of Excalibur common stock was
$          .

           SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA OF EXCALIBUR
                             (DOLLARS IN THOUSANDS)

     We are providing the following information to aid you in your analysis of the financial aspects of the combination. Excalibur derived this information from the audited financial statements for the fiscal years ended January 31, 1996 through January 31, 2000 and the unaudited financial statements for the six months ended July 31, 1999 and 2000. This information is only a summary and you should read it in conjunction with Excalibur's historical financial statements (and related notes) and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the annual reports, quarterly reports and other information on file with the Securities and Exchange Commission. See "Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" on page (i).

                                                                                        SIX MONTHS ENDED
                                                 YEAR ENDED JANUARY 31,                     JULY 31,
                                     -----------------------------------------------   -------------------
                                      1996      1997      1998      1999      2000      1999        2000
                                     -------   -------   -------   -------   -------   -------     -------
                                                                                           (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues...........................  $18,675   $20,259   $22,417   $27,939   $37,934   $16,830     $20,758
Operating expenses.................   20,103    27,872    30,592    31,732    38,053    18,575      22,655
                                     -------   -------   -------   -------   -------   -------     -------
Operating loss.....................   (1,428)   (7,613)   (8,175)   (3,793)     (119)   (1,745)     (1,897)
Net loss...........................     (884)   (7,173)   (8,326)   (3,854)     (340)   (2,092)     (1,669)
Dividends on cumulative,
  convertible preferred stock......       14        14        14        14        14         7           7
                                     -------   -------   -------   -------   -------   -------     -------
Net loss applicable to common
  stock............................  $  (898)  $(7,187)  $(8,340)  $(3,868)  $  (354)  $(2,099)    $(1,676)
                                     =======   =======   =======   =======   =======   =======     =======
Basic and diluted net loss per
  common share.....................  ($ 0.08)  $ (0.58)  $ (0.64)  $ (0.29)  $ (0.02)  $ (0.15)    $ (0.11)
                                     =======   =======   =======   =======   =======   =======     =======
Weighted average number of common
  shares outstanding...............   11,496    12,351    12,934    13,526    14,282    14,141      14,815
BALANCE SHEET DATA:
(at end of period)(1)
Cash and cash equivalents..........  $ 2,903   $ 2,685   $ 4,939   $ 5,851   $10,884   $ 7,703     $11,695
Working capital....................   12,973    14,566     9,748     8,006    19,349    13,066      21,418
Total assets.......................   23,046    26,147    20,045    19,712    30,687    23,550      32,544
Total shareholders' equity(2)......   15,251    18,563    13,098    13,174    22,305    16,991      24,489

---------------
(1) Excalibur had no significant long-term debt for any of the periods presented.

(2) No dividends have been declared or paid on Excalibur's common stock.

                   SUMMARY SELECTED HISTORICAL FINANCIAL DATA
                 OF INTEL'S INTERACTIVE MEDIA SERVICES DIVISION
                             (DOLLARS IN THOUSANDS)


     We are providing the following information concerning Intel's Interactive Media Services division to aid you in your analysis of the financial aspects of the combination. Intel derived this information from the audited statements of assets to be contributed and the related statements of net revenues and direct expenses for its Interactive Media Services division for the fiscal year ended December 25, 1999 and the period from inception to December 26, 1998, and the unaudited financial statements for the nine months ended September 30, 2000 and September 25, 1999. This information is only a summary and you should read it in conjunction with Intel's Interactive Media Services division's Financial Statements (and related notes) beginning on page F-1 and the Interactive Media Services division Management's Discussion and Analysis of Financial Condition and Results of Operations beginning on page 75.



                                  PERIOD FROM                            FOR THE NINE MONTHS ENDED
                                  INCEPTION TO     YEAR ENDED     ----------------------------------------
                                  DECEMBER 26,    DECEMBER 25,      SEPTEMBER 25,         SEPTEMBER 30,
                                    1998(1)           1999               1999                  2000
                                  ------------    ------------    ------------------    ------------------
                                                                                (UNAUDITED)
STATEMENT OF NET REVENUES AND
  DIRECT EXPENSES
Net revenues....................    $     0         $ 1,568            $     0               $  1,866
Direct expenses.................    $ 6,270         $ 8,121            $ 5,952               $ 12,912
Direct expenses in excess of net
  revenues......................    $(6,270)        $(6,553)           $(5,952)              $(11,046)
ASSETS TO BE CONTRIBUTED
At period end:(2)...............    $    88         $  (808)           $   243               $148,937


---------------
(1) The Interactive Media Services Division is comprised of three separate but related groups within Intel which were each formally established with operations commencing between June 1998 and October 1998.


(2) Assets to be contributed at September 30, 2000 include the approximately $150 million in cash to be contributed to Convera upon closing of the combination pursuant to the terms of the contribution and merger agreement.

           SUMMARY SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION


     The following table contains selected unaudited pro forma combined financial information for Excalibur and Intel's Interactive Media Services division. The pro forma amounts included in the table below assume the combination will be accounted for as a purchase where Excalibur is considered the accounting acquiror. This information is only a summary and should be read together with the unaudited pro forma combined financial statements and accompanying notes contained elsewhere in this proxy statement/prospectus beginning on page 78. The following table should also be read in conjunction with the historical consolidated financial statements of Excalibur contained in the annual reports, quarterly reports and other information on file with the Securities and Exchange Commission and the historical financial statements of the Interactive Media Services division prepared for and included elsewhere in this proxy statement/prospectus beginning on page F-1.


     These pro forma amounts are not necessarily indicative of the results of operations of the combined company that would have actually occurred had we completed the combination on February 1, 1999 or of the financial condition of the combined company had we completed the combination on July 31, 2000 or of the future results of operations or financial condition of the combined company. Pro forma net loss applicable to common stock is presented before non-recurring charges of $800,000 for acquired in-process research and development.


                                                              FOR THE FISCAL YEAR    FOR THE SIX MONTHS
                                                                     ENDED                 ENDED
                                                               JANUARY 31, 2000        JULY 31, 2000
                                                              -------------------   --------------------
PRO FORMA COMBINED
STATEMENT OF OPERATIONS DATA:
Revenues....................................................     $  39,502,000         $   22,624,000
Net loss applicable to common stock before non-recurring         $(209,841,000)        $ (109,338,000)
  items directly attributable to the combination............
Basic and diluted net loss per common share.................     $       (4.55)        $        (2.34)
Weighted average number of common shares outstanding........        46,107,000             46,640,000
PRO FORMA COMBINED
BALANCE SHEET DATA (AT END OF PERIOD):
Cash and cash equivalents...................................                           $  161,695,000
Working capital.............................................                              167,517,000
Total assets................................................                            1,197,516,000
Total shareholders' equity..................................                            1,188,261,000

                       COMPARATIVE PER SHARE INFORMATION


     The following table sets forth the historical net loss and book value per share of Excalibur in comparison with the unaudited pro forma combined net loss and book value per share after giving effect to the combination of Excalibur and Intel's Interactive Media Services division. There is no historical or equivalent information presented for the Interactive Media Services division, since it is a division of Intel and does not compute per share information. You should read this information in conjunction with the selected historical audited and unaudited financial information of Excalibur included elsewhere in this document and incorporated in this document by reference, and the historical audited and unaudited financial information of Intel's Interactive Media Services division included elsewhere in this document. The pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this document beginning on page 78. The unaudited pro forma combined per share information does not purport to represent what the actual results of operations of the combined company would have been had the combination been completed on February 1, 1999 or of the financial condition of the combined company had we completed the combination on July 31, 2000.



                                                              AS OF AND FOR THE   AS OF AND FOR THE
                                                                 YEAR ENDED       SIX-MONTHS ENDED
                                                              JANUARY 31, 2000      JULY 31, 2000
                                                              -----------------   -----------------
EXCALIBUR -- HISTORICAL
     Basic and diluted net loss per common share............       $(0.02)             $(0.11)
     Dividends per common share(1)..........................           --                  --
     Book value per common share............................       $ 1.50              $ 1.61
UNAUDITED PRO FORMA COMBINED
     Basic and diluted net loss per common share, excluding
       non-recurring items(2)...............................       $(4.55)             $(2.34)
     Dividends per common share(1)..........................           --                  --
     Book value per common share............................          N/A              $25.33


---------------


(1) Excalibur has never declared or paid cash dividends on its common stock. Convera's dividend policy will be set by its board of directors, but we do not anticipate that Convera will pay any cash dividends on its common stock in the foreseeable future.


(2) Unaudited pro forma combined basic and diluted net loss per common share is presented before non-recurring charges of $800,000 for acquired in-process research and development. The per share amount of the acquired in-process research and development is $(0.02) for the year ended January 31, 2000 and the six months ended July 31, 2000.

                                  RISK FACTORS

     We urge you to carefully consider these risk factors together with all of the other information included in this proxy statement/prospectus and the information incorporated in this proxy statement/prospectus by reference before voting on the combination proposal.

RISKS RELATING TO THE COMBINATION

OUR INABILITY TO SUCCESSFULLY INTEGRATE OUR OPERATIONS MAY AFFECT OUR ABILITY TO REALIZE THE ANTICIPATED BENEFITS OF THE COMBINATION.

     The success of the combination will depend on our ability to unite our business strategies and technologies with those of Intel's Interactive Media Services division. The difficulties of combining the Excalibur operations with those of the Interactive Media Services division include the necessity of coordinating geographically separated organizations and integrating personnel with diverse business backgrounds. The combining of management from Excalibur and the Interactive Media Services division will result in changes affecting all employees and operations. Differences in management approach and corporate culture may strain employee relations. The process of integrating operations could cause an interruption of, or loss of momentum in, the activities of the combined businesses and the loss of key personnel. The diversion of management's attention and any delays or difficulties encountered in connection with the combination and the integration of the two operations could have an adverse effect on the business, results of operations, financial condition or prospects of the combined businesses after the combination.

     Among the factors considered by the Excalibur board of directors in connection with its approval of the contribution and merger agreement were the perceived opportunities for Convera to have the capabilities, resources and technology to become a leader in the interactive media services market. We cannot give any assurance that we will realize the anticipated benefits of our combination.

THE TERMINATION FEE AND VOTING AGREEMENTS MAY DETER THIRD PARTIES FROM MAKING BIDS TO ACQUIRE EXCALIBUR WHICH MAY BE MORE BENEFICIAL TO YOU.

     The existence of the termination fee in the contribution and merger agreement between Excalibur and Intel and the voting agreements obtained by Intel from Excalibur stockholders holding approximately 31% of the outstanding stock may make it more difficult for a third party to acquire Excalibur and therefore may deter third parties from making competing bids for our company. Excalibur is required to pay Intel a termination fee of $20 million and/or to reimburse Intel for up to $2.5 million of out-of-pocket fees and expenses upon termination of the contribution and merger agreement in connection with specified types of transactions or proposed transactions with third parties. Together, the maximum amount that Excalibur may be required to pay Intel is $22.5 million.

FOLLOWING THE COMBINATION, INTEL MAY BE ABLE TO INFLUENCE DECISIONS SUBMITTED TO CONVERA STOCKHOLDERS FOR APPROVAL.


     Following the combination, and the expected consummation of the NBA agreements, Intel will own approximately 42.4% of the Convera Class A common stock and 100% of the Convera Class B non-voting common stock, which together represent a total of 54.3% of the common stock of Convera, on a fully-diluted basis after giving effect to the conversion of outstanding preferred stock and exercise of assumed Excalibur options. If the combination occurs but the NBA agreements are not consummated, Intel will own approximately 49% of the Class A common stock, increasing its percentage ownership of Convera common stock (on the same fully-diluted basis) to 60%. The Class B common stock may be converted, at Intel's election, into Class A common stock on a one-for-one basis, but Intel will not be able to convert Class B common stock into Class A common stock if, as a result of such conversion, Intel would beneficially own 50% or more of the voting power of Convera. As a result of Intel's ownership interest, Intel will be able to influence the outcome of matters requiring a stockholder vote, including offers to acquire Excalibur and elections of directors. Intel may have interests which are different than the interests of other Convera stockholders.

THE AUDITED AND UNAUDITED FINANCIAL STATEMENTS AND OTHER FINANCIAL INFORMATION FOR INTEL'S INTERACTIVE MEDIA SERVICES DIVISION INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS DO NOT NECESSARILY REFLECT THE NET REVENUES AND EXPENSES THAT WOULD HAVE RESULTED IF THE DIVISION HAD OPERATED AS AN UNAFFILIATED INDEPENDENT ENTITY.


     The three groups comprising Intel's Interactive Media Services division were formally established and commenced operations between June 1998 and October 1998. These groups were not and are not separate legal entities or segments of Intel and did not and do not operate as discrete operating units. As a result, separate financial statements have not been maintained for the operations to be contributed to Convera. The financial statements and information of the IMS division included in this document have been prepared from the historical accounting records of Intel and do not purport to reflect the assets to be contributed, and the net revenues and direct expenses that would have resulted if IMS had operated as an unaffiliated independent company. Therefore, these financial statements do not include many finance, selling and general and administrative expenses that an independent business would have incurred. Management believes that there is adequate established infrastructure to support the incremental activity of IMS following the closing of the combination. For further information, please see "Management's Discussion and Analysis of Financial Condition and Results of Operation for Intel's Interactive Media Services Division" beginning on page 75 and the Interactive Media Services division financial statements and related notes beginning on page F-1.


INTEL IS A SEPARATE ENTITY; INTEL WILL NOT BE OBLIGATED TO SUPPORT CONVERA AND WILL BE ABLE TO PURSUE CORPORATE OPPORTUNITIES IN CONFLICT WITH CONVERA.

     After the combination, other than the payment to be made by Intel to Convera to fund retention bonus payments to former Intel employees employed by Convera on April 30, 2001, Intel will not be obligated to provide financial, technical, marketing, human resources, intellectual property or other support to Convera. In the event that we need any such services or resources, we cannot assure you that Intel will provide any such services or resources.

     In addition, Convera's amended and restated certificate of incorporation provides that Intel has the right to do each of the following:

     - engage in the same or similar business activities or lines of business as Convera;

     - compete against Convera;

     - do business with any potential or actual competitor, customer or supplier of Convera; and

     - employ or otherwise engage any officer or employee of Convera.

     Convera's amended and restated certificate of incorporation also provides that if Intel acquires knowledge of a potential transaction or other matter that may be a corporate opportunity or otherwise of interest to Intel and Convera, Intel has no duty to communicate or present the corporate opportunity to Convera and shall not be liable to Convera or its stockholders for breach of any fiduciary duty as a stockholder of Convera by reason of the fact that Intel pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person, or does not present the corporate opportunity to Convera. Other procedures apply with respect to individuals who will be affiliated, as directors, officers or employees, of both Intel and Convera. These provisions, together with the specific rights of Intel above, do not prohibit Intel from competing with Convera. Intel has significantly greater resources than we do and competition with Intel may adversely and materially affect our business and operating results. Further, Convera's amended and restated certificate of incorporation provides that Intel shall not be liable to Convera or its stockholders for breach of any fiduciary duty it may have by reason of the fact that Intel takes any action or exercises any rights or gives or withholds any consent in connection with any transaction between Intel and Convera, which transaction will require approval in accordance with the Delaware General Corporation Law and Convera's amended and restated certificate of incorporation.


     See "Comparison of Stockholders' Rights -- Allocation of Corporate Opportunities Between Intel or the NBA and Convera and Other Matters Concerning Intel and the NBA" beginning on page 64 and "-- Transactions Between Convera and Related Parties, Including Intel and the NBA" beginning on page 66.

EXECUTIVE OFFICERS AND DIRECTORS WHO ARE ASKING YOU TO APPROVE THE COMBINATION HAVE POTENTIAL CONFLICTS OF INTEREST BECAUSE THEY WILL RECEIVE ADDITIONAL BENEFITS IN THE COMBINATION.


     Stockholders should be aware of a potential conflict of interest and the benefits available to executive officers and directors when considering the decision of the Excalibur board of directors to approve the combination. As discussed under "The Combination -- Interests of Certain Persons in the Combination," beginning on page 38 a number of executive officers and directors of Excalibur will be executive officers and directors of Convera following the combination and will derive economic benefits that are different from, or in addition to, your interests as stockholders.


RISKS RELATING TO OUR BUSINESS

WE HAVE HAD A HISTORY OF OPERATING LOSSES AND MAY INCUR FUTURE LOSSES.

     We believe that our future profitability will depend on our ability to effectively market existing and newly-developed software products through a balanced multi-channel distribution network. We cannot assure you that our costs to develop, introduce and promote enhanced or new products will not exceed our expectations, or that these products will generate revenues sufficient to offset these expenses. We have operated at a loss for each of the past three fiscal years. These losses reflect our expenditures associated with building a sales and marketing organization to sell new software products and further developing software products during these years. We plan to continue to invest in these programs and, accordingly, we cannot assure you that our operating losses will not continue in the future.

WE EXPERIENCE QUARTERLY FLUCTUATIONS IN OUR OPERATING RESULTS, WHICH MAY ADVERSELY AFFECT OUR STOCK PRICE.

     Our quarterly operating results have varied substantially in the past and are likely to vary substantially from quarter to quarter in the future, due to a variety of factors including the following:

     - seasonality of individual customer buying patterns;

     - the size and timing of individual transactions;

     - the delay or deferral of customer implementations;

     - the budget cycles of our customers;

     - the timing of new software introductions and software enhancements by us and our competitors; and

     - the mix of sales by products.

     In particular, our period-to-period operating results have historically been significantly dependent upon the timing of the closing of significant license agreements. Because purchasing our products often requires significant capital investment, our customers may defer or decide not to make their purchases. This means our sales can involve long sales cycles of six months or more. We have generally recorded a significant portion of our total quarterly license fee revenues in the third month of a quarter, with a concentration of these revenues occurring in the last half of that third month. This is in part because our customers tend to make significant capital expenditures at the end of a fiscal quarter. We expect these revenue patterns to continue.

     Despite these uncertainties in our revenue patterns, our operating expenses are based upon anticipated revenue levels and are incurred on an approximately ratable basis throughout a quarter. As a result, if expected revenues are deferred or otherwise not realized in a quarter for any reason, our business, operating results and financial condition would be materially adversely affected. Moreover, such factors could cause our operating results in a given quarter to be below the expectations of public market analysts and investors. In either case, the price of our common stock could be materially adversely affected.


BECAUSE OF THE TECHNICAL NATURE OF OUR BUSINESS, OUR INTELLECTUAL PROPERTY IS EXTREMELY IMPORTANT TO OUR BUSINESS, AND ADVERSE CHANGES TO OUR INTELLECTUAL PROPERTY WOULD HARM OUR COMPETITIVE POSITION.

     We believe that our success depends, in part, on our ability to protect our proprietary rights and technology, including the intellectual property rights to be contributed by Intel upon completion of the combination. Historically, we have not had any patents and have relied primarily on a combination of copyright, trademark and trade secret laws, employee confidentiality and invention assignment agreements, distribution and OEM software protection agreements and other methods to safeguard our technology and software products. We have one pending patent application, and if the combination is completed, we will acquire rights to several issued and pending patents, as well as non-exclusive licenses to other intellectual property. Some of these contributed assets are the subject of prior licenses to others. We face risks associated with our intellectual property, including the following:


     - pending patent applications may not be issued;

     - intellectual property laws may not protect our intellectual property rights;

     - third parties may challenge, invalidate, or circumvent any patent issued to us;

     - rights granted under patents issued to us may not provide competitive advantages to us;

     - unauthorized parties may attempt to obtain and use information that we regard as proprietary despite our efforts to protect our proprietary rights;

     - others may independently develop similar technology or design around any patents issued to us; and

     - effective protection of intellectual property rights may be limited or unavailable in some foreign countries in which we operate.

     If we fail to meaningfully protect our intellectual property, our business and financial results could be materially and adversely affected.

OUR OPERATIONS COULD INFRINGE ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS.

     We cannot assure you that a third party will not assert that our technology violates its intellectual property rights. Particular aspects of our technology could be found to infringe on the intellectual property rights of others. Other companies may hold or obtain patents on inventions or may otherwise claim proprietary rights to technology necessary to our business. We cannot predict the extent to which we may be required to seek licenses or alter our products so that they no longer infringe the rights of others. We cannot guarantee that the terms of any licenses we may be required to seek will be reasonable. Similarly, changing our products or processes to avoid infringing the rights of others may be costly or impractical or could detract from the value of our products.

WE ARE IN AN EXTREMELY COMPETITIVE MARKET, AND IF WE FAIL TO COMPETE EFFECTIVELY OR RESPOND TO RAPID TECHNOLOGICAL CHANGE, OUR REVENUES AND MARKET SHARE WILL BE ADVERSELY AFFECTED.

     Our business environment, and the computer software industry in general, are characterized by intense competition, rapid technological changes, changes in customer requirements and emerging new market segments. Our competitors include many companies which are larger and more established and have substantially more resources than we do. Current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of the markets served by us. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.

     In addition, our continued success will be dependent upon our ability to continue to enhance our existing software and services offerings, develop and introduce, in a timely manner, new software products incorporating technological advances and respond to customer requirements. Our present or future competitors may be able to develop products comparable or superior to those offered by us, offer lower price products or adapt more quickly than we do to new technologies or evolving customer requirements. We can make no assurance that we will be successful in developing and marketing new products or enhancements to our existing products on a timely basis or that any new or enhanced products will adequately address the changing needs of the marketplace. If we are unsuccessful in this regard, our business and operating results could be adversely affected.


WE DESIGN OUR PRODUCTS TO WORK WITH VARIOUS SYSTEMS, AND CHANGES TO SUCH SYSTEMS MAY RENDER OUR PRODUCTS INCOMPATIBLE WITH THESE SYSTEMS.


     Our ability to sell our products depends on the compatibility of our products with other software and hardware products. These products may change or new products may appear that are incompatible with our products. If we fail to adapt our products to remain compatible with other vendors' software and hardware products or fail to adapt our products as quickly as our competitors, we may be unable to sell our products.

IF WE ARE UNABLE TO MANAGE OUR GROWTH SUCCESSFULLY, IT MAY DIVERT OUR RESOURCES AND HARM OUR OPERATING RESULTS.

     Our future operating results will be affected by our ability to expand our product distribution channels and to manage our expected growth. Our future results may also be impacted by our ability to execute future acquisitions and integrate the operations of acquired companies with ours. Any further growth is likely to continue to place, a significant strain on our managerial, operational, financial and other resources. This growth will require us to implement additional management information systems, to further develop our operating, administrative, financial and accounting systems and controls and to maintain close coordination among our research and development, accounting, finance, sales and marketing and customer service and support departments. In addition, we may be required to add and retain additional personnel to adequately support our growth. If we cannot effectively manage our expanding operations, we may not be able to continue to grow, or we may grow at a slower pace. Our failure to successfully manage growth and to develop financial controls and accounting and operating systems or to add and retain personnel that adequately support our growth would harm our business and financial results.

WE DEPEND ON OUR KEY PERSONNEL AND MAY HAVE DIFFICULTY ATTRACTING AND RETAINING SKILLED EMPLOYEES.

     Our success depends to a significant degree upon the continued contributions of our key management, marketing, technical and operational personnel, and, after the combination, will depend on the contributions of the employees of Intel's Interactive Media Services division as well. The contribution and merger agreement provides that either party may terminate the agreement if a significant number of employees of the other party do not agree to work for Convera. However, this closing condition does not mean that any existing employees of Excalibur or employees of the Interactive Media Services division must remain in the employ of Convera for any particular period of time after closing. There can be no guarantee that any such employees will remain employees of Convera. In addition, we generally do not utilize employment agreements for our key employees. The loss of the services of one or more key employees could have a material adverse effect on our operating results. We also believe our future success will depend in large part upon our ability to attract and retain additional highly skilled management, technical, marketing, product development, operational personnel and consultants. Competition for such personnel, particularly software developers, professional service consultants and other technical personnel, is intense, and pay scales in the software industry have significantly increased. There can be no assurance that we will be successful in attracting and retaining such personnel.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND IT MAY NOT BE AVAILABLE ON ACCEPTABLE TERMS, OR AT ALL.

     If we consummate the combination, we expect the approximately $155 million which Intel will contribute and our current cash and cash equivalents will be sufficient to meet our working capital and capital expenditure requirements for the foreseeable future. However, after that time, we may need to raise additional funds for the following purposes:

     - to fund our operations;

     - to fund any growth we experience;

     - to enhance and/or expand the range of services we offer;

     - to increase our promotional and marketing activities; or

     - to respond to competitive pressures and/or perceived opportunities, such as investment, acquisition and international expansion activities.


     At closing, Convera will use approximately $7 million of the cash proceeds to reimburse Intel for amounts advanced by Intel on Convera's behalf to fund capital expenditures primarily relating ot the NBA services agreement and to fund leasehold improvements to IMS' office facilities.



     Notwithstanding these possible needs, Convera has agreed in the contribution and merger agreement that it will not incur indebtedness in excess of $500,000,000 during the 12 months following the closing of the combination. In addition, Intel will not be obligated to provide additional capital or other financial support and other financing may not be available on terms favorable to us, or at all. If a need for indebtedness in excess of the $500,000,000 maximum arises during the first 12 months, or if otherwise adequate funds are not available when required or on acceptable terms, our business and financial results could suffer.


WE ARE DEPENDENT ON INTERNATIONAL SALES, WHICH EXPOSE US TO FOREIGN POLITICAL AND ECONOMIC RISKS THAT COULD IMPEDE OUR PLANS FOR INTERNATIONAL EXPANSION AND GROWTH.

     A material portion of our revenues is derived from international sales and we plan to continue to seek opportunities to expand our international operations and sales. Our international operations expose us to a variety of risks that could seriously impede our financial condition and growth. These risks include the followings:

     - political, social and economic instability;

     - trade restrictions and changes in tariffs;

     - import and export license requirements and restrictions;

     - fluctuations in currency exchange rates; and

     - uncertainty of the effective protection of our intellectual property rights in some foreign countries.

     If any of these risks described above materialize, our international sales could decrease and our foreign operations could suffer.

WE MAY BE SUBJECT TO LIMITATIONS IN THE USE OF NET OPERATING LOSS CARRYFORWARDS.


     As of January 31, 2000, we had net operating loss carryforwards of approximately $64.7 million. The deferred tax assets representing the benefits of these carryforwards have been offset completely by a valuation allowance due to our lack of an earnings history. Our accumulated deficit at January 31, 2000 was $56.1 million. The realization of the benefits of these carryforwards depends on sufficient taxable income in future years. The proposed combination would result in an "ownership change" that would limit our use of these losses under the tax code. Lack of future earnings or a further future change in our ownership could adversely affect our ability to utilize these carryforwards.


OUR STOCK PRICE MAY FLUCTUATE WHICH MAY MAKE IT DIFFICULT TO RESELL YOUR SHARES WHEN YOU WANT TO OR AT PRICES YOU FIND ATTRACTIVE.


     The market price of our common stock has been highly volatile. This volatility may adversely effect the price of our common stock and, after the combination, the common stock of Convera. You may not be able to resell your shares of common stock following periods of volatility because of the market's adverse reaction to this volatility. We anticipate that this volatility, which frequently affects the stock of software companies, will continue. Factors that could cause such volatility include:

     - quarterly variations in our operating results;

     - actual or anticipated announcements of technical innovations or new product developments by us or our competitors;

     - changes in analysts' estimates of our financial performance;

     - general conditions in our industry; and

     - worldwide economic and financial conditions.

     On occasion, the equity markets, and in particular the markets for software companies, have experienced significant price and volume fluctuations. These fluctuations have affected the market price for many companies' securities even though the fluctuations are often unrelated to the companies' operating performance.

CONVERA'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, BYLAWS AND DELAWARE LAW CONTAIN PROVISIONS THAT COULD DISCOURAGE A THIRD PARTY FROM ACQUIRING CONVERA AND CONSEQUENTLY DECREASE THE MARKET VALUE OF YOUR INVESTMENT.


     Some provisions of Convera's amended and restated certificate of incorporation and bylaws and of Delaware law could delay or prevent a change of control or changes in Convera's management that a stockholder might consider favorable. Also, Convera's amended and restated certificate of incorporation and bylaws differ from Excalibur's certificate of incorporation and bylaws in ways that could make a change of control of Convera more difficult than a change in control of Excalibur. Specifically, Convera requires a higher percentage of shares in order to constitute a quorum and hold a valid meeting. Excalibur's certificate of incorporation provides that the presence of at least one-third of the shares entitled to vote at a stockholders' meeting will constitute a quorum for the transaction of business at the meeting. However, Convera's amended and restated certificate of incorporation provides that the presence of at least a majority of the shares entitled to vote at a stockholders' meeting will constitute a quorum for the transaction of business at the meeting.


     Further, Excalibur's certificate of incorporation and bylaws do not contain specific provisions relating to the nomination of directors or other stockholder business for annual or special meetings of stockholders. However, Convera's amended and restated certificate of incorporation and bylaws do provide procedures which stockholders must follow to present matters at future annual and special meetings of stockholders.


     Any delay or prevention of a change of control or change in management could cause the market price of Convera's common stock to decline. At the annual meeting, you will be asked to approve the provisions of Convera's amended and restated certificate of incorporation and bylaws concerning the requirements for a quorum and the procedures for presenting matters at stockholder meetings. For more information, see "Approval of Two Corporate Governance Provisions of Convera's Certificate of Incorporation and Bylaws" beginning on page 90. "Comparison of Stockholders' Rights," beginning on page 64 and "Description of Convera Capital Stock Following the Combination" beginning on page 70.

                               THE ANNUAL MEETING

     This proxy statement/prospectus is furnished in connection with the solicitation of proxies from the holders of Excalibur common stock to be voted at the annual meeting of stockholders of Excalibur.

TIME AND PLACE


     The annual meeting will be held at The Peninsula New York located at 700 Fifth Avenue, New York, New York 10019 on Thursday, December 21, 2000, starting at 10:00 a.m., local time.



     This proxy statement/prospectus and the accompanying forms of proxies are first being mailed to the Excalibur stockholders on or about November 22, 2000.


MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING


     At the annual meeting, stockholders of Excalibur will be asked to consider and vote upon:



          1) a proposal to approve and adopt the contribution and merger agreement, as amended, and to approve the combination;


          2) in connection with and as a condition to the combination, a proposal to adopt the Convera 2000 stock option plan;

          3) in connection with a proposal to approve two corporate governance provisions of Convera's amended and restated certificate of incorporation and by laws;

          4) the election of ten members of the board of Excalibur for terms expiring at the completion of the combination or, if the combination is not completed, until the 2001 annual meeting of Excalibur;

          5) a proposal to amend Excalibur's stock purchase plan; and

          6) such other matters as may be properly brought before the annual meeting or any adjournment thereof.

RECORD DATE AND QUORUM


     The board of Excalibur has fixed the close of business on November 14, 2000 as the record date. Only record holders of shares of Excalibur common stock on the record date are entitled to notice of and to vote at the annual meeting, and any adjournments or postponements thereof. On the record date, there were 15,259,075 shares of Excalibur common stock outstanding and entitled to vote at the annual meeting held by approximately 1,040 stockholders of record.


     At the annual meeting:

     - each holder of record on the record date is entitled one vote per share of common stock, either in person or by proxy, on each proposal properly submitted to a vote; and

     - the presence, in person or by proxy, of the holders of one-third of the outstanding shares of Excalibur common stock entitled to vote is necessary to constitute a quorum.

VOTES REQUIRED


     Under Delaware law:


     - adoption and approval of the combination, the contribution and merger agreement and the Convera corporate governance proposal require the affirmative vote, in person or by proxy, of the holders of at least a majority of the shares of Excalibur common stock outstanding. A failure to vote or abstention will have the same legal effect as a vote by an Excalibur stockholder against approval and adoption of the contribution and merger agreement, against the combination and against the Convera corporate governance proposal.

     - adoption and approval of the Convera stock option plan require the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote;

     - election of the ten members of the board of Excalibur requires the affirmative vote of a plurality of the of the shares present in person or represented by proxy at the annual meeting and entitled to vote; and

     - approval of the amendment to the Excalibur stock purchase plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote.

     Voting Agreements. As of the record date, Allen & Company Incorporated and each of the directors and executive officers of Excalibur together beneficially owned 4,672,660 shares of Excalibur common stock, or approximately 31% of the outstanding shares of Excalibur common stock on the record date. These stockholders of Excalibur have entered into voting agreements in which they have agreed, among other things, to vote all of their shares of Excalibur common stock in favor of the combination. See "The Contribution and Merger Agreement and Related Agreements -- Voting Agreements" on page 58.

PROXIES

     - Completed Proxies. If you sign, complete and return a proxy, and we receive the proxy prior to or at the annual meeting, your proxy will be voted as you instructed.


     - Proxies with No Instructions. If you sign and return a proxy but you do not provide instructions as to your vote, your proxy will be voted for the combination, the Convera stock option plan, the Convera corporate governance proposal, the Excalibur stock purchase plan proposal and the election of the ten members of the board of Excalibur.


     - Proxies Marked Abstain -- The Combination Proposal and the Convera Corporate Governance Proposal. If you execute and return a proxy marked ABSTAIN, your proxy will count for purposes of determining whether there is a quorum and for purposes of determining the voting power and number of shares entitled to vote at the annual meeting, but your proxy will not be voted. Since, under Delaware law, approval of the combination proposal and the Convera corporate governance proposal requires the affirmative vote of a majority of the shares outstanding, proxies marked ABSTAIN will have the effect of a vote against the combination proposal and the Convera corporate governance proposal.

     - Broker Non-Votes -- The Combination Proposal and the Convera Corporate Governance Proposal. Nasdaq broker-dealer rules generally preclude brokers and nominees from exercising their voting discretion. Absent specific instructions from the beneficial owner of shares, these rules do not give them the power to vote on the combination proposal or the Convera corporate governance proposal. We will count shares as represented by broker non-votes for purposes of determining whether there is a quorum at the annual meeting, but we will not count broker non-votes as shares present at the annual meeting and entitled to vote on the combination proposal. Broker non-votes will have the same effect as a proxy marked ABSTAIN and will have the effect of a vote against the combination proposal and the Convera corporate governance proposal.

     - Proxies Marked Abstain -- The Convera Stock Option Plan Proposal, the Excalibur Stock Purchase Plan Proposal and the Proposal to Elect Directors. Under Delaware law, approval of the Convera stock option plan proposal and approval of the Excalibur stock purchase plan proposal each requires the affirmative vote of a majority of the shares present in person or represented by proxy at the special meeting and entitled to vote, and the proposal to elect members of the board of Excalibur requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the annual meeting and entitled to vote. Accordingly, proxies marked ABSTAIN are considered present and entitled to vote and will have the effect of a vote against the Convera stock option plan proposal and the Excalibur stock purchase plan proposal but will have no effect on the proposal to elect directors.

     - Broker Non-Votes -- The Convera Stock Option Plan Proposal, the Excalibur Stock Purchase Plan Proposal and the Proposal to Elect Directors. Absent specific instructions from the beneficial owner of shares, the Nasdaq broker-dealer rules do not give brokers and nominees the power to vote on the Convera stock option plan proposal, but they do have the power to vote on the Excalibur stock purchase plan proposal and the proposal to elect directors. To the extent we receive broker non-votes on these proposals, we will count the shares as represented by broker non-votes for purposes of determining whether there is a quorum at the annual meeting, but we will not count broker non-votes as shares present at the meeting and entitled to vote on the proposal. Therefore, these shares will have no effect on the Convera stock option plan proposal, the Excalibur stock purchase plan proposal and the proposal to elect directors.

     - Other Business. We are not aware of any business for consideration at the annual meeting other than as described in this proxy statement/prospectus. However, if matters are properly brought before the annual meeting or any adjournments or postponements, then the people appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

     - Adjournments. Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of shares representing a majority of the votes present in person or by proxy at the annual meeting, whether or not a quorum exists, without further notice other than by announcement made at the annual meeting. We do not currently intend to seek an adjournment of the annual meeting.

     - Revocation. You may revoke your proxy at any time prior to its use. In order to revoke your proxy, you must deliver to James Buchanan, Secretary of Excalibur, a signed notice of revocation or you must deliver a later-dated proxy changing your vote. In addition, you may choose to attend the annual meeting and vote in person. Please realize that simply attending the meeting will not in itself constitute the revocation of your proxy.

     - Confidentiality of Proxies. It is our policy to keep confidential proxy cards, ballots and voting tabulations that identify individual stockholders. Realize that disclosure may be required by law and in other limited circumstances.


     - Costs of Solicitation. We will pay the costs associated with soliciting proxies from our stockholders. In addition to solicitation by mail, we retained DF King & Co, Inc. to aid in the solicitation of proxies for a fee of $7,000 plus expenses. In order to ensure sufficient representation at our meetings, we may request by telephone or telegram the return of your proxy card. Please assist us by promptly returning your proxy card without delay.


     The matters to be considered at the annual meeting are of great importance to the stockholders of Excalibur. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement/prospectus, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.

     YOU SHOULD NOT SEND ANY STOCK CERTIFICATES WITH YOUR PROXY CARDS. WE WILL MAIL YOU A SEPARATE TRANSMITTAL FORM WITH INSTRUCTIONS FOR THE SURRENDER OF YOUR CERTIFICATES AS SOON AS PRACTICABLE AFTER THE CONSUMMATION OF THE COMBINATION.

                                THE COMBINATION

BACKGROUND OF THE COMBINATION

     In August 1999, our senior management discussed with our board the possibility of focusing our strategic direction and organizing our operations around our text and video content management product lines. Our management and board of directors believed that creating a distinct identity for the video product line could enhance stockholder value. This discussion centered around the following factors:

     - text and video businesses serve different markets,

     - a combined multi-media product was assumed to be at least two years away from large market acceptance,

     - the text business required direct sales to end-users while video was moving to an application service provider market; and

     - the text and video business each had its own distinct competitors.

     Further, our board and management noted that the text business was profitable, while the video business was incurring losses and needed additional capital to fund sales, marketing and branding activities.

     In November 1999, our board authorized the regrouping of our company into two business units. On November 17, 1999, we announced:

     - that in response to market opportunities, we aligned our operations more specifically along the text and video product lines and related markets;

     - the formation of the Excalibur Applications Group which develops, markets, sells and services the Excalibur RetrievalWare suite of products and licenses products to end-users through a combination of direct and indirect sales channels; and

     - the formation of the Excalibur Media Services Group which develops, markets and sells the Screening Room product line and concentrates on opportunities with application service providers hosting Screening Room.

     Our board and senior management agreed at this time that we would consider strategic alternatives, including specifically equity arrangements with strategic partners, to fund the sales, marketing and branding activities for the Excalibur Media Services Group.

     In November and December 1999, Patrick C. Condo, our President and Chief Executive Officer, and James H. Buchanan, our Chief Financial Officer, as well as other members of our senior management held discussions with representatives of Intel, including Chris Lawless, Senior Product Manager for an Intel division, Gary Mittelstaedt, Corporate Business Development Manager for an Intel division, and Ken Rhodes, Intel's Director, Enhanced Video Services unit, to explore potential opportunities for Excalibur to provide the encoding, indexing and retrieval technology for a new service to be offered by Intel's Internet Media Services division. The initial opportunity discussed with Intel was an OEM license of Excalibur's technology to Intel. In December 1999, Excalibur and Intel executed a mutual confidentiality agreement in connection with these discussions.

     On January 17, 2000, Messrs. Condo and Buchanan participated on a conference call with Messrs. Lawless and Mittelstaedt, as well as Jim Kiles, an executive with Intel's Corporate Business Development, in which the parties continued their discussions concerning the OEM license. The teleconference also included discussions about a possible equity investment by Intel in Excalibur in conjunction with the OEM license. Intel's representatives also indicated that Excalibur's products could be of broader interest to Intel and extend beyond Intel's Internet Media Services division. The parties also met in Portland, Oregon on January 20, 2000, at which meeting they reviewed a first draft of an OEM license agreement. At this meeting and at a meeting in Vienna, Virginia on February 8, 2000, the parties continued their discussions concerning the possibility of an equity investment by Intel. Intel's representatives mentioned that the Internet Media

Services division was inclined to consider alternatives to a transaction with Excalibur but that there were opportunities within Intel for a broader application of Excalibur's products to Intel's other operations, including Intel's Internet Security Services, Enhanced Video Services and Entertainment Content Services business units. These three business units comprise Intel's Interactive Media Services division.

     In addition to our discussions with Intel, during December 1999 and the first quarter of 2000, we engaged in preliminary discussions with several leading public technology companies to explore whether there were other strategic alternatives to enhance stockholder value. We entered into confidentiality agreements and Excalibur's senior management held preliminary discussions of varying depths with these parties. None of these other parties commenced formal due diligence investigations of Excalibur, nor did Excalibur and any of these other parties advance discussions to the point where a specific proposal was made containing the structure and terms of a potential transaction with Excalibur. During this period, Excalibur's management felt that, among the opportunities available to them, a relationship with Intel would best promote Excalibur's products and services.

     On February 15, 2000, Messrs. Condo and Buchanan and Ronald J. Whittier, Intel's Senior Vice President and General Manager of Intel Content Services, and Mr. Kiles met at Intel's headquarters in Santa Clara, California. At this meeting, Intel's representatives explained that Intel was considering plans to spin out certain businesses to form a company in the interactive media services area. The parties discussed the concept of merging one or more of these businesses with Excalibur to create a company with broad technical capabilities in the interactive media market segment. The parties agreed to exchange more information and consider the possibility of some type of business combination in more detail.

     From February 23, 2000 through March 7, 2000, members of senior management of Excalibur and Intel held further discussions in person and by teleconference. During this period, Excalibur's management also briefed the executive committee of the Excalibur board of directors of the status and nature of the discussions with Intel. Intel's representatives explained that Intel had a strong interest in working with Excalibur to create an interactive media services solution. The possibilities discussed ranged from a straight OEM arrangement coupled with an equity investment to the acquisition of Excalibur by Intel where Intel would integrate Excalibur's technology with Intel's Internet Security Services, Enhanced Video Services and Entertainment Content Services business units and consider a spin-out of the new company at a later date. The parties discussed various proposals in which Excalibur's stockholders would receive cash and an equity interest in a combined entity in exchange for their Excalibur shares, but the parties did not reach an understanding on proposed terms or structure. During this period, the parties discussed their belief that the time to market for the interactive media service business was a factor in successful commercialization and that the parties would need to take this into account in structuring a transaction. After further discussion, the parties concluded that a combination of Excalibur and the three Interactive Media Services business units would provide the fastest way to market for the proposed interactive media products and services. Intel's management proposed a combination in which Intel would contribute its Interactive Media Services division and cash in exchange for 60% of the new company.

     On March 10, 2000, Messrs. Condo and Buchanan, Herbert A. Allen, the President of Allen & Company Incorporated, a significant stockholder of Excalibur, and Excalibur's outside counsel met with Intel senior management, including Messrs. Whittier and Kiles, in Santa Clara, California. Intel's management explained the proposed deal structure and provided more information about the Internet Security Services, Entertainment Content Services and the Enhanced Video Services business units they proposed to include in the combination. Intel provided financial information concerning these business units, a presentation of current customers and potential market segments, a review of the technologies developed by these business units and an overview of the employees associated with the business units. The parties discussed the perceived time to market advantage this proposed deal structure could be expected to provide over an acquisition of Excalibur by Intel. The parties acknowledged the delay in rolling-out the new products and services which would be caused by the time required to complete an acquisition of Excalibur by Intel, the required integration of Excalibur's operations with Intel's businesses and subsequent spinout of the combined entity and that the projected timetable made an acquisition of Excalibur by Intel less attractive. In addition, the parties expressed their beliefs that a combination in which the new entity would be an independent public company, rather than a wholly-owned subsidiary or division of a much larger entity such as Intel, would provide the combined company with a greater ability to focus all of its energies and resources on its new product and service development efforts and to target its sales and marketing capabilities. In addition, Intel expressed the belief that a contribution would be preferable because the IMS division's business would be more strategically aligned with Excalibur's business than with Intel's core activities of making semiconductor chips. The parties concluded that the interactive media service capabilities could likely be offered commercially earlier under a structure in which Intel contributed its Interactive Media Services division to Excalibur. The parties also discussed a proposal suggested by Excalibur's representatives of offering Excalibur's stockholders a put option by which, for a limited time, Excalibur stockholders could put their shares in the combined company to Intel at a price to be agreed upon.

     On a series of conference calls from March 13, 2000 to March 15, 2000, Excalibur's and Intel's senior management held further discussions regarding various matters relating to the proposed combination, including the valuation of Intel's assets to be contributed to the new company, the structure of the proposed put option and management of the new company. Intel's representatives expressed concern with a put option. The parties reached a preliminary understanding that the board of directors of the new company should be comprised initially of seven directors: two designated by Intel, one representing the Excalibur stockholders, two from the management of the new company and two outside directors. These conversations also led the parties to recommend that Mr. Whittier would be proposed as chairman and chief executive officer of the new company and that Mr. Condo would be proposed as its president and chief operating officer. The parties also discussed the need for Intel to contribute a substantial amount of cash to fund the new company. On March 14, 2000, Intel's management proposed that Intel contribute the Interactive Media Services division and related assets and $100 million in cash for an ownership stake of 62.5% in the new company. Excalibur's management agreed to review the proposal and respond. On March 15, 2000, Excalibur's management proposed that Intel contribute $150 million at closing plus the Interactive Media Services division and related assets for a 60% ownership stake in the new company. Intel's representatives indicated that the counterproposal was tentatively acceptable, subject to negotiation of other deal terms and documentation, provided that the put option proposal be excluded from the transaction.

     From March 20, 2000 through March 22, 2000, members of Excalibur's and Intel's senior management met in Santa Clara, California to review numerous structural issues, including structures which would allow for a tax free reorganization within the meaning of the federal tax code. The parties also discussed a proposed transaction schedule, including the due diligence process each party would require to review the proposed transaction, and the expected business model the new company would pursue.

     On March 30, 2000 and March 31, 2000, members of senior management of Excalibur and Intel, together with Excalibur's outside counsel, Heller Ehrman White & McAuliffe LLP, and Intel's outside counsel, Gibson Dunn & Crutcher LLP, met in Santa Clara, California and by teleconference. Among the matters discussed were tax and accounting issues in connection with the proposed transaction, plans for product and service offerings in the new company and sales and marketing structures for the new company. At these meetings, the parties discussed possible structures for the combination, including the contribution of assets and cash by Intel to a newly formed holding company and Excalibur becoming a subsidiary of the holding company by way of a merger with an indirect wholly-owned subsidiary.

     On March 31, 2000, the Excalibur board of directors held a telephonic board meeting to consider the potential combination transaction with Intel. Mr. Condo made a presentation to the board regarding the business rationale for the transaction, the proposed strategy for the combined company and a description of the products and services which the combined company would be expected to offer. Mr. Buchanan and Excalibur's outside counsel reviewed for the board the proposed structure of the combination, including the tax, accounting and legal implications. Also at this meeting, the Excalibur board appointed a special committee of non-management directors comprised of John G. McMillian, Harry S. Payne and John S. Hendricks to consider the proposed transaction with Intel and make a recommendation to the full board. Mr. McMillian was appointed chairman of the special committee. By unanimous written consent, the board later added an additional non-management director, Philip J. O'Reilly, to the special committee. The special committee retained the law firm of Proskauer Rose LLP to advise the special committee with respect to the proposed combination.

     On April 12, 2000, the special committee met and appointed a sub-committee of Messrs. McMillian, O'Reilly and Payne to interview and appoint a financial advisor. After contacting several investment banks and reviewing the proposals and discussing the qualifications of two firms, the special committee selected Needham & Company, Inc. to act as financial advisor to the special committee and the board in connection with its consideration and evaluation of the proposed combination.

     Over the first three weeks of April 2000, members of Intel's legal and finance department and its outside legal counsel performed their due diligence investigation of Excalibur. During this time, members of Excalibur's finance department and Excalibur's outside legal counsel also performed their due diligence investigation of Intel's business units proposed to be contributed in the combination, and Needham & Company began its analysis. During this period, members of Excalibur's finance department and representatives of Excalibur's independent auditors had discussions with members of Intel's finance staff regarding financial accounting matters related to the proposed combination.

     On April 21, 2000, Intel delivered initial drafts of the contribution and merger agreement and related agreements to Excalibur. From April 21, 2000 to April 30, 2000, Excalibur, Intel and their respective legal advisors negotiated the terms of the definitive agreements. The special committee and Proskauer Rose also reviewed the drafts of the contribution and merger agreement and related documents and conveyed their comments to Excalibur's legal counsel. During this time, the parties discussed various issues related to the proposed combination, including the exact nature of the assets to be contributed or licensed by Intel to the combined company, and the amount of, and terms and conditions upon which Intel would be entitled to receive, a termination fee. As part of these discussions, the parties agreed that Intel's 60% of the total equity of the combined company would take into account all of Excalibur's stock options outstanding at the time of the combination.

     On April 27, 2000, the special committee of the Excalibur board held a meeting in New York to review and discuss with its legal and financial advisors the proposed terms of the contribution and merger agreement and related documents. Mr. Condo presented to the special committee the history of the discussions with Intel, including alternatives which were considered, and the expected benefits of the proposed combination. Needham & Company reviewed with the special committee its financial analyses with respect to the proposed combination. The special committee, together with Proskauer Rose, then discussed their remaining comments on the contribution and merger agreement. After discussing these issues, the special committee approved the proposed combination, subject to the resolution of the remaining issues on the transaction agreements. Proskauer Rose then conveyed the special committee's remaining comments to Excalibur's legal counsel.


     On April 28, 2000, the special committee met again, and Proskauer Rose reported on the resolution of the remaining issues on the transaction agreements. The special committee was satisfied with the resolution of these issues and confirmed its approval of the combination. Immediately thereafter, the full board of directors of Excalibur held a special meeting at which the members of the special committee of the board, together with its outside legal counsel, reported to the full board that it recommended approval of the combination. Excalibur's legal advisors made a preliminary presentation of the principal terms of the proposed agreement with Intel, as well as legal analyses of the proposed transaction. In anticipation of the meeting, each board member was provided with, among other information, the most current draft of the contribution and merger agreement as well as financial analyses prepared by Needham & Company. Representatives of Needham & Company also presented their financial analyses and delivered their oral opinion that, as of that date, the exchange ratios of one share of Convera Class A common stock for each share of Excalibur common stock and one share of Convera preferred stock for each share of Excalibur preferred stock were fair, from a financial point of view, to the holders of Excalibur common stock and Excalibur preferred stock, respectively. These exchange ratios will result in the holders of Excalibur common stock receiving, at the completion of the combination, 40% of the equity of Convera on a fully diluted basis after giving effect to the conversion of preferred stock and the exercise of assumed Excalibur options.

     At this meeting, the board also discussed the condition in the contribution and merger agreement that Convera grant options to purchase Convera Class A shares to employees of Intel and certain employees of Excalibur who would become employees of Convera following the closing of the combination. Mr. Buchanan advised the board members that the exact number of options to be granted could not yet be determined because it depended on a variety of factors, including the number and mix of employees who would eventually join Convera. Mr. Buchanan also informed the board that the grant of options would result in a compensation expense if the fair market value of Convera's stock on the grant date exceeded the option exercise price and that the expense would be recognized ratably over the vesting period of the options. The board members agreed that the grant of options was necessary to encourage Intel employees to become employees of Convera and in order to retain and incentivize Convera employees, especially for a technology company in an industry where the competition for talent was fierce. The board determined that, notwithstanding the potential for recognizing a compensation expense and its effect on Convera's future earnings, the future prospects of Convera were heavily dependent on the abilities of its employees and the proposed grant of Convera options was critical to ensuring the continued efforts of these employees. Following a presentation by Mr. Condo regarding the strategy and proposed business plan for the combined company, the board adjourned their meeting to the following day to allow them to reflect on the matters presented at the board meeting. Following the adjourned meeting, representatives of Excalibur and Intel and their respective legal counsel continued their negotiations in order to finalize the terms of the definitive combination agreements.


     The negotiation of the contribution and merger agreement and related documents continued through the morning of April 29, 2000. On that date, at the reconvened special meeting of the Excalibur board, Excalibur management updated the board on the status and terms of the proposed transaction with Intel. Excalibur's legal advisors also reviewed the substantially final terms of the contribution and merger agreement, including the changes made to the agreement from the draft given to the board for the April 28, 2000 meeting. After discussion, the board unanimously determined that the contribution and merger agreement and the combination with Intel are advisable and in the best interests of Excalibur's stockholders and the board approved the contribution and merger agreement. The board authorized Messrs. Condo and Buchanan, together with Excalibur's outside counsel, to negotiate any final changes to the definitive transaction agreements consistent with the terms of the transaction approved by the board. The board also unanimously resolved to recommend that Excalibur's stockholders vote to adopt the contribution and merger agreement.

     Following the completion of final changes to the contribution and merger agreement, the related agreements and disclosure schedules, representatives of Excalibur and Intel executed the contribution and merger agreement on April 30, 2000. In addition, Allen & Company Incorporated and each director and executive officer of Excalibur executed voting agreements with Intel pursuant to which they agreed, among other things, to vote in favor of the contribution and merger agreement. As of the record date, stockholders who have executed voting agreements with Intel owned approximately 31% of Excalibur's outstanding common stock. On the morning of May 1, 2000, Excalibur and Intel issued a joint press release announcing the combination.

OUR REASONS FOR THE COMBINATION; RECOMMENDATION OF OUR BOARD


     We believe that Convera will allow us to build on our current business by being among the first to offer a media services solution that enables content owners, such as entertainment companies and sports leagues, to distribute their content securely over the Internet. We believe that the technologies of Convera will permit it to consolidate and rapidly bring to market a solution that benefits from separate, but complementary, efforts by Intel and Excalibur to develop technologies capable of exploiting the opportunity for internet-based interactive media. For Excalibur's part, these efforts have focused on content management -- the encoding, indexing, searching, retrieving and publishing of multimedia -- and have resulted in products able to organize and search all kinds of content. Intel's efforts have focused on content protection and content enrichment through video and data integration and have resulted in products and services that provide the infrastructure required to deliver branded content over the internet. The technologies and capabilities provided by each company are compatible and represent a significant dollar investment in research and development. As a unified offering, our business plan is to provide a solution customers need to encode, protect, organize and deliver branded, high-value content on the internet using new business models such as subscription and pay-per-view.


     We have considered the current market environment in which the creators and owners of branded content, such as sporting events and highlights, movies and music, lack the effective means to distribute their programming in a secure, compelling, and profitable way over the internet. To our knowledge, no one company currently exists with all the technologies and capabilities to enable branded, valuable content to be delivered to subscribers over the internet. We believe that this transaction represents an opportunity for Excalibur to transition branded content owners to digital media delivery and to take advantage of a growing number of broadband connected homes. Convera will also allow these customers to deliver their content in a form that allows consumers to interact with the material in new ways. Convera will combine Excalibur's content management technologies with Intel's expertise and patented technology in content protection. We believe that these complementary technologies -- one to produce valuable asset data bases, and the other to allow secure distribution of the valuable assets -- combined in a single end-to-end solution will enable content owners to create new internet business models such as pay-per-view and subscription. As a result, consumers will have access to a new class of branded interactive media, including some content not previously generally available on the internet such as old newsreels, films, sports highlights and television programs.



     Our mission with this transaction is to position Convera as a leading supplier of interactive media services to the internet economy. Our strategy is to provide a business-to-business solution that allows content owners a new and exciting way to enable end-users to interact with their valuable content. We will continue to serve Excalibur's customer base and believe that the combination will make available new products and services that will be advantageous to our current customers.


     Our board of directors, in reaching its decision on the combination, consulted with its financial and legal advisors and its senior management, reviewed a significant amount of information and considered a number of factors. The most relevant information reviewed and factors considered are set forth below:


     - the reasons described above under "-- Our Reasons for the Combination" and the risks described under "Risk Factors" beginning on page 16;



     - the strategic fit between Excalibur and Intel's Interactive Media Services division, and the belief that Convera has the potential to enhance stockholder value as a leading company in the interactive media services market that is well positioned to attract branded media content customers;


     - the current industry, economic and market conditions and trends, including the absence of any other single company in the market which currently combines the technologies, human resources and other capabilities to act as a single source to allow customers of valuable content to distribute their content over the internet in a secure and profitable manner;

     - the opportunity for the Excalibur stockholders to participate in a larger, more diverse company;


     - the corporate governance for Convera, including, initially, representation of Excalibur and Intel designees on Convera's board of directors, as well as the fact that Patrick C. Condo, our president and chief executive officer, will initially serve as president and chief operating officer of Convera;


     - information concerning the financial performance, business operations, and asset quality of Excalibur and Intel's Interactive Media Services division, including the Excalibur board's observation that Excalibur's video business was incurring losses and needed additional capital to fund sales, marketing and branding activities and the board's belief that the quality of the technology assets and technical personnel and the amount of cash to be contributed by Intel satisfied these needs;


     - Intel's contributions of assets and intellectual property to Convera, including the existing operations of the Interactive Media Services division with its base of customers, 14 patents and patent applications in the area of content security, source code, non-exclusive licenses to additional source code components and other Intel patents and patent applications, and a cash contribution at closing to the combined company of $150 million;

     - the talented pool of personnel from Intel to which Convera would offer employment, including Ronald J. Whittier, the current senior vice president and general manager of Intel Content Services, who has agreed to take the helm as chairman and chief executive officer of Convera, and the 60 or more engineers and other professionals who currently comprise the Interactive Media Services division and who have been offered employment with the combined company subject to completion of the combination;


     - the ability to successfully integrate Excalibur and Intel's Interactive Media Services division, including the risks associated with the integration;

     - the oral opinion of Needham & Company as of April 28, 2000, subsequently confirmed in writing as of June 30, 2000, that, as of the opinions' dates and subject to the assumptions and limitations set forth in the opinions, the exchange ratios of one share of Convera Class A common stock for each share of Excalibur common stock and one share of Convera preferred stock for each share of Excalibur preferred stock were fair, from a financial point of view, to the holders of Excalibur common stock and Excalibur preferred stock, respectively, and the financial presentation made by Needham & Company to our board of directors on April 28, 2000;

     - the strategic and financial alternatives available to Excalibur, including contacts and preliminary discussions Excalibur's management had with third parties regarding possible investments in or business combinations with Excalibur;

     - the likely impact of the combination on the employees of Excalibur and Intel's Interactive Media Services division, including the fact that the combination would permit our employees to have continued employment and greater career opportunities within a larger combined entity;


     - the expected effect of the combination on our relationships with customers and potential customers, including the expectation that Convera would be able to offer existing customers a much broader range of products and services and would be well-positioned to attract significant new customers, such as branded media companies, which seek interactive means of distributing their content;


     - the ability to consummate the combination, including the conditions to the combination requiring the receipt of necessary regulatory approvals in accordance with the terms of the contribution and merger agreement;


     - the effects of the condition in the contribution and merger agreement that Convera grant options to purchase Convera Class A shares to employees of Intel and certain employees of Excalibur who would become Convera employees, including the positive effects of the options in attracting, retaining and incentivizing employees and the negative effects on Convera's future earnings if the option grants result in Convera recognizing a compensation expense;



     - the interests of officers and directors of each company in the combination, as described under "The Combination -- Interests of Certain Persons in the Combination" beginning on page 38;


     - the terms of the contribution and merger agreement, including the fact that Excalibur is permitted to terminate the contribution and merger agreement upon receipt of a superior acquisition proposal, subject to the payment of specified termination fees, and the impact that the termination fees may have on potential third-party acquirers; and

     - the qualification of the combination as a tax-free transaction for United States federal income tax purposes.

     The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive. In view of the wide variety of the material factors considered in connection with their respective evaluations of the combination and the complexity of these matters, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign any relative weight to the various factors considered. In addition, our board of directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to our board of directors' ultimate determination, but rather our board of directors conducted an overall analysis of the factors described above, including discussions with and questioning of our respective management and legal and financial advisors. In considering the factors described above, individual members of our boards of directors may have given different weight to different factors.

     There can be no assurance that any of the potential opportunities considered by our boards of directors will be achieved through consummation of the combination. See "Risk Factors" beginning on page 16.

  Recommendation of the Board of Directors of Excalibur

     Excalibur's board of directors unanimously recommends that Excalibur stockholders vote "for" approval and adoption of the contribution and merger agreement, as amended, and approval of the combination.

OPINION OF EXCALIBUR'S FINANCIAL ADVISOR

     Pursuant to an engagement letter dated April 7, 2000, Excalibur retained Needham & Company, Inc. to furnish financial advisory and investment banking services with respect to the proposed combination and to render an opinion as to the fairness, from a financial point of view, of the exchange ratios of Convera common stock and preferred stock for Excalibur common stock and preferred stock in the proposed combination. The combination exchange ratios were determined through arm's length negotiations between Excalibur and Intel and not by Needham & Company.


     At a meeting of the Excalibur board of directors on April 28, 2000, Needham & Company delivered its oral opinion (subsequently confirmed in writing) that, as of that date and based upon and subject to the assumptions and other matters described in the written Needham & Company opinion, the proposed exchange ratio of one share of Convera common stock per share of Excalibur common stock, and the proposed exchange ratio of one share of Convera convertible preferred stock per share of Excalibur convertible preferred stock, are fair to the holders of Excalibur common stock and Excalibur preferred stock, respectively, in each case from a financial point of view. Subsequent to April 28, 2000 and at the request of Excalibur, Needham & Company reviewed the final terms of the combination, including the final form of the contribution and merger agreement, and additional financial information provided by management of Intel's Interactive Media Services, or IMS, division about that division. Based on all of the analysis conducted by Needham & Company, on June 30, 2000, Needham & Company delivered a written opinion that, as of that date and based upon and subject to the assumptions and other matters described in the written Needham & Company opinion, the proposed exchange ratio of one share of Convera common stock per share of Excalibur common stock, and the proposed exchange ratio of one share of Convera convertible preferred stock per share of Excalibur convertible preferred stock, are fair to the holders of Excalibur common stock and Excalibur preferred stock, respectively, in each case from a financial point of view. The Needham & Company opinion is addressed to the Excalibur board, is directed only to the financial terms of the contribution and merger agreement, and does not constitute a recommendation to any Excalibur stockholder as to how such stockholder should vote at the Excalibur annual meeting.


     The complete text of the Needham & Company opinion, which sets forth the assumptions made, matters considered, limitations on and scope of the review undertaken by Needham & Company, is attached to this proxy statement/prospectus as Appendix B. Excalibur stockholders are urged to read the Needham & Company opinion carefully.

     In arriving at its opinion, Needham & Company, among other things:

     - reviewed the contribution and merger agreement;

     - reviewed certain publicly available information concerning Excalibur and IMS and certain other information concerning Excalibur and IMS furnished to it by Excalibur and Intel;

     - reviewed the historical stock prices and trading volumes of Excalibur common stock;

     - held discussions with members of senior management of Excalibur and Intel's IMS division concerning the current and future business prospects of Excalibur and IMS and the joint prospects of the combined businesses, including synergies that may be achieved by the combined businesses;

     - reviewed certain financial forecasts and estimates prepared by the respective managements of Excalibur and IMS;

     - compared certain publicly available financial data of companies whose securities are traded in the public markets and that Needham & Company deemed relevant to similar data for Excalibur and IMS;

     - reviewed the financial terms of certain other business combinations that Needham & Company deemed generally relevant; and

     - performed and/or considered such other studies, analyses, inquiries and investigations as Needham & Company deemed appropriate.

     Needham & Company assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by or discussed with it for purposes of rendering its opinion. Needham & Company assumed that the financial forecasts provided to Needham & Company by Excalibur's and IMS' managements and information relating to the joint prospects of the combined businesses were reasonably prepared on bases reflecting the best currently available estimates and judgments of these managements, at the time of preparation, of Excalibur's and IMS' and the combined businesses' future operating and financial performance. Needham & Company relied on estimates of Excalibur's management of the synergies that may be achieved as a result of the proposed combination. Needham & Company did not assume any responsibility for or make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Excalibur or the assets of Intel to be contributed to Convera. The Needham & Company opinion states that it was based on economic, monetary and market conditions existing as of its date. Needham & Company expressed no opinion as to what the value of Convera common stock or preferred stock will be when issued to the stockholders of Excalibur pursuant to the combination or the prices at which Convera or Excalibur stock will actually trade at any time. In addition, Needham & Company was not asked to consider, and the Needham & Company opinion does not address:

     - Excalibur's underlying business decision to engage in the combination,

     - the relative merits of the combination as compared to any alternative business strategies that might exist for Excalibur, or

     - the effect of any other transaction in which Excalibur might engage.

     No limitations were imposed by Excalibur on Needham & Company with respect to the investigations made or procedures followed by Needham & Company in rendering its opinion.

     Based on this information, Needham & Company performed a variety of financial analyses of the combination and the exchange ratios. The following paragraphs summarize the material financial analyses performed by Needham & Company in arriving at its opinion.

     Contribution Analysis. Needham & Company reviewed and analyzed the pro forma contribution of each of Excalibur and IMS to pro forma combined balance sheet information as of April 30, 2000 and to pro forma projected operating results provided by Excalibur's management for the fiscal years ending January 31, 2001 and 2002. Needham & Company reviewed, among other things, the pro forma contributions to revenues, net income, assets and stockholders' equity. This analysis indicated that Excalibur would have contributed:

     - 54.4% of estimated fiscal 2001 pro forma combined revenues,

     - 49.6% of estimated fiscal 2002 pro forma combined revenues,

     - 16% of the pro forma combined total assets, and

     - 13% of the pro forma combined stockholders' equity.

     An analysis of Excalibur's contribution to fiscal 2002 net income and earnings before interest and taxes was not meaningful due to the projected pro forma positive earnings before interest and taxes and net income of Excalibur and the projected loss before interest and taxes and projected net loss of IMS for that year. An analysis of Excalibur's contribution to fiscal 2001 earnings was also not meaningful due to the projected losses before interest and net losses of Excalibur and IMS for that year. Based on the terms of the contribution and merger agreement, Excalibur's stockholders will own 40% of Convera common stock after the combination on a fully-diluted basis after giving effect to the conversion of outstanding preferred stock and the exercise of assumed Excalibur options. The results of the contribution analysis are not necessarily indicative of the contributions that the respective businesses may have in the future.

     Accretion/Dilution Analysis. Needham & Company reviewed various pro forma financial impacts of the combination (assuming that it had closed on October 31, 2000, the end of the third quarter of Excalibur's fiscal year ending January 31,
2001) on the holders of Excalibur common stock based on the proposed combination consideration and Excalibur's and IMS' respective managements' projected financial results, and projected cost savings resulting from the combination. Based upon these projections and assumptions, Needham & Company noted that the combination would result in dilution of the projected earnings per share of Excalibur common stock for the fiscal years ending January 31, 2001 and 2002. The actual operating or financial results achieved by the combined entity may vary from projected results, and these variations may be material.

     Selected Transaction Analysis. Needham & Company also analyzed publicly available financial information for 15 selected mergers and acquisitions of companies in the technology sector that represent transactions since June 1, 1998. In examining the selected merger and acquisition transactions, Needham & Company analyzed:

     - the enterprise value (market value plus debt less cash) as a multiple of net sales for the last twelve months, commonly referred to as "LTM sales";

     - the enterprise value as a multiple of net sales for the last full quarter before the transaction, annualized, commonly referred to as "LQA sales";

     - the enterprise value as a multiple of net sales projected for the next twelve months, commonly referred to as "forward twelve months sales";

     - the enterprise value as a multiple of earnings before interest and taxes for the last twelve months;

     - the enterprise value as a multiple of earnings before interest, taxes, depreciation and amortization for the last twelve months; and

     - market value as a multiple of net income for the last twelve months.

     In some cases, complete financial data was not publicly available for the selected merger and acquisition transactions, and only partial information was used in those instances.

     The transactions analyzed by Needham & Company were:

                  ACQUIRER                                         TARGET
                  --------                                         ------
NBC, Inc. (NBC Multimedia Division)             Snap! LLC
America Online, Inc.                            Netscape Communications Corporation
At Home Corporation                             Excite, Inc.
Yahoo! Inc.                                     GeoCities
Vulcan Ventures Incorporated                    Go2Net, Inc.
Yahoo! Inc.                                     broadcast.com inc.
NBC, Inc.                                       Xoom.com, Inc.
CMGI, Inc.                                      AltaVista, Shopping.com, Zip2
Walt Disney Company                             Infoseek Corporation
DoubleClick Inc.                                NetGravity, Inc.
At Home Corporation                             iMALL, Inc.
Razorfish, Inc.                                 International Integration Incorporated
Akamai Technologies, Inc.                       INTERVU Inc.
VeriSign, Inc.                                  Network Solutions, Inc.
QUALCOMM Incorporated                           NetZero, Inc.

     The following table sets forth information concerning the multiples of enterprise value to forward twelve months sales and LQA sales for the selected merger and acquisition transactions and the range of implied valuations of IMS implied by those multiples. Needham & Company calculated the implied values for IMS by multiplying IMS' forward twelve month sales, derived from the financial estimates for IMS provided by IMS management, and LQA sales by the multiples shown for the selected transactions. Needham & Company noted that the market value of the Excalibur shares to be issued to IMS, based on the closing price of Excalibur common stock the trading day prior to announcement of the proposed combination, was $912.4 million. Needham & Company further noted that the enterprise value for IMS, taking into account the $150.0 million in cash to be contributed by Intel, was $762.4 million. An analysis based on IMS' LTM earnings was not meaningful due to IMS' indication that it incurred losses for that period.

                                                      HIGH        MEAN        MEDIAN       LOW
                                                    --------    --------     --------     ------
Selected transactions enterprise value to forward
  twelve months sales multiples...................    106.6x       39.0x        25.3x       5.4x
Implied IMS value (millions)......................  $4,740.6    $1,736.1     $1,127.1     $240.9

                                                      HIGH        MEAN        MEDIAN       LOW
                                                    --------    --------     --------     ------
Selected transactions enterprise value to LQA
  sales multiples.................................    541.0x       97.6x        46.7x       6.3x
Implied IMS value (millions)......................  $2,164.2    $  390.5     $  186.9     $ 25.3

     No company, transaction or business used as a comparison in the "Selected Transaction Analysis" is identical to Excalibur, IMS or the proposed combination. Accordingly, these analyses are not simply mathematical; rather, they involve complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the selected transactions and the companies involved in them or the transaction to which they are being compared.

  Discounted Cash Flow Analysis.

     Needham & Company also analyzed IMS based on an unlevered discounted cash flow analysis of the estimated performance of IMS. For this purpose, Needham & Company used estimated financial statements for IMS for fiscal years 2001 through 2002 provided by Excalibur's management. The discounted cash flow analysis determined the estimated unlevered after-tax cash flows to be generated over the period commencing with the beginning of fiscal 2001 and then added a terminal value based upon a range of revenue multiples for the three business units of IMS: Entertainment Content Services, Enhanced Video Services and Internet Security Services. These multiples ranged from 5.5x to 7.5x revenues for the Entertainment Content Services unit, 19.0x to 21.0x revenues for the Enhanced Video Services unit, and 21.0x to 23.0x revenues for the Internet Security Services unit.

     The unlevered after-tax cash flows and terminal values for IMS were discounted using a range of discount rates (representing the opportunity cost of capital, determined by applying the capital asset pricing model) of 15% to 25% for IMS' three business units. The present value of unlevered cash flows of IMS was negative due to the operating losses estimated by Excalibur's management to occur through fiscal 2002. Accordingly, the terminal value (based upon the terminal year's projected revenues) represented more than 100% of the present value of the IMS equity determined by the discounted cash flow analysis. Needham & Company also added cash of $150 million, which Intel has agreed to contribute to Convera at closing under the contribution and merger agreement, in the equity value of IMS for purposes of the analysis. The discounted cash flow analysis resulted in a range of discounted cash flow values for IMS from $777.5 million to $964.3 million. As discussed above, the market value of the Excalibur shares to be issued to IMS, based on the closing price of Excalibur common stock on the trading day prior to announcement of the proposed combination, was $912.4 million.


     Other Analyses. In rendering its opinion, Needham & Company considered certain other analyses, including, among other things, a history of trading prices and volumes for Excalibur, and an analysis of the stock price performance and certain financial and operating data of a broad group of companies in the industry. Needham & Company noted that, in the months leading up to the announcement of the Intel agreement, Excalibur's common stock had outperformed the Nasdaq index and several companies in its industry sector, and had reached its 52-week high during the 45 days immediately preceding the announcement. Needham & Company used the analysis of other companies to provide reference data for its analyses of Excalibur and IMS. The reference data, which included financial data and ratios of the other companies, was used by Needham & Company in its determination to use revenue multiples rather than earnings per share multiples in its selected transaction and discounted cash flow analyses described above, due to the lack of profitability of the IMS business units and many of the other companies. Needham & Company also used the analysis of other companies to provide guidance in determining the revenue multiples used in the discounted cash flow analysis of the three business units of IMS. Needham & Company reviewed the range of revenue multiples of companies that were deemed generally comparable to each of the IMS business units and, after taking into consideration differences in the financial and operating characteristics of those companies, determined the ranges of revenue multiples used in the discounted cash flow analysis. No company or business is identical to IMS or its business units and, accordingly, Needham & Company's analyses are not simply mathematical; rather, they involve complex considerations and judgments concerning numerous factors that could affect the companies and valuations in its analyses.


     The summary set forth above does not purport to be a complete description of the analyses performed by Needham & Company in connection with the rendering of the Needham & Company opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham & Company believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham & Company made various assumptions with respect to industry performance, general business and economic and other matters, many of which are beyond the control of Excalibur or Intel. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable. Additionally, analyses relating to the values of businesses or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. The Needham & Company opinion and Needham & Company's related analyses were only one of many factors considered by Excalibur's board of directors in its evaluation of the proposed combination and should not be viewed as determinative of the views of Excalibur's board of directors or management with respect to the proposed combination or the consideration to be received by Excalibur stockholders the proposed combination.

     Under the terms of the Needham & Company engagement letter, Excalibur has paid or agreed to pay Needham & Company fees for rendering the Needham & Company opinion and for financial advisory services of $400,000. None of Needham & Company's fees are contingent on consummation of the combination. Excalibur has also agreed to reimburse Needham & Company for certain of its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Needham & Company as financial advisor to Excalibur.

     Needham & Company is a nationally recognized investment banking firm. As part of its investment banking services, Needham & Company is frequently engaged in the evaluation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. Needham & Company was retained by the Excalibur board of directors to act as Excalibur's financial advisor in connection with the combination based on Needham & Company's experience as a financial advisor in mergers and acquisitions as well as Needham & Company's familiarity with the technology sector. In the normal course of its business, Needham & Company may actively trade the equity securities of Excalibur or Intel for its own account or for the account of its customers and, therefore, may at any time hold a long or short position in such securities. Needham & Company has had no other investment banking relationship with Excalibur or Intel during the past two years.

INTERESTS OF CERTAIN PERSONS IN THE COMBINATION

  Patrick C. Condo Employment Agreement

     In May 1998, Patrick C. Condo entered into an agreement with Excalibur under which Mr. Condo would be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment is terminated or he is removed from his position as chief executive officer within six months following change of control events relating to Excalibur. In connection with the combination, Mr. Condo waived all rights to this payment that he would have been entitled to as a result of the combination. Simultaneously, he entered into an agreement with Convera under which Mr. Condo will be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment is terminated or he is removed from his position as president of Convera within six months following change of control events relating to Convera.

  Options of Excalibur Officers and Directors

     In consideration for services rendered by the following executive officers of Excalibur in structuring and negotiating the combination transaction with Intel, on April 28, 2000, the compensation committee of Excalibur's board of directors granted:

     - Mr. Condo options to purchase 100,000 shares of Excalibur common stock;

     - Mr. Buchanan options to purchase 100,000 shares of Excalibur common stock;

     - Kamran Khan, a senior vice president of Excalibur, options to purchase 50,000 shares of Excalibur common stock; and

     - David Nunnerley, a senior vice president of Excalibur, options to purchase 50,000 shares of Excalibur common stock.

     All of these stock options were granted under Excalibur's 1999 Stock Option Plan, have an exercise price of $33.75 per share and vest in equal 25% increments every six months through April 28, 2002.

     Upon the closing of the combination, each option to purchase Excalibur common stock under one of Excalibur's stock option plans will become an option to acquire Convera Class A common stock. Other than the acceleration of vesting of options granted under these plans described below, the terms and conditions of the replacement Convera option will be the same as the pre-existing Excalibur option it replaces. Except for the options granted on April 28, 2000 to Messrs. Condo, Buchanan, Khan and Nunnerly, pursuant to the terms of Excalibur's 1989 Stock Option Plan, 1995 Stock Option Plan and 1999 Stock Option Plan, all options to purchase shares of Excalibur common stock that were granted under these plans, including those owned by Excalibur executive officers, and not previously vested will vest immediately upon completion of the combination. The replacement Convera option will be for the number of shares of Convera Class A common stock equal to the number of shares that were purchasable immediately prior to the closing of the combination. The exercise price per share of each option after the combination will be unchanged. The April 28, 2000 options will not accelerate upon the consummation of the combination. As of August 8, 2000, Excalibur's executive officers, Messrs. Condo, Buchanan, Khan and Nunnerly, owned unvested options to acquire 190,625, 54,375, 42,877 and 60,750 shares, respectively, which would vest upon the completion of the combination. The following table provides information concerning these unvested options for Messrs. Condo, Buchanan, Khan and Nunnerly. All of these options vest in equal 12.5% increments every six months.

                                                                 NUMBER OF
                                                              UNVESTED OPTIONS   DATE OF GRANT
                                                              ----------------   -------------
Mr. Condo...................................................       37,500           8/14/97
                                                                  153,125          12/17/99
Mr. Buchanan................................................       18,750           8/14/97
                                                                    5,000            9/1/98
                                                                   30,625          12/17/99
Mr. Khan....................................................        1,875          12/17/96
                                                                    3,126            5/8/97
                                                                    6,000            1/2/98
                                                                    3,125            9/1/98
                                                                   11,251           4/14/99
                                                                   17,500          12/17/99
Mr. Nunnerly................................................        1,250            8/9/96
                                                                    3,125            1/8/97
                                                                    4,500            1/2/98
                                                                    9,375            9/1/98
                                                                    7,500           4/14/99
                                                                   35,000          12/17/99

  Incentive Bonus for Intel Employees Who Will Become Convera Employees


     Excalibur, Convera and Transitory will not be obligated to close the combination unless at least 70% of the IMS employees specified in the contribution and merger agreement and at least 50% of the remaining IMS employees (there are approximately 62 of these remaining employees) have indicated their intent to become employed by Convera or been temporarily transferred, or seconded, to Convera in order to assist with the transition of Intel's Interactive Media Services division to Convera. For a full discussion of the secondment of Intel employees to Convera, see page 53. Intel employees who agree to become employed by Convera would be required to forfeit some benefits currently provided by Intel, including unvested Intel stock options. Intel has discussed Convera employment with a number of these employees, and Intel and Excalibur have agreed that, in order to entice these employees to agree to employment with Convera, Intel and Convera would offer these employees financial incentives. Excalibur and Intel have agreed that each of these employees who becomes employed by Convera and remains employed by Convera or its subsidiaries on September 30, 2002 will be entitled to receive from Convera a payment payable on or promptly after September 30, 2002 to the extent that the aggregate built-in gain as of September 30, 2002 attributable to the Convera stock options granted to each of these employees on the closing date of the combination does not equal or exceed the aggregate built-in gain attributable to Intel stock options that, by their terms, vest in 2002 through 2005 and that these employees will be required to forfeit upon becoming a Convera employee. No former Intel employee expected to be an executive officer or director of Convera is entitled to receive this bonus payment.


     For purposes of calculating this bonus payment, the built-in gain attributable to the Convera stock options granted at closing, for each share of stock subject to an option, will be equal to the positive difference, if any, between (i) the average of the closing prices of the Convera Class A common stock as reported by Nasdaq (or any other national securities exchange on which the Convera Class A common stock is then traded) for the five trading days immediately prior to and including September 30, 2002 and (ii) the per share exercise price of the Convera stock options. The built-in gain attributable to these employees' forfeited Intel stock options is equal to the positive difference, if any, between (i) $61.50, representing the approximate fair market value of the Intel stock underlying these options in May 2000 when this bonus arrangement was established, and (ii) the per share exercise price of the forfeited Intel stock options. The amount of Convera's payment will equal the excess, if any, of the built-in gain for the forfeited Intel stock options over the built-in gain for the Convera stock options. The maximum aggregate amount of the built-in gain for the forfeited Intel stock options which Convera could be required to pay to these employees assuming there is no built-in gain attributable to the Convera stock options to be granted at closing is equal to approximately $5.6 million. If the market price of the Convera shares is at least $47.16 per share at September 30, 2002, then Convera will not be required to pay any amounts to the former Intel employees under this bonus arrangement, based on the fact that the built-in gain attributable to the Convera stock options will be at least equivalent to the built-in gain on the forfeited Intel stock options.


     In addition to the potential payment related to the excess built-in gain described in the preceding paragraphs, Intel has agreed to make payments concurrent with the closing of the combination to these employees and to make an additional capital contribution to fund retention bonuses to specified former Intel employees that remain employed by Convera on April 30, 2001. The retention bonus amount will be determined based upon the intrinsic value of unvested Intel stock options forfeited that would have vested in calendar year 2001 for those former Intel employees that become employees of Convera. The intrinsic value will be determined based on the Intel stock price for the five days prior to the closing of the combination. Intel will pay to Convera the aggregate amount required to fund retention bonuses in amounts previously agreed by Convera and Intel. Intel will make these payments within five days of receiving written confirmation from Convera of those former Intel employees that remain employed by Convera on April 30, 2001. Convera will pay those retained employees within five days of receiving the retention bonus funds from Intel.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a discussion, expressing the opinion of Heller Ehrman White & McAuliffe LLP, of the material federal income tax consequences of the combination that are applicable to Excalibur and the Excalibur stockholders. This discussion is based on existing provisions of the tax code, existing Treasury regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Excalibur or the Excalibur stockholders as described herein. This discussion is based in part on representations made by Excalibur and Convera as to certain matters, and the conclusions in this discussion could change if such representations are inaccurate. The parties will not request a ruling from the Internal Revenue Service in connection with the combination.

     Excalibur stockholders should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular Excalibur stockholders in light of their particular circumstances, such as stockholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the tax code, who are foreign persons or entities, who do not hold their Excalibur stock as capital assets, or who acquired their shares in connection with stock options or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the combination under foreign, state or local tax laws, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the combination (whether or not any such transactions are undertaken in connection with the combination), including without limitation any transaction in which shares of Excalibur stock are acquired, or the tax consequences of the assumption by Convera of outstanding options and subscriptions to acquire Excalibur stock. ACCORDINGLY, EXCALIBUR STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE COMBINATION, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE COMBINATION.

     In the opinion of Heller Ehrman White & McAuliffe LLP, special tax counsel to Excalibur:


     - No gain or loss will be recognized by holders of Excalibur common stock solely upon their receipt in the combination of Convera stock in exchange therefor.


     - The aggregate tax basis of the Convera stock received by Excalibur stockholders in the combination will be the same as the aggregate tax basis of the Excalibur stock surrendered in exchange therefor.

     - The holding period of the Convera stock received by each Excalibur stockholder in the combination will include the period for which the Excalibur stock surrendered in exchange therefor was considered to be held, provided that the stock so surrendered is held as a capital asset at the time of the combination.

     Tax Implications to Excalibur. Excalibur will not recognize any gain or loss for federal income tax purposes as a result of the combination.


     Reporting Requirements. Each stockholder receiving Convera common stock as a result of the combination will be required to retain records and file with the stockholder's federal income tax return a statement containing facts relating to the combination.


ACCOUNTING TREATMENT


     We intend to account for the combination under the purchase method of accounting. For accounting purposes, Excalibur is treated as the acquirer of the Interactive Media Services division of Intel. On the date of the completion of the combination, we will record the tangible and identifiable intangible assets of the Interactive Media Services division at their fair values. The purchase price in excess of the fair value of the net assets of the Interactive Media Services division will be recorded as goodwill. The purchase price was determined based on the average market price of Excalibur's common stock before and after the date the combination was announced plus the costs incurred to execute the combination. See "Unaudited Pro Forma Combined Financial Information" beginning on page 78 for additional information related to the application of the purchase accounting method. We will include the results of operations of the Interactive Media Services division in Convera's financial statements from the date of the completion of the combination.


REGULATORY APPROVALS


     Intel and Herbert A. Allen, a director of Excalibur and president of Allen & Company Incorporated, a significant stockholder of Excalibur, are required to make filings with or obtain pre-combination approvals from United States regulatory authorities in connection with the combination. Intel's and Mr. Allen's separate notifications and reports were submitted for filing with the Federal Trade Commission and the Department of Justice by August 3, 2000, and the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, expired on September 2, 2000.


APPRAISAL RIGHTS


     The holders of Excalibur common stock are not entitled to appraisal rights in connection with the approval and adoption of the combination proposal.

         DIRECTORS AND MANAGEMENT OF CONVERA FOLLOWING THE COMBINATION

DIRECTORS

     The Convera bylaws address the number and classification of the Convera board of directors. The Convera bylaws provide that the board of directors will consist of seven persons.

     Excalibur and Intel have agreed that six of the members of the Convera board of directors will be:


     Herbert A. Allen, 59 years old, has been President, Chief Executive Officer and Managing Director of Allen & Company Incorporated, a privately held investment banking firm, for more than the past five years.


     Andrew D. Bryant, 49 years old, has been Senior Vice President and Chief Financial and Enterprise Services Officer of Intel since December 1999. Prior to that, Mr. Bryant was Senior Vice President and Chief Financial Officer of Intel from January 1999 to December 1999 and Vice President and Chief Financial Officer of Intel from 1994 to January 1999.

     Patrick C. Condo, 43 years old, has been President and Chief Executive Officer of Excalibur since November 1995, and a Director in January 1996. Mr. Condo was President from May 1995 to November 1995. He became Executive Vice President in January 1995 after serving as the Director of Business Development from November 1992. From October 1987 to November 1992, Mr. Condo held several manager level positions for Digital Equipment Corporation's Image, Video and Voice Business Unit and Software Business Group in New Hampshire.

     Gerhard H. Parker, 56 years old, has been Executive Vice President and General Manager, New Business Group of Intel, since 1998. Prior to that, Dr. Parker was Executive Vice President and General Manager, Technology and Manufacturing Group of Intel, from 1996 to 1998 and Senior Vice President and General Manager, Technology and Manufacturing Group of Intel, from 1992 to 1996.


     David J. Stern, 58 years old, has been the Commissioner of the National Basketball Association for more than the past five years.


     Ronald J. Whittier, 64 years old, has been Senior Vice President and General Manager of Intel's Interactive Media Services division since 1999. From 1995 to 1999, he was responsible for coordinating Intel's various activities in content, applications and authoring tools. Prior to 1995, he held various jobs at Intel, including manager of Intel Architecture Labs, Director of Corporate Marketing and general manager of the Memory Products Division. Mr. Whittier joined Intel in 1970.

     Excalibur and Intel will agree upon one additional member of the board of directors of Convera who is unaffiliated with Intel prior to the completion of the combination.

COMMITTEES OF THE BOARD OF DIRECTORS

     Convera expects to appoint the following committees of its board of directors prior to the completion of the combination: executive committee, audit committee, compensation committee and nominating committee.

COMPENSATION OF DIRECTORS

     Directors who are employees of Convera will not receive any compensation for service on the Convera board. We have not yet determined the specific terms of the compensation to be paid to non-employee directors of Convera.

MANAGEMENT AND EXECUTIVE OFFICERS OF CONVERA

     In addition to Ronald Whittier and Patrick Condo, we expect the senior management team and executive officers of Convera to include the following individual:

     James Buchanan, age 44, Chief Financial Officer. Mr. Buchanan joined Excalibur as Chief Financial Officer in September 1995. Mr. Buchanan was elected Secretary and Treasurer of Excalibur on November 17, 1995. From March 1991 to August 1995, Mr. Buchanan was Vice President, Controller and Treasurer of Legent Corporation, a software development company. Prior to that, he held several financial management positions with Norfolk Southern Corporation and PepsiCo. Mr. Buchanan is a certified public accountant.

     Convera expects to appoint the other members of the senior management team and executive officers prior to the completion of the combination.

EXECUTIVE COMPENSATION

     The Convera board will rely on its compensation committee, composed of non-employee directors, to recommend the form and amount of compensation to be paid to Convera's executive officers.

          THE CONTRIBUTION AND MERGER AGREEMENT AND RELATED AGREEMENTS


     The following summarizes the material terms of the contribution and merger agreement, a copy of which we have attached as Appendix A to this proxy statement/prospectus and is incorporated herein by reference. We urge you to read the contribution and merger agreement for a more complete description of the terms and conditions of the combination.


THE COMBINATION

     Following stockholder approval and the satisfaction of the other conditions to the combination, Excalibur will become a wholly-owned subsidiary of Convera. Current Excalibur stockholders will become holders of Convera Class A common stock and preferred stock and own, in the aggregate, approximately 51% of the Class A common stock and 40% of the common stock of Convera, on a fully diluted basis after giving effect to the conversion of outstanding preferred stock and the exercise of assumed Excalibur options.


     As described in "Summary -- Ownership of Convera Following the Completion of the Combination" and "The Contribution and Merger Agreement and Related Agreements -- NBA Agreements", Intel will assign to Convera concurrently with the closing the services agreement it entered into with the NBA in September 2000. The transaction with the NBA is subject to the satisfaction of closing conditions. If this transaction is completed, Convera and the NBA will develop interactive NBA content for distribution by the NBA, ultimately including enhanced broadband programming and interactive game broadcasts. In addition, in consideration for the NBA's contribution of assets to Convera under a separate contribution agreement, the NBA will receive shares of Class A common stock representing a 10% equity stake in Convera (13.5% of the Class A common stock) after giving effect to the combination and assuming the exercise of outstanding preferred stock.



     On the date the combination closes, Excalibur will file a certificate of merger and articles of merger with the Secretary of State of Delaware. See "-- Conditions to Consummation of the Combination" beginning on page 54.


THE CONTRIBUTION

     On the date of the closing of the combination, Intel will contribute to Convera its Interactive Media Services division, intellectual property assets and other assets used by that division, as well as approximately $155 million in cash, $150 million of which will be paid at closing and the balance of which will be payable in 2001 to fund retention bonuses to specified former Intel employees, in exchange for 49% of the Convera Class A common stock and 100% of the Convera Class B non-voting common stock, which together represent a total of 60% of the common stock of Convera, on a fully diluted basis after giving effect to the conversion of outstanding preferred stock and the exercise of assumed Excalibur options.

     In the combination, Intel will contribute to Convera its Interactive Media Services division and related intellectual property (generally under non-exclusive licenses) and other assets. A complete listing of the assets to be contributed is set forth on Exhibit A to the contribution and merger agreement. These assets include:

     - a collection of software tools and know-how for creating or integrating a digital rights enforcement software system, manipulating and integrating video content and data, or protecting data streams such as during internet delivery of protected music downloads;

     - 14 patents and patent applications in the area of tamper resistant software and content security, including various methods of enabling tamper resistance;

     - source code components, including portions of custom developed software, or modules, which are used in current applications, or can be used or reused in other customized applications, such as providing an attendee at a sports event the ability to use a computer built into the seat-back directly in front of the attendee, to watch a customized replay, or order food, drinks or merchandise for delivery in the sports event venue;

     - Intel's rights and obligations under the contracts that have been entered into by the Interactive Media Services division, exclusive of certain cash payments or payments of equity which have already been earned by the IMS division, prior to the time of the close of the Convera transaction; and

     - the collective expertise of the software and engineering personnel who developed the IMS division's tamper resistance software technology, the majority of whom will be transferring from Intel to Convera upon the closing of the combination.


     Convera intends to use the $150 million to be received at closing from time to time for working capital, including payroll, capital expenditures, procurement of services and other general corporate purposes. The mission of Convera is to be a leading supplier of interactive media services to the internet economy. We believe the cash received at closing will enhance Convera's ability to invest in additional research and development necessary to provide a business-to-business solution that allows content owners to provide new ways for end-users to interact with their content. Initially, we expect capital expenditures will primarily relate to the implementation of the requirements of the NBA services agreement and any similar future contracts. Management does not currently have further information concerning the exact timing or the expected amount of additional capital expenditures, but management does not expect the initial capital requirements to be substantial in relation to the total cash contribution. We also believe the cash received at closing will provide the necessary resources to fund sales and marketing initiatives to promote Convera. At closing, Convera will use approximately $7 million of the cash proceeds to reimburse Intel for amounts advanced by Intel on Convera's behalf to fund capital expenditures primarily relating to the NBA services agreement and to fund leasehold improvements to IMS' office facilities. Pending Convera's use of the proceeds and determinations as to when such proceeds will be used, subject to the approval of Convera's board of directors, Convera intends to invest the funds in low-risk investments, such as United States treasury obligations or other government-backed securities.


CONVERSION OF SHARES

     - Each share of Excalibur common stock will be converted into one share of Convera Class A common stock.

     - Each share of Excalibur preferred stock will be converted into one share of Convera preferred stock.

EXCHANGE OF STOCK CERTIFICATES

     After the closing of the combination, an exchange agent will mail you a letter of transmittal and instructions for exchanging your Excalibur stock certificates for your shares of Convera stock. Upon surrender of a stock certificate to the exchange agent, together with the executed letter of transmittal, you will be entitled to receive shares of Convera stock. The surrendered Excalibur stock certificates will promptly be canceled.

     No Further Ownership Rights in Excalibur Common Stock. All shares of Convera common stock issued in exchange for certificates of Excalibur common stock will be considered to have been exchanged in full payment for your shares. After the closing of the combination, the transfer agent will not register transfers of shares that were outstanding prior to the closing. If shares of Excalibur common stock are presented to Excalibur after the combination for any reason, the certificates will be canceled and exchanged for shares of Convera.

     No Liability. Excalibur, Intel, Convera and the exchange agent will not be liable to any Excalibur stockholder for any shares of Convera common stock delivered to a public official pursuant to abandoned property, escheat or similar laws.

     Lost Certificates. If your stock certificates of Excalibur are lost, stolen, or destroyed prior to the closing of the combination, you must submit an affidavit of that fact to the exchange agent. Also, if required by Convera, or the exchange agent, you must post a bond in a reasonable amount as determined by Convera as indemnity against any potential claim regarding the lost certificates. In exchange for lost, stolen or destroyed stock certificates, after you have made the affidavit and, if required by Convera or the exchange agent, posted the bond, the exchange agent will issue to you shares of Convera stock.

STOCK OPTIONS

     After the closing of the combination, each option to purchase Excalibur common stock under one of Excalibur's stock option plans will become an option to acquire Convera Class A common stock. The terms and conditions of the replacement Convera option will be the same as the pre-existing Excalibur option it replaces. The assumed option will be exercisable for the number of shares of Convera Class A common stock equal to the number of shares that were purchasable immediately prior to the closing of the combination. The exercise price per share of each assumed option after the combination will be unchanged.

     Convera will reserve for issuance a sufficient number of shares of Convera Class A common stock for delivery under the Convera stock option plan. As soon as practicable after the closing of the combination, Convera will file a registration statement on Form S-8 for the shares of Convera Class A common stock subject to the assumed options and will use reasonable efforts to maintain the effectiveness of that registration statement for as long as the assumed options remain outstanding.

REPRESENTATIONS AND WARRANTIES

     The contribution and merger agreement contains representations and warranties made by Excalibur and Intel. These are assumptions upon which each company relied when agreeing to the combination. These representations and warranties deal with issues such as:

     - the organization, valid existence and good standing of Intel and Excalibur and their subsidiaries, and similar corporate matters;

     - the capital structure of Excalibur, Convera and Transitory;

     - the authorization, execution, delivery and enforceability of the contribution and merger agreement;

     - the consummation of the transactions contemplated by the contribution and merger agreement and related matters;

     - the conflicts under charters or bylaws;

     - the required consents or approvals of the combination;

     - the violations of any instruments or law;

     - the documents and financial statements filed by Excalibur with the Securities and Exchange Commission and the accuracy of information contained in them;

     - the filing of the necessary proxy statements and registration statements by Excalibur;

     - the absence of defaults;

     - the absence of undisclosed liabilities for Excalibur;

     - the absence of material adverse events or changes to Excalibur or the assets to be contributed by Intel;

     - taxes and tax returns of Excalibur;

     - intellectual property;

     - litigation;

     - environmental matters and hazardous materials of Excalibur;

     - employee benefit plans of Excalibur;

     - compliance with laws;

     - the accuracy of information supplied by Excalibur and Intel in connection with this proxy statement/prospectus;

     - labor matters of Excalibur;

     - insurance of Excalibur;

     - no unlawful business practices of Excalibur;

     - product warranties;

     - suppliers and customers;

     - vote required of Excalibur stockholders;

     - opinions of the financial advisor for Excalibur;

     - broker's fees; and

     - the inapplicability to the combination of anti-takeover provisions of Delaware law.

MATERIAL COVENANTS

     The contribution and merger agreement includes a number of covenants, most of which provide parameters within which Excalibur will operate its business and Intel will conduct its business related to the assets it will contribute to Convera until the combination closes.

  Conduct of Business of Excalibur

     From the date of the contribution and merger agreement until the closing of the combination Excalibur will:

     - continue to operate its business according to its customary course of business; and

     - use reasonable efforts to preserve its business organization, management team and business relationships.

  Additional Covenants

     The contribution and merger agreement also provides that, from the date of the contribution and merger agreement until the closing of the combination, Excalibur will not, without the prior written consent of Intel:

     - amend its certificate of incorporation or bylaws;

     - issue or sell any stock or securities convertible into shares of its stock, or any subscriptions, rights, warrants or options, subject to some exceptions;

     - except as required under Excalibur's certificate of designation for its outstanding preferred stock, declare or pay dividends on or make distributions on any of its stock or make other changes in its capitalization;

     - adopt a plan of liquidation, dissolution or merger other than the combination;

     - alter the structure of any subsidiary;

     - incur any long-term or short-term debt or issue any debt securities other than borrowings under existing lines of credit in the ordinary course of business;

     - enter into or terminate any compensation or benefit plan;

     - increase the compensation or fringe benefits of officers or employees, other than increases to non-officer employees consistent with past practices and intended to incentivize employees;


     - grant any severance pay or termination pay to any officer, director, employee or consultant subject to those exceptions specified in section
       5.1 of the contribution and merger agreement;


     - accelerate the vesting of any stock option as a result of the combination or any other change of control event affecting Excalibur or otherwise;

     - sell, lease, license or otherwise dispose of material assets outside the ordinary course of business;

     - make any material change in its accounting policies;

     - revalue in any material respect any of its assets, including the writing down of inventory or writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by generally accepting accounting principles;

     - make any material acquisitions;

     - enter into or amend any agreement or contract that would be material to Excalibur and its subsidiaries taken as a whole;

     - authorize or make capital expenditures in excess of $250,000 individually or $1 million in the aggregate;

     - make or rescind any material tax elections, settle any tax claims, fail to file any tax returns or fail to pay any taxes or other material debts;


     - settle any litigation that relates to the combination, that would require payment over $250,000, that would be otherwise material to Excalibur or that relates to any intellectual property;


     - take any action that would alter the tax treatment of the combination; or

     - take, or agree in writing to take, any of the actions described above.

     The contribution and merger agreement also provides that, from the date of the contribution and merger agreement until the closing of the combination, Intel will not, without the prior written consent of Excalibur:

     - mortgage or pledge any material asset included in the contributed assets or create a material lien on these assets;

     - sell, lease, license or otherwise dispose of a material portion of the contributed assets outside the ordinary course of business;

     - make any material change in its accounting policies used by any business unit or division that comprises a part of the contributed assets;

     - revalue in any material respect any of the contributed assets, including the writing down of inventory or writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice or as required by generally accepting accounting principles;

     - enter into or amend any agreement or contract that would be material to the contributed assets;

     - authorize or make capital expenditures with respect to the contributed assets in excess of $250,000 individually or $1 million in the aggregate, except to the extent the expenditure would not have a material adverse effect on the assets;

     - permit any insurance policy covering the contributed assets to expire, be canceled or terminated unless it obtains a substitute policy acceptable to Excalibur;


     - settle any litigation that relates to the combination, that would be material to the contributed assets or that relates to any intellectual property included in the contributed assets; or


     - take, or agree in writing to take, any of the actions described above.

  No Solicitation


     From the date of the contribution and merger agreement until the closing of the combination, Excalibur has agreed not to, directly or indirectly continue, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than Intel or any designees of Intel) concerning a "third party acquisition," as defined below.

     A "third party acquisition" is any of the following:

     - the acquisition of Excalibur by merger or otherwise by any person other than Intel or any affiliate thereof;

     - the acquisition by a third party of 20% or more of the assets of Excalibur and its subsidiaries, taken as a whole;

     - the acquisition by a third party of 20% or more of the outstanding shares of Excalibur;

     - the adoption by Excalibur of a plan of liquidation or the declaration or payment of an extraordinary dividend;

     - the repurchase by Excalibur or any of its subsidiaries of more than 20% of its outstanding shares; or

     - the acquisition or any group of acquisitions by Excalibur or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business or businesses whose annual revenues, net income or assets is equal or greater than 20% of the annual revenues, net income or assets of Excalibur.

     However, if the Excalibur board determines in good faith, after consulting with its outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the stockholders under Delaware law, it may:

     - furnish information to a third party making a third party acquisition proposal that is similar to the information Excalibur provided Intel prior to the execution of the contribution and merger agreement; and

     - participate in the discussions and negotiations regarding the proposal or offer.

     In order for the Excalibur board to take the above actions in response to a proposal for a third party acquisition:

     - the proposal for the third party acquisition must be unsolicited;

     - the board must determine, based on consultation with its financial advisor, that the proposal is from a third party that is capable of consummating a "superior proposal" as defined below; and

     - the board may only take these actions for so long as the board determines that its actions are likely to lead to a superior proposal.

     Excalibur is not prevented from taking and disclosing to its stockholders its position with respect to a third party acquisition proposal in order to comply with Rules 14d-9 and 14e-2 under the Securities Exchange Act of 1934.

     A "superior proposal" for Excalibur under the contribution and merger agreement means a bona fide proposal:

     - to acquire for consideration consisting solely of cash and/or securities, all of the outstanding shares of Excalibur, all or substantially all of the assets, of Excalibur, or newly issued securities of Excalibur or its successor representing at least 60% of the equity of Excalibur or its successor after giving effect to the issuance of the securities;

     - that is fully-financed and contains terms that a majority of the Excalibur board determines in good faith, based on the written advice of its financial advisor, to be more favorable to the Excalibur stockholders than the combination;

     - that a majority of the Excalibur board determines in good faith, after consulting with its financial advisor, to be reasonably capable of being completed taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal;

     - that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Intel might make; and

     - that does not contain any financing or "due diligence" condition.

     Under the contribution and merger agreement, the Excalibur board may not withdraw or modify its recommendation of the combination unless a majority of the board members determine in good faith, after consulting with outside legal counsel, that they would be required to do so in order to comply with their fiduciary duties to the Excalibur stockholders under Delaware law. In this case, the board may withdraw its recommendation of the combination or approve or recommend a superior proposal, but only after the occurrence of the following events:

     - providing written notice to Intel advising Intel that the board has received a superior proposal, specifying the material terms and conditions of the superior proposal and identifying the person or group making the superior proposal, and

     - if Intel does not, within five business days after Intel's receipt of Excalibur's notice, make an offer that a majority of the board members determine in good faith, after consultation with its financial advisors, to be at least as favorable to Excalibur's stockholders as the superior proposal.

     In any event, Excalibur shall not be entitled to enter into any agreement with respect to a superior proposal until it terminates the contribution and merger agreement and pays Intel the termination fees and all other amounts required under the agreement.

  Stockholders' Meetings

     We agreed to call a meeting of our stockholders to be held as promptly as practicable to vote on the combination. Subject to the discussion above under "-- No Solicitation," we agreed to recommend that our stockholders adopt and approve the combination and the Convera stock option plan.

  Director and Officer Indemnification

     After the closing of the combination, Convera will indemnify the present and former directors and officers of Excalibur. The directors and officers will be indemnified against costs or expenses (including attorneys' fees), liabilities or amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation pertaining to any matter existing at or prior to the closing of the combination. The officers and directors will be indemnified whether the claim is asserted or claimed prior to, at or after the closing of the combination. The indemnification will be to the fullest extent required or permitted under Delaware law. We will also be obligated to advance expenses as incurred to the fullest extent permitted.

     For six years after the closing of the combination, Convera will, or will cause Excalibur to, maintain, to the extent available in the market, a directors' and officers' liability insurance policy covering those persons who are covered as of the date of the contribution and merger agreement by our directors' and officers' liability insurance policy. The coverage will be at least as favorable as our existing coverage. However, Convera and Excalibur will not be required to spend over three times the annual premium paid by us for coverage. If the premium would at any time exceed three times the current premium, then Convera or Excalibur will maintain insurance policies which provide the maximum coverage available at an annual premium equal to three times the current premium of Excalibur.

     Convera is required to maintain directors' and officers' liability insurance covering its directors and officers on terms and in amounts as are substantially similar to those provided for in Excalibur's current directors' and officers' liability insurance policies. This requirement will last until the sixth anniversary of the closing of the combination or sooner if Intel beneficially owns less than 20% of the outstanding Convera Class A and Class B common stock considered as a single class.

  Employee Benefits

     Convera will assume and honor and make required payments when due under all benefit plans maintained or contributed to by Excalibur that are applicable to any employee, director or stockholder of Excalibur or any subsidiary, whether current or former, or their beneficiaries. However, Convera may amend or terminate any Excalibur benefit plan according to its terms.

     For any welfare plans in which Excalibur or Intel employees are eligible to participate after the closing of the combination, Convera will:

     - waive all limitations about preexisting conditions exclusions and waiting periods for participation and coverage requirements for these employees; and

     - provide each of these employees with credit for any co-payments and deductibles paid prior to the closing of the combination in satisfying any applicable deductible or out-of-pocket requirements under any welfare plan.

Intel shall be designated a "Predecessor Employer" for Excalibur's 401(k) plan that Convera will assume.

  Non-Disclosure Agreements with Excalibur Employees

     Excalibur will take reasonable efforts to cause its employees to sign invention assignment and non-disclosure agreements that are acceptable to Intel. These agreements will be in effect as long as the employee works for Convera.

  Takeover Statutes

     If any law concerning corporate takeover is or becomes applicable to the combination, Excalibur and the board of Excalibur shall promptly take any action and grant any approvals necessary to allow the combination to be completed.

  Stock Options

     Excalibur will take any required action that:

     - is necessary for Convera to assume options to purchase Excalibur common stock that will become options to purchase Convera stock as a result of the combination;

     - prevents the voluntary acceleration of the vesting or exercisability of any options to purchase Excalibur common stock granted after April 30, 2000; or

     - prevents the transactions contemplated by the contribution and merger agreement from causing any Excalibur stock option to be exchanged for cash, converted into cash or the right to receive a cash payment or otherwise be cashed out.


     Excalibur has agreed that grants of Excalibur options after the date of the contribution and merger agreement to new employees or in connection with the offer of new employment with existing employees will:


     - not include or be subject to any provisions that accelerate vesting or exercisability because of the combination;

     - not be greater than those grants made to employees of a similar grade, consistent with past practices; and

     - not have an exercise price below the fair market value of the Excalibur common stock on the date of grant.

Prior to the closing of the combination, Excalibur cannot grant options to any one new employee to purchase in excess of 25,000 shares of Excalibur common stock unless approved by Intel.

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

  Nasdaq

     Convera has filed an initial listing application with the Nasdaq National Market relating to the shares of the Convera Class A common stock to be issued in connection with the combination. Convera will use reasonable efforts to cause these shares to be listed, upon official notice of issuance, prior to the closing of the combination. Convera, for as long as it satisfies the applicable listing requirements of Nasdaq, or any other national securities exchange on which the capital stock of Convera is traded, shall use commercially reasonable efforts to cause the Convera Class A common stock to be listed on Nasdaq, or any other national securities exchange. However, Convera is not prohibited from taking any action or entering into any transaction that would cause Convera, or its capital stock, to fail to satisfy any of these requirements.

  Executive Officers and Board of Directors of Convera

     See "Directors and Management of Convera Following the Combination -- Directors" on page 42 and "-- Management and Executive Officers of Convera" on page 43.

  Tax Matters

     Excalibur and Convera will not take any action that would cause the combination to become a taxable transaction.

  Incurrence of Debt

     Convera will not, during the year after the closing of the combination, directly or indirectly incur any debt in excess of $500 million in the aggregate.

  Subcontract

     Under the contribution and merger agreement, Intel will assign to Convera the contracts that have been entered into by the Interactive Media Services division. One of these contracts, a software and license agreement between Intel and Quokka Sports, Inc., encompasses numerous areas of services to be provided by Intel to Quokka that are in addition to and separate from the services performed by the IMS division. Because Intel, not Convera, will perform these other, non-IMS division, services after the closing of the combination, Intel will remain the primary obligor under the agreement with Quokka, and Convera will act as a subcontractor for the IMS division services.

     Intel and Convera have agreed in general to the terms of such subcontract, which will be customary for subcontracts and projects of this type and will be comparable to similar arms' length subcontracts entered into by Intel with other third parties. We expect that the actual terms of the subcontract will be discussed and finalized following the completion of the combination. Under the subcontract, Intel will pass through all revenue associated with that portion of the Quokka agreement to Convera, and Convera's obligations will be consistent with performance obligations expected of the IMS division, had it remained at Intel. Examples of the type of work to be performed under the subcontract include:

     - development of multiple stream management software;

     - further development projects to be defined on an ongoing basis in accordance with Quokka's needs, consistent with the amount of monies earmarked for development projects as provided in the Quokka agreement; and

     - media services work including interactive media services (such as digitization, integration, management, distribution).

  Retention Bonuses

     Intel will pay to Convera the aggregate amount required to fund retention bonuses for each of the employees in Intel's Interactive Media Services division who become Convera employees in amounts previously agreed to by Convera and Intel. Intel will make this payment within five days of receiving written confirmation from Convera of those former Intel employees that remain employed by Convera on April 30, 2001. Convera will pay those retained employees within five days of receiving the retention bonus funds from Intel.

  Secondment


     In order to assist with the transition of Intel's Interactive Media Services division to Convera, Intel will temporarily transfer, or second, to Convera a number of employees in Intel's Interactive Media Services division who do not become Convera employees on the closing of the combination. The secondment will last for up to 12 months from the closing of the combination. The number of seconded Intel employees will be limited to that number of employees, which when added to the number of employees in Intel's Interactive Media Services division who become Convera employees, satisfies the condition to closing contained in the contribution and merger agreement relating to the minimum number of IMS employees that shall become employees of Convera or seconded by Convera. See "The Contribution and Merger Agreement and Related Agreements -- Conditions to Consummation of the Combination" beginning on page
54. Convera will reimburse Intel for all amounts payable by Intel for each seconded employee up to the amount of aggregate compensation Convera would have paid to the seconded employee if the seconded employee were an employee of Convera during the secondment period. The amount which Convera would have paid will be based on compensation paid by Convera to similarly situated former Intel employees.


  Sublease

     Intel will sublease to Convera its sales office in Santa Clara, California previously agreed to by Intel and Convera on terms and conditions to be agreed by Intel and Convera.

  Other Covenants

     Under the contribution and merger agreement, each of Excalibur and Intel has also agreed to:

     - file with the SEC this proxy statement/prospectus and the registration statement;

     - do all things necessary and proper under the law to complete the combination;

     - cooperate with each other in preparation of any filings made with governmental entities in connection with the combination;

     - give the other party access to all its employees, properties, books, contracts, commitments and records, and to furnish related information reasonably requested by the other party;

     - provide the other party with unaudited consolidated balance sheets or management accounting reports monthly;

     - consult with the other party, and use reasonable efforts to agree upon press releases or other public statements concerning the combination;

     - give prompt notice to the other party of, and use reasonable efforts to cure, any circumstance which causes a breach of any representation, warranty, covenant or agreement;

     - make any necessary additions or modifications to the disclosure schedules of the contribution and merger agreement;

     - work together to develop procedures to protect the intellectual property rights of Convera and Excalibur and to protect the confidential information related to this intellectual property; and

     - cooperate to minimize any sales or similar taxes imposed upon Intel's contribution of assets to Convera.

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

CONDITIONS TO CONSUMMATION OF THE COMBINATION

     The obligations of Excalibur and Intel to effect the combination do not arise until the following conditions have been satisfied or waived:

     - approval of the combination by the Excalibur stockholders;

     - no government entity or regulatory body action which has the effect of making the combination illegal or otherwise prohibits the combination;

     - receipt of approvals and completion of filings with government entities or regulatory bodies necessary to complete the combination;

     - this proxy statement/prospectus has been cleared by the SEC and is not subject to any stop order;

     - effectiveness of the registration statement which this proxy statement/prospectus forms a part;

     - receipt of all necessary state securities laws permits or qualifications;

     - expiration or termination of any applicable antitrust waiting period;

     - the shares of Convera Class A common stock have been registered under Form 8-A of the Exchange Act, and this registration will have been declared effective and not subject to any stop order;

     - the shares of Convera Class A common stock to be issued in the combination will have been approved for listing on the Nasdaq National Market;

     - Convera and Intel have entered into licensing agreements related to the contributed assets;

     - Convera has adopted the amended and restated certificate of incorporation and bylaws as set forth in the contribution and merger agreement;

     - Convera has adopted the Convera 2000 stock option plan;

     - Convera has adopted a standard director and officer indemnification agreement and obtained a directors' and officers' liability insurance policy; and

     - Convera has granted, under the Convera stock option plan, options to purchase shares of Convera Class A common stock to employees of Intel and certain employees of Excalibur who will become employees of Convera following the consummation of the combination, with an exercise price equal to the greater of (i) $32.16 or (ii) 25% of the average of the closing prices of Excalibur common stock as reported on the Nasdaq Stock Market for the five trading days immediately preceding the consummation of the combination; except that if the average of the closing prices of Excalibur common stock for the five trading days immediately preceding the consummation of the combination is less than $32.16, then the exercise price for these options shall be the average of the closing prices of the Excalibur common stock for the five trading days immediately preceding the consummation of the combination.

     In addition to the obligations described above, the obligation of Excalibur to complete the combination is subject to the satisfaction or waiver of the following conditions:

     - the representations and warranties of Intel in the contribution and merger agreement will be true and correct as of the date of the contribution and merger agreement and as of the closing of the combination, except for inaccuracies which, have not had and are not likely to have a material adverse effect on the contributed assets;

     - Intel will have materially performed all obligations required to be performed by it under the contribution and merger agreement at or prior to the closing of the combination unless these breaches have not and are not likely to have a material adverse effect on the contributed assets;

     - 70% of the employees of Intel named on a schedule to the contribution and merger agreement and 50% of all other employees who are currently working in Intel's Interactive Media Services division have indicated their intent to become employed by Convera or shall have been seconded to Convera by

       Intel, as long as, in any case, at least 40% of these other IMS employees become employees of Convera;

     - Intel has transferred the contributed assets to Convera;

     - from the date of the contribution and merger agreement through the closing of the combination, there shall not have occurred a material adverse effect on the contributed assets; and

     - in connection with the compliance by Convera with any applicable law or obtaining any necessary consent from a governmental agency, Convera shall not be required to sell any assets or business, and Convera shall not be prohibited from owning any material portion of Excalibur's business or assets or the assets contributed by Intel.

     Similarly, the obligations of Intel to complete the combination are subject to the satisfaction or waiver of the following conditions:

     - the representations and warranties of Convera, Excalibur and Transitory in the contribution and merger agreement will be true and correct as of the date of the contribution and merger agreement and as of the closing of the combination, except for inaccuracies which, have not had and are not likely to have a material adverse effect on Excalibur;

     - Excalibur, Convera and Transitory will have materially performed all obligations required to be performed by them under the contribution and merger agreement at or prior to the closing of the combination unless these breaches have not and are not likely to have a material adverse effect on Excalibur;

     - from the date of the contribution and merger agreement through the closing of the combination, there shall not have occurred a material adverse effect on Excalibur;

     - in connection with the compliance by Intel with any applicable law or obtaining any necessary consent form a governmental agency, Intel shall not be required to sell any assets or business, and Intel shall not be prohibited from owning any material portion of Excalibur's business or assets;

     - 70% of the employees of Excalibur named on a schedule to the contribution and merger agreement and 50% of all other Excalibur employees have indicated their intent to become employed by Convera;

     - Excalibur shall have entered into invention assignment and non-disclosure agreements with the nine people named on a schedule to the contribution and merger agreement;

     - nothing has happened, in the reasonable opinion of Intel, that would create a significant risk that the transaction would become taxable; and

     - Intel and Convera have entered into a registration rights agreement.

TERMINATION; TERMINATION FEES AND EXPENSES

     The contribution and merger agreement may be terminated at any time before the closing of the combination. This termination may occur before or after approval of the combination by the stockholders of Excalibur in the following manner:

     - by mutual written consent of Intel and Excalibur;

     - by either Intel or Excalibur if a court of competent jurisdiction or other governmental entity has issued a nonappealable final order or taken any other nonappealable final action permanently restraining, enjoining or prohibiting the combination; or

     - by either Excalibur or Intel if the combination has not been consummated by December 31, 2000; however, the right to terminate under this clause is not available to a party whose failure to fulfill an obligation under the contribution and merger agreement is the cause of the failure of the combination to occur.

     - by Excalibur, if any of the following occurs:

      -- Intel breaches its representations and warranties or its representations and warranties become untrue, in either case resulting in a material adverse effect on the contributed assets, so long as Excalibur, Convera and Transitory do not materially breach any of their obligations;

      -- Intel breaches its covenants in a manner that causes or would reasonably be expected to cause a material adverse effect on the contributed assets or Intel's ability to complete the combination, and Intel does not cure this breach within ten business days so long as Excalibur, Convera and Transitory do not materially breach any of their obligations;

      -- Excalibur convenes the annual meeting and fails to obtain the necessary vote of its stockholders to approve the contribution and merger agreement and combination;

      -- the board of Excalibur receives a superior proposal to the combination and pays the termination fee to Intel as described below; or

      -- there occurs a material adverse effect on the assets to be contributed by Intel to Convera.

     - by Intel, if any of the following occurs:

      -- Excalibur, Convera or Transitory breaches its representations and warranties or its representations and warranties become untrue, in either case resulting in a material adverse effect on Excalibur, so long as Intel does not materially breach any of its obligations;

      -- Excalibur, Convera or Transitory breaches its covenants in a manner that causes or would reasonably be expected to cause a material adverse effect on Excalibur or Excalibur's ability to complete the combination and Excalibur, Convera or Transitory does not cure this breach within ten business days so long as Intel does not breach any of its obligations;

      -- the board of Excalibur recommends to its stockholders a superior proposal to the combination;

      -- the board of Excalibur withdraws or adversely modifies its approval or recommendation of the combination;

      -- Excalibur convenes the annual meeting and fails to obtain the necessary vote of its stockholders to approve the contribution and merger agreement and combination; or

      -- there occurs a material adverse effect on Excalibur.

     In the event of the termination of the contribution and merger agreement by Intel or Excalibur as provided above, the contribution and merger agreement will become void. In that case, there will be no liability or obligation, except as described below, on the part of Intel, Excalibur, Convera or Transitory, or their respective officers, directors, stockholders or affiliates.

     There are exceptions to the limitation of liability with respect to termination fees and expenses, and termination will not limit liability for a willful breach of the merger agreement.

     Except as described below, whether or not the combination is consummated, all fees, costs and expenses incurred in connection with the combination will be paid by the party incurring the expenses.

  Termination Fee and Expenses

     Excalibur will pay to Intel, as liquidated damages and not as a penalty, a termination fee of $20 million immediately upon the occurrence of any of the following events:

     - the Excalibur board receives a superior proposal from a third party, complies with the requirements of the contribution and merger agreement for responding to a superior proposal and terminates the contribution and merger agreement as a result of entering into an agreement for the superior proposal;

     - the board of directors of Excalibur recommends to the Excalibur stockholders a superior proposal to the combination;

     - the board of directors of Excalibur withdraws or adversely modifies its approval or recommendation of the combination;

     - Excalibur, Convera or Transitory breaches its representations and warranties or its representations and warranties become untrue, in either case resulting in a material adverse effect on Excalibur, so long as Intel does not materially breach any of its obligations and (i) there is outstanding or announced an offer by a third party for a third party acquisition and the third party acquisition occurs or (ii) there is no similar offer outstanding or announced, but Excalibur enters into an agreement for a third party acquisition within nine months after the termination of the contribution and merger agreement;

     - Excalibur, Convera or Transitory breaches its covenants in a manner that causes or would reasonably be expected to cause a material adverse effect on Excalibur or Excalibur's ability to complete the combination and Excalibur, Convera or Transitory does not cure this breach within ten business days so long as Intel does not materially breach any of its obligations and (i) there is outstanding or announced an offer by a third party for a third party acquisition and the third party acquisition occurs or (ii) there is no similar offer outstanding or announced, but Excalibur enters into an agreement for a third party acquisition within nine months after the termination of the contribution and merger agreement;

     - Excalibur convenes the annual meeting and fails to obtain the necessary vote of its stockholders to approve the contribution and merger agreement and combination and (i) at the time of the meeting there is outstanding an offer by a third party for a third party acquisition and (ii) Excalibur enters into an agreement for a third party acquisition within nine months after the termination of the contribution and merger agreement.

     If the combination is terminated because of any of the following events, Excalibur shall also pay to Intel $2.5 million as reimbursement for costs, fees and expenses:

     - Excalibur convenes the annual meeting and fails to obtain the necessary vote of its stockholders to approve the contribution and merger agreement and combination;

     - the Excalibur board receives a superior proposal from a third party, complies with the requirements of the contribution and merger agreement for responding to a superior proposal, terminates the contribution and merger agreement as a result of entering into an agreement for the superior proposal and pays the termination fee to Intel;

     - Excalibur, Convera or Transitory breaches its representations and warranties or its representations and warranties have become untrue, in either case resulting in a material adverse effect on Excalibur, so long as Intel does not materially breach any of its obligations;

     - Excalibur, Convera or Transitory breaches its covenants in a manner that causes or would reasonably be expected to cause a material adverse effect on Excalibur or Excalibur's ability to complete the combination and Excalibur, Convera or Transitory does not cure this breach within ten business days so long as Intel does not materially breach any of its obligations;

     - the board of directors of Excalibur recommends to Excalibur stockholders a superior proposal to the combination; or

     - the board of directors of Excalibur withdraws or adversely modifies its approval or recommendation.

     This reimbursement payment shall be in addition to the termination fee which may otherwise be payable by Excalibur to Intel.

     If the contribution and merger agreement is terminated on account of either of the following events, Intel shall pay to Excalibur $2.5 million as reimbursement for costs, fees and expenses.

     - Intel breaches its representations and warranties or its representations and warranties become untrue, in either case resulting in a material adverse effect on the assets to be contributed to Convera, so long as Excalibur, Convera and Transitory do not materially breach any of their obligations; or

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     - Intel breaches its covenants in a manner that causes or would reasonably be expected to cause a material adverse effect on the contributed assets or Intel's ability to complete the combination, and Intel does not cure this breach within ten business days so long as Excalibur, Convera and Transitory do not materially breach any of their obligations.

AMENDMENT

     The contribution and merger agreement may be amended by Excalibur, Intel, Convera and Transitory at any time before or after approval of the combination by the stockholders of Excalibur. However, after stockholder approval, the parties may not amend the contribution and merger agreement if the amendment requires the approval of the Excalibur stockholders unless they obtain stockholder approval of the amendment. Amendments must be in a written document signed by each of the parties.

VOTING AGREEMENTS

     Allen & Company Incorporated and each of the directors and executive officers of Excalibur, who together owned approximately 31% of the Excalibur common stock outstanding on the record date, have executed a voting agreement and irrevocable proxy with Intel.

     The stockholders signing the voting agreement have agreed to vote their Excalibur shares, including shares acquired by them following the date of the agreement, in favor of approval of the contribution and merger agreement and the combination and against each of the following actions:

     - any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Excalibur, Convera or Transitory under the contribution and merger agreement;

     - any third party acquisition of Excalibur;

     - any change in a majority of the individuals who, as of the date of the agreement, constitute the board of directors of Excalibur;

     - any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Excalibur or any of its subsidiaries and any third party;

     - a sale, lease, transfer or disposition of any assets of Excalibur's or any of its subsidiaries' business outside the ordinary course of business, or any assets which are material to its business whether or not in the ordinary course of business, or a reorganization, recapitalization, dissolution or liquidation of Excalibur or any of its subsidiaries;

     - any material licensing, distribution or reseller agreement or arrangement involving Excalibur;

     - any change in the present capitalization of Excalibur or any amendment of the certificate of incorporation or bylaws of Excalibur or its subsidiaries;

     - any other material change in Excalibur's corporate structure or affecting its business; or

     - any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or materially adversely affect the combination or any of the transactions contemplated by the contribution and merger agreement.

     In addition, these stockholders have granted to Intel an irrevocable proxy to vote their Excalibur shares as specified above, and they have agreed not to transfer any of their shares unless the transferee becomes similarly obligated. The voting agreements will continue in effect until the earliest of:

     - the termination of the contribution and merger agreement in accordance with its terms;

     - the closing of the combination; and

     - December 31, 2000.

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REGISTRATION RIGHTS AGREEMENT

     The contribution and merger agreement provides that as a condition to the combination, Convera will enter into a registration rights agreement with Intel. The form of registration rights agreement provides that so long as Intel owns at least 20% of the outstanding common equity of Convera, Intel has the right to demand that Convera file a registration statement under the Securities Act of 1933 with respect to Intel's shares of Convera Class A common stock, as well as any Class A common stock issuable upon conversion of the Convera Class B common stock to be issued to Intel. Intel has the right to demand up to a maximum of two of these registrations, and Convera is required to use its best efforts to effect these registrations. If Intel owns less than 5% of the outstanding common equity, these demand registration rights may also be exercised by Intel's permitted assignees, which include Intel's wholly-owned subsidiaries and transferees acquiring 5% or more of Convera's outstanding Class A common stock. Intel or the permitted assignees are not entitled to demand a registration prior to one year from the closing of the combination unless Convera incurs more than $500 million of debt. During the three month period following the first anniversary of the closing of the combination, Intel may exercise the demand registration rights with respect to a maximum of 50% of the Class A common stock received by Intel in the combination, including any Class A common stock issuable upon conversion of the Class B common stock received by Intel in the combination. Thereafter, Intel may exercise the demand registration rights with respect to all of its shares of Class A common stock, including any Class A common stock issuable upon conversion of the Class B common stock.

     Intel or Intel's permitted assignees are also entitled to demand an unlimited number of times that Convera register the shares of Class A common stock under the Securities Act on Form S-3 or any similar short form registration statement then available to Convera, provided the aggregate offering price of the shares registered exceeds $1,000,000. Intel or the permitted assignees are not entitled to demand an S-3 registration prior to one year from the closing of the combination unless Convera incurs more than $500 million of debt. During the three month period following the first anniversary of the closing of the combination, Intel or the permitted assignees may exercise the S-3 demand registration rights with respect to a maximum of 50% of the Class A Common Stock received by Intel in the combination, including any Class A common stock issuable upon conversion of the Class B common stock received by Intel in the combination. Thereafter, Intel or the permitted assignees may exercise the S-3 demand registration rights with respect to all of its shares of Class A common stock, including any Class A common stock issuable upon conversion of the Class B common stock.

     In addition to the demand and S-3 registration rights described above, the registration rights agreement also provides Intel with piggyback registration rights which allow Intel to include its shares on registrations initiated by Convera. These registration rights are subject to various conditions and limitations, including the right of the underwriters of an offering to limit the number of shares that may be included in the offering. Convera is generally required to bear all of the expenses of these registrations, except underwriting discounts and selling commissions. The registration rights granted to Intel and its permitted assignees terminate after seven years, except that they will terminate sooner with respect to Intel or any assignee if all of the shares held by Intel or an assignee may be sold under Rule 144 under the Securities Act in one transaction without exceeding the volume limitations of Rule 144. Under the registration rights agreement, Convera may not grant registration rights to other parties without the consent of Intel unless the rights which are granted to other parties are subordinate to Intel's rights. Registration of any of Intel's shares will result in these shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration with the SEC.

LICENSE AGREEMENTS

  Structure of Intellectual Property Contributions

     Under the contribution and merger agreement, Intel will contribute various assets, including intellectual property assets, to Convera. All of these assets are set forth on Exhibit A to the contribution and merger agreement, which also sets forth the method of contribution. With respect to intellectual property assets, Exhibit A to the contribution and merger agreement sets forth two methods of contribution.

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     The first method of contribution is assignment and transfer with a license back to Intel. Under this method, Intel will directly contribute to Convera the various patents, patent applications and other intellectual property assets that are set forth on Exhibit A to the contribution and merger agreement under "Assets Contributed by Assignment and Transfer." Intel and Convera will effect such contribution through an assignment or other applicable and customary transfer documentation. After such contribution, Convera will own such rights and assets. Convera will then grant a non-exclusive license back to Intel to continue to use the intellectual property assets that have been transferred to Convera. The terms of this license from Convera to Intel are described below under "-- Transferred IP License Agreement from Convera to Intel."



     The second method of contribution is a non-exclusive license from Intel to Convera of the various patents, patent applications and other intellectual property assets that are set forth on Exhibit A to the contribution and merger agreement under "Assets Contributed by License." The terms of this license from Intel to Convera are described below under "-- IP License Contribution Agreement from Intel to Convera."


  Benefit of Contribution; Nature of Contributed Intellectual Property

     The contributed intellectual property consists of several different inventions and know-how pertaining to the general subject of causing a piece of software to be secure against tampering, and to enable the management of secure content delivery over a medium such as the internet. All of the intellectual property rights are set forth on Exhibit A to the contribution and merger agreement. In particular, the intellectual property assets include:

     - a collection of software tools and know-how for creating or integrating a Digital Rights Enforcement software system, manipulating and integrating video content and data, or protecting data streams such as during internet delivery of protected music downloads;

     - 14 patents and patent applications in the area of tamper resistant software and content security, including various methods of enabling tamper resistance; and

     - source code components, including portions of custom developed software, or modules, which are used in current applications, or can be used or reused in other customized applications, such as providing an attendee at a sports event the ability to use a computer built into the seat-back directly in front of the attendee, to watch a customized replay, or order food, drinks or merchandise for delivery in the sports event venue.

     As a result of this contribution of intellectual property rights, Convera will be able to utilize and develop the intellectual property assets to implement its business strategy. For example, Convera will be able to utilize the contributed intellectual property related to content protection to support the recently announced agreement with the National Basketball Association for the development and distribution of interactive NBA content. In addition, Convera, not Intel, will have the legal ability to bring suit against potential infringers of the patents that have been assigned to Convera. Intel will retain the legal ability to bring suit against potential infringers of the Intel patents that have been licensed to Convera.

  Transferred IP License Agreement from Convera to Intel


     Under the transferred IP license agreement, Convera will grant to Intel a non-exclusive license under all of the patents, patent applications, patent rights and other intellectual property assets that are assigned by Intel to Convera under the contribution and merger agreement. All of these rights and assets are set forth on Exhibit A to the contribution and merger agreement under "Assets Contributed by Assignment and Transfer," and include three patents and seven patent applications.


     The license to be granted under the transferred IP license agreement will be a non-exclusive, royalty free, fully paid and worldwide license. Under this license, despite the fact that the intellectual property to be

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

licensed to Intel will be owned by Convera, Intel will have the right to utilize the intellectual property to be contributed to Convera. In particular, Intel will have the right, among other things, to:

     - make, have made, use, directly or indirectly sell or otherwise dispose of, any software product that incorporates the licensed intellectual property that is developed by or on behalf of Intel;

     - perform related services;

     - make, use and/or import any equipment and practice any method or process for use in the manufacture of any products that incorporate the licensed intellectual property; and

     - use, copy, display, perform, create derivative works and modifications, distribute or otherwise dispose of or commercially exploit in any manner any software product that is developed by or on behalf of Intel and that incorporates or utilizes any copyrightable subject matter, such as software, that was contributed by Intel to Convera.

  IP License Contribution Agreement from Intel to Convera

     Under the IP license contribution agreement, Intel will grant to Convera a non-exclusive license under the various patents, patent applications and other intellectual property assets that are set forth on Exhibit A to the contribution and merger agreement under "Assets Contributed by License." These rights and assets include six patents, 29 patent applications and other intellectual property assets that are owned or controlled by Intel.

     The license to be granted under the IP license contribution agreement will be a non-exclusive, royalty free, fully paid and worldwide license. Under this license, despite the fact that the intellectual property to be licensed to Convera will be owned by Intel, Convera will have the right to utilize the intellectual property covered by agreement. In particular, Convera will have the right, among other things, to:

     - make, have made, use, directly or indirectly sell or otherwise dispose of, any software product that incorporates the licensed intellectual property that is developed by or on behalf of Convera;

     - perform related services;

     - make, use and/or import any equipment and practice any method or process for use in the manufacture of any products that incorporate the licensed intellectual property; and

     - use, copy, display, perform, create derivative works and modifications, distribute or otherwise dispose of or commercially exploit in any manner any software product that is developed by or on behalf of Convera and that incorporates or utilizes any copyrightable subject matter, such as software, that was contributed by Intel to Convera.

     The IP license contribution agreement also contains a restriction against either Intel or Convera sublicensing, distributing or otherwise making available to a third party information or software relating to Intel's software and intellectual property for generating encryption keys used to prevent reverse-engineering or hacking of software.

  Terms Applicable to Both of the License Agreements

     Both of the license agreements include customary terms regarding limitations on the license granted, such as restrictions against sublicense of the licensed intellectual property, covenants not to sue and confidentiality. In particular, both of the license agreements include provisions with respect to the following:

     - the license of the intellectual property is subject to restrictions against sublicense, distribution and transfer of the licensed intellectual property without the consent of the licensor party;

     - the license granted by Intel to Convera only covers the products of Convera and the license granted by Convera to Intel only covers the products of Intel; neither license covers foundry activities that Intel or Convera may undertake on behalf of third parties;

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

     - each of Convera and Intel agree not to assert any patent that is related to any transferred patent that is owned by it against the other party or their subsidiaries, customers, distributors, agents and contractors based on an allegation that the manufacture, use, import, offer for sale or sale of any licensed products by the other party or any of its subsidiaries or any process or method employed in the manufacture, testing, distribution or use thereof by the other party or any of its subsidiaries constitutes an infringement, contributory infringement of, or an inducement to infringe, any of the related patents owned by it;

     - subject to the license granted, the licensor party will retain sole and exclusive ownership of, and all right, title and interest in, all of the intellectual property it licenses to the other party and to and all enhancements or improvements of such property acquired or made by the licensor party;

     - neither party will have any obligation to disclose or license to the other party any improvements it makes to the licensed intellectual property after the date of the applicable license agreement; and

     - each party agrees to enter into non-disclosure agreements with respect to confidential information in connection with the license agreements.

NBA AGREEMENTS

     On September 13, 2000, Intel and Convera each entered into an agreement with NBA Media Ventures, LLC and WNBA Enterprises, LLC, referred to herein collectively as the NBA. Intel entered into a services agreement under which Intel agreed to provide services and technologies for the development of interactive NBA products over a term of ten years, which will be assigned to Convera upon consummation of the combination. Convera, on the other hand, entered into a contribution agreement under which the NBA will contribute assets to Convera in exchange for stock of Convera concurrent with the combination.

  Services Agreement

     Under the services agreement, Intel agreed to provide data and video integration and NBA content (including highlights of recent games and classic moments) management, logging, indexing and retrieval, as well as other related services. Intel, the NBA and Convera have agreed that, concurrently with or promptly following the closing of the combination, Intel will assign its rights and obligations under the services agreement to Convera and Convera will agree to perform the required services and will be entitled to receive any compensation payable from the NBA.

     Convera will receive in cash a percentage of NBA revenues from the sale of NBA products subject to the services agreement, as well as a percentage of NBA revenues from advertising and sponsorship related to the covered NBA products. The NBA will have the exclusive right to make all sales of NBA products. The NBA products will include highlights on demand (audio or video excerpts of recent games that are made available over the internet in a searchable format), archive online (audio or video excerpts of past games that are made available over the internet in a searchable format), television broadcast enhancements and real time distribution of NBA games over broadband networks. Convera will be the NBA's provider of services related to the development and distribution of those products for the term of the services agreement, subject to the NBA's right to authorize major telecasters and certain other third-parties to provide television broadcast enhancements and real time distribution of NBA games.

     The services agreement requires Convera to make commercially reasonable efforts to commence and complete buildouts of the various arenas where the NBA teams play in order to obtain game feed content and make it available on the internet and to perform other services. The buildouts will include data transmission capability and broadband connection for acquisition of up to five real-time game feeds from each arena. The buildouts will involve capital expenditures, the amounts of which will vary depending on arena structure and local labor costs. Subject to limitations, Convera is also required to use commercially reasonable efforts to construct and equip a related facility to obtain the game feeds and other content from the arenas, as well as to aggregate and manage the content and apply Convera's technologies and services to the NBA's content.

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Convera expects to fund these expenditures with working capital, which may include a portion of the $150 million in cash to be contributed to Convera by Intel.

     Under the services agreement, if the NBA enters into an agreement with a third party for the distribution of NBA content, the NBA is required to use commercially reasonable efforts to use the products and services of Convera in connection with any such agreement. In various circumstances, if the NBA enters into agreements with third-parties that could reasonably be expected to substantially preclude the NBA's ability to use Convera's services or, in limited circumstances, materially compete with the NBA products, Convera would be entitled to "lost profit" payments from the NBA.

     The services agreement provides for a ten-year term, ending on the later of June 30, 2010 or the end of the 2010 WNBA season. In addition to termination rights for material breach, the parties have the right to terminate if specified revenue levels beginning in the fifth year are not achieved. The services agreement also provides the NBA with termination rights based on, among other things, Convera's obligation to provide "state of the art" technology and the change of control in the ownership of Convera.

  Contribution Agreement

     Under the contribution agreement, the NBA will contribute the following assets to Convera, which will have the right to use these assets in any of its business activities:

     - all of the NBA know-how, designs, inventions, concepts, ideas, documents, business plans and other materials relating to the creation, development, distribution and marketing of products using the content of sports and entertainment entities;

     - a database of individual customer profiles for approximately 3.5 million basketball fans and a second database of users of NBA products;

     - domain names related to sports content over the internet;

     - the software program "GameStats" and its trademark registration;

     - the right to use 25% of the time of NBA personnel related to technical, broadcast operations, engineering, production and marketing and of certain production facilities; and

     - a non-exclusive, twelve-year license to the NBA trademark.

     Convera expects to use these contributed assets to enhance the capability and distribution of its technology and services offerings to sports related customers and to capitalize on the value of the NBA relationship.


     In exchange for the contribution of assets, the NBA will receive shares of Class A common stock representing 10% of the outstanding stock of Convera (13.5% of the Class A common stock), after giving effect to the combination and the conversion of outstanding preferred stock. Based on the number of Excalibur shares outstanding as of November 14, 2000, Convera expects to issue 4,741,079 shares of Class A common stock to the NBA. See "Summary -- Ownership of Convera Following Completion of the NBA Transactions" on page 7. The NBA will have registration rights with respect to its shares of Class A common stock similar to the registration rights of Intel described under "The Contribution and Merger Agreement and Related Agreements -- Registration Rights Agreement" on page 59. In addition, NBA Commissioner David Stern will join the Convera board of directors.



     The shares of Convera common stock to be issued to the NBA will be recorded based on the fair value of such shares on the closing date of the combination. The assets contributed by the NBA to Convera under the contribution agreement will be amortized on a straight line basis over their respective estimated economic useful lives as more fully described in Note 7 to the Unaudited Combined Pro Forma Financial Information beginning on page 83. Based on the market value of Excalibur's common stock of $51.56 on October 25, 2000, the intangible asset would be approximately $243,634,000, and the related amortization would be approximately $30,454,000 per year.


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                       COMPARISON OF STOCKHOLDERS' RIGHTS

     The rights of Excalibur stockholders are currently governed by Delaware law and the certificate of incorporation and bylaws of Excalibur. In accordance with the contribution and merger agreement, at the closing of the combination, the stockholders of Excalibur will become stockholders of Convera. Accordingly, upon consummation of the combination, the rights of Excalibur stockholders who become stockholders of Convera will be governed by Delaware corporate law and Convera's amended and restated certificate of incorporation and bylaws. The following are summaries of material differences between current rights of Excalibur stockholders and those of Convera's stockholders following the combination.


     The following discussions are not intended to be complete, but they do contain all of the material differences between the Excalibur certificate of incorporation and bylaws and the Convera amended and restated certificate of incorporation and bylaws. You should still also refer to Delaware law, the Convera amended and restated certificate of incorporation and the Convera bylaws. Copies of Convera's amended and restated certificate of incorporation and bylaws as currently proposed, are attached to this proxy statement/prospectus as Appendices D and E. Copies of the Excalibur certificate of incorporation and bylaws will be sent to the holders of shares of Excalibur common stock upon request. See "Where You Can Find More Information" on page
(i).


AUTHORIZED CAPITAL STOCK


     The authorized capital stock of Excalibur consists of 40 million shares of common stock, par value $.01 per share, and one million shares of preferred stock, par value $.01 per share. The authorized capital stock of Convera consists of 100 million shares of Class A common stock, par value $.01 per share, 40 million shares of Class B common stock, par value $.01 per share, and five million shares of preferred stock, par value $.01 per share. The Convera Class B common stock is convertible into Convera Class A common stock as described under "Description of Convera Capital Stock Following the Combination" beginning on page 70.


VOTING RIGHTS

     Each outstanding share of Excalibur common stock is entitled to one vote, and Excalibur's outstanding preferred stock has no voting rights. Each outstanding share of Convera's Class A common stock is entitled to one vote, and neither Convera's Class B common stock nor Convera's preferred stock has any voting rights, except as may be required by Delaware law.

ALLOCATION OF CORPORATE OPPORTUNITIES BETWEEN CONVERA AND INTEL OR THE NBA AND OTHER MATTERS CONCERNING INTEL AND THE NBA

     Convera's amended and restated certificate of incorporation contains in Article Tenth provisions which are meant to regulate, define and guide the conduct of affairs of Convera which involve Intel or the NBA and their respective officers and directors, including the allocation of corporate opportunities between Convera and Intel or the NBA. Contracts or other transactions which do not comply with these charter procedures are not automatically void or in violation of law but shall be governed by the remaining provisions of Convera's amended and restated certificate of incorporation and bylaws, Delaware law and other applicable law.

     Unless Intel or the NBA otherwise agrees in writing, Intel or the NBA has the right to do each of the following:

     - engage in the same or similar business activities or lines of business as Convera;

     - compete against Convera;

     - do business with any potential or actual competitor, customer or supplier of Convera; and

     - employ or otherwise engage any officer or employee of Convera.

     If either Intel or the NBA acquires knowledge of a potential transaction or other matter that may be a corporate opportunity or otherwise of interest to Intel or the NBA and Convera, neither Intel nor the NBA has

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any duty to communicate or present the corporate opportunity to Convera and shall not be liable to Convera or its stockholders for breach of any fiduciary duty it may otherwise have as a significant stockholder of Convera by reason of the fact that Intel or the NBA pursues or acquires the corporate opportunity for itself, directs the corporate opportunity to another person, or does not present the corporate opportunity to Convera. Neither Intel nor the NBA shall have any duty and shall not be liable even if a director or officer of Convera (including, without limitation, any such officer or director who is also a director, officer or employee of Intel or the NBA, as the case may be) becomes aware of the transaction or matter in his or her capacity as a director or officer of Convera and the director or officer discloses the transaction or matter to directors, officers, employees or other representatives of Intel, so long as Intel also learns or develops the information independently. Absent these provisions, each of Intel and the NBA may have been required, under principles of fiduciary obligations, to present such corporate opportunities to Convera.

     Convera's amended and restated certificate of incorporation provides that the following procedures apply when a director or officer of Convera who is also a director, officer or employee of Intel or the NBA acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to Convera and Intel or the NBA, as the case may be:

     - a corporate opportunity offered or disclosed to any person who is a director but not an officer of Convera and who is also an officer or employee (whether or not a director) of Intel or the NBA shall belong to Intel or the NBA, unless the opportunity is expressly offered to the person primarily in his or her capacity as a director of Convera, in which case the opportunity shall belong to Convera;

     - a corporate opportunity offered or disclosed to any person who is an officer (whether or not a director) of Convera and who is also a director but not an officer or employee of Intel or the NBA shall belong to Convera, unless the opportunity is expressly offered to the person primarily in his or her capacity as a director of Intel or the NBA, in which case the opportunity shall belong to Intel or the NBA; and

     - a corporate opportunity offered or disclosed to any other person who is either an officer of both Convera and Intel or the NBA, or a director of both Convera and Intel or the NBA, shall belong to Intel or the NBA if the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of Intel or the NBA or to Convera if the opportunity is expressly offered to the person primarily in his or her capacity as an officer or director of Convera; otherwise, the opportunity shall belong to Intel or the NBA.

     Any corporate opportunity that belongs to Intel or the NBA or to Convera pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another person, unless and until the party to whom the corporate opportunity belongs determines not to pursue the opportunity. This prohibition shall cease if the party to whom the corporate opportunity belongs does not pursue the opportunity within a reasonable time or fails to do so diligently and in good faith.

     For purposes of the amended and restated certificate of incorporation, corporate opportunities of Convera consist of business opportunities which meet all of the following criteria:

     - Convera is financially able to undertake them;

     - they are, from their nature, in the line or lines of Convera's business as described in Convera's periodic reports filed with the SEC and are of practical advantage to Convera; and

     - they are ones in which Convera has an interest or reasonable expectancy.

     For purposes of the amended and restated certificate of incorporation, corporate opportunities do not include any transaction or matter in which Convera, Intel or the NBA is permitted to participate pursuant to any agreement between Convera and Intel or the NBA that has been approved by a majority of the directors of Convera who are disinterested.


     Intel and the NBA shall be deemed to have satisfied their duties under Delaware law if any agreement, arrangement or transaction between Convera and Intel or the NBA involves a corporate opportunity and is approved in accordance with these charter procedures. These provisions in Convera's amended and restated certificate of incorporation relating to Intel and the NBA apply so long as Intel or the NBA owns at least 5% of the outstanding Class A common stock, after giving effect to the conversion of all convertible securities held by Intel or the NBA. For purposes of Convera's amended and restated certificate of incorporation, all references to Intel and the NBA also include entities in which Intel or the NBA, as the case may be beneficially owns 50% or more of the voting stock, other than Convera and any majority held subsidiary of Convera.

     This provision of Convera's amended and restated certificate of incorporation is enforceable against Convera stockholders who acquire stock in the combination and after the combination.

TRANSACTIONS BETWEEN CONVERA AND RELATED PARTIES, INCLUDING INTEL AND THE NBA

     Convera's amended and restated certificate of incorporation contains in Article Eleventh provisions which are meant to regulate and guide contractual, corporate and other business relations of Convera which involve Intel or the NBA, Convera's officers and directors or their respective affiliates. These provisions are meant to supplement and not to limit the provisions of Delaware law and the other provisions of the amended and restated certificate of incorporation. Contracts or business relations which do not comply with these charter procedures are not automatically void or in violation of law but shall be governed by the remaining provisions of Convera's amended and restated certificate of incorporation and bylaws, Delaware law and other applicable law.


     Convera's amended and restated certificate of incorporation provides that no agreement, arrangement or transaction between Convera, on the one hand, and Intel or the NBA, Convera's directors or officers or their respective affiliates, on the other hand, shall be void or in violation of law solely because Intel or the NBA, Convera's officers or directors or their respective affiliates are parties to the transaction, or solely because any of Convera's directors or officers are present at or participate in the meeting of Convera's board of directors or committee of the board which authorizes the transaction or solely because his, her or their votes are counted for the purpose of approving the transaction, if any of the following requirements are met:


     - the material facts of the transaction are disclosed or are known to the board of directors or the committee of the board that authorizes the transaction and the board of directors or committee in good faith approves the transaction by a majority vote of disinterested directors, even though the disinterested directors are less than a quorum;

     - the material facts of the transaction are disclosed or are known to the holders of Convera's voting stock entitled to vote on the transaction, and the transaction is specifically approved in good faith by vote of the holders of a majority of the then outstanding voting stock not owned by the related party involved in the transaction, voting together as a single class;

     - the transaction is effected in accordance with guidelines which are approved in good faith by the majority vote of disinterested directors on the board of directors or a committee of the board after disclosure of the material facts related to the transaction, even though the disinterested directors are less than a quorum, or by vote of the holders of a majority of the then outstanding voting stock not owned by the related party involved in the transaction, voting together as a single class; or

     - the transaction is fair as to Convera as of the time it is approved by the board of directors, a committee of the board or Convera's stockholders.

     If any of these requirements are met, the related party involved in the transaction will be deemed to have satisfied his, her or its duties to Convera under Delaware law.


     Convera's amended and restated certificate of incorporation provides that Intel and the NBA shall not be liable to Convera or its stockholders for breach of any fiduciary duty that they otherwise may have as a significant stockholder of Convera by reason of the fact that Intel or the NBA takes any action or exercises any rights or gives or withholds any consent in connection with any transaction between Intel or the NBA and Convera. This provision of Convera's amended and restated certificate of incorporation is enforceable against Convera stockholders who acquire Convera stock in the combination and after the combination. Also, no vote cast or other action taken by any person who is an officer, director or other representative of Intel or the NBA in the person's capacity as a director of Convera shall constitute an action or consent of or exercise of a right by Intel or the NBA for the purpose of the transaction.

NUMBER OF DIRECTORS


     Excalibur's board of directors currently consists of ten directors. Excalibur's bylaws provide that the number of directors may increased or decreased by a resolution of the board of directors as long as the number of directors is no fewer than one nor more than ten. The Convera board of directors shall initially consist of seven directors, as is specified in Convera's bylaws. The Convera amended and restated certificate of incorporation provides that the number of directors shall be as specified in Convera's bylaws, as the same may be amended, as long as the number of directors is no fewer than six nor more than twelve. See "Directors and Management of Convera Following the Combination" beginning on page 42. The Convera amended and restated certificate of incorporation also provides that for a period of five years from the closing of the combination, the Convera board shall include at least two directors that are not affiliated with Intel.


VOTING BY DIRECTORS

     At meetings of the Excalibur board of directors, the presence of a majority of the directors constitutes a quorum for the transaction of business at the meeting. A vote of a majority of the directors present at a meeting of the Excalibur board is required to take actions. At meetings of the Convera board of directors, the presence of a majority of the directors constitutes a quorum for the transaction of business at the meeting. A vote of a majority of the directors present at a meeting of the Convera board is required to take actions.

QUORUM FOR STOCKHOLDERS MEETINGS


     Excalibur's certificate of incorporation provides that the presence of at least one-third of the shares entitled to vote at a stockholders' meeting will constitute a quorum for the transaction of business at the meeting. Convera's amended and restated certificate of incorporation provides that the presence of at least a majority of the shares entitled to vote at a stockholders' meeting will constitute a quorum for the transaction of business at the meeting. See "Approval of Two Corporate Governance Provisions of Convera's Certificate of Incorporation and Bylaws" beginning on page 90.


AMENDMENT OF CERTIFICATE OF INCORPORATION


     Excalibur's certificate of incorporation may be amended if the change is proposed by the board of directors and approved by the holders of a majority of the outstanding shares of common stock. Convera's amended and restated certificate of incorporation may be amended if the change is proposed by the board of directors and approved by the holders of a majority of the outstanding shares, except that any change in the provisions of the amended and restated certificate of incorporation discussed above under "-- Transactions Between Convera and Related Parties, Including Intel and the NBA" and "-- Allocation of Corporate Opportunities Between Convera or the NBA and Intel and Other Matters Concerning Intel and the NBA" must be approved by the holders of more than 80% of the outstanding shares of Class A common stock.


AMENDMENT OF BYLAWS

     Excalibur's bylaws may be amended by a majority of the whole board of directors or by the holders of a majority of the outstanding shares of common stock. Convera's bylaws may be amended by a majority of the whole board of directors or by the holders of a majority of the outstanding shares of Class A common stock.

NOMINATIONS AND STOCKHOLDER BUSINESS

     Excalibur's certificate of incorporation and bylaws do not contain specific provisions relating to the nomination of directors or other stockholder business for annual or special meetings of stockholders.

  Convera Annual Meeting of Stockholders

     Convera's bylaws provide that director nominations or proposals of other business to be considered at annual meetings of stockholders may be made in any of the following manners:

     - pursuant to Convera's notice of meeting;

     - by or at the direction of the Convera board of directors; or

     - by any stockholder of Convera who is a stockholder of record at the time of giving of notice of an annual meeting, who is entitled to vote at the meeting with respect to the business proposed to be considered and who complied with the bylaws' procedures.

     For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to Convera's corporate secretary, and the business must be a proper subject for stockholder action under Delaware law. To be timely, a stockholder's notice shall be delivered to the secretary not less than 45 days nor more than 120 days prior to the date on which Convera first mailed its proxy materials for the prior year's annual meeting of stockholders. If however the date of the annual meeting is advanced by more than 30 days or delayed, other than by adjournment, by more than 30 days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which Convera first publicly announces the date of the meeting. The stockholder's notice must set forth:

     - all information required by the SEC's proxy rules for each person whom the stockholder proposes to nominate for election or reelection as a director;

     - a brief description of other business that the stockholder proposes to bring before the meeting, the reasons for conducting the business at the meeting and any material interest in the business by the stockholder and of any beneficial owner on whose behalf the proposal is made; and

     - the name and address of the stockholder and of any beneficial owner on whose behalf the nomination or proposal is made, as well as the class and number of shares which are owned beneficially by them.

     If the number of directors to be elected to the Convera board is increased and there is no public announcement about it by Convera at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the bylaws shall also be considered timely, but only for nominees for any newly created positions, if it is delivered to the Convera corporate secretary not later than the close of business on the 10th day following the day of Convera's first public announcement about the increase. See "Approval of Two Corporate Governance Provisions of Convera's Certificate of Incorporation and Bylaws" beginning on page 91.

  Convera Special Meetings of Stockholders

     The only business which may be conducted at a special meeting of stockholders is that which is contained in Convera's notice of meeting. Director nominations may be made at a special meeting of stockholders at which directors are to be elected by Convera's notice of meeting by either of the following manners:


     - by or at the direction of the board of directors; or


     - by any stockholder who is a stockholder of record at the time of giving of notice of the special meeting, who is entitled to vote at the meeting with respect to the election of directors and who complies with the bylaws' notice procedures.

     Nominations by stockholders of persons for election to the board of directors may be made at a special meeting of stockholders if the stockholder's notice is delivered to Convera's corporate secretary not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which Convera first publicly announces the date of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.


     Only the persons nominated in accordance with the these bylaw provisions shall be eligible for election at any meeting of stockholders. Similarly, the only business which may be conducted at a meeting of stockholders is that which is brought before the meeting in accordance with these bylaw procedures. The bylaws do not affect a stockholder's obligation to otherwise comply with the applicable provisions of the Exchange Act concerning stockholder meetings. Also, these bylaw provisions do not affect any rights of stockholders to request inclusion of proposals in Convera's proxy statement pursuant to Rule 14a-8 under the Exchange Act. See "Approval of Two Corporate Governance Provisions of Convera's Certificate of Incorporation and Bylaws" beginning on page 90.

         DESCRIPTION OF CONVERA CAPITAL STOCK FOLLOWING THE COMBINATION

     The following summarizes the terms of the Convera capital stock following the combination, including the Class A common stock you will receive in the combination. Please read the amended and restated certificate of incorporation and the bylaws of Convera which are attached hereto as Appendices D and E.

AUTHORIZED CAPITAL STOCK

     The authorized capital stock of Convera will consist of:

     - 100 million shares of Class A common stock, par value $.01 per share;

     - 40 million shares of Class B common stock, par value $.01 per share; and


     - Five million shares of preferred stock, par value $.01 per share.


     The following summary description of the capital stock of Convera does not purport to be complete and is qualified by reference to Convera's amended and restated certificate of incorporation and to the Delaware General Corporation Law.

CONVERA COMMON STOCK

     Convera's common stock is divided into two classes designated Class A common stock and Class B common stock. Subject to the rights of holders of any outstanding Convera preferred stock, the holders of outstanding shares of Convera common stock are entitled to share ratably in dividends declared out of assets legally available therefor at that time and in those amounts as the Convera board of directors may from time to time lawfully determine. The Class A common stock and the Class B common stock are equal in respect of rights to dividends and other distributions.


     Each holder of Class A common stock is entitled to one vote for each share held and, except as otherwise provided by law or by the Convera board of directors with respect to any series of Convera preferred stock, the holders of Class A common stock will exclusively possess all voting power. The shares of Class B common stock are not entitled to any voting rights, except as otherwise provided by law or in the amended and restated certificate of incorporation. Holders of Class A common stock are not entitled to accumulate votes for the election of directors. The Convera common stock is not entitled to preemptive rights and is not subject to redemption or assessment. Subject to the rights of holders of any outstanding Convera preferred stock, upon liquidation, dissolution or winding up of Convera, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the Convera common stock at that time outstanding. The Class B common stock will be assumed to have been converted into Class A common stock immediately prior to a distribution upon a liquidation, dissolution or winding up of Convera. We have filed an application to have the Class A common stock of Convera traded on the Nasdaq National Market under the ticker symbol "CNVR."


     The Class B common stock may be converted at the rate of one share of Class A common stock for each share of Class B common stock. As long as Intel remains a holder of Class B common stock, it shall not be entitled to convert shares of Class B common stock if Intel would beneficially own 50% or more of the voting power or Convera immediately after the conversion. The conversion rate shall be subject to antidilution adjustments in case of stock splits, stock dividends, reverse stock splits, recapitalizations or similar events affecting the Class A common stock. In the event Convera consummates any reclassification or consolidation, merger or similar business combination, pursuant to which the Class A common stock of Convera is exchanged solely for or changed, reclassified or converted into a different security or other property of Convera or any successor, a holder of the Class B common stock will thereafter have the right to receive upon conversion of the Class B common stock the kind and amount of shares or stock and other securities and property receivable by a holder of the number of shares of Class A common stock into which the Class B common stock might have been converted immediately prior to that event. Convera shall at all times reserve a sufficient number of authorized Class A common stock to allow for the conversion of the outstanding shares of Class B common stock.

CONVERA PREFERRED STOCK


     The Convera board of directors has the authority to issue Convera preferred stock in one or more series with such distinctive serial designations, at such price or prices and for such other consideration as may be fixed by the Convera board of directors. Convera preferred stock of all series shall be in all respects entitled to the same preferences, rights and privileges and subject to the same qualifications, limitations and restrictions; provided, however, that different series of Convera preferred stock may vary with respect to, among other things, dividend rates, conversion rights, voting rights, redemption rights, liquidation preferences and the number of shares constituting each such series as shall be determined and fixed by resolution or resolutions of the Convera board of directors providing for the issuance of such series, without any further vote or action by the stockholders of Convera. All the shares of any one series will be alike in every particular.


     The ability of the Convera board of directors to issue Convera preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of Convera.


TRANSFER AGENT AND REGISTRAR


     The transfer agent and registrar for the Convera common stock is Computershare Investor Services, formerly American Securities Transfer & Trust, Inc., in Colorado.

NASDAQ LISTING OF THE CLASS A COMMON STOCK


     It is a condition to the consummation of the combination that the shares of Convera Class A common stock to be issued in the combination be approved for listing on the Nasdaq National Market, subject to official notice of issuance. If the combination is completed, the Convera Class A common stock will be listed on the Nasdaq National Market under the symbol "CNVR," and the Excalibur common stock will cease to be listed on the Nasdaq National Market.

            BUSINESS OF INTEL'S INTERACTIVE MEDIA SERVICES DIVISION

     Intel's Interactive Media Services division is comprised of three separate business groups that were formally established between June and October 1998:

     - the Entertainment Content Services group;

     - the Enhanced Video Services group; and

     - the Internet Security Services group.

     The Interactive Media Services division provides solutions for content customers and broadcast networks as they deliver digital content to end users using the internet and emerging broadband environments, such as satellite, cable, DSL (Digital Subscriber Line) and wireless. Services offered by the Interactive Media Services division include digital video and data integration services, security and content protection services, conditional access and subscriber management services and scalable distribution management services.

     In the combination, Intel will contribute to Convera its Interactive Media Services division and related intellectual property (generally under non-exclusive licenses) and other assets. A complete listing of the assets to be contributed is set forth on Exhibit A to the contribution and merger agreement. These assets include:

     - a collection of software tools and know-how for creating or integrating a digital rights enforcement software system, manipulating and integrating video content and data, or protecting data streams such as during internet delivery of protected music downloads;

     - 14 patents and patent applications in the area of tamper resistant software and content security, including various methods of enabling tamper resistance;

     - source code components, including portions of custom developed software, or modules, which are used in current applications, or can be used or reused in other customized applications, such as providing an attendee at a sports event the ability to use a computer built into the seat-back directly in front of the attendee, to watch a customized replay, or order food, drinks or merchandise for delivery in the sports event venue;

     - Intel's rights and obligations under the contracts that have been entered into by the Interactive Media Services division, exclusive of certain cash payments or payments of equity which have already been earned by the IMS division, prior to the time of the close of the Convera transaction; and

     - the collective expertise of the software and engineering personnel who developed the IMS division's tamper resistance software technology, the majority of whom will be transferring from Intel to Convera upon the closing of the combination.

ENTERTAINMENT CONTENT SERVICES

     The Entertainment Content Services group acts as a systems integrator to provide consumer-oriented offerings for customers operating in the entertainment industry. It employs its resources and knowledge in program management, human factors engineering and software, and software engineering, together with third party technologies, to define and implement end-to-end solutions for its customers. Services provided by the Entertainment Content Services group include:


     - Graphical user interface development.


     - Human factors engineering and software, which is the process of evaluating the "man/machine" interaction to optimize the user interface and experience of users of a particular software application. Typically, cognitive psychologists and user interface ergonomics specialists would undertake a variety of activities (focus group observation, rapid prototyping, competitive research etc.) with the intent of optimizing the user interface to meet the audience needs.

     - Back-end integration, which is the integration of software with an existing "legacy" software system, where the integration takes place at a level below that of the "front-end," or graphical user-interface, layer of the system. An example would include the enabling of an e-commerce solution to work with the existing finance system of an organization, to deliver a system that is ready for user/customer use.

     - Emotional analysis and data mining, which is the practice of analyzing the interactions of a user with a web site, to try and identify trends that might indicate the type of person on the site. These algorithms take into account a user's prior behaviors to make predictions regarding preferences and the selections a user may make in the future. Data mining refers to the general practice of analyzing the activity on a particular site to gain quantitative and/or qualitative information about the site or its users. An example of this is tracking pages viewed, and analyzing patterns or similarities in user data to allow a better understanding of that user. This in turn allows a service to be provided to the user that is more attuned to their needs or preferences.

     The services provided by the Entertainment Content Services group are targeted at companies in the music, sports, lifestyles and film and video game industries. Customers have included Supertracks, a company which works with record labels, storing their music digitally, and then offers a service to online retailers to facilitate the sale of digital music to consumers over the web, and Avid Sports, a company which offers a service to develop "highlights" packages for sports leagues to be delivered via the internet.

ENHANCED VIDEO SERVICES

     The Enhanced Video Services group provides consulting services and web-based services for the creation, management and delivery of enhanced video content over the internet, digital broadcast and wireless technologies. The services are designed to enable content owners or producers to create immersive interactive content and then protect it and deliver it in measured quantities to end-users on a variety of devices. The Enhanced Video Services group technologies may be applied to a variety of interactive information and entertainment markets, such as sports, news and entertainment. Current customers include Choice Seat and Avid Sports.

INTERNET SECURITY SERVICES

     The Internet Security Services group provides software products and services that are designed to enable providers to develop and commercialize frameworks for secure protection of digital content distribution and playback on personal computers and other digital devices. The Internet Security Services group markets a generalized security product, as well as an ongoing service of manufacturing and shipping content protection agents and keys, to the music, documents and streaming video industries. The Internet Security Services group works with both hardware and software vendors to develop products and services that provide a complete end-to-end solution for secure digital content distribution and playback in the marketplace. Current customers include Preview Systems and Softlock.com.

                            SELECTED FINANCIAL DATA
                 OF INTEL'S INTERACTIVE MEDIA SERVICES DIVISION


     We are providing the following information concerning Intel's Interactive Media Services division to aid you in your analysis of the financial aspects of the combination. Intel derived this information from the audited statements of assets to be contributed and the related statements of net revenues and direct expenses for its Interactive Media Services division for the fiscal year ended December 25, 1999 and the period from inception to December 26, 1998, and the unaudited financial statements for the nine months ended September 30, 2000 and September 25, 1999. This information is only a summary and you should read it in conjunction with Intel's Interactive Media Services division's Financial Statements (and related notes) beginning on page F-1 and the Interactive Media Services division Management's Discussion and Analysis of Financial Condition and Results of Operations beginning on page 75.


            INTERACTIVE MEDIA SERVICES DIVISION OF INTEL CORPORATION

                     STATEMENT OF ASSETS TO BE CONTRIBUTED


                                                    DECEMBER 26,    DECEMBER 25,    SEPTEMBER 30, 2000
                                                      1998(1)           1999           (UNAUDITED)
                                                    ------------    ------------    ------------------
                                                                      (IN THOUSANDS)
Capital contribution receivable...................      $ --          $    --            $150,000
Investments.......................................        --              884                 898
Consideration due or received in excess of costs
  incurred on uncompleted contracts...............        --           (1,910)             (2,383)
Property, plant and equipment
  Computer equipment..............................       111              322                 590
  Accumulated depreciation........................       (23)            (104)               (168)
                                                        ----          -------            --------
Net property, plant and equipment.................        88              218                 422
                                                        ----          -------            --------
Assets to be contributed(2).......................      $ 88          $  (808)           $148,937
                                                        ====          =======            ========


            INTERACTIVE MEDIA SERVICES DIVISION OF INTEL CORPORATION

                 STATEMENT OF NET REVENUES AND DIRECT EXPENSES


                                  PERIOD FROM                                NINE MONTHS ENDED
                                  INCEPTION TO     YEAR ENDED     ----------------------------------------
                                  DECEMBER 26,    DECEMBER 25,    SEPTEMBER 25, 1999    SEPTEMBER 30, 2000
                                      1998            1999           (UNAUDITED)           (UNAUDITED)
                                  ------------    ------------    ------------------    ------------------
                                                               (IN THOUSANDS)
Net revenues....................    $    --         $ 1,568            $    --               $  1,866
Cost of revenues................         --              23                 --                    532
Direct operating expenses:
  Research and development......        425           2,275              1,459                  3,466
  Selling, marketing and
     administrative.............      5,845           5,823              4,493                  8,914
                                    -------         -------            -------               --------
Total direct operating
  expenses......................      6,270           8,098              5,952                 12,380
                                    -------         -------            -------               --------
Total direct expenses...........      6,270           8,121              5,952                 12,912
                                    -------         -------            -------               --------
Direct expenses in excess of net
  revenues......................    $(6,270)        $(6,553)           $(5,952)              $(11,046)
                                    =======         =======            =======               ========


---------------
(1) The Interactive Media Services Division is comprised of three separate but related groups within Intel which were each formally established with operations commencing between June 1998 and October 1998.


(2) Assets to be contributed at September 30, 2000 includes the approximately $150 million in cash to be contributed to Convera upon closing of the combination pursuant to the terms of the contribution and merger agreement.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION FOR INTEL'S INTERACTIVE MEDIA SERVICES DIVISION

OVERVIEW


     Intel's Interactive Media Services division (IMS) is comprised of three separate but related groups that were each formally established with operations commencing between June and October 1998: the Entertainment Content Services
(ECS) group, the Enhanced Video Services (EVS) group and the Internet Security Services (ISS) group. These groups were not separate legal entities or operating segments of Intel, but were embedded in Intel's overall operations. As a result, separate financial statements have not been maintained for these operations. The financial statements of IMS included in this proxy statement/prospectus were prepared from the historical accounting records of Intel and do not purport to reflect the assets to be contributed, and the net revenues and direct expenses that would have resulted if IMS had operated as an unaffiliated independent company. The Statements of Net Revenues and Direct Expenses include an allocation of expenses for facilities, information technology, management, finance and administrative support services provided by Intel. These allocations were derived from the direct operating expenses of the New Business Group within which the three separate groups that comprised IMS operated within Intel, based on the number of employees within IMS relative to the total employees within the New Business Group. These statements do not include allocations for legal, human resources, sales and marketing support, certain profit dependent amounts in excess of accruals allocated to IMS, or for interest income, interest expense and income taxes, as such expenses and income were not allocated by Intel to the New Business Group or IMS. This Management's Discussion and Analysis of Financial Condition and Results of Operation should be read in conjunction with the Interactive Media Services division's financial statements (and related notes) beginning on page F-1. Also, for further information on these three groups, see "Business of Intel's Interactive Media Services Division" beginning on page 72.


ENTERTAINMENT CONTENT SERVICES

     The Entertainment Content Services group acts as a systems integrator to provide consumer-oriented offerings for customers operating in the entertainment industry. It employs its resources and knowledge in program management, human factors engineering and software, and software engineering, together with third party technologies, to define and implement end-to-end solutions for its customers. Services provided by the Entertainment Content Services group include:

     - Graphical user interface development

     - Human factors engineering

     - Back-end integration

     - Emotional analysis & data-mining

     The services provided by the Entertainment Content Services group are targeted at companies in the music, sports, lifestyles and film and video game industries. The only current customer is Avid Sports.

ENHANCED VIDEO SERVICES

     The Enhanced Video Services group provides consulting services and web-based services for the creation, management and delivery of enhanced video content over the internet, digital broadcast and wireless technologies. The services are designed to enable content owners or producers to create immersive interactive content and then protect it and deliver it in measured quantities to end-users on a variety of devices. The Enhanced Video Services group technologies may be applied to a variety of interactive information and entertainment markets, such as sports, news and entertainment. Current customers include Choice Seat and Avid Sports.

INTERNET SECURITY SERVICES

     The Internet Security Services group provides software products and services that are designed to enable providers to develop and commercialize frameworks for secure protection of digital content distribution and playback on personal computers and other digital devices. The Internet Security Services group markets a generalized security product, as well as an ongoing service of manufacturing and shipping content protection agents and keys, to the music, documents and streaming video industries. The Internet Security Services group works with both hardware and software vendors to develop products and services that provide a complete end-to-end solution for secure digital content distribution and playback in the marketplace. Current customers include Preview Systems and SoftLock.com.

     As of September 30, 2000, IMS had approximately 80 employees including engineers and other professionals.

     IMS provides a range of services to its customers including the licensing of software, technical support services and consulting. The arrangements to provide software typically require significant modification or customization of the software under a long-term development contract.


     For such contracts, revenue is recognized in accordance with AICPA Statement of Position (SOP) 97-2, Software Revenue Recognition. Given the essential nature of the customization and development efforts to the licensed software, the arrangements have been accounted for in accordance with SOP 81-1, Accounting for Performance of Construction Type and Certain Production-Type Contracts and Accounting Research Bulletin (ARB) No. 45, Long-Term Construction-Type Contracts. In accordance with SOP 81-1, IMS has elected to account for these contracts using the completed contract method because IMS does not have substantial history of making estimates of the extent of progress towards completion. In addition, certain of the contracts lack clearly defined deliverables, terms and conditions and may be subject to acceptance or refund provisions. Accordingly, revenue is recognized when all remaining costs, IMS obligations and potential risks are insignificant and the product has been delivered and accepted by the customer. Consideration due or received from customers on uncompleted contracts and which has not been recognized as revenue was $3,414,000 and $8,516,000 for fiscal 1999 and the nine months ended September 30, 2000, respectively. Additionally, for those contracts that have not been completed, the costs incurred in support of the contract were capitalized based on the relative efforts incurred to date for the specific contracts and includes such costs as direct labor and materials. Capitalized costs totaled $1,504,000 and $6,133,000 as of December 26, 1999 and September 30, 2000, respectively. These capitalized costs, net of the consideration due or received from the customer, have been classified in the Statement of Assets to be Contributed as consideration due or received in excess of costs incurred on uncompleted contracts. Anticipated losses, if any, on uncompleted contracts are recognized in the period in which the losses are probable and estimable. No such losses have been identified relative to IMS contracts.



     Consideration due or received by IMS in connection with certain contracts may be in the form of equity instruments issued by the customer. Any equity instruments received from the customer in connection with arrangements entered into on or before March 16, 2000 are valued at the date of the arrangement. Amounts for equity instruments (and other consideration) which have not been earned are netted against the costs incurred to date on uncompleted contracts and reflected on this basis in the Statement of Assets to be Contributed. Amounts for equity instruments (and other consideration) which have been earned and for which the related contracts have been completed have been recorded as net revenues in the Statement of Net Revenues and Direct Expenses. For equity instruments received in connection with arrangements entered into after March 16, 2000, the related equity instruments are valued at the date the revenue will be recognized by IMS, generally the date IMS has fulfilled all of its obligations under the arrangement, in accordance with Emerging Issues Task Force
(EITF) 00-8, Accounting by a Grantee for an Equity Instrument to Be Received in Conjunction with Providing Goods or Services. Between March 17, 2000 and September 30, 2000, no arrangements were entered into which included equity instruments received by IMS. Should IMS enter into additional agreements that provide for consideration in the form of equity instruments, the final measurement of revenue will be dependent upon the market price of the equity instruments on the earliest of (a) the date a performance commitment is reached or (b) the date the equity instrument vests.

RESULTS OF OPERATIONS-INCEPTION TO DECEMBER 26, 1998 COMPARED TO FISCAL 1999

     Net revenues for fiscal 1999 were $1,568,000, with no revenue recorded in the period from inception to December 26, 1998. The 1999 net revenue was the result of services delivered under completed contracts with MGI Software Corp. and Matsushita Electronic Industrial Co., Ltd. No contracts were completed between inception and December 26, 1998.

     Direct expenses increased $1,851,000, from $6,270,000 to $8,121,000, for the period of inception to December 26, 1998 compared to fiscal 1999. Research and development expenses increased $1,850,000, largely as a result of significant additional development initiatives within ISS during 1999. Selling, marketing and administrative expenses during 1999 reflect a decrease of $22,000 from the period from inception to December 26, 1998. This decrease is primarily the result of $1,186,000 in expenses that would otherwise be reflected as selling, marketing and administrative expenses during 1999 which have been capitalized in connection with certain uncompleted contracts. There were no research and development or selling, marketing and administrative expenses capitalized in connection with contracts during the period from inception to December 26, 1998. Offsetting this decrease were costs incurred in 1998 for two particular development initiatives which produced no revenues. Direct expenses in excess of net revenues for IMS were ($6,270,000) in the period from inception to December 26, 1998 compared to ($6,553,000) for the year ended December 25, 1999.


RESULTS OF OPERATIONS-NINE MONTHS ENDED SEPTEMBER 25, 1999 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2000



     Net revenues for the nine months ended September 30, 2000 were $1,866,000 with no revenue recorded in the nine months ended September 25, 1999. The revenue in the first nine months of 2000 was the result of services delivered under a completed contract with Supertracks.com, Inc. No contracts were completed during the first nine months of 1999.



     Direct expenses increased $6,960,000 from $5,952,000 in the first nine months of 1999 to $12,912,000 in the same period in 2000. Research and development expenses increased $2,007,000 mainly as a result of continued growth in development efforts within each of the three business groups within IMS and the overall expansion in IMS activity and customer agreements. Research and development costs would have been higher during the nine month period ended September 30, 2000 but for $2,506,000 of costs that were capitalized during the period in connection with uncompleted contracts. Selling, marketing and administrative expenses increased $4,421,000 in the first nine months of 2000 compared to the first nine months of 1999 due to the expansion of the overall business and its customer relationships. Selling, marketing and administrative expenses would have been higher during the nine month period ended September 30, 2000 but for $2,655,000 of costs that were capitalized during the period in connection with uncompleted contracts. There were no research and development or selling, marketing and administrative expenses capitalized in connection with contracts during the first nine months of 1999.


LIQUIDITY AND CAPITAL RESOURCES


     Through September 30, 2000, the funding of IMS operating activities has been primarily dependent upon receipt of funds from Intel. No assets or liabilities in the form of cash, investments, debt or equity were specifically allocated to these IMS businesses from Intel. IMS has utilized the funding from Intel for general operations, growth in the development efforts within each of the three business groups of IMS and overall expansion in IMS activity and customer agreements.



     Through September 30, 2000 the capital requirements of IMS have primarily related to the acquisition of computer equipment utilized by the engineers for the three business groups. IMS has expended approximately $111,000, $211,000 and $268,000 for capital equipment during the period from inception to December 26, 1998, the year ended December 25, 1999, and the nine month period ended September 30, 2000, respectively. IMS believes its capital requirements will approximate $7.0 million for the period from October 1, 2000 through December 30, 2000. The significant increase in capital expenditure requirements for the period from October 1, 2000 through December 30, 2000 is primarily related to approximately $5.4 million for building improvements and expansion. IMS has not finalized its capital expenditure budget for fiscal 2001.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


     The following unaudited pro forma combined financial information combines the historical consolidated statements of operations of Excalibur with the historical statements of net revenues and direct expenses of Intel's Interactive Media Services division of Intel after giving effect to the combination and the impact of the NBA agreement, as if these transactions had occurred on February 1, 1999, and the historical consolidated balance sheet of Excalibur with the historical statement of assets to be contributed of the Interactive Media Services division as if these transactions had occurred on July 31, 2000. The historical financial statements for Excalibur are for the fiscal year ended January 31, 2000 and as of and for the six months ended July 31, 2000. The historical financial information of the Interactive Media Services division is for the fiscal year ended December 25, 1999 and as of and for the six months ended July 1, 2000. The statements of operations of the two entities have been combined using their respective fiscal years.


     Intel's Interactive Media Services division being contributed to Convera is comprised of three separate but related businesses that were formally established between June 1998 and October 1998. Because these businesses did not exist before this time, no historical financial information for any period prior to commencement of operations of these businesses is available. No individuals within Intel were dedicated to these businesses before these dates. These IMS businesses were not recorded as separate operating segments within Intel or as separate legal entities, but were embedded in Intel's overall operations. As a result, separate financial statements have not been maintained for the operations to be contributed to Convera. The financial statements of IMS have been prepared from the historical accounting records of Intel and do not purport to reflect the assets to be contributed, and the net revenues and direct expenses that would have resulted if IMS had operated as an unaffiliated independent company. Management does not believe there are any additional allocations to be included in the unaudited pro forma combined financial information as Excalibur has adequate established infrastructure to support the incremental activity of IMS following the closing of the combination.

     Since separate financial statements were not maintained for the IMS business, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest and indirect expenses, is impractical. Additionally, since only certain assets are being contributed, a statement of stockholders' equity is not applicable.

     The pro forma amounts are presented for illustrative purposes only and are not necessarily indicative of the results of operations of the combined company that would have actually occurred had we completed the combination on February 1, 1999 or of the financial condition of the combined company had we completed the combination on July 31, 2000 or of the future results of operations or financial condition of the combined company.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                                                              INTERACTIVE
                                               EXCALIBUR     MEDIA SERVICES    PRO FORMA      PRO FORMA
                                             JULY 31, 2000    JULY 1, 2000    ADJUSTMENTS      COMBINED
                                             -------------   --------------   -----------     ----------
                                                                   (IN THOUSANDS)
                                                 ASSETS
Current Assets
  Cash and cash equivalents................     $11,695         $150,000      $       --      $  161,695
  Short term investments...................         142            1,375            (814)(9)         703
  Accounts receivable, net.................      14,828                                           14,828
  Consideration due or received in excess
     of costs incurred on uncompleted
     contracts.............................          --           (3,262)                         (3,262)
  Prepaid expenses and other...............       2,808                                            2,808
                                                -------         --------      ----------      ----------
     Total current assets..................      29,473          148,113            (814)        176,772
Equipment and leasehold improvements,
  net......................................       2,072              171                           2,243
Other assets...............................         793                                              793
Intangibles................................         206                          243,634(7)
                                                                                 773,868(1a)   1,017,708
                                                -------         --------      ----------      ----------
     Total assets..........................     $32,544         $148,284      $1,016,688      $1,197,516
                                                =======         ========      ==========      ==========
                                  LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Accounts payable.........................     $ 2,467         $     --      $       --      $    2,467
  Accrued expenses.........................       1,409               --           1,200(1b)       2,609
  Deferred revenues........................       4,179               --              --           4,179
                                                -------         --------      ----------      ----------
     Total current liabilities.............       8,055               --           1,200           9,255
                                                -------         --------      ----------      ----------
     Total shareholders' equity............      24,489               --         243,634(7)
                                                                                    (814)(9)
                                                                      --         920,952(1c)   1,188,261
                                                -------         --------      ----------      ----------
     Total liabilities and shareholders'
       equity..............................     $32,544         $             $1,164,972      $1,197,516
                                                =======         ========      ==========      ==========


  See accompanying Notes to Unaudited Combined Pro Forma Financial Information

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                            INTERACTIVE
                              EXCALIBUR    MEDIA SERVICES                                    EXCALIBUR
                             FISCAL YEAR    FISCAL YEAR                                     SIX MONTHS
                                ENDED          ENDED                                           ENDED
                             JANUARY 31,    DECEMBER 25,     PRO FORMA         PRO FORMA     JULY 31,
                                2000            1999        ADJUSTMENTS        COMBINED        2000
                             -----------   --------------   -----------        ---------   -------------
                                                (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...................    $37,934        $ 1,568        $     --          $  39,502      $20,758
                               -------        -------        --------          ---------      -------
Expenses:
  Cost of revenues.........      6,867             23              --              6,890        3,508
  Sales and marketing......     16,210          3,328              --             19,538       11,008
  Research and product
    development............      9,456          2,275              --             11,731        5,532
  General and
    administrative.........      5,402          2,495              --              7,897        2,547
  Amortization of acquired
    intangible assets and
    goodwill...............        118             --         133,680(1d)        133,798           60
  Amortization of unearned
    compensation...........         --             --          38,800(4)          38,800           --
  Amortization of other
    intangible assets......         --             --          30,454(7)          30,454           --
                               -------        -------        --------          ---------      -------
                                38,053          8,121                            249,108       22,655
                               -------        -------        --------          ---------      -------
Operating loss.............       (119)        (6,553)             --           (209,606)      (1,897)
Interest income, net.......        250             --              --                250          228
Write-off of investment in
  affiliate................       (471)            --              --               (471)          --
                               -------        -------        --------          ---------      -------
Net loss before
  non-recurring items
  directly attributable to
  the combination..........       (340)        (6,553)             --           (209,827)      (1,669)
Dividends on cumulative,
  convertible preferred
  stock....................         14             --              --                 14            7
                               -------        -------        --------          ---------      -------
Net loss applicable to
  common stock before
  non-recurring items
  directly attributable to
  the combination..........    $  (354)       $(6,553)       $     --          $(209,841)     $(1,676)
                               =======        =======        ========          =========      =======
Basic and diluted net loss
  per common share.........    $ (0.02)       $    --        $     --          $   (4.55)     $ (0.11)
Weighted average number of
  common shares
  outstanding..............     14,282             --          31,825(7)(1e)      46,107       14,815
                               =======        =======        ========          =========      =======

                              INTERACTIVE
                             MEDIA SERVICES
                               SIX MONTHS
                                 ENDED
                                JULY 1,        PRO FORMA         PRO FORMA
                                  2000        ADJUSTMENTS        COMBINED
                             --------------   -----------        ---------
                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues...................     $ 1,866         $    --          $  22,624
                                -------         -------          ---------
Expenses:
  Cost of revenues.........         532              --              4,040
  Sales and marketing......       3,998              --             15,006
  Research and product
    development............       2,134              --              7,666
  General and
    administrative.........       1,397              --              3,944
  Amortization of acquired
    intangible assets and
    goodwill...............          --          66,840(1d)         66,900
  Amortization of unearned
    compensation...........          --          19,400(4)          19,400
  Amortization of other
    intangible assets......          --          15,227(7)          15,227
                                -------         -------          ---------
                                  8,061                            132,183
                                -------         -------          ---------
Operating loss.............      (6,195)             --           (109,559)
Interest income, net.......          --              --                228
Write-off of investment in
  affiliate................          --              --                 --
                                -------         -------          ---------
Net loss before
  non-recurring items
  directly attributable to
  the combination..........      (6,195)             --           (109,331)
Dividends on cumulative,
  convertible preferred
  stock....................          --              --                  7
                                -------         -------          ---------
Net loss applicable to
  common stock before
  non-recurring items
  directly attributable to
  the combination..........     $(6,195)        $    --          $(109,338)
                                =======         =======          =========
Basic and diluted net loss
  per common share.........     $    --         $    --          $   (2.34)
Weighted average number of
  common shares
  outstanding..............          --          31,825(7)(1e)      46,640
                                =======         =======          =========


  See accompanying Notes to Unaudited Combined Pro Forma Financial Information

          NOTES TO UNAUDITED COMBINED PRO FORMA FINANCIAL INFORMATION

1. PURCHASE PRICE ALLOCATION


     (a) The pro forma combined balance sheet reflects the application of the purchase method of accounting for the acquisition of the IMS division of Intel. The estimated purchase price is $922,952,000 including transaction costs of approximately $1,200,000. The estimated purchase price includes the consideration to be issued for the IMS division which was calculated by multiplying 27,100,000 shares by $34.013, the Excalibur five day average common stock price surrounding the May 1, 2000 announcement of the combination. Based on a preliminary allocation of the purchase price, the application of the purchase method results in approximately $774,668,000 in excess of purchase price over net tangible assets to be acquired. Based on a preliminary analysis done by Excalibur, this amount is expected to be allocated as follows: (i) acquired in-process research and development of $800,000, which will be written off when the combination is recorded; (ii) value associated with specific acquired contracts of $3,010,000, which will be amortized over one year; (iii) other identified intangibles of $13,160,000, which will be amortized over three years; and (iv) goodwill of $757,698,000, which will be amortized over six years. Customer contracts were valued based on a discounted projected gross profit on each of the related contracts. Other identified intangibles include developed technology and the assembled workforce. The developed technology was valued based on a detailed discounted cash flow analysis and the assembled workforce was valued based on a replacement cost approach.


     (b) Accrued expenses have been increased by the estimated transaction costs of $1,200,000.

     (c) Computation of Pro Forma Purchase Price


Issuance of 27,100,000 shares of Excalibur common stock,
  representing 60% ownership of Convera.....................  $921,752,000
Transaction costs...........................................     1,200,000
                                                              ------------
  Pro forma purchase price..................................  $922,952,000
                                                              ============
Preliminary allocation of purchase price:
Value of IMS division's net tangible assets at July 1,
  2000......................................................  $148,284,000
Acquired in-process research and development................       800,000
Customer contracts (1 year useful life).....................     3,010,000
Developed technology and assembled workforce (three year
  useful life)..............................................    13,160,000
Goodwill (six year useful life).............................   757,698,000
                                                              ------------
  Total allocated...........................................  $922,952,000
                                                              ============
Shareholders' equity has been adjusted to reflect purchase
  accounting as follows:
Common stock, $0.01 par value, issuance of 27,100,000
  shares....................................................  $    271,000
Additional paid-in capital..................................   921,481,000
Accumulated deficit (acquired in-process research and
  development)..............................................      (800,000)
                                                              ------------
  Pro forma increase in shareholders' equity................  $920,952,000
                                                              ============



     (d) The pro forma combined statements of operations reflect the amortization of the customer contracts, other intangibles and goodwill of $133,680,000 for the year ended January 31, 2000 and $66,840,000 for the six months ended July 31, 2000 based on expected estimated useful lives of one year, three years and six years, respectively.



     (e) The weighted average shares adjustment is based on the issuance of 27,100,000 shares of common stock to Intel for the IMS division.

2. NON-RECURRING ITEMS

     Net loss applicable to common stock is presented before non-recurring charges of $800,000 for acquired in-process research and development. The per share amount of the acquired in-process research and development is $(0.02) for the year ended January 31, 2000 and the six months ended July 31, 2000.

3. IMPAIRMENT OF GOODWILL AND OTHER INTANGIBLE ASSETS

     Convera will periodically evaluate the recoverability of its goodwill and acquisition related intangible assets. This evaluation will consist of a comparison of the carrying value of the assets with the assets' expected future cash flows, undiscounted and without interest costs. Estimates of expected future cash flows will represent management's best estimate based on reasonable and supportable assumptions and projections. If the expected future cash flows, undiscounted and without interest charges, exceeds the carrying value of the asset, no impairment will be recognized.

4. STOCK-BASED COMPENSATION

     Upon consummation of the combination, Convera shall grant under the Convera 2000 Stock Option Plan to all Convera employees, options to purchase shares of Convera Class A common stock with the exercise price of such options to be the greater of (i) $32.16 (the average of the closing prices of the Excalibur common stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the announcement of execution of the contribution and merger agreement) or (ii) twenty-five percent (25%) of the average of the closing prices of the Excalibur common stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the closing date of the combination; provided, however, that if the average of the closing prices of the Excalibur common stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the closing date of the combination is less than $32.16, then the exercise price for such options shall be the average of the closing prices of the Excalibur common stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the closing date. The Convera 2000 Stock Option Plan is being submitted for stockholder approval at Excalibur's 2000 Annual Meeting.

     The difference between the stock option exercise price and the fair market value of Convera's stock on the grant date, if any, will be recognized as compensation expense ratably over the vesting period of the options. Under the terms of the Convera 2000 Stock Option Plan, the vesting period is up to four years with options vesting in equal increments every six months over that period. Convera expects to grant approximately 8 million options under the arrangement described above. Based on the market value of Excalibur's common stock of $51.56 on October 25, 2000, the unearned compensation recorded would be $155,200,000. The adjustment in the unaudited pro forma combined statement of operations reflects the amortization of this amount as if these options were granted on February 1, 1999. Assuming these options are granted on December 1, 2000, the unearned compensation would be amortized to compensation expense as follows:

                YEAR ENDED JANUARY 31,                     AMOUNT
                ----------------------                   -----------
2001...................................................  $ 6,467,000
2002...................................................   38,800,000
2003...................................................   38,800,000
2004...................................................   38,800,000
2005...................................................   32,333,000

If the market value of Excalibur's common stock changes by $1.00 per share, then the unearned compensation amount would change by $8,000,000.

     In addition, the former Intel employees who become Convera employees will receive a payment for the excess, if any, of the calculated aggregate gain they would have realized on forfeited Intel stock options that would have vested between 2002 and 2005 over the calculated aggregate gain on Convera stock options as of September 30, 2002. The gain attributable to these employees' forfeited Intel stock options is equal to the positive difference, if any between (i) $61.50, representing the approximate fair market value of the Intel stock underlying these options in May 2000 when this bonus arrangement was established, and (ii) the per share exercise price of the forfeited Intel stock options. The maximum aggregate amount that Convera would be required to pay, assuming no aggregate gain on the Convera stock options at September 30, 2002, is approximately $5.6 million. If the market price of Convera shares is at least $47.16 per share at September 30, 2002, then Convera will not be required to pay any amounts to the former Intel employees under this bonus arrangement, based on the fact that the built-in gain attributable to the Convera stock options will be at least equivalent to the built-in gain on the forfeited Intel stock options. Because Excalibur is unable to predict the market value of Excalibur's common stock on September 30, 2002, the pro forma financial statements do not reflect compensation expense related to the potential payments to former Intel employees.


5. RETENTION BONUSES

     In addition to the potential payment related to the excess calculated aggregate gain as described in Note 4, Convera will pay bonuses to specified former employees of Intel that remain employed by Convera as of April 30, 2001, funded through an additional capital contribution from Intel. These employee payments will be charged to expense on Convera's statement of operations over the period from consummation of the combination through April 30, 2001. The payment from Intel will be considered a capital contribution to Convera since Intel will be a principal shareholder of Convera. This additional capital contribution was contemplated in the determination of the Convera shares to be issued to Intel and will not change the Intel share ownership. The retention bonuses are contingent on the continuing employment of the Intel contributed employees with Convera through April 30, 2001 and as such the amount cannot be determined and has not been included in the pro forma combined statement of operations. The retention bonus amount will be determined based upon the intrinsic value of unvested Intel stock options forfeited that would have vested in calendar year 2001 for those former Intel employees that become employees of Convera. The intrinsic value will be determined based on the Intel stock price for the five days prior to the closing of the transaction.

6. GENERAL AND ADMINISTRATIVE EXPENSES

     Excalibur does not anticipate an increase in its general and administrative expenses resulting directly from the combination. Accordingly, no additional expense has been reflected in the pro forma financial statements. Excalibur does expect its general and administrative expenses to increase as a result of the overall growth in its business.

7. NBA AGREEMENTS

     On September 13, 2000, Intel and Convera each entered into an agreement with NBA Media Ventures, LLC and WNBA Enterprises, LLC, referred to herein collectively as the NBA. Intel entered into a services agreement under which Intel agreed to provide services and technologies for the development of interactive NBA products over a term of ten years, which will be assigned to Convera upon consummation of the combination. Convera, on the other hand, entered into a contribution agreement under which the NBA will contribute assets to Convera in exchange for stock of Convera concurrent with the combination.

     Under the contribution agreement, the NBA will contribute the following assets to Convera, which will have the right to use these assets in any of its business activities:

     - all of the NBA know-how, designs, inventions, concepts, ideas, documents, business plans and other materials relating to the creation, development, distribution and marketing of products using the content of sports and entertainment entities;

     - a database of individual customer profiles for approximately 3.5 million basketball fans and a second database of users of NBA products;

     - domain names related to sports content over the internet;

     - the software program "GameStats" and its trademark registration;

     - the right to use 25% of the time of NBA personnel related to technical, broadcast operations, engineering, production and marketing and of certain production facilities; and

     - a non-exclusive, twelve-year license to the NBA trademark.


     In exchange for the contribution of assets, the NBA will receive shares of Class A common stock representing 10% of the outstanding stock of Convera (13.5% of the Class A common stock), after giving effect to the combination and the conversion of outstanding preferred stock. Based on the number of Excalibur shares outstanding as of November 14, 2000, Convera expects to issue 4,741,079 shares of Class A common stock to the NBA.



     The shares of Convera common stock to be issued to the NBA will be recorded based on the fair value of such shares on the closing date of the combination. The assets contributed by the NBA to Convera under the contribution agreement will be amortized on a straight line basis over their respective estimated economic useful lives as follows:



                     ASSET DESCRIPTION                          AMORTIZATION PERIOD
                     -----------------                          -------------------
NBA know-how related to products using content of
  sports/entertainment entities.............................          8 years
Database of individual customer profiles....................          5 years
Domain names related to sports content......................          3 years
Software program "GameStats"................................          3 years
Right to use 25% of NBA personnel...........................          8 years
License to NBA trademark....................................         12 years



     Based on the market value of Excalibur's common stock of $51.56 on October 25, 2000, the intangible asset would be approximately $243,634,000, and the related amortization would be approximately $30,454,000 per year.


8.  NET LOSS PER COMMON SHARE

     The following equity instruments, under the treasury stock method, if applicable, were not included in the calculation of pro forma diluted net loss per common share for the periods presented because their effect would be anti-dilutive:

                                                          YEAR ENDED       SIX MONTHS ENDED
                                                       JANUARY 31, 2000     JULY 31, 2000
                                                       ----------------    ----------------
Stock options outstanding............................     1,008,427           1,673,565
Stock options to be granted upon consummation of the
  combination........................................            --             574,249
Estimated Class A common shares issuable upon
  conversion of preferred stock......................       217,800             217,800
                                                          ---------           ---------
          Total......................................     1,226,227           2,465,614
                                                          =========           =========

9. SHORT TERM INVESTMENTS

     Investments included in the IMS Statement of Assets to be Contributed represent those equity instruments received by IMS in connection with certain customer arrangements that are to be transferred to Convera. These equity investments have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, and classified as available for sale. Available for sale securities are recorded at fair value. As of October 25, 2000, these investments had a market value of $561,000. This pro forma adjustment represents the unrealized losses on the investments included in the historical financial statements of IMS. This decline in value as compared to July 1, 2000 is considered temporary, and, thus, a permanent impairment has not been recognized.

           APPROVAL AND ADOPTION OF CONVERA'S 2000 STOCK OPTION PLAN

PROPOSAL

     The contribution and merger agreement makes it a condition to the completion of the combination that Convera adopt the Convera 2000 stock option plan. To comply with the requirements of the tax code, we need your approval of this plan. The Excalibur board of directors propose and recommend that you approve and adopt the Convera stock option plan. The Convera 2000 stock option plan is attached to this proxy statement/ prospectus as Appendix C.

     In August 2000, the Convera board of directors adopted the Convera stock option plan. The stock option plan authorizes the granting of stock options and other forms of incentive compensation to purchase up to 11.25 million shares of Convera's common stock in order to attract and retain competent, experienced and motivated personnel. The stock option plan gives all employees, including officers and directors who are also employees, the opportunity to receive grants of incentive stock options, also referred to as ISOs, nonqualified stock options, also referred to as NQSOs, stock appreciation rights, stock purchase rights, deferred stock, restricted stock and/or other stock-based awards. The stock option plan encourages participants to contribute to Convera's growth. This benefits Convera stockholders because it aligns the participant's economic interests with Convera stockholder interests.

     Upon consummation of the combination, Convera expects to grant to employees approximately 8 million options to purchase shares of Convera Class A common stock. The exercise price of these options will be the greater of:

     - $32.16 (the average of the closing prices of Excalibur common stock as reported on the Nasdaq National Market for the five trading days immediately preceding the announcement of the execution of the contribution and merger agreement); or

     - 25% of the average of the closing prices of Excalibur common stock as reported on the Nasdaq National Market for the five trading days immediately preceding the closing date of the combination.

However, if the average of the closing prices of Excalibur common stock as reported on the Nasdaq National Market for the five trading days immediately preceding the closing date of the combination is less than $32.16, then the exercise price of these options will be the average of the closing prices of Excalibur common stock as reported on the Nasdaq National Market for the five trading days immediately preceding the closing date of the combination.

     The difference between the stock option exercise price and the fair market value of Convera's stock on the grant date, if any, will be recognized as compensation expense over the four-year vesting period of the options. Based on the market value of Excalibur common stock of $51.56 on October 25, 2000, the unearned compensation recorded would be $155,200,000. If the market value of Excalibur's common stock changes by $1.00 per share, then the unearned compensation amount would change by $8 million.

     If the stock option plan is approved by the Excalibur stockholders, it will become effective on the effective date of the combination.

VOTE REQUIRED

     To be adopted, the stock option proposal must be approved by the affirmative vote of the majority of the shares voting on the proposal present in person or represented by proxy at the annual meeting. Any shares not voted (by abstention, broker non-vote or otherwise) have no effect on such vote.


     The following is a summary of the principal features of the stock option plan which will be in effect if the stock option proposal is approved and adopted by the stockholders.

ELIGIBILITY

     Under the stock option plan, all employees, including officers and directors who are also employees, are eligible to be granted incentive stock options under the stock option plan. Convera may grant non-qualified stock options under the stock option plan to employees or to other persons who perform substantial services for or on behalf of Convera, including officers and directors. Option holders may not transfer options, other than by will or the laws of descent and distribution.

ADMINISTRATION

     A committee, appointed by the Convera board will administer and interpret the stock option plan. Non-employee directors and outside directors may be on the committee.

     The committee determines:

     - the individuals who may receive grants under the stock option plan;

     - the exercise price and number of shares subject to each grant;

     - the time or times during which all or a portion of each grant may be exercised; and

     - any other terms of each option.

The maximum term of options granted under the stock option plan is ten years.

TERMS AND CONDITIONS OF OPTIONS

     Under the stock option plan, Convera may grant incentive stock options to officers and key employees of Convera to purchase shares of the common stock at a purchase price equal to the fair market value of the common stock on the date of grant. Convera may also grant NQSOs. The committee may, when and to the extent it deems appropriate and with the consent of option holders, substitute outstanding options with replacement options at a lower exercise price. Options granted and outstanding under the stock option plan vest over a period of up to four years. The stock option plan provides that the board of Convera may grant stock appreciation rights to option holders.

     Upon termination of an employee for cause, that employee's stock options will terminate. If the employee is involuntarily terminated without cause, his stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. Upon the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or one year from the date of disability or retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the committee, only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised. Options granted to non-employees including directors do not terminate upon termination of such persons' relationship with Convera.

STOCK APPRECIATION RIGHTS

     The stock option plan provides that the committee may grant stock appreciation rights in conjunction with all or part of an option granted under the plan. Under a stock appreciation right, an option holder may surrender to Convera all (or a portion) of an option in exchange for an amount equal to the difference between (i) the fair market value, as of the date such option (or such portion thereof) is surrendered, of the shares of Convera common stock covered by such option (or such portion thereof), and (ii) the aggregate exercise price of such option (or such portion thereof). The amount owed to a holder may be paid in cash or shares of Convera common stock, at the discretion of the committee.

STOCK PURCHASE RIGHTS

     The stock option plan provides that the committee may grant stock purchase rights to eligible participants which shall enable these participants to purchase Convera common stock, including deferred stock or restricted stock referred to below, at:

     - its fair market value on the date of the grant;

     - 50% of its fair market value on the date of the grant;

     - its book value on the date of the grant; or

     - its par value on the date of the grant.


The committee may impose deferral, forfeiture and other terms and conditions on grants of stock purchase rights. These stock purchase rights are not connected with any right under Excalibur's employee stock purchase plan which Convera will assume upon the consummation of the combination. The Excalibur employee stock purchase plan is described on pages 96 and 97.


DEFERRED STOCK; RESTRICTED STOCK; OTHER STOCK BASED-AWARDS

     The stock option plan provides that the committee may grant deferred stock, restricted stock and other stock-based awards to eligible participants. Deferred stock gives a holder the right to receive stock at the end of a specified deferral period determined by the committee. Restricted stock will be subject to restrictions, determined by the committee, on when a holder may sell, transfer, pledge or assign the stock. Other stock-based awards are awards that are valued in whole or in part by reference to, or are otherwise based on, Convera common stock.

AMENDMENTS

     The board of Convera may amend the stock option plan, but no amendment shall be made which would impair the rights of an option holder under a stock option already granted, without the option holder's consent, or which, without the approval of Convera's stockholders, would cause the stock option plan to no longer comply with Rule 16b-3 under the Exchange Act or any successor rule or other regulatory requirements.

EFFECTIVE DATE

     The stock option plan shall be effective as of completion of the combination. Any grants made under the stock option plan prior to approval by a majority of the votes of stockholders in person or by proxy at the annual meeting shall be effective when made.

TERM OF PLAN

     Unless sooner terminated by the board of Convera, the stock option plan will terminate on the tenth anniversary of the date of stockholder approval, but awards granted prior to the tenth anniversary may extend beyond that date.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING DESCRIPTION OF FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE STOCK OPTION PLAN IS BASED ON PROVISIONS OF THE TAX CODE AND ADMINISTRATIVE AND JUDICIAL INTERPRETATIONS THEREOF AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. IT DOES NOT DESCRIBE APPLICABLE STATE, LOCAL, OR FOREIGN TAX CONSIDERATIONS. THE APPLICABLE RULES ARE COMPLEX AND MAY VARY WITH A PARTICIPANT'S INDIVIDUAL CIRCUMSTANCES. THE FOLLOWING DESCRIPTION IS THUS NECESSARILY GENERAL AND DOES NOT ADDRESS ALL OF THE POTENTIAL FEDERAL AND OTHER INCOME TAX CONSEQUENCES OF THE STOCK OPTION PLAN.


     Under the stock option plan, Convera may grant non-qualified options and incentive stock options and other stock-based rights. In general, under present tax laws, an option holder will not be deemed to recognize any income for federal income tax purposes at the time a stock option is granted, nor will Convera be entitled to a tax deduction at that time. However, when a stock option is exercised, the federal income tax consequences are summarized as follows:

  Incentive Stock Options

     Award; Exercise; Alternative Minimum Tax. Options granted as Incentive Stock Options under the stock option plan are intended to qualify for special tax status under Section 422 of the tax code. An optionee will not have taxable income upon the award or exercise of an Incentive Stock Option. However, the "option spread" (the amount by which the fair market value of the option shares on the relevant measurement date exceeds the exercise price) is includable in the optionee's "alternative minimum taxable income" in determining the optionee's liability for the "alternative minimum tax." The option spread generally is measured for this purpose on the day the option is exercised. (For purposes of the alternative minimum tax, the fair market value of stock acquired under an Incentive Stock Option is determined by ignoring any restriction which by its terms may eventually lapse.)

     In general, the alternative minimum tax for individuals is imposed at rates slightly lower than ordinary income rates, but on a higher base, including, for example, personal exemptions and all itemized deductions. The alternative minimum tax is payable only to the extent that it exceeds an individual's ordinary income tax. Whether or not an optionee will be subject to the alternative minimum tax depends upon the optionee's particular circumstances. Payment of alternative minimum tax does not increase the optionee's basis in the option shares for determining gain or loss for purposes of regular income tax. However, any alternative minimum tax paid as a result of the exercise of an Incentive Stock Option is generally creditable against regular tax liability in later years to the extent the optionee's regular tax exceeds his or her alternative minimum tax in such years.

     Sale of Option Shares; Disqualifying Dispositions. An optionee will be entitled to long-term capital gain or loss treatment upon sale, other than to Convera, of Incentive Stock Option shares held longer than two years from the grant date and longer than one year from the date the optionee receives the shares. If the shares are sold or disposed of (including by gift, but not including certain tax-free exchanges) before both of these holding periods have expired (a "disqualifying disposition"), the option spread (or, if less, the amount of gain on the sale) is taxable as ordinary income. For this purpose, the option spread is measured at the exercise date. If gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is capital gain, which will be long-term if the shares were held for more than one year. For this purpose, the holding period for option shares generally commences on the option exercise date.

     Tax Consequences to Convera; Notice of Disqualifying Disposition. Convera receives no income tax deduction upon award or exercise of an Incentive Stock Option but is generally entitled to a deduction equal to the ordinary income taxable to the optionee upon a disqualifying disposition. To enable Convera to learn of a disqualifying disposition and ascertain the amount of the deduction to which it is entitled, optionees are required to notify Convera in writing, before the disqualifying disposition, of the intended date and terms of the disposition and to comply with any other requirements that may be included in the option agreement to ensure that Convera is able to secure any tax deduction to which it is entitled. Convera may also give appropriate instructions, which may take the form of legends on share certificates, to its stock transfer agent to ensure that such requirements are satisfied before stock may be transferred.

  Nonstatutory Options

     Award; Exercise; Tax Consequences to Convera. An optionee is not taxed upon the award of a Nonstatutory Option. Upon exercise of an option, the optionee will have ordinary income measured by the option spread on the exercise date. The optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. The amount of ordinary income taxable to an optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by Convera, and Convera will generally receive a corresponding income tax deduction.

     Sale of Option Shares. Upon sale, other than to Convera, of shares acquired under a Nonstatutory Option, an optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the optionee's tax basis in the shares, which will be long-term gain or loss if the shares are held more than one year.

               APPROVAL OF TWO CORPORATE GOVERNANCE PROVISIONS OF
               CONVERA'S CERTIFICATE OF INCORPORATION AND BYLAWS

PROPOSAL

     At the annual meeting, you will be asked to vote on a proposal to approve two corporate governance provisions of Convera's amended and restated certificate of incorporation and bylaws which differ from Excalibur's certificate of incorporation and bylaws. The first of these provisions is an increase in the minimum number of shares required to constitute a quorum at stockholder meetings from one third of the shares entitled to vote to a majority of the shares entitled to vote. The second provision is the addition of a notice procedure that Convera stockholders must follow to present matters at future stockholder meetings. See "Comparison of Stockholders' Rights" beginning on page 64.

     You will be voting on both provisions as a whole; you cannot vote in favor of one provision and against the other. A vote in favor of one provision will also be a vote in favor of the other provision. If the combination is consummated and Excalibur stockholders do not approve the corporate governance proposal, the quorum requirement and notice procedures for Convera will be the same as they were for Excalibur. The Excalibur board of directors propose and recommend that you approve the corporate governance proposal. The Convera amended and restated certificate of incorporation is attached to this proxy statement/prospectus as Appendix D, and the Convera bylaws are attached to this proxy statement/prospectus as Appendix E.

REASONS FOR THE PROPOSAL

     The Excalibur board of directors has approved the increased quorum requirement because it believes that it is in the best interests of Convera to ensure that at least a majority of the shares of Convera stock will vote on all matters presented to stockholders. The Excalibur board believes that a majority requirement is customary and ensures that important matters concerning Convera are voted on by a more representative number of stockholders. In addition, the Excalibur board believes that it is in the best interests of Convera to establish explicit notice procedures for stockholder proposals to ensure that stockholders know precisely what actions they must take in order to present proposals at meetings of Convera stockholders and to allow sufficient time for proposals to be considered and analyzed in advance of meetings.

VOTE REQUIRED

     To be adopted, the corporate governance proposal must be approved by the affirmative vote of the majority of the shares of Excalibur common stock outstanding. Any shares not voted (by abstention, broker non-vote or otherwise) with have the same effect as a vote against the corporate governance proposal.

     The following is a summary of the two provisions on which you will be voting.

QUORUM FOR STOCKHOLDERS MEETINGS

     Excalibur's certificate of incorporation provides that the presence of at least one-third of the shares entitled to vote at a stockholders' meeting will constitute a quorum for the transaction of business at the meeting. Convera's amended and restated certificate of incorporation provides that the presence of at least a majority of the shares entitled to vote at a stockholders' meeting will constitute a quorum for the transaction of business at the meeting.

NOMINATIONS AND STOCKHOLDER BUSINESS

     Excalibur's certificate of incorporation and bylaws do not contain specific provisions relating to the nomination of directors or other stockholder business for annual or special meetings of stockholders.

  Convera Annual Meeting of Stockholders

     Convera's bylaws provide that director nominations or proposals of other business to be considered at annual meetings of stockholders may be made in any of the following manners:

     - pursuant to Convera's notice of meeting;

     - by or at the direction of the Convera board of directors; or

     - by any stockholder of Convera who is a stockholder of record at the time of giving of notice of an annual meeting, who is entitled to vote at the meeting with respect to the business proposed to be considered and who complied with the bylaws' procedures.

     For nominations or other business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice in writing to Convera's corporate secretary, and the business must be a proper subject for stockholder action under Delaware law. To be timely, a stockholder's notice shall be delivered to the secretary not less than 45 days nor more than 120 days prior to the date on which Convera first mailed its proxy materials for the prior year's annual meeting of stockholders. If however the date of the annual meeting is advanced by more than 30 days or delayed, other than by adjournment, by more than 30 days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which Convera first publicly announces the date of the meeting. The stockholder's notice must set forth:

     - all information required by the SEC's proxy rules for each person whom the stockholder proposes to nominate for election or reelection as a director;

     - a brief description of other business that the stockholder proposes to bring before the meeting, the reasons for conducting the business at the meeting and any material interest in the business by the stockholder and of any beneficial owner on whose behalf the proposal is made; and

     - the name and address of the stockholder and of any beneficial owner on whose behalf the nomination or proposal is made, as well as the class and number of shares which are owned beneficially by them.

If the number of directors to be elected to the Convera board is increased and there is no public announcement about it by Convera at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by the bylaws shall also be considered timely, but only for nominees for any newly created positions, if it is delivered to the Convera corporate secretary not later than the close of business on the 10th day following the day of Convera's first public announcement about the increase.

  Convera Special Meetings of Stockholders

     The only business which may be conducted at a special meeting of stockholders is that which is contained in Convera's notice of meeting. Director nominations may be made at a special meeting of stockholders at which directors are to be elected by Convera's notice of meeting by either of the following manners:


     - by or at the direction of the board of directors; or


     - by any stockholder who is a stockholder of record at the time of giving of notice of the special meeting, who is entitled to vote at the meeting with respect to the election of directors and who complies with the bylaws' notice procedures.

     Nominations by stockholders of persons for election to the board of directors may be made at a special meeting of stockholders if the stockholder's notice is delivered to Convera's corporate secretary not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which Convera first publicly announces the date of the special meeting and the nominees proposed by the board of directors to be elected at the meeting.

     Only the persons nominated in accordance with the these bylaw provisions shall be eligible for election at any meeting of stockholders. Similarly, the only business which may be conducted at a meeting of stockholders is that which is brought before the meeting in accordance with these bylaw procedures. The bylaws do not affect a stockholder's obligation to otherwise comply with the applicable provisions of the Exchange Act concerning stockholder meetings. Also, these bylaw provisions do not affect any rights of stockholders to request inclusion of proposals in Convera's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

ADVANTAGES AND DISADVANTAGES AND POTENTIAL ANTI-TAKEOVER EFFECTS OF THE CONVERA CORPORATE GOVERNANCE PROVISIONS


     If these two provisions are approved by the Excalibur stockholders, they could potentially have an anti-takeover effect as compared with the provisions currently in Excalibur's organizational documents. The increased quorum requirement from 33% to 50.1% will mean that a greater percentage of stockholders will need to be present at meetings in order to consider and approve matters at stockholder meetings. This may make it more difficult for proposals which may be adverse to incumbent management to be approved by stockholders. However, the Excalibur board of directors believes that any potential anti-takeover effect of the corporate governance proposal would be minimal because the increase in the quorum requirements does not require the presence of a supermajority of Convera's outstanding shares. The Excalibur board believes that a majority quorum requirement is more in line with the standard requirement of other public companies and believes that the majority requirement ensures that important matters are considered by a more representative number of Convera's stockholders.


     The Convera bylaw provisions adding the notice requirements for stockholder meetings may also make it more difficult for stockholders to submit proposals for annual or special stockholders meetings which may be adverse to incumbent management. Convera stockholders who fail to comply with these provisions would not be able to have their proposals submitted for consideration at stockholder meetings. In approving this provision, the Excalibur board believed that this provision, rather than hinder stockholders, provides stockholders with specific guidelines and direction for presenting matters for stockholder meetings. In addition, these notice provisions also ensure that stockholder proposals are received on a timely basis so that a detailed analysis of the advantages and disadvantages of proposals can be made and presented for the benefit of Convera's stockholders. The Excalibur board also considered the fact that this type of notice provision is not uncommon for public companies and would not likely constitute a significant impediment or deterrent for a potential takeover of Convera that may be beneficial to Convera stockholders.

                        ELECTION OF EXCALIBUR DIRECTORS

GENERAL

     At the annual meeting, you will be asked to vote on a proposal to elect ten directors of Excalibur who will serve until the completion of the combination or, if the combination is not completed, the next annual meeting of Excalibur and until their respective successors are elected and qualified. Ten individuals, who are members of the present board of directors of Excalibur, have been nominated for election as directors of Excalibur.

     The persons named in this proxy statement/prospectus, who have been designated by the management, intend, unless otherwise instructed on the proxy card, to vote for the election to the board of directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the board of directors. The board of directors has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the annual meeting is necessary for the election of directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The board of directors recommends a vote FOR the nominees listed below.

INFORMATION CONCERNING EXCALIBUR DIRECTORS AND NOMINEES

     Information regarding each nominee for director is set forth in the following table.

NAME                                   POSITION
----                                   --------
Donald R. Keough.....................  Chairman of the Board of Directors
Patrick C. Condo.....................  President and Chief Executive
                                       Officer, Director
Herbert A. Allen.....................  Director
Susan K. Allen.......................  Director
Richard M. Crooks, Jr................  Director
John S. Hendricks....................  Director
W. Frank King III....................  Director
John G. McMillian....................  Director
Philip J. O'Reilly...................  Director
Harry C. Payne.......................  Director

     Donald R. Keough, 73, has been Chairman of the Board of Directors and a Director of Excalibur since June 1996. Since April 15, 1993, Mr. Keough has been Chairman of the Board of Allen & Company Incorporated, a New York investment banking firm that is Excalibur's largest stockholder. Mr. Keough retired as President, Chief Operating Officer and a Director of The Coca-Cola Company on April 15, 1993, where he had been employed since 1950. He served as an Advisor to the Board of Directors of The Coca-Cola Company from April 1993 to April 1998. From 1986 to 1993, he also served as Chairman of the Board of Coca-Cola Enterprises, Inc., the world's largest bottling system. Mr. Keough serves on the Board of Directors of Allen & Company Incorporated, H.J. Heinz Company, The Washington Post Company, McDonald's Corporation, USA Networks, Inc. and YankeeNets LLC.

     Patrick C. Condo, 43, was named President and Chief Executive Officer in November 1995, and a Director in January 1996. Mr. Condo was President from May 1995 to November 1995. He became Executive Vice President in January 1995 after serving as the Director of Business Development from November 1992. From October 1987 to November 1992, Mr. Condo held several manager level positions for Digital Equipment Corporation's Image, Video and Voice Business Unit and Software Business Group in New Hampshire.

     Herbert A. Allen, 59, was named director in June 2000. Mr. Allen is President, Chief Executive Officer and Managing Director of Allen & Company Incorporated, a privately held investment banking firm, and has held these positions for more than the past five years. Mr. Allen serves on the Board of Directors of The Coca-Cola Company.

     Susan K. Allen, 63, was named director in June 2000. Ms. Allen is a private investor. She has been a stockholder of Allen Holding, Inc., the parent of Allen & Company Incorporated, since its inception. She is the sister of Herbert A. Allen.

     Richard M. Crooks, Jr., 61, has been a Director of Excalibur since June 1990 and was Chairman of the Board from June 1990 to June 1996. Mr. Crooks has been President of RMC Consultants, a financial advisory services firm, since June 1990. Mr. Crooks is a director of and consultant to Allen & Company Incorporated. Mr. Crooks served as a Managing Director of Allen & Company Incorporated for more than five years prior to June 1990.

     John S. Hendricks, 48, was appointed as a Director of Excalibur in May 1997. He has been Chairman and Chief Executive Officer of Discovery Communications, Inc., a privately held, diversified media company, since he founded the company in 1982 in order to develop a new cable television service. The effort resulted in the launch of the Discovery Channel in 1985, which has become one of the world's largest cable television networks. Mr. Hendricks is a director of Internet Pictures Corporation, a provider of visual content solutions for the Internet, TiVo, Inc., a provider of personal television services and equipment, and a member of the boards of various cable television industry groups, educational institutions and other organizations promoting natural history and science.

     W. Frank King III, 60, was elected a Director of Excalibur in June 1992. He is presently a private investor. Dr. King served as President, Chief Executive Officer, and a Director of PSW Technologies, Inc., a leading provider of technology for open systems computing, from 1992 to August 1998. From 1988 to November 1991, Dr. King was a Senior Vice President of Development of Lotus Development Corporation. Prior to joining Lotus, Dr. King held various positions with IBM over 19 years, the most recent as Vice President of Development in its Entry Systems Division. Dr. King is a director of PSW Technologies, Inc., Auspex, Inc., a computer server manufacturer; EonCommunications, a provider of Linux based communications servers, Perficient, Inc., a provider of outsourced services to Internet software companies, Natural Microsystems, Inc., a developer of telephone products; and several private technology companies.

     John G. McMillian, 74, was elected a Director in June 1996. He is the Chairman and CEO of Chaparral Resources, Inc. Mr. McMillian has an interest in Peter Hughes Diving Company, a charter company, and Contender Boats, Inc., a boat manufacturer, and serves on those boards. He also serves on the boards of Steadman Hawkins Sports Medicine Foundation, American Country Insurance Company and U.S. Ski Educational Foundation, and is a member of the Sun Trust/Miami Advisory Board Committee. He was Chairman and Chief Executive Officer of Allegheny & Western Energy Corporation, a natural gas production and distribution company, from July 1987 until July 1995.

     Philip J. O'Reilly, 62, has been a Director of Excalibur since April 1988. Mr. O'Reilly is a partner in the law firm of O'Reilly, Marsh, Kearney & Corteselli P.C., in Mineola, New York. Mr. O'Reilly has been in private practice for more than the past five years.

     Harry C. Payne, 53, is President of Woodward Academy, Atlanta, Georgia. From 1994-1999, Dr. Payne served as President of Williams College. From 1988 until 1993, Dr. Payne was President of Hamilton College, Clinton, New York. Dr. Payne is a former Chair of the Board of the National Association of Independent Colleges and Universities and serves on the board of Barnard College. He chairs the Academic Advisory Board of New Forum Publishers, Inc., Conshohocken, Pennsylvania.

INFORMATION CONCERNING THE EXCALIBUR BOARD OF DIRECTORS AND ITS COMMITTEES

     The board of directors held six meetings during the fiscal year ended January 31, 2000 and acted by unanimous written consent on four occasions. Each incumbent director attended more than 75% of the aggregate number of meetings of the board of directors and appropriate committees held during fiscal year 2000 since their election.

     The board of directors has established a number of committees. The audit committee, consisting of Mr. McMillian (Chairman), Dr. King and Mr. O'Reilly, met four times during fiscal year 2000. The audit committee meets with Excalibur's management, including its chief financial officer, and its independent accountants several times a year to discuss internal controls and accounting matters, Excalibur's financial statements, and the scope and results of the auditing programs of the independent accountants. The compensation committee, currently composed of three directors, Messrs. Crooks (Chairman), Hendricks and O'Reilly, administers management compensation and makes recommendations in that regard to the Board. The compensation committee met once during fiscal 2000. The stock option plan administration committee, which currently consists of Messrs. Crooks (Chairman) and O'Reilly, administers Excalibur's stock option plans. The stock option administration committee met once during fiscal 2000.

     Each non-employee director is paid $5,000 for each meeting of the board or its committees attended, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. Messrs. Keough and Crooks are not paid the foregoing fees. All directors are reimbursed for their expenses in attending meetings of the board or its committees. Each non-employee director receives options to purchase 25,000 shares of common stock of Excalibur upon joining the board and additional options to purchase 25,000 shares of common stock of Excalibur after each subsequent five-year period of service as a member of the board. The chairman may be granted additional options to purchase 25,000 shares of common stock of Excalibur upon being elected chairman and after each subsequent five-year period of service. Mr. Keough has not been granted any stock options.

  APPROVAL OF THE AMENDMENT TO THE EXCALIBUR 1996 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL

     Currently, under the Excalibur stock purchase plan, each eligible employee on a date of exercise is entitled to purchase shares of Excalibur common stock at a purchase price equal to 85% of the closing price of shares of Excalibur common stock in the over-the-counter market on the applicable date of exercise. The Excalibur board of directors proposes and recommends that you approve an amendment to the stock purchase plan, pursuant to which, each eligible employee would be entitled to purchase shares of Excalibur common stock at a purchase price equal to the lesser of:

     - 85% of the closing price of shares of Excalibur common stock in the over-the-counter market on the applicable date of exercise; or

     - 85% of the closing price of shares of Excalibur common stock in the over-the-counter market on the date of the grant of the option.

     The Excalibur board of directors is recommending this proposal because it believes that it is an appropriate benefit that will attract and retain competent, experienced and motivated personnel.

     Convera will assume the stock purchase plan upon consummation of the combination. If the amendment to the stock purchase plan is approved, it will become effective whether or not the combination is completed.

VOTE REQUIRED

     To be adopted, the stock purchase plan proposal must be approved by the affirmative vote of a majority of the shares of present in person or represented by proxy at the annual meeting and entitled to vote. Any shares not voted by abstention will have the same legal effect as a vote against the stock purchase plan proposal. Broker non-votes will have no effect on the stock purchase plan proposal.

     The following is a description of the Excalibur stock purchase plan. The amended and restated stock purchase plan, as proposed, is attached to this proxy statement/prospectus as Appendix F.

DESCRIPTION OF THE EXCALIBUR STOCK PURCHASE PLAN


     In June 1996, the stockholders approved the stock purchase plan for the purpose of encouraging eligible employees to acquire shares of Excalibur's common stock. All full time or part-time employees of Excalibur whose customary employment is more than twelve hours per week are eligible to participate. The aggregate number of shares of common stock which may be purchased under the stock purchase plan shall not exceed 250,000, subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalizations, or other changes in the outstanding common stock.


     Excalibur makes grants of options on February 1 and/or August 1 of each year the stock purchase plan is in effect or on such other designated date. Options are exercised on April 30, July 31, October 31 and January 31 of each fiscal year.

     Payment for shares of common stock purchased under the stock purchase plan is made by authorized payroll deductions from an eligible employee's eligible compensation. Eligible employees who elect to participate in the stock purchase plan designate that a stated whole percentage equaling at least 1%, but no more than 10% of eligible compensation be deducted. No participant in the stock purchase plan is permitted to purchase common stock under the stock purchase plan at a rate that exceeds $25,000 in fair market value of common stock, determined at the time options are granted, for each calendar year.

     It is intended that the stock purchase plan constitute an "employee stock purchase plan" under the provisions of Section 423 of the tax code. No Federal income tax liability results from the grant or exercise of an option to purchase shares of common stock pursuant to an employee stock purchase plan, although amounts deducted from payroll are included in an employee's compensation as ordinary income. No deduction is allowable to the employer with respect to the discount available to the employees under an employee stock purchase plan.


     The board of Excalibur shall have the right to terminate the stock purchase plan or any offering at any time for any reason. The stock purchase plan is anticipated to continue in effect through July 31, 2006.


                      EXECUTIVE COMPENSATION OF EXCALIBUR

IDENTIFICATION OF EXCALIBUR EXECUTIVE OFFICERS AND KEY EMPLOYEES


     Each year, the board of directors appoints the executive officers of Excalibur to serve until the next annual meeting of stockholders and until their successors have been duly appointed and qualified. The following information indicates the position, age and business experience of the current Excalibur executive officers, Messrs. Condo, Buchanan, Khan and Nunnerley, as well as key employees of Excalibur. There are no family relationships between any of the executive officers of Excalibur.



NAME                                   POSITION
----                                   --------
Patrick C. Condo.....................  President and Chief Executive
                                       Officer, Director
James H. Buchanan....................  Vice President, Chief Financial
                                       Officer, Treasurer and Secretary
Kamran Khan..........................  Senior Vice President and General
                                       Manager, Applications Group
David Nunnerley......................  Senior Vice President and General
                                       Manager, Media Services Group
Daniel C. Agan.......................  Vice President, Corporate Marketing
Nancy McKinley.......................  Vice President, Human Resources &
                                       Administration


     See the discussion included in the preceding section for the business experience of Mr. Condo.

     James H. Buchanan, 44, joined Excalibur as Chief Financial Officer in September 1995. Mr. Buchanan was elected Secretary and Treasurer of Excalibur on November 17, 1995. From March 1991 to August 1995, Mr. Buchanan was Vice President, Controller and Treasurer of Legent Corporation, a software development company. Prior to that, he held several financial management positions with Norfolk Southern Corporation and PepsiCo. Mr. Buchanan is a certified public accountant.

     Kamran Khan, 37, was named Senior Vice President and General Manager, Applications Group in November 1999. Previously, Mr. Khan held several sales management positions since joining Excalibur in September 1993, most recently as Vice President, Worldwide Sales. Mr. Khan served as general manager of Excalibur's international sales operation and wholly-owned subsidiary Excalibur Technologies, Ltd., located in the United Kingdom, from August 1995 until his appointment to Vice President. Prior to joining Excalibur, Mr. Khan held various positions, including regional business manager, with PAFEC Limited, a leading firm in the United Kingdom involved with the development and implementation of computer-aided engineering and engineering document management software systems.


     David Nunnerley, 43, was named Senior Vice President and General Manager, Media Services Group in November 1999. Mr. Nunnerley previously served as Vice President, Visual Product Development since February 1998 and has been instrumental in the development of Excalibur's visual products since joining Excalibur in 1996. From 1994 to 1996, Mr. Nunnerley was Vice President of Engineering for Videopress Software, a software company providing video delivery products and solutions to cable companies deploying cable modems. Prior to that, Mr. Nunnerley held various product management/marketing roles and management positions with Digital Equipment Corporation.


     Daniel C. Agan, 47, joined Excalibur as Vice President, Corporate Marketing in September 1996. From 1991 through 1996, Mr. Agan was President and Chief Executive Officer of Agan Associates, Limited, a marketing consulting firm with experience providing executive-level service to a diverse range of clients in the technology, online and broadcasting industries. Prior to this, Mr. Agan spent fifteen years with the Public Broadcasting Service
(PBS) where he served in a variety of capacities, most notably as Senior Vice President for National Programming and Promotion.

     Nancy McKinley, 50, was named Vice President of Human Resources and Administration in November 1999 after serving as Excalibur's Director of Human Resources and Administration since 1996 during which she developed the human resource function for Excalibur. Prior to 1996, Ms. McKinley was Director of Human Resources and Administration for the Pelavin Research Institute of the American Institute for Research as well as holding similar positions in other firms in the high technology and international areas.

SUMMARY COMPENSATION TABLE

     The following table presents information concerning the compensation of Excalibur's chief executive officer and each of the other most highly compensated executive officers of Excalibur during the 2000 fiscal year for services rendered in all capacities to Excalibur for the fiscal year ended January 31, 2000, as well as the previous two fiscal years:


                                          ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                                    --------------------------------   ---------------------------------------------------
                                                           OTHER       RESTRICTED    SECURITIES                   ALL
                                                           ANNUAL        STOCK       UNDERLYING      LTIP        OTHER
                                    SALARY     BONUS    COMPENSATION    AWARD(S)    OPTIONS/SARS   PAYMENTS   COMPENSATION
NAME                         YEAR     ($)       ($)         ($)           ($)           ($)          ($)          ($)
----                         ----   -------   -------   ------------   ----------   ------------   --------   ------------
Patrick C. Condo...........  2000   275,000   102,369        --            --         175,000         --           --
  Chief Executive Officer    1999   225,000    71,281        --            --              --         --           --
  and President              1998   200,000    86,000        --            --         400,000(1)      --           --
James H. Buchanan..........  2000   230,000    84,425        --            --          35,000         --           --
  Vice President, Chief      1999   180,000    57,024        --            --          10,000         --           --
  Financial Officer,         1998   165,514    70,950        --            --         150,000(2)      --           --
  Secretary and Treasurer
Paul E. Nelson.............  2000   181,500    72,725        --            --              --         --           --
  Chief Technology
  Officer(3)                 1999   165,000    81,800        --            --              --         --           --
                             1998   157,500    69,586        --            --          84,750(4)      --           --


---------------
(1) This amount includes options to purchase 300,000 shares that were granted in prior years and subsequently repriced on May 8, 1997.

(2) This amount includes options to purchase 100,000 shares that were granted in prior years and subsequently repriced on May 8, 1997.


(3)Mr. Nelson left the employ of Excalibur in August 2000.



(4) Represents options to purchase 84,750 shares that were granted in prior years and subsequently repriced on May 8, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted by Excalibur during fiscal 2000 to the named executive officers.

                                                                                     POTENTIAL REALIZABLE
                                   INDIVIDUAL GRANTS                                   VALUE AT ASSUMED
                              ----------------------------                               ANNUAL RATES
                                              % OF TOTAL                                OF STOCK PRICE
                                               OPTIONS                                 APPRECIATION FOR
                                              GRANTED TO     EXERCISE                   OPTION TERM(2)
                                             EMPLOYEES IN    OR BASE    EXPIRATION   ---------------------
NAME                          GRANTED (#)   FISCAL YEAR(1)    PRICE        DATE       5% ($)      10% ($)
----                          -----------   --------------   --------   ----------   ---------   ---------
Patrick C. Condo............    175,000          25.9%        $15.00     12/17/09    1,650,848   4,183,574
James H. Buchanan...........     35,000           5.2%        $15.00     12/17/09      330,170     836,715
Paul E. Nelson..............         --            --                          --           --          --

---------------
(1) These options vest in equal 12 1/2% increments every six months from the dates of original grant.

(2) The amounts shown are hypothetical gains that would exist for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent Excalibur's estimate or projection of future increases in the price of its common stock.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth, as of January 31, 2000, the number of options and the value of exercised and unexercised options held by the named executive officers of Excalibur.

                                                                  NUMBER OF                VALUE OF
                                                            SECURITIES UNDERLYING         UNEXERCISED
                                                                 UNEXERCISED             IN-THE MONEY
                                                               OPTIONS/SARS AT          OPTIONS/SARS AT
                               SHARES                        FISCAL YEAR-END (#)      FISCAL YEAR-END ($)
                            ACQUIRED ON        VALUE            EXERCISABLE/             EXERCISABLE/
NAME                        EXERCISE (#)    REALIZED ($)        UNEXERCISABLE          UNEXERCISABLE(1)
----                        ------------    ------------    ---------------------    ---------------------
Patrick C. Condo..........       --              --            350,000/225,000       $6,024,750/$2,027,875
James H. Buchanan.........       --              --             128,750/66,250         $2,191,594/$727,531
Paul E. Nelson............       --              --                   84,750/0               $1,493,719/$0

---------------
(1) The closing price of Excalibur's common stock on January 31, 2000, the last trading day of Excalibur's fiscal year, was $22.375 per share.

DESCRIPTION OF THE EXCALIBUR 1989 INCENTIVE PLAN

     In September 1989, Excalibur adopted and its stockholders approved the 1989 incentive plan which authorized the granting of options to purchase shares of Excalibur's common stock, and other forms of incentive compensation, in order to attract and retain competent, experienced and motivated personnel. At present, options to purchase 1,592,318 shares have been granted and are outstanding pursuant to the 1989 incentive plan. Because the 1989 Incentive Plan expired in April 1999, no further options may be granted under the 1989 incentive plan.

     The 1989 incentive plan provided for the issuance of incentive stock options and non-qualified stock options, as well as stock appreciation rights. All employees, including officers and directors who were also employees, were eligible to be granted incentive stock options under the 1989 incentive plan. Non-qualified stock options were eligible to be granted under the 1989 incentive plan to employees or to other persons who performed substantial services for or on behalf of Excalibur, including officers and directors who were not members of the stock option plan administration committee of the board of Excalibur. Options are not transferable by the option holder, other than by will or the laws of descent and distribution, and are exercisable during the option holder's lifetime only by the option holder.

     The 1989 incentive plan is currently administered by the committee. Subject to the terms of the 1989 incentive plan, the committee had the authority to determine all terms and provisions under which stock options were granted under the 1989 incentive plan, including determining the individuals to whom options could be granted, the exercise price and number of shares subject to each option, the time or times during which all or a portion of each option could be exercised and other terms of each option. The maximum term of options granted under the 1989 incentive plan is ten years.

     Under the 1989 incentive plan, incentive stock options have been granted to officers and key employees of Excalibur to purchase shares of the common stock at a purchase price equal to the fair market value of the common stock on the date of grant. The committee had the power, when and to the extent it deemed appropriate and with the consent of option holders, to substitute outstanding options with replacement options at a lower exercise price. Options granted and outstanding under the 1989 incentive plan vest over a period of up to four years. The 1989 incentive plan provided that option holders may be granted stock appreciation rights at the discretion of the board of Excalibur. No stock appreciation rights have been granted to date under the 1989 incentive plan.

     Upon termination of an employee for cause, such employee's stock options will terminate. If the employee is involuntarily terminated without cause, his stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. Upon the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or one year from the date of disability or retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the committee, only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised. Options granted to non-employees including directors do not terminate upon termination of such persons' relationship with Excalibur.

     The 1989 incentive plan may be amended by the board of Excalibur, except that the board of Excalibur may not, without the approval of Excalibur's stockholders, increase the number of shares available for distribution, decrease the option price of a stock option below 100% of the fair market value at grant, change the pricing rule applicable for stock purchase rights, change the class of employees eligible to receive awards under the 1989 incentive plan or extend the term of any option award.

DESCRIPTION OF THE EXCALIBUR 1995 STOCK OPTION PLAN

     The 1995 stock option plan authorizes the granting of stock options and other forms of incentive compensation to purchase up to 400,000 shares of Excalibur's common stock in order to attract and retain competent, experienced and motivated personnel. The terms of the 1995 stock option plan are identical to the 1989 incentive plan described above, except that the 1995 stock option plan does not provide that option holders may be granted stock appreciation rights. The 1995 stock option plan is administered by the committee. At present, options to purchase 186,635 shares have been granted and are outstanding pursuant to the 1995 stock option plan.

DESCRIPTION OF THE EXCALIBUR 1999 STOCK OPTION PLAN

     In August 1999, Excalibur adopted and its stockholders approved the 1999 stock option plan which authorized the granting of options to purchase up to 1 million shares of Excalibur's common stock, and other forms of incentive compensation, in order to attract and retain competent, experienced and motivated personnel. At present, options to purchase 919,826 shares have been granted and are outstanding pursuant to the 1999 stock option plan.

     The 1999 stock option plan provided for the issuance of incentive stock options and non-qualified stock options, as well as stock appreciation rights. All employees, including officers and directors who were also employees, were eligible to be granted incentive stock options under the 1999 stock option plan. Non-qualified stock options were eligible to be granted under the 1999 stock option plan to employees or to other persons who performed substantial services for or on behalf of Excalibur, including officers and directors who were not members of the stock option plan administration committee of the board of Excalibur. Options are not transferable by the option holder, other than by will or the laws of descent and distribution, and are exercisable during the option holder's lifetime only by the option holder.

     The 1999 stock option plan is currently administered by the committee. Subject to the terms of the 1999 stock option plan, the committee had the authority to determine all terms and provisions under which stock options were granted under the 1999 stock option plan, including determining the individuals to whom options could be granted, the exercise price and number of shares subject to each option, the time or times during which all or a portion of each option could be exercised and other terms of each option. The maximum term of options granted under the 1999 stock option plan is ten years.

     Under the 1999 stock option plan, incentive stock options have been granted to officers and key employees of Excalibur to purchase shares of the common stock at a purchase price equal to the fair market value of the common stock on the date of grant. The committee had the power, when and to the extent it deemed appropriate and with the consent of option holders, to substitute outstanding options with replacement options at a lower exercise price. Options granted and outstanding under the 1999 stock option plan vest over a period of up to four years. The 1999 stock option plan provided that option holders may be granted stock appreciation rights at the discretion of the board of Excalibur. No stock appreciation rights have been granted to date under the 1999 stock option plan.

     Upon termination of an employee for cause, such employee's stock options will terminate. If the employee is involuntarily terminated without cause, his stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. Upon the disability or retirement of the employee, stock options will be exercisable within the lesser of the remainder of the option period or one year from the date of disability or retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's representative within the lesser of the remainder of the option period or one year from the date of the employee's death. Unless otherwise determined by the committee, only options which are exercisable on the date of termination, death, disability or retirement may be subsequently exercised. Options granted to non-employees including directors do not terminate upon termination of such persons' relationship with Excalibur.

     The 1999 stock option plan may be amended by the board of Excalibur, except that the board of Excalibur may not, without the approval of Excalibur's stockholders, increase the number of shares available for distribution, decrease the option price of a stock option below 100% of the fair market value at grant, change the pricing rule applicable for stock purchase rights, change the class of employees eligible to receive awards under the 1999 stock option plan or extend the term of any option award.

REPORT OF THE EXCALIBUR COMPENSATION COMMITTEE

     The following is the report of the compensation committee of the board of Excalibur, describing the compensation policies and rationale applicable to Excalibur's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended January 31, 2000. The compensation committee of the board of directors is composed entirely of directors who have never been employees of the corporation. As members of the compensation committee, it is our duty to set compensation policies applicable to Excalibur's executive officers and to evaluate the performance of Excalibur's executive officers. The committee is responsible for setting and administering the policies and programs that govern annual compensation and long-term incentives. The foundation of the executive compensation program is based on principles designed to align compensation with the corporation's business strategy, values and management initiatives. The program:

     - integrates compensation programs which link compensation with the corporation's annual strategic planning and measurement processes;

     - supports a performance-oriented environment that rewards actual performance that is related to both strategic goals which cannot be measured by traditional accounting tools and performance of the corporation as compared to that of the company's annual financial objectives; and

     - helps attract and retain key executives who are critical to the long-term success of the corporation.

     In order to further these objectives, for fiscal 2000 executive officer compensation included three components: (1) base salary, (2) an annual incentive bonus, and (3) a long-term incentive award. The compensation policy of Excalibur is that a substantial portion of the annual compensation of each executive officer should relate to and be contingent upon the performance of Excalibur, as well as the individual contribution of each executive officer. In addition, the compensation committee believes that the total compensation package must be competitive with other companies in the industry to ensure that Excalibur can continue to attract, retain and motivate key executives who are critical to the long-term success of Excalibur. The committee does not employ outside consultants or utilize specific compensation surveys in evaluating competing company compensation policies or financial performance. Instead, the committee members rely on their own experience and knowledge of Excalibur and its industry, as well as that of management and other board members, in evaluating such factors.

     Base Salary. The committee determines the salary ranges for each of the executive officer positions based upon the scope, level, and strategic impact of the position, and on the historical pay levels of the particular executive officers, as well as information they may have for similarly positioned executive officers in comparable companies. Annual salary adjustments recognize sustained individual performance by the executive, with overall salary increase funding levels sensitive to both the individual's and the company's performance. The committee presents the salary recommendations for the named officers to the board for approval. These salary recommendations are based on the executive's contribution to the company, experience and expertise. There are no individual performance matrices or pre-established weightings given to each factor.


     Annual Incentive Bonus. The annual incentive bonus program provides for cash awards based upon achievement of certain corporate and business goals set at the beginning of the year, the individual's level of responsibility and the individual's personal performance. Under Excalibur's bonus scheme, bonuses are paid based upon Excalibur attaining certain sales, profitability and strategic goals and on each officer's individual contribution to Excalibur's attainment of such goals. For fiscal 2000, 50% of each named executive officer potential bonus was based on the achievement of corporate revenue goals; 20% percent was based on the achievement of corporate profitability goals; and 30% percent was based on the achievement of quarterly management objectives as determined by the chief executive officer and the chairman of the compensation committee. Revenue was given the largest weighting by the committee as it was generally considered the most important financial measure within Excalibur's industry for companies at a comparable stage of growth. The percentage of bonus received does not directly correspond to the percentage of the revenue target achieved. For example, Excalibur must meet at least 90% of the revenue target for the officers to receive any of their revenue bonus, and the bonus percentage received scales upward depending on the percentage of the revenue target attained. There is a similar scale for net income. The revenue and net income targets are derived from the annual operating budget that is approved by the full board. The quarterly management objectives represent more subjective aspects of performance such as the development and execution of strategic plans, the development and management of employees and the exercise of leadership within Excalibur. The committee set a maximum bonus amount for each named executive officer. The actual annual incentive award was then determined based on actual results measured by the committee against these goals. For fiscal 2000, the named executive officers received between approximately 65% and 80% of their maximum bonus amounts.


     Long-term Incentive Award. As with prior years, for fiscal 2000, long-term compensation for the chief executive officer and other executives consisted of stock options. Stock options provide incentive for the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of Excalibur's common stock occurs over a specified number of years. The size of previous grants and the number of shares held by an executive generally are not considered in determining annual award levels. Instead, the size of these grants are based on the committee's evaluation of company and individual performance factors comparable to those discussed above for the determination of bonus grants. Stock options are granted with an exercise price equal to or greater than the fair market value of Excalibur common stock on the day of grant, and become exercisable after the expiration of a period of time, typically four years, and continue to be exercisable until ten years from the date granted.

     Compensation of the Chief Executive Officer. Mr. Condo's base salary for the fiscal year ended January 31, 2000 was $275,000. Mr. Condo's salary was determined following discussions between Mr. Condo and the compensation committee. Mr. Condo was paid a bonus of $102,369 during fiscal year 2000 for the achievement of certain goals during the fiscal year. Fifty percent of Mr. Condo's potential bonus was based on the achievement of corporate revenue goals; twenty percent was based on the achievement of corporate profitability goals; and thirty percent was based on the achievement of quarterly management objectives as determined by the chief executive officer and the compensation committee. Mr. Condo's bonus amount represented approximately 70% of the maximum bonus target established by the committee and reflected Excalibur's ability to meet a portion, but not all, of its revenue and net income targets. In fiscal 2000, the committee granted Mr. Condo an option on 175,000 shares, exercisable in 12.5% increments every six months from the date of grant. The committee determined that Mr. Condo's contribution to the company's improving financial performance and strategic positioning made this option award appropriate.

     Compensation Committee:  Richard M. Crooks, Jr., Chairman
                              John S. Hendricks
                              Philip J. O'Reilly

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the compensation committee during fiscal 2000 were Messrs. Crooks, Hendricks and O'Reilly, none of whom is an officer or employee of Excalibur or its subsidiaries. No member of the compensation committee or executive officer of Excalibur has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

EMPLOYMENT AGREEMENTS

     In May 1998, Patrick C. Condo entered into an agreement with Excalibur under which Mr. Condo would be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment is terminated or he is removed from his position as chief executive officer within six months following change of control events relating to Excalibur. The full board of Excalibur approved this arrangement. For fiscal 2000, Mr. Condo's annual salary and bonus amounted to $377,369. In connection with the combination, Mr. Condo waived all rights to this payment that he would have been entitled to as a result of the combination. Simultaneously, he entered into an agreement with Convera under which Mr. Condo will be paid an amount equal to twelve months of base salary plus bonus compensation and continuation of his employee benefits for one year in the event Mr. Condo's employment is terminated or he is removed from his position as president of Convera within six months following change of control events relating to Convera.

     The offer of employment letter dated September 7, 1995 for James H. Buchanan, chief financial officer, secretary and treasurer of Excalibur, stipulates that Mr. Buchanan will be paid an amount equal to twelve months of base salary in semi-monthly installments should his employment be terminated by Excalibur without cause. Convera will assume this employment agreement if the combination is completed.

PERFORMANCE GRAPH

     The following graph is a comparison of the cumulative total return to stockholders of Excalibur's common stock at January 31, 2000 since January 31, 1995 to the cumulative total return over such period of (i) the Nasdaq Stock Market-U.S., and (ii) the Standard & Poor's High Tech Composite, assuming an investment in each of $100 on January 31, 1995 and the reinvestment of dividends. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Excalibur specifically incorporates it by reference into such filing.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                   AMONG EXCALIBUR TECHNOLOGIES CORPORATION,
                      THE NASDAQ STOCKMARKET (U.S.) INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX

                                   [GRAPH]
* $100 INVESTED ON 1/31/95 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING JANUARY 31.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF EXCALIBUR


     The following table sets forth, as of November 14, 2000, information concerning the ownership of Excalibur common stock of (i) all persons known to Excalibur to beneficially own 5% or more of Excalibur's common stock, (ii) each director of Excalibur, (iii) each named executive officer of Excalibur and (iv) all directors and executive officers of Excalibur as a group.



                                                         AMOUNT AND NATURE OF         PERCENT OF
NAME OF BENEFICIAL OWNER OR GROUP                       BENEFICIAL OWNERSHIP(1)      CLASS OWNED
---------------------------------                       -----------------------    ----------------
Allen & Company Incorporated..........................         3,315,846(2)(3)           21.4%
Donald R. Keough......................................           155,500(4)               1.0%
Herbert A. Allen......................................           556,515(5)               3.6%
Susan K. Allen........................................           516,599(6)               3.4%
Patrick C. Condo......................................           445,628(7)               2.8%
Richard M. Crooks, Jr.................................           404,750(8)               2.6%
John S. Hendricks.....................................            25,000(9)                 *
W. Frank King III.....................................            38,000(10)                *
John G. McMillian.....................................            58,500(11)                *
Philip J. O'Reilly....................................            55,000(12)                *
Harry C. Payne........................................            25,000(13)                *
James H. Buchanan.....................................           177,943(14)              1.2%
All directors and executive officers as a group (14
  persons)............................................         2,626,430(15)       16.1% as a group
                                                                                   (14 persons)


---------------
  *  Represents less than one percent of the outstanding common stock.

 (1) To Excalibur's knowledge, each person listed has sole voting and investment power as to the shares indicated, except as described below.


 (2) Does not include shares owned by persons, including Messrs. Allen, Keough and Crooks, or Ms. Allen, and entities which, together with Allen & Company Incorporated, may be considered a "group," as such term is defined by
     Section 13(d) of the Securities Exchange Act of 1934, because (as reported on Schedule 13D filed with the SEC on May 15, 2000) many of these persons or entities are Allen stockholders, officers, directors, relatives or affiliates of the foregoing. No person or entity included in this possible "group," with the exception of Allen & Company Incorporated, owns 5% or more of the outstanding common stock.


 (3) Includes 271,800 shares of common stock issuable upon conversion of 27,180 shares of Excalibur's cumulative convertible preferred stock.

 (4) Does not include shares owned by Allen & Company Incorporated, of which Mr. Keough is Chairman of the Board, and as to which shares Mr. Keough disclaims beneficial ownership.

 (5) Does not include shares owned by Allen & Company Incorporated, of which Mr. Allen is President and Chief Executive Officer, and as to which shares Mr. Allen disclaims beneficial ownership.

 (6) Does not include shares owned by Allen & Company Incorporated. Ms. Allen is a stockholder of Allen & Company Incorporated's parent, and Ms. Allen disclaims beneficial ownership of these shares.

 (7) Includes (a) 10,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share expiring November 13, 2002; (b) 15,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share, expiring January 4, 2004; (c) 75,000 shares of common stock owned beneficially but not of record upon exercise of stock options at a price of $4.75 per share, expiring December 6, 2004; (d) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $4.75 per share, expiring June 2, 2005; (e) 100,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $4.75 per share expiring November 1, 2005; (f) 75,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $7.63 per share expiring August 13, 2007; (g) 43,750 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options at a price of $15.00 per share expiring December 16, 2009; and (h) 25,000 shares of common stock owned beneficially but not of record, issuable on exercise of stock options of Excalibur at a price of $33.25 per share expiring April 28, 2010.


 (8) Includes (a) 50,000 shares of common stock issuable upon exercise of stock options of Excalibur at a price of $20.56 per share expiring November 27, 2005, and (b) 25,000 shares of common stock issuable upon exercise of stock options of Excalibur at a price of $26.00 per share expiring February 17, 2010. Does not include shares owned by Allen & Company Incorporated, of which Mr. Crooks is a director and as to which shares Mr. Crooks disclaims beneficial ownership.

 (9) Represents 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $4.875 per share expiring June 2, 2007.

(10) Includes (a) 13,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $12.50 per share, expiring July 2, 2002; and (b) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $4.75 per share, expiring May 8, 2007.

(11) Includes (a) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $22.50 per share, expiring June 28, 2006, and (b) 10,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $14.00 per share, expiring October 28, 2006.

(12) Includes (a) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $13.00 per share expiring March 12, 2003; and (b) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $6.75 per share expiring December 1, 2008.

(13) Represents 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $8.188 per share expiring August 25, 2009.


(14) Includes (a) 30,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $4.75 per share expiring September 13, 2005; (b) 70,000 shares owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $4.75 per share expiring November 1, 2005; (c) 37,500 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $7.63 per share expiring August 13, 2007; (d) 5,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $6.25 per share expiring September 1, 2008; (e) 8,750 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $15.00 per share expiring December 16, 2009; and (f) 25,000 shares of common stock owned beneficially but not of record, issuable upon exercise of stock options of Excalibur at a price of $33.25 per share expiring April 28, 2010.



(15) Includes 1,028,937 shares of common stock owned beneficially but not of record, issuable upon the exercise of options to purchase common stock of Excalibur.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Donald R. Keough, the chairman of the board of Excalibur, is the chairman of the board of Allen & Company Incorporated. Herbert A. Allen, a director of Excalibur, is the president and chief executive officer of Allen & Company Incorporated. Susan K. Allen, a director of Excalibur, is a stockholder of the parent of Allen & Company Incorporated. Richard M. Crooks, Jr., a director of Excalibur, is a director of and consultant to Allen & Company Incorporated.

     Excalibur's policy is that it will not make loans to, or enter into other transactions with directors, officers or affiliates unless such loans or transactions are approved by a majority of Excalibur's independent disinterested directors, may reasonably be expected to benefit Excalibur, and will be on terms no less favorable to Excalibur than could be obtained from unaffiliated third parties.

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require Excalibur's executive officers and directors, and persons who own more that ten percent of a registered class of Excalibur's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by Excalibur, or on written representations from other reporting persons that no other reports were required for such persons, Excalibur believes that during or with respect to the period from February 1, 1999 to January 31, 2000 all of the
Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with on a timely basis.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING


     If the combination is not completed, proposals of stockholders intended to be presented by such stockholders at next year's annual meeting must be received by Excalibur at its principal office no later than August 21, 2001 and must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Excalibur's proxy statement for that meeting. There will be no such annual meeting of Excalibur if the combination is completed.

                                 OTHER MATTERS

EXCALIBUR'S AND CONVERA'S INDEPENDENT AUDITORS

  Excalibur's and Convera's Current Auditors

     On the recommendation of the audit committee of the Excalibur board of directors, the board has selected Ernst & Young LLP as our independent auditors for the fiscal year ending January 31, 2001. Following the closing of the combination, Ernst & Young will serve as the independent auditors of Convera for the fiscal year ending January 31, 2001. Representatives of Ernst & Young are expected to be present at the annual meeting to respond to appropriate questions and to make a statement if they so desire.

  Information Concerning Prior Changes in Excalibur's Auditors

     On October 28, 1998, Excalibur disengaged its independent accounting firm, Arthur Andersen LLP. The decision to dismiss Arthur Andersen was approved by the board of directors of Excalibur on the recommendation of its audit committee.

     During the fiscal year ended January 31, 1998 and any subsequent interim period, none of Arthur Andersen's reports on Excalibur's financial statements contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During that reporting period, there were no matters of disagreement with Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make a reference thereto in its report, except for the following:

     - In Arthur Andersen's report to the audit committee issued in May 1997, Arthur Andersen noted that in the quarter ending April 30, 1996, Arthur Andersen and Excalibur disagreed on the accounting treatment of two sales. Arthur Andersen stated that the issues were ultimately resolved to their satisfaction.

     - In Excalibur's quarter ending July 31, 1998, Arthur Andersen and Excalibur had a difference of opinion on the appropriate accounting treatment of a contract which granted the licensee the rights to distribute Excalibur's software products as an original equipment manufacturer and use Excalibur's software products for the licensee's internal business operations. The contract also provided for custom development to Excalibur's software products to be distributed by the licensee. The internal use license did not require custom developments to Excalibur's software products. The difference of opinion between Arthur Andersen and Excalibur related to the accounting treatment for the internal use license granted in the contract. After discussion, Excalibur accepted Arthur Andersen's proposed accounting treatment and employed the percentage-of-completion method of accounting on the entire contract.

     The audit committee has discussed each of the matters described above with Arthur Andersen.

     On November 9, 1998, Excalibur engaged PricewaterhouseCoopers LLP as its independent accounting firm. The decision to engage PricewaterhouseCoopers was approved by Excalibur's board of directors on the recommendation of its audit committee.

     On July 14, 2000, PricewaterhouseCoopers, resigned in anticipation of a conflict of interests resulting from Excalibur's proposed combination with Intel and the prior existence of a business alliance between PricewaterhouseCoopers and Intel which PricewaterhouseCoopers expects would impair its auditor independence with regard to Convera.

     During the fiscal years ended January 31, 1999 and January 31, 2000 and through July 14, 2000, none of PricewaterhouseCoopers' reports on Excalibur's financial statements contained an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope or accounting principles. During that reporting period, there were no matters of disagreement with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused PricewaterhouseCoopers to make a reference thereto in its report.

     On July 19, 2000, Excalibur engaged Ernst & Young LLP as its new independent accounting firm. The decision to engage Ernst & Young LLP was approved by the board of directors of Excalibur on the recommendation of its audit committee.

DISCRETIONARY AUTHORITY

     The annual meeting is called for the specific purposes set forth in this proxy statement/prospectus and discussed above, and also for the purpose of transacting such other business as may properly come before the annual meeting. At the date of this proxy statement/prospectus, Excalibur does not expect that any other matters will be submitted for consideration at the annual meeting other than those specifically referred to above. If any other matters properly come before the annual meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

                                 LEGAL MATTERS

     The validity of the Convera common stock to be issued in connection with the combination will be passed upon by Heller Ehrman White & McAuliffe LLP, New York, New York, counsel to Excalibur and Convera.

                                    EXPERTS


     The financial statements of Excalibur as of and for the years ended January 31, 2000 and 1999, incorporated in this proxy statement/prospectus by reference to the Annual Report of Excalibur on Form 10-K for the year ended January 31, 2000 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting. The financial statements of Excalibur as of January 31, 1998 and for the year ended January 31, 1998 incorporated by reference in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.


     The financial statements of the Interactive Media Services division of Intel at December 25, 1999 and December 26, 1998, and for the year ended December 25, 1999 and the period from inception to December 26, 1998, which are referred to and made a part of this proxy statement/prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


     The balance sheet of Convera Corporation at October 31, 2000, which is referred to and made a part of this proxy statement/prospectus, has been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                              FINANCIAL STATEMENTS


                                    CONTENTS


INTERACTIVE MEDIA SERVICES DIVISION OF INTEL CORPORATION

Report of Independent Auditors..............................   F-2
Statement of Assets to be Contributed as of December 25,
  1999, December 26, 1998, and September 30, 2000
  (unaudited)...............................................   F-3
Statement of Net Revenues and Direct Expenses for the year
  ended December 25, 1999, the period from inception to
  December 26, 1998 and the nine months ended September 25,
  1999 (unaudited) and September 30, 2000 (unaudited).......   F-4
Notes to Financial Statements...............................   F-5

CONVERA CORPORATION

Report of Independent Auditors..............................  F-12
Balance Sheet as of October 31, 2000........................  F-13
Notes to Consolidated Balance Sheet.........................  F-14

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Intel Corporation

     We have audited the accompanying statement of assets to be contributed of the Interactive Media Services division of Intel Corporation as of December 25, 1999 and December 26, 1998, and the related statement of net revenues and direct expenses for the year ended December 25, 1999 and the period from inception to December 26, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As described in Note 1, the accompanying financial statements were prepared solely to present the assets to be contributed and the related net revenues and direct expenses of the Interactive Media Services division of Intel Corporation pursuant to the Agreement and Plan of Contribution and Merger, dated April 30, 2000, between Intel Corporation, Excalibur Technologies Corporation, Convera Corporation, and Excalibur Transitory, Inc., as amended on August 14, 2000, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the Interactive Media Services division of Intel Corporation.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets to be contributed of the Interactive Media Services division of Intel Corporation as of December 25, 1999 and December 26, 1998 and the related net revenues and direct expenses for the year ended December 25, 1999 and the period from inception to December 26, 1998 in conformity with accounting principles generally accepted in the United States.

                                                               Ernst & Young LLP

San Jose, California

November 16, 2000

            INTERACTIVE MEDIA SERVICES DIVISION OF INTEL CORPORATION

                     STATEMENT OF ASSETS TO BE CONTRIBUTED


                                                                                       SEPTEMBER 30,
                                                       DECEMBER 26,    DECEMBER 25,        2000
                                                           1998            1999         (UNAUDITED)
                                                       ------------    ------------    -------------
                                                                      (IN THOUSANDS)
Capital contribution receivable......................      $ --          $    --         $150,000
Investments..........................................        --              884              898
Consideration due or received in excess of costs
  incurred on uncompleted contracts..................        --           (1,910)          (2,383)
Property, plant and equipment:
  Computer equipment.................................       111              322              590
  Accumulated depreciation...........................       (23)            (104)            (168)
                                                           ----          -------         --------
Net property, plant and equipment....................        88              218              422
                                                           ----          -------         --------
Assets to be contributed.............................      $ 88          $  (808)        $148,937
                                                           ====          =======         ========

            INTERACTIVE MEDIA SERVICES DIVISION OF INTEL CORPORATION

                 STATEMENT OF NET REVENUES AND DIRECT EXPENSES


                                                                                NINE MONTHS ENDED
                                          PERIOD FROM                     ------------------------------
                                          INCEPTION TO     YEAR ENDED     SEPTEMBER 25,    SEPTEMBER 30,
                                          DECEMBER 26,    DECEMBER 25,        1999             2000
                                              1998            1999         (UNAUDITED)      (UNAUDITED)
                                          ------------    ------------    -------------    -------------
                                                                  (IN THOUSANDS)
Net revenues............................    $    --         $ 1,568          $    --         $  1,866
Cost of revenues........................         --              23               --              532
Direct operating expenses:
  Research and development..............        425           2,275            1,459            3,466
  Selling, marketing and
     administrative.....................      5,845           5,823            4,493            8,914
                                            -------         -------          -------         --------
Total direct operating expenses.........      6,270           8,098            5,952           12,380
                                            -------         -------          -------         --------
Total direct expenses...................      6,270           8,121            5,952           12,912
                                            -------         -------          -------         --------
Direct expenses in excess of net
  revenues..............................    $(6,270)        $(6,553)         $(5,952)        $(11,046)
                                            =======         =======          =======         ========

                      INTERACTIVE MEDIA SERVICES DIVISION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

             (INFORMATION AS OF JULY 1, 2000 AND FOR THE SIX MONTHS
               ENDED JULY 1, 2000 AND JUNE 26, 1999 IS UNAUDITED)

1. BASIS OF PRESENTATION

RELATIONSHIP WITH INTEL CORPORATION


     The Interactive Media Services division (IMS or the IMS division) is comprised of three separate but related groups within the New Business Group of Intel Corporation (Intel or the Company). IMS provides solutions to content customers and broadcast networks as they deliver digital content to end users using the internet and emerging broadband environments, such as satellite, cable, digital subscriber lines and wireless. The accompanying financial statements of IMS were prepared to present, pursuant to the Agreement and Plan of Contribution and Merger dated April 30, 2000, as amended August 14, 2000 (the Agreement) between Intel, Excalibur Technologies Corporation (Excalibur), Convera Corporation (Convera) and Excalibur Transitory, Inc., the assets to be contributed and the related net revenues and direct expenses of IMS, and are not intended to be a complete presentation of the results of operations of IMS. In connection with this transaction, Excalibur will combine all of its business operations with Convera and become a wholly-owned subsidiary of Convera, and Intel will contribute its IMS division, intellectual property assets and other assets used by that division, as well as approximately $155,000,000 of cash to Convera. The Statement of Assets to be Contributed at September 30, 2000 includes $150,000,000 of cash to be contributed by Intel to Convera simultaneously with the closing of the Agreement. The remaining approximately $5,000,000 will be paid to Convera by Intel during 2001 to fund retention bonuses to certain former Intel employees in accordance with the Agreement. While Intel is obligated to make this capital contribution to Convera in the exact amount of the bonus payments, management believes the $5,000,000 will be sufficient to fund the retention bonuses. The Statement of Net Revenues and Direct Expenses includes an allocation of certain expenses for services provided by Intel in support of IMS as described in further detail in Note 2. Separate historical financial information was not maintained for IMS and as a result, allocations were required to appropriately reflect the operating activity of the IMS business (see Note 2). The closing of the Agreement and Plan of Contribution and Merger is subject to regulatory approval and Excalibur shareholder approval.


     The three groups comprising the IMS division were each formally established and operations began between June 1998 and October 1998. Because these businesses did not exist before that time, no historical financial information for any period prior to commencement of operations of these businesses is available. No individuals within Intel were dedicated to these businesses before these dates. These businesses were not separate legal entities or operating segments within Intel, but were embedded in Intel's overall operations. As a result, separate financial statements have not been maintained for the operations to be contributed to Convera.

     The accompanying financial statements have been prepared from the historical accounting records of Intel and do not purport to reflect the assets to be contributed, and the net revenues and direct expenses that would have resulted if IMS had operated as an unaffiliated independent company. It is not practical for management to reasonably estimate expenses that would have resulted if IMS had operated as an unaffiliated independent company. Since separate financial statements were not maintained for the IMS business, preparation of statements of operations and cash flows, including amounts charged for income taxes, interest and indirect expenses, is impractical. Additionally, since only certain assets are being contributed, a statement of stockholders' equity is not applicable.


     All contracts referred to herein as contracts of IMS have actually been executed by Intel, and all cash or equity instruments described as received by IMS under such contracts have actually been received by Intel. Certain of these contracts, and certain portions of the equity instruments received or receivable by Intel, will be assigned to Convera under the Agreement.

                      INTERACTIVE MEDIA SERVICES DIVISION

UNAUDITED FINANCIAL STATEMENTS


     The financial information as of September 30, 2000 and for the nine months ended September 25, 1999 and September 30, 2000 is unaudited, but includes all adjustments (consisting of normal recurring adjustments) that IMS considers necessary for a fair presentation of its assets to be contributed at such dates and its results for those periods. The net revenues and direct expenses for the nine months ended September 30, 2000 are not necessarily indicative of the results that may be expected for the entire year or any future period.


FISCAL YEAR END


     The Company has a fiscal year that ends the last Saturday in December. Fiscal 1999 had a 52 week year. Periodically, there will be a 53 week year. The next 53 week year will end December 30, 2000. The nine month period ended September 30, 2000 represented a 40 week period.


2. SIGNIFICANT ACCOUNTING POLICIES

RISKS AND UNCERTAINTIES


     The preparation of the financial statements requires management to make estimates and assumptions which affect the reported amounts in the financial statements and accompanying notes. Actual results could differ from those estimates. Included in the Statement of Assets to be Contributed is consideration due or received in excess of costs incurred on uncompleted contracts. Management believes that these costs will ultimately be fully recoverable and profits will be ultimately realized for each of the individual contracts included. However, given the relatively early stages of certain of the contracts, the customized nature of the contracts and the lack of clearly defined deliverables, subsequent impairment may be possible which would result in some of the costs not being fully recoverable and losses on the contracts being recorded.


INVESTMENTS

     Investments included in the Statement of Assets to be Contributed represent those equity instruments received by IMS in connection with certain customer arrangements and which under the terms of the Agreement are to be transferred to Convera. These equity investments have been accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities, and classified as available for sale. Available for sale securities are recorded at fair value. For all periods presented there have been no sales of these equity investments and, accordingly, no realized gains or losses. Unrealized gains and losses on these investments do not impact the Statement of Assets to be Contributed due to the absence of stockholders' equity.


     The balance in the Investments account included on the Statement of Assets to be Contributed represents the fair value at the respective dates indicated of IMS' holding of Customer A's common stock to be transferred to Convera. See Note 3 for further discussion. Unrealized losses on the investment were $126,000 and $112,000 as of December 25, 1999 and September 30, 2000, respectively. Subsequent to September 30, 2000, the market value of the investment has declined. However, management has assessed that the market decline is temporary and therefore has not recognized a permanent impairment adjustment.


PROPERTY, PLANT AND EQUIPMENT


     Property, plant and equipment are stated at cost. Depreciation is computed for financial reporting purposes principally by the use of the straight line method over the estimated useful lives of the assets, approximately four years. Direct operating expenses include depreciation expense of $23,000, $81,000, $56,000 and $64,000 for the period from inception to December 26, 1998, the year ended December 25, 1999, and the

                      INTERACTIVE MEDIA SERVICES DIVISION
nine month periods ended September 25, 1999 and September 30, 2000, respectively, related to the assets to be contributed.


REVENUE RECOGNITION

     IMS provides a range of services to its customers including the licensing of software, technical support services and consulting. The arrangements to provide software typically require significant modification or customization of the software under a long-term development contract.


     For such contracts, revenue is recognized in accordance with AICPA Statement of Position (SOP) 97-2, Software Revenue Recognition. Given the essential nature of the customization and development efforts to the licensed software, the arrangements have been accounted for in accordance with SOP 81-1, Accounting for Performance of Construction Type and Certain Production-Type Contracts and Accounting Research Bulletin (ARB) No. 45, Long-Term Construction-Type Contracts. In accordance with SOP 81-1, IMS has determined it is appropriate to account for these contracts using the completed contract method because IMS does not have substantial history of making estimates of the extent of progress towards completion. In addition, certain of the contracts lack clearly defined deliverables, terms and conditions and may be subject to acceptance criteria or refund provisions. Due to the customized developmental nature of these contracts and the nascent markets for which the services are being performed, the detailed scope of work is frequently not determined at the execution of the contract and efforts may be redirected as the contracts progress. Accordingly, revenue is recognized when all remaining costs, IMS obligations and potential risks are insignificant and the product has been delivered and accepted by the customer. For those contracts that have not been completed, the related costs incurred to date, net of the consideration due or received from the customer, have been classified in the Statement of Assets to be Contributed as consideration due or received in excess of costs incurred on uncompleted contracts. Anticipated losses, if any, on uncompleted contracts are recognized in the period in which the losses are probable and estimable. As of September 30, 2000, management does not anticipate any losses on uncompleted contracts.



     Consideration due or received by IMS in connection with certain contracts may be in the form of the customer's equity instruments. Any equity instruments received from the customer in connection with arrangements entered into on or before March 16, 2000 have been valued at the date of the arrangement. Amounts for equity instruments (and other consideration) which have not been earned are netted against the costs incurred to date on uncompleted contracts and reflected on this basis in the Statement of Assets to be Contributed. Amounts for equity instruments (and other consideration) which have been earned and for which the related contracts have been completed have been recorded as net revenues in the Statement of Net Revenues and Direct Expenses. For equity instruments received in connection with arrangements entered into after March 16, 2000, the related equity instrument is valued at the date the revenue will be recognized by IMS, generally the date IMS has fulfilled all of its obligations under the arrangement, in accordance with Emerging Issues Task Force (EITF) 00-8, Accounting by a Grantee for an Equity Instrument to Be Received in Conjunction with Providing Goods or Services. Between March 17, 2000 and September 30, 2000, no arrangements were entered into which included equity instruments received by IMS. Should IMS enter into additional agreements that provide for consideration in the form of equity instruments, the final measurement of revenue will be dependent upon the market price of the equity instruments on the earlier of (a) the date a performance commitment is reached or (b) the date the equity instrument vests.


DIRECT OPERATING EXPENSES

     The caption "Direct operating expenses" on the accompanying financial statements represents that portion of the total direct operating expenses of Intel incurred by IMS and/or allocated to IMS. Intel does not maintain separate accounts to capture all of the cost of revenues, research and development, marketing, or general and administrative expenses for IMS. However, certain research and development, and selling,

                      INTERACTIVE MEDIA SERVICES DIVISION
marketing and administrative costs were extracted from Intel's accounts based upon specifically identifiable cost centers for IMS. These cost centers capture a portion of IMS's total operating expenses. All other direct operating expenses, including portions of both research and development, and selling, marketing and administrative expenses, are allocations from the New Business Group based upon headcount. Since IMS operated within the New Business Group of Intel and Intel maintained separate accounts to capture certain of the aforementioned expenses for this Group, the IMS direct operating expenses have been derived from this Group's direct operating expenses. The portion of IMS's direct operating expenses relating to corporate support functions (facilities, information technology, management, finance and administrative support) was derived by multiplying the estimated number of IMS employees compared to the total Group employees by the Group's allocated corporate support charges. Management believes the allocation of direct operating expenses based upon headcount fairly reflects the operating expenses of IMS. Included in IMS's direct operating expenses is an allocation of approximately $1,396,000, $2,495,000, $1,962,000 and $2,372,000 for corporate support functions described above charged to IMS for fiscal 1998 and 1999 and the nine months ended September 25, 1999 and September 30, 2000, respectively. IMS's direct operating expenses do not include any allocations for human resource, legal, sales and marketing support, or certain profit dependent amounts in excess of accruals allocated to IMS. Additionally, IMS's Statement of Net Revenues and Direct Expenses also excludes allocations of interest income, interest expense and income taxes. None of the aforementioned expenses or income are allocated by Intel to either IMS or the New Business Group.


     The direct operating expenses are not necessarily indicative of the expenses that would have been incurred had IMS operated as an unaffiliated, independent business. It is not practical for management to reasonably estimate the expenses that would have been incurred had IMS operated as an unaffiliated, independent business.


COST OF REVENUES AND COSTS INCURRED ON UNCOMPLETED CONTRACTS



     Cost of revenues and costs incurred on uncompleted contracts include direct labor costs and materials related to the specific contracts. The direct labor costs are computed based on management's estimate of the percentage of time incurred by IMS employees and contractors identified as working on the contracts. Management believes these estimates are reasonable. The cost of revenues is not necessarily indicative of the costs that would have been incurred had IMS operated as an unaffiliated, independent business.

                      INTERACTIVE MEDIA SERVICES DIVISION

3. CONSIDERATION DUE OR RECEIVED IN EXCESS OF COSTS INCURRED ON UNCOMPLETED CONTRACTS


     The following represents the cumulative costs incurred, net of the accumulated related consideration due or received on uncompleted contracts as of the following dates:


                                                                               SEPTEMBER 30,
                                               DECEMBER 26,    DECEMBER 25,        2000
                                                   1998            1999         (UNAUDITED)
                                               ------------    ------------    -------------
                                                              (IN THOUSANDS)
CONTRACT COSTS INCURRED TO DATE:
Customer A...................................      $--           $    19          $    63
Customer B...................................       --               592            1,282
Customer C...................................       --                --              747
Customer D...................................       --               784            3,400
Customer E...................................       --               109               --
Customer F...................................       --                --               --
Customer G...................................       --                --              225
Customer H...................................       --                --              416
CONSIDERATION DUE OR RECEIVED:
Customer A...................................      $--           $ 1,010          $ 1,085
Customer B...................................       --                --              402
Customer C...................................       --                --              726
Customer D...................................       --             1,964            4,923
Customer E...................................       --               440               --
Customer F...................................       --                --               --
Customer G...................................       --                --              654
Customer H...................................       --                --              726
                                                   ---           -------          -------
Consideration due or received in excess of
  costs incurred on uncompleted contracts....      $--           $(1,910)         $(2,383)
                                                   ===           =======          =======


     The above contracts are at varying stages of completion and are expected to be completed at various dates through 2006. In addition, some of the above contracts have significant efforts remaining before delivery of the product is complete and accepted by the customer.

CONSIDERATION DUE OR RECEIVED

     On November 5, 1999, the Company received warrants to purchase 209,000 shares of Series A convertible preferred stock and 994,938 shares of Series B convertible preferred stock of Customer E in connection with certain software development services to be performed. The warrants were immediately exercisable. The Company determined the fair value of the warrants using the Black-Scholes valuation model assuming a fair value of Customer E's common stock of $.56 per share for Series A preferred stock and $1.61 for Series B preferred stock, a volatility factor of 50% for Series A and B preferred stock, a risk-free interest rate of 6.55% for Series A preferred stock and 5.81% for Series B preferred stock and lives of 10 years for Series A preferred stock and 1 year for Series B preferred stock. At November 5, 1999, the fair value of the warrants for Series A preferred stock and Series B preferred stock was $82,000 and $358,000, respectively. In accordance with the Agreement, these shares will not be transferred to Convera and accordingly have been excluded from the Investment balance on the Statement of Assets to be Contributed. At December 25, 1999, the fair value of the warrants at the date of the arrangement was included in consideration due or received on uncompleted contracts from Customer E in the above table. The contract was completed in May 2000. As a

                      INTERACTIVE MEDIA SERVICES DIVISION
result, the fair value of the warrants and $1,426,000 to be received in cash has been included in the Statement of Net Revenues and Direct Expenses for the nine months ended September 30, 2000. At September 30, 2000, the above table does not include any consideration due or received from Customer E as the contract has been completed.



     On November 12, 1999, IMS received 224,514 shares of Customer A common stock in connection with certain software development services to be performed. IMS determined the fair value of the common stock of $1,010,000 using Customer A's IPO offering price of $4.50 per share on November 22, 1999. The shares are subject to a recoupment provision in the operating agreement between IMS and Customer A. As of September 30, 2000, IMS has earned 40% of these shares. In accordance with the Agreement, all 224,514 shares will be transferred to Convera and have been included in the Investments balance on the Statement of Assets to be Contributed at their fair value at the respective dates indicated. Additionally, in the first quarter of 2000, the Company received a $75,000 advance cash payment from Customer A. On September 26, 2000, IMS agreed with Customer A to suspend activity under the Agreement until November 30, 2000 ("Standstill Period"). During the Standstill Period, obligations to be performed by IMS have been delayed, and the parties will discuss, in good faith, an amendment to, or restatement of, the Agreement that will achieve common business objectives. Management believes that the outcome of the discussions will be an amendment which redefines the technology and deliverables under the Agreement. Management continues to believe that all costs incurred under the contract will be fully recoverable, and that profit will ultimately be realized relating to the Agreement.


     On November 12, 1999, Intel received 450,000 shares of Customer F common stock in connection with certain software development services to be performed. A portion of the development services were performed by divisions within Intel separate from IMS. Intel assessed the relative effort based upon headcount deployed by the multiple divisions within Intel, including IMS, to determine the proportion of this stock to be allocated to IMS. As a result, Intel allocated 150,000 shares of Customer F common stock under this arrangement to IMS. Management believes the allocation based upon the relative headcount of IMS as compared to other participating Intel divisions fairly reflects the proportion of common stock earned by IMS. The Company determined the fair value of these shares of $771,000 using the Customer F common stock price on November 12, 1999 of $5.14 per share. This amount has been included in revenue, and the related costs have been included in cost of revenues for fiscal 1999 as the services related to these shares were completed during fiscal 1999. In accordance with the Agreement, these shares will not be transferred to Convera and accordingly have been excluded from the investment balance on the Statement of Assets to be Contributed.


     On January 27, 2000, IMS entered into an arrangement with Customer C in which IMS received the right to earn up to 304,878 warrants exercisable for shares of Series A convertible preferred stock at $8.95 per share in connection with certain software development services to be performed. The stated value of these warrants, which was established in an arms-length bargained transaction between the two parties, approximated $1,500,000. The fair value of the warrants using the Black-Scholes valuation model assuming a fair value of Customer C's common stock of $8.95 per share for Series A preferred stock, a volatility factor of 75%, a risk-free interest rate of 5.90% and a life of 3 years approximates the stated value. As certain milestones identified within the development agreement (entered into simultaneously with the warrant agreement) are completed, the amount of warrants that become exercisable will be determined by criteria defined in the warrant agreement. As of September 30, 2000, IMS had earned $726,000 under this arrangement, $507,000 received in cash ($407,000 for fees earned in accordance with the arrangement and $100,000 for reimbursement of out of pocket expenses) and 44,512 warrants, with a stated value of $219,000. In accordance with the Agreement, neither these warrants nor the cash will be transferred to Convera and accordingly they have been excluded from the Investment balance on the Statement of Assets to be Contributed. Convera will retain the right to earn the remaining 260,366 unearned warrants with a stated value of $1,281,000, subsequent to the closing of the Agreement.

                      INTERACTIVE MEDIA SERVICES DIVISION

     Receivables relating to all contracts are not being contributed and are therefore excluded from the Statement of Assets to be Contributed.

4. RELATED PARTY

     Customer H represents an arrangement with Intel in which IMS will perform as a subcontractor in connection with Intel's arrangement with the end customer following the consummation of the combination.

5. CAPITAL CONTRIBUTION RECEIVABLE


     Capital contribution receivable included in the Statement of Assets to be Contributed as of September 30, 2000 represents $150,000,000 that will be paid simultaneously with the closing of the Agreement by Intel.


6. SIGNIFICANT CUSTOMERS

     Those customers which account for more than 10% of net revenues in each period are as follows:


                                                                               SEPTEMBER 30,
                                               DECEMBER 26,    DECEMBER 25,        2000
                                                   1998            1999         (UNAUDITED)
                                               ------------    ------------    -------------
Customer E...................................      --               --              100%
Customer F...................................      --               81%              --
Customer G...................................      --               19%              --


7. COMMITMENTS AND CONTINGENCIES

     Pursuant to the Agreement, Intel has a commitment to Convera to fund retention bonuses in 2001 for certain former Intel employees who remain employed by Convera through a capital contribution to Convera which is currently estimated at approximately $5,000,000. The amount is subject to the employees' continued employment with Convera at the payment date and is a formula-based computation. As such, the exact amount of the contribution will not be determinable until the payment date.

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Stockholder


Convera Corporation



     We have audited the accompanying balance sheet of Convera Corporation as of October 31, 2000. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.



     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the consolidated financial position of Convera Corporation at October 31, 2000, in conformity with accounting principles generally accepted in the United States.



                                                               Ernst & Young LLP



McLean, Virginia
November 7, 2000

                              CONVERA CORPORATION


                                 BALANCE SHEET


                                OCTOBER 31, 2000



                                     ASSETS



Total assets................................................  $--



                      LIABILITIES AND STOCKHOLDER'S EQUITY



Liabilities.................................................     $--
Stockholder's equity:
  Common stock, par value $.0001, 1,000 shares authorized
     100 shares issued, 0 shares outstanding................     $1
  Stock subscription receivable.............................     (1)
          Total stockholder's equity........................     $--
          Total liabilities and stockholder's equity........     $--



 The accompanying notes are an integral part of the consolidated balance sheet

                              CONVERA CORPORATION


                             NOTES TO BALANCE SHEET



1.  ORGANIZATION OF THE COMPANY



     Convera Corporation (Convera) was formed on April 27, 2000 as Exca Holding, Inc. (Exca), a wholly owned subsidiary of Excalibur Technologies Corporation (Excalibur). On April 28, 2000, Excalibur subscribed for 100 shares of Exca for $1.



     On April 30, 2000, Excalibur entered into an Agreement and Plan of Contribution and Merger (the "Agreement") with Intel.



     Under the terms of the Agreement, Intel will contribute to Convera its Interactive Media Services Division, intellectual property assets and other assets used by that division, as well as approximately $155 million in cash, $150 million of which will be paid at closing and the balance of which will be payable in 2001 to fund retention bonuses to former Intel employees. The contributed intellectual property assets include:



     - 14 patents and patent applications in the area of content security;



     - Source code components;



     - Non-exclusive licenses to additional source code components and other Intel patents and patent applications;



     - Intel's rights under contracts entered into by the Interactive Media Services division, exclusive of certain cash payments or components of equity received by that division under the contracts prior to the closing; and



     - Technical employee resources in key areas, primarily in software and engineering



     Intel will receive 49% of the Convera Class A common stock and 100% of the Convera Class B non-voting common stock, which together will represent a total of 60% of the common stock of Convera, on a fully-diluted basis after giving effect to the conversion of outstanding preferred stock and exercise of assumed Excalibur options. Excalibur shareholders will receive 51% of the Convera Class A common stock, which represents 40% of the common stock of Convera on a fully diluted basis after giving effect to the conversion of outstanding preferred stock and exercise of assumed Excalibur options.



     On October 25, 2000, Exca changed its name to Convera Corporation.



     To date, Convera has not conducted any activities other than those incident to its formation.



     The contribution and merger is subject to regulatory review, approval of the stockholders of the Excalibur and other conditions and is expected to close in December 2000.



2.  SIGNIFICANT ACCOUNTING POLICIES



BASIS OF PRESENTATION



     Convera has no assets, liabilities, revenue or expenses and no principal activities.



ACCOUNTING FOR THE CONTRIBUTION AND MERGER



     The Contribution and Merger will be accounted for using the purchase method of accounting with Excalibur representing the accounting acquirer. The purchase price for the Interactive Media Services Division of Intel will be determined based on the fair value of the shares of Convera issued to Intel plus transaction related costs. The fair value of the shares issued was determined based on the existing market price of Excalibur's common stock, which is publicly traded. The purchase price for this transaction will be allocated to the assets acquired based on their estimated fair values. The excess of the purchase price over the assets acquired will be recorded as goodwill and amortized over six years. The purchase price has been preliminarily estimated to be approximately $923 million with estimated residual goodwill of approximately $751 million after allocation of the purchase price to the acquired assets, including identifiable intangible assets.

                                                                     APPENDIX A1

                 AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER

                           DATED AS OF APRIL 30, 2000

                                     AMONG

                               INTEL CORPORATION,

                      EXCALIBUR TECHNOLOGIES CORPORATION,

                              CONVERA CORPORATION

                                      AND

                           EXCALIBUR TRANSITORY, INC.

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              -----
ARTICLE 1 THE CONTRIBUTION.................................................    A1-1
  Section 1.1.  The Contribution............................................   A1-1
  Section 1.2.  Excluded Assets.............................................   A1-2
  Section 1.3.  Excluded Liabilities........................................   A1-2
  Section 1.4.  Assignment of Contracts and Rights..........................   A1-2
  Section 1.5.  Method of Contribution......................................   A1-2
  Section 1.6.  Omitted Assets..............................................   A1-2
ARTICLE 2 THE MERGER........................................................   A1-3
  Section 2.1.  The Merger..................................................   A1-3
  Section 2.2.  Effective Time..............................................   A1-3
  Section 2.3.  Closing of the Merger.......................................   A1-3
  Section 2.4.  Effects of the Merger.......................................   A1-3
  Section 2.5.  Certificate of Incorporation and Bylaws.....................   A1-3
  Section 2.6.  Directors...................................................   A1-3
  Section 2.7.  Officers....................................................   A1-3
  Section 2.8.  Conversion of Shares........................................   A1-3
  Section 2.9.  Exchange of Certificates....................................   A1-4
  Section 2.10.
                Assumed Stock Options.......................................   A1-5
  Section 2.11.
                Dissenters' Rights..........................................   A1-6
ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY, CONVERA AND
           TRANSITORY.......................................................   A1-6
  Section 3.1.  Organization and Qualification; Subsidiaries; Investments...   A1-6
  Section 3.2.  Capitalization of the Company and its Subsidiaries..........   A1-7
  Section 3.3.  Authority Relative to this Agreement; Recommendation........   A1-9
  Section 3.4.  SEC Reports; Financial Statements...........................  A1-10
  Section 3.5.  Registration Statement and Proxy Statement..................  A1-10
  Section 3.6.  Consents and Approvals; No Violations.......................  A1-10
  Section 3.7.  No Default..................................................  A1-11
  Section 3.8.  No Undisclosed Liabilities; Absence of Changes..............  A1-11
  Section 3.9.  Litigation..................................................  A1-12
  Section 3.10. Compliance with Applicable Law..............................  A1-12
  Section 3.11. Employee Benefits...........................................  A1-12
  Section 3.12. Labor and Employment Matters................................  A1-15
  Section 3.13. Environmental Laws and Regulation...........................  A1-16
  Section 3.14. Taxes.......................................................  A1-17
  Section 3.15. Intellectual Property.......................................  A1-19
  Section 3.16. Insurance...................................................  A1-22
  Section 3.17. Certain Business Practices..................................  A1-22
  Section 3.18. Product Warranties..........................................  A1-22
  Section 3.19. Suppliers and Customers.....................................  A1-23
  Section 3.20. Vote Required...............................................  A1-23
  Section 3.21. Opinion of Financial Advisor................................  A1-23
  Section 3.22. Brokers.....................................................  A1-23
  Section 3.23. Takeover Statute............................................  A1-23
  Section 3.24. Representations Complete....................................  A1-23


                                      A1-i

                                                                              PAGE
                                                                              -----
ARTICLE 4  REPRESENTATIONS AND WARRANTIES OF INTEL..........................  A1-23
  Section 4.1.  Organization and Qualification..............................  A1-23
  Section 4.2.  Authority Relative to this Agreement........................  A1-24
  Section 4.3.  Information Supplied........................................  A1-24
  Section 4.4.  Consents and Approvals; No Violations.......................  A1-24
  Section 4.5.  No Default..................................................  A1-24
  Section 4.6.  Litigation..................................................  A1-25
  Section 4.7.  Compliance with Applicable Law..............................  A1-25
  Section 4.8.  Intellectual Property.......................................  A1-25
  Section 4.9.  Product Warranties..........................................  A1-27
  Section 4.10. Suppliers and Customers.....................................  A1-27
  Section 4.11. Brokers.....................................................  A1-28
  Section 4.12. Representations Complete....................................  A1-28

ARTICLE 5  COVENANTS........................................................  A1-28
  Section 5.1.  Conduct of Business of the Company..........................  A1-28
  Section 5.2.  Conduct of Business Related to the Contributed Assets.......  A1-30
  Section 5.3.  No Solicitation or Negotiation..............................  A1-31
  Section 5.4.  Registration Statement......................................  A1-33
  Section 5.5.  Certain Filings; Reasonable Effort..........................  A1-33
  Section 5.6.  Meeting of Stockholders.....................................  A1-34
  Section 5.7.  Access to Information.......................................  A1-34
  Section 5.8.  Public Announcements........................................  A1-35
  Section 5.9.  Indemnification and Directors' and Officers' Insurance......  A1-35
  Section 5.10. Notification of Certain Matters.............................  A1-36
  Section 5.11. Additions to and Modification of Disclosure Schedules.......  A1-36
  Section 5.12. Employee Matters............................................  A1-37
  Section 5.13. Non-Disclosure Agreements with Employees of the Company.....  A1-37
  Section 5.14. Takeover Statutes...........................................  A1-37
  Section 5.15. Stock Options...............................................  A1-37
  Section 5.16. Nasdaq......................................................  A1-38
  Section 5.17. Exchange Act Registration...................................  A1-38
  Section 5.18. Executive Officers of Convera...............................  A1-38
  Section 5.19. Board of Directors of Convera...............................  A1-38
  Section 5.20. Intellectual Property Matters...............................  A1-38
  Section 5.21. Financial Reporting.........................................  A1-38
  Section 5.22. Certain Actions.............................................  A1-39
  Section 5.23. Incurrence of Indebtedness..................................  A1-39
  Section 5.24. Sales Taxes.................................................  A1-39

ARTICLE 6  CONDITIONS TO CONSUMMATION OF THE CONTRIBUTION AND THE MERGER....  A1-39
  Section 6.1.  Conditions to Each Party's Obligations to Effect the          A1-39
                  Contribution and the Merger...............................
  Section 6.2.  Conditions to the Obligations of the Company, Convera and     A1-40
                  Transitory................................................
  Section 6.3.  Conditions to the Obligations of Intel......................  A1-41

                                      A1-ii

                                                                              PAGE
                                                                              -----
ARTICLE 7  TERMINATION; AMENDMENT; WAIVER...................................  A1-42
  Section 7.1.  Termination.................................................  A1-42
  Section 7.2.  Effect of Termination.......................................  A1-43
  Section 7.3.  Fees and Expenses...........................................  A1-43
  Section 7.4.  Extension; Waiver...........................................  A1-44
ARTICLE 8  MISCELLANEOUS....................................................  A1-44
  Section 8.1.  Nonsurvival of Representations and Warranties...............  A1-44
  Section 8.2.  Entire Agreement; Assignment................................  A1-44
  Section 8.3.  Validity....................................................  A1-45
  Section 8.4.  Notices.....................................................  A1-45
  Section 8.5.  Governing Law and Venue; Waiver of Jury Trial...............  A1-45
  Section 8.6.  Descriptive Headings........................................  A1-46
  Section 8.7.  Parties in Interest.........................................  A1-46
  Section 8.8.  Certain Definitions.........................................  A1-46
  Section 8.9.  Personal Liability..........................................  A1-47
  Section 8.10. Specific Performance........................................  A1-47
  Section 8.11. Counterparts................................................  A1-48
  Section 8.13. Ambiguities.................................................  A1-48
  Section 8.13. Waiver......................................................  A1-48
  Section 8.14. Execution...................................................  A1-48
  Section 8.15. Schedules...................................................  A1-48
  Section 8.16. Amendment...................................................  A1-48


                                     A1-iii

                             TABLE OF DEFINED TERMS

                                                                CROSS REFERENCE
                            TERM                                 IN AGREEMENT
                            ----                                ---------------
affiliate...................................................    Section  8.8  (a)
Agreement...................................................    Preamble
Applicable Law..............................................    Section  8.8  (b)
Assumed Option Plan.........................................    Section  2.10 (a)
Assumed Option Plans........................................    Section  2.10 (a)
Assumed Option..............................................    Section  2.10 (a)
business day................................................    Section  8.8  (c)
Business System.............................................    Section  3.15 (p)(i)
capital stock...............................................    Section  8.8  (d)
Certificate of Merger.......................................    Section  2.2
Certificates................................................    Section  2.9  (b)
Closing Date................................................    Section  2.3
Closing.....................................................    Section  2.3
Code........................................................    Section  3.14 (a)(i)
Combination.................................................    Preamble
Commonly Controlled Entity..................................    Section  3.11 (a)
Company Board...............................................    Preamble
Company Common Stock........................................    Section  1.1
Company Disclosure Schedule.................................    Article   3
Company Permits.............................................    Section  3.10
Company Plans...............................................    Section  8.8  (e)
Company.....................................................    Preamble
Company Preferred Stock.....................................    Section  1.1
Company SEC Reports.........................................    Section  3.4  (a)
Company Securities..........................................    Section  3.2  (a)
Company Stock Option........................................    Section  3.2  (a)
Compensation and Benefit Plans..............................    Section  3.11 (a)
Confidentiality Agreement...................................    Section  5.7  (c)
Contributed Assets..........................................    Preamble
Contribution................................................    Preamble
Cooper Disclosure Schedule..................................    Article   4
Cooper Outbound License Agreements..........................    Section  4.8  (f)
Cooper Permits..............................................    Section  4.7
Cooper......................................................    Preamble
Cooper SEC Reports..........................................    Section  4.6
Copyrights..................................................    Section  3.15 (a)
DGCL........................................................    Section  2.1
Dissenting Preferred Stock..................................    Section  2.11
Effective Time..............................................    Section  2.2
Environmental Laws..........................................    Section  3.13 (a)
ERISA.......................................................    Section  3.11 (a)
Exchange Act................................................    Section  3.2  (e)
Exchange Agent..............................................    Section  2.9  (a)
Exchange Fund...............................................    Section  2.9  (a)
Final Date..................................................    Section  7.1  (b)

                                      A1-iv

                                                                CROSS REFERENCE
                            TERM                                 IN AGREEMENT
                            ----                                ---------------
Financial Advisor...........................................    Section  3.21
Foreign Plans...............................................    Section  3.11 (k)
Governmental Entity.........................................    Section  3.6
Hazardous Material..........................................    Section  3.13 (a)
hereof, herein and herewith.................................    Section  8.8  (f)
HSR Act.....................................................    Section  3.6
Inbound License Agreements..................................    Section  3.15 (f)
include.....................................................    Section  8.8  (g)
Indemnified Liabilities.....................................    Section  5.9  (a)
Indemnified Persons.........................................    Section  5.9  (a)
Insurance Policies..........................................    Section  3.16
Insured Parties.............................................    Section  5.9  (c)
Intellectual Property.......................................    Section  3.15 (a)
knowledge or known..........................................    Section  8.8  (h)
Lien........................................................    Section  3.2  (d)
Material Adverse Effect on the Company......................    Section  3.1  (b)
Material Adverse Effect on the Contributed Assets...........    Section  4.1  (b)
Meeting.....................................................    Section  5.6  (c)
Merger......................................................    Preamble
Convera Common Stock........................................    Preamble
Convera Common Stock........................................    Section  3.2  (c)
Convera Non-Voting Common Stock.............................    Preamble
Convera.....................................................    Preamble
Convera Preferred Stock.....................................    Section  2.8  (b)
Convera Stock Options.......................................    Section  2.10 (b)
Notice of Superior Proposal.................................    Section  5.3  (b)
Omitted Assets..............................................    Section  1.6
Other Interests.............................................    Section  3.1  (c)
Outbound License Agreements.................................    Section  3.15 (f)
Patents.....................................................    Section  3.15 (a)
Pension Plans...............................................    Section  3.11 (a)
person......................................................    Section  8.8  (i)
Proxy Statement.............................................    Section  5.4
Registration Statement......................................    Section  5.4
SEC.........................................................    Section  3.4  (a)
Securities Act..............................................    Section  2.10 (b)
Shares......................................................    Section  2.8  (a)
Software....................................................    Section  3.15 (m)
subsidiary or subsidiaries..................................    Section  8.8  (j)
Superior Proposal...........................................    Section  5.3  (c)
Surviving Corporation.......................................    Section  2.1
Takeover Statute............................................    Section  3.23
Tax Affiliates..............................................    Section  3.14 (a)(iii)
Tax or Taxes................................................    Section  3.14 (a)(ii)
Tax Return..................................................    Section  3.14 (a)(iv)
Third Party Acquisition.....................................    Section  5.3  (c)
Third Party.................................................    Section  5.3  (c)

                                      A1-v

                                                                CROSS REFERENCE
                            TERM                                 IN AGREEMENT
                            ----                                ---------------
Trade Secrets...............................................    Section  3.15 (a)
Trademarks..................................................    Section  3.15 (a)
Transitory Common Stock.....................................    Section  3.2  (c)
Transitory..................................................    Preamble
Year 2000 Capable...........................................    Section  3.15 (p)(i)

                                      A1-vi

                 AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER

     THIS AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER (this "Agreement"), dated as of April 30, 2000, is by and among Intel Corporation, a Delaware corporation ("Intel"), Excalibur Technologies Corporation, a Delaware corporation (the "Company"), Convera Corporation, a Delaware corporation and a wholly owned subsidiary of the Company ("Convera"), and Excalibur Transitory, Inc., a Delaware corporation and a wholly owned subsidiary of Convera ("Transitory"). Initially capitalized and certain other terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.8 of this Agreement.

     WHEREAS, the Company, Intel, Convera and Transitory have each determined that it is in the best interests of their respective stockholders to combine certain assets of Intel related to interactive media services with the business and operations of the Company;

     WHEREAS, in order to effect such combination, the parties contemplate, among other things, that (i) Intel, at the Effective Time (as defined in Section 2.1) and upon satisfaction of the conditions set forth herein, will contribute (the "Contribution") the assets of Intel set forth on Exhibit A hereto (the "Contributed Assets") to Convera in exchange for 14,168,655 shares of the Class A Common Stock, $.01 par value per share, of Convera (the "Convera Common Stock") and 12,865,738 shares of the Class B Common Stock, $.01 par value per share, of Convera (the "Convera Non-Voting Common Stock"), subject to adjustment as provided in Section 1.1 hereof, and (ii) that Transitory will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Convera, the holders of the Company's common stock receiving one (1) share of Convera Common Stock for each share of the common stock of the Company outstanding immediately prior to the Effective Time and the holders of the Company's preferred stock receiving one (1) share of preferred stock of Convera for each share of Company preferred stock outstanding immediately prior to the Effective Time;

     WHEREAS, the Boards of Directors of the Company (the "Company Board") and Transitory have each (i) determined that this Agreement, the Merger, the Contribution and the other transactions contemplated by this Agreement (collectively, the "Combination") are advisable and fair and in the best interests of their respective stockholders and (ii) approved the Combination upon the terms and subject to the conditions set forth in this Agreement;

     WHEREAS, certain stockholders of the Company have entered into Voting Agreements and Irrevocable Proxies with Intel providing that such stockholders will vote or cause all Shares (as defined in Section 2.8(a)) beneficially owned by them to be voted in favor of the Combination;

     WHEREAS, the parties to this Agreement intend that the Contribution and the Merger constitute a single integrated transaction that will be treated as a transfer of the Contributed Assets by Intel to Convera and a transfer of the Company Common Stock and the Company Preferred Stock by the shareholders of the Company to Convera governed by Section 351 of the Code, and that the Merger constitute a "reorganization" within the meaning of Section 368(a) of the Code; and

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Convera, Transitory and Intel hereby agree as follows:

                                   ARTICLE 1

                                THE CONTRIBUTION

     Section 1.1. The Contribution. At the Effective Time and upon the terms and subject to the conditions set forth in Section 6.3 hereof, Intel will contribute the Contributed Assets to Convera, free and clear of all Liens other than as set forth on Exhibit A, in exchange for 14,168,655 shares of the Convera Common Stock and 12,865,738 shares of the Convera Non-Voting Common Stock; provided that the number of shares to be issued to Intel shall be increased if the Company issues additional shares of the Company's common stock, $.01 par value per share (the "Company Common Stock") (other than upon exercise of options or conversion of the Company's cumulative convertible preferred stock, $.01 par value per share (the "Company Preferred Stock") outstanding on the date of this Agreement) or securities convertible into shares of Company Common Stock prior to the Effective Time, such that (i) the Convera Common Stock issued to Intel represents 49% of the outstanding shares of Convera Common Stock immediately after the Effective Time, and (ii) the Convera Non-Voting Common Stock issued to Intel, when aggregated with the Convera Common Stock issued to Intel, represents 60% of the common equity of Convera immediately after the Effective Time, giving effect to the issuance of shares of Convera Common Stock issuable upon exercise of the Assumed Options (as defined below) and upon conversion of the Convera Preferred Stock.

     Section 1.2. Excluded Assets. Subject to Section 1.6, the parties acknowledge that Intel shall be under no obligation to contribute, sell, assign or otherwise transfer to the Company, Convera, Transitory or any affiliates thereof any assets other than the Contributed Assets to be transferred under the terms, and subject to the conditions, hereof.

     Section 1.3. Excluded Liabilities. The parties acknowledge that none of the Company, Convera or Transitory shall assume any liabilities in connection with the Contribution other than those liabilities required to be performed after the Effective Time pursuant to those agreements included in the Contributed Assets.

     Section 1.4. Assignment of Contracts and Rights. Notwithstanding any provision hereof to the contrary, this Agreement shall not constitute an agreement to contribute, sell, assign or otherwise transfer any Contributed Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a party thereto, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Intel or Convera thereunder.

     Section 1.5. Method of Contribution. At the Effective Time, Intel shall deliver to Convera a bill of sale and such other endorsements, consents, assignments, instruments of conveyance and transfer documents as Convera may reasonably request to vest in Convera all right, title and interest in, to and under the Contributed Assets, and Intel will take all other actions reasonably required to put Convera into full possession and enjoyment of all Contributed Assets.

     Section 1.6. Omitted Assets. With respect to assets of Intel with an individual value of Five Thousand Dollars ($5,000) or more, that are not included in Exhibit A, and are being used as of the date of this Agreement or are used between the date of this Agreement and the Effective Time by the Enhanced Video Services, the Enhanced Content Services or the Internet Security Services departments of Intel (except for third party computer software programs that, because of license restrictions imposed on Intel by the licensor, may not be transferred to Convera), if the parties reasonably conclude that such assets should have been included in Exhibit A (collectively, the "Omitted Assets"), then Intel and Convera will execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary or desirable in order to consummate or implement expeditiously the contribution of such Omitted Assets to Convera. The foregoing obligation shall terminate one hundred eighty (180) days after the Effective Time. Any such contribution of Omitted Assets by Intel shall be for no additional consideration payable to Intel. Intel shall contribute any Omitted Asset that was used (i) exclusively by the Enhanced Video Services, the Enhanced Content Services or the Internet Security Services department by assignment to Convera, subject to a license back to Intel, and (ii) on a shared basis by such departments and other departments of Intel by license to Convera, in each case on terms comparable to the manner of contribution utilized with respect to Contributed Assets that were used exclusively or on a shared basis, as the case may be, by such departments prior to the Effective Time. Upon any such contribution of an Omitted Asset, such Omitted Asset shall be deemed for all purposes hereof to constitute a "Contributed Asset." Notwithstanding the foregoing, Intel shall not have any obligation to expend any funds or to incur any other obligation in connection with the contribution, if any, of Omitted Assets other than normal out-of-pocket expenses (such as fees and expenses of counsel and accountants) reasonably necessary to consummate such contribution. Intel shall use commercially reasonable efforts to obtain consents of third parties required for the transfer of any Omitted Assets, provided that Intel shall not be obligated to make any payment or assume any obligation in order to obtain any consent.

                                      A1-2

                                   ARTICLE 2

                                   THE MERGER

     Section 2.1. The Merger. At the Effective Time and upon the terms and subject to the conditions of this Agreement and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Transitory shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and as a wholly owned subsidiary of Convera, and the separate corporate existence of Transitory shall cease. Convera, as the sole stockholder of Transitory, hereby approves the Combination.

     Section 2.2. Effective Time. Subject to the terms and conditions set forth in this Agreement, on the Closing Date, a Certificate of Merger substantially in the form of Exhibit B (the "Certificate of Merger") shall be duly executed and acknowledged by Transitory and the Company and delivered for filing to the Secretary of State of the State of Delaware as provided in the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time as Intel and the Company may agree upon and as may be set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

     Section 2.3. Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver) of the latest to occur of the conditions set forth in Article 7, at the offices of Gibson, Dunn & Crutcher LLP, 1530 Page Mill Road, Palo Alto, California 94304, unless another time, date or place is agreed to in writing by the parties hereto.

     Section 2.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges and powers of the Company and Transitory shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Transitory shall become the debts, liabilities and duties of the Surviving Corporation.

     Section 2.5. Certificate of Incorporation and Bylaws. At the Effective Time, the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit C. At the Effective Time, the bylaws of the Surviving Corporation shall be amended to read in their entirety as set forth on Exhibit D.

     Section 2.6. Directors. The board of directors of the Surviving Corporation at the Effective Time shall be comprised of seven persons, determined as set forth on Exhibit E.

     Section 2.7. Officers. The persons specified in Exhibit F hereto as holding the titles set forth in such Exhibit shall be the initial officers of the Surviving Corporation, each to hold such offices in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

     Section 2.8. Conversion of Shares.

     (a) At the Effective Time, each share (collectively, the "Shares") of the Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Shares held in the Company's treasury or by Convera or Transitory) shall, by virtue of the Merger and without any action on the part of Intel, Convera, Transitory, the Company or the holder thereof, be converted into and shall become one (1) share of Convera Common Stock. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Convera Common Stock or the Shares shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

                                      A1-3

     (b) At the Effective Time, each share of the Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of the Company Preferred Stock held in the Company's treasury or by Convera or Transitory) shall, by virtue of the Merger and without any action on the part of Intel, Convera, Transitory, the Company or the holder thereof, be converted into and shall become one (1) share of the cumulative convertible preferred stock, $.01 par value per share, of Convera (the "Convera Preferred Stock"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Convera Preferred Stock or the Company Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the exchange ratio contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

     (c) At the Effective Time, each outstanding share of the common stock, par value $.01 per share, of Transitory shall, by virtue of the Merger and without any action on the part of Transitory, Convera, Intel, the Company or the holder thereof, be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation.

     Section 2.9. Exchange of Certificates.

     (a) From time to time following the Effective Time, Convera shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by the Company and Convera and reasonably satisfactory to Intel (the "Exchange Agent"), for the benefit of the holders of Shares and Company Preferred Stock for exchange in accordance with this Article 2, certificates representing the appropriate number of shares of Convera Common Stock and Convera Preferred Stock issuable pursuant to Section 2.8 (such certificates are hereinafter referred to as the "Exchange Fund") in exchange for outstanding Shares in connection with the Merger.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares or shares of Company Preferred Stock (the "Certificates") and whose shares were converted into shares of Convera Common Stock or Convera Preferred Stock pursuant to Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Convera and the Company may reasonably specify) and (ii) instructions for use in effecting surrender of the Certificates in exchange for shares of Convera Common Stock or Convera Preferred Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Convera Common Stock or Convera Preferred Stock which such holder has the right to receive pursuant to the provisions of this Article 2, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares or Company Preferred Stock that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Convera Common Stock or Convera Preferred Stock may be issued to a transferee if the Certificate representing such Shares or such Company Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Convera Common Stock or Convera Preferred Stock as contemplated by this Section 2.9.

     (c) No dividends or other distributions declared or made after the Effective Time with respect to Convera Common Stock or Convera Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Convera Common Stock or Convera Preferred Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Convera Common Stock or Convera

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Preferred Stock issued in exchange therefore, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Convera Common Stock or Convera Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Convera Common Stock or Convera Preferred Stock.

     (d) In the event that any Certificate for Shares or Company Preferred Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefore, upon the making of an affidavit of that fact by the holder thereof, such shares of Convera Common Stock or Convera Preferred Stock as may be required pursuant to this Agreement; provided, however, that Convera or the Exchange Agent may, in its discretion, require the delivery of a reasonable and customary bond or indemnity.

     (e) All shares of Convera Common Stock and Convera Preferred Stock issued upon the surrender for exchange of Shares or Company Preferred Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares and such Company Preferred Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares or such Company Preferred Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfer on the stock transfer books of the Surviving Corporation of the Shares or the Company Preferred Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article 2.

     (f) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of one hundred eighty (180) days after the Effective Time shall be delivered to Convera upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Convera as general creditors for payment of their claims for Convera Common Stock or Convera Preferred Stock and any applicable dividends or distributions with respect to Convera Common Stock or Convera Preferred Stock, as the case may be.

     (g) None of Intel, Convera nor the Surviving Corporation shall be liable to any holder of Shares, Company Preferred Stock, Convera Common Stock or Convera Preferred Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 2.10. Assumed Stock Options.

     (a) At the Effective Time, each option to purchase Shares granted to employees, directors or consultants of the Company under the Company's 1989 Incentive Plan, the Company's 1995 Incentive Plan, the Company's ConQuest Software, Inc. Stock Option Plan and the Company's 1999 Incentive Stock Option Plan (collectively, the "Assumed Option Plans" and individually an "Assumed Options Plan"), which are then outstanding and unexercised, shall cease to represent a right to acquire Shares and shall be converted automatically into options to purchase shares of Convera Common Stock, and Convera shall assume each such option (hereinafter, an "Assumed Option") subject to the terms of the applicable Assumed Option Plan, in each case as heretofore amended or restated, as the case may be, and the agreement evidencing the grant thereunder of such Assumed Option; provided, however, that from and after the Effective Time, (i) the number of shares of Convera Common Stock purchasable upon exercise of such Assumed Option shall be equal to the number of Shares that were purchasable under such Assumed Option immediately prior to the Effective Time and (ii) the per share exercise price under each such Assumed Option shall be unchanged. The duration and other terms of the Assumed Option shall be the same as the original option except that all references to the Company shall be deemed to be references to Convera. The terms of each Assumed Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Convera Common Stock on or subsequent to the Effective Time.

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     (b) Convera shall reserve for issuance a sufficient number of shares of
Convera Common Stock for delivery upon (i) the conversion of shares of Convera Non-Voting Common Stock, (ii) the exercise of Assumed Options, (iii) the conversion of shares of Convera Preferred Stock and (iv) the exercise of options to purchase shares of Convera Common Stock issuable upon the exercise of all options granted under Convera's 2000 Stock Option Plan in the form attached hereto as Exhibit G (the "Convera Stock Options"). As soon as practicable following the Effective Time, Convera shall take all action necessary to register the Convera Common Stock subject to the Assumed Options and the Convera Stock Options under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder (the "Securities Act") pursuant to a registration statement on Form S-8 (or any successor form) to the extent such registration is required under the Securities Act, and to cause the effectiveness of such registration statement or registration statements (and the current status of the prospectus or prospectuses contained therein) to be maintained for so long as the Assumed Options and the Convera Stock Options remain outstanding.

     Section 2.11. Dissenters' Rights. In accordance with the DGCL, holders of shares of Company Common Stock will not be entitled to appraisal rights. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of Company Preferred Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of Company Preferred Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Preferred Stock") in accordance with Section 262 of the DGCL, shall not be exchangeable for the right to receive shares of Convera Preferred Stock, and holders of such shares of Dissenting Preferred Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Preferred Stock in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Preferred Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive shares of Convera Preferred Stock, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 2.11, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of the Company revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Preferred Stock pursuant to Section 262 of the DGCL shall cease. The Company shall give Intel prompt notice of any demands received by the Company for appraisals of shares of Dissenting Preferred Stock. The Company shall not, except as required by applicable law or with the prior written consent of Intel, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

                                   ARTICLE 3

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY, CONVERA AND TRANSITORY

     Each of the Company, Convera and Transitory, jointly and severally, hereby represent and warrant to Intel, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company, Convera and Transitory to Intel in accordance with Section 5.11 (which exceptions shall specifically identify a Section or subsection, as applicable, to which such exception relates) that:

     Section 3.1. Organization and Qualification; Subsidiaries; Investments.

     (a) Section 3.1(a) of the Company Disclosure Schedule sets forth a true and complete list of all the Company's subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore made available to Intel accurate and complete copies of the certificate of incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and each of its subsidiaries. Section 3.1(a) of the Company Disclosure Schedule specifically

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identifies each subsidiary of the Company that contains any material assets or through which the Company conducts any material operations.

     (b) The Company and each of its subsidiaries are duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect on the Company" means any circumstance, change in, or effect on the Company and its subsidiaries, taken as a whole, that is, or is reasonably likely in the foreseeable future to be, materially adverse to the assets, operations, financial condition, earnings or results of operations, or the business (financial or otherwise), of the Company and its subsidiaries, taken as a whole; provided that none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect on the Company: (i) conditions affecting either the internet media services and distribution industry, as a whole, or the text search retrieval industry, as a whole, and
(ii) any disruption of customer relationships arising solely out of or resulting solely from actions contemplated by the parties in connection with, or which is attributable to, the execution and announcement of this Agreement or to the identity of Intel.

     (c) Section 3.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of One Hundred Thousand Dollars ($100,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries in any person other than the Company's subsidiaries ("Other Interests"). The Other Interests are owned by the Company, by one or more of the Company's direct or indirect subsidiaries or by the Company and one or more of its direct or indirect subsidiaries, in each case free and clear of all Liens (as defined in Section 3.2).

     (d) Each of Convera and Transitory was formed solely for the purpose of engaging in the Combination and has never owned any asset (other than the capital stock of Transitory, in the case of Convera), received any revenue or income or had any employees, operations or contractual relationships (other than such contractual relationships as are required in connection with this Agreement).

     Section 3.2. Capitalization of the Company and its Subsidiaries.

     (a) The authorized capital stock of the Company consists of Forty Million (40,000,000) shares of Company Common Stock, of which, as of the close of business on April 28, 2000, Fourteen Million Seven Hundred Forty-Six Thousand Nine Hundred and Sixty-Seven (14,746,967) shares of Company Common Stock were issued and outstanding, and One Million (1,000,000) shares of preferred stock, of which Forty-Nine Thousand Five Hundred Eighty-Seven (49,587) have been designated as Company Preferred Stock; Twenty-Seven Thousand One Hundred Eighty (27,180) shares of Company Preferred Stock are outstanding and no other shares of preferred stock of the Company are outstanding. All of the outstanding Shares and shares of Company Preferred Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of the close of business on April 28, 2000, approximately One Hundred Thousand (100,000) Shares were reserved for issuance and, as of the close of business on April 28, 2000, Three Million Four Thousand One Hundred and Sixty-Two (3,004,162) Shares were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options. For purposes hereof, "Company Stock Option" means any option, warrant or other right to purchase Shares. Between the close of business on April 28, 2000 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on April 28, 2000 and, between the close of business on April 28, 2000 and the date hereof, no stock options have been granted, except as set forth in
Section 3.2(a) of the Company Disclosure Schedule. Section 3.2(a) of the Company Disclosure Schedule sets forth a true and complete list of all holders of outstanding options and other awards under the Assumed Option Plans, the exercise or vesting schedule thereof, the exercise price per Share, the term of each such option or other award, whether an option is a nonqualified stock option or incentive stock option and any restrictions on exercise or sale of such option or underlying Shares. On the Closing Date, the Company shall

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deliver to Intel a complete and correct updated Section 3.2(a) of the Company
Disclosure Schedule. Except as set forth above or in Section 3.2(a) of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of the Company, (iii) no options, preemptive or other rights to acquire from the Company or any of its subsidiaries, and, except as publicly disclosed in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company. The Company has not voluntarily accelerated the vesting of any Company Stock Options as a result of the Combination or any other change in control of the Company, and the Company has taken all action required to provide that no Company Stock Option will be exchanged for cash, converted into cash or into the right to receive a cash payment or otherwise cashed out as a result of the Combination.

     (b) The authorized capital stock of Convera consists of One Thousand (1,000) shares of common stock, $.0001 par value per share (the "Convera Common Stock"). As of the date hereof, 100 shares of Convera Common Stock were issued and outstanding. All of the outstanding shares of Convera Common Stock have been validly issued, are fully paid, nonassessable and free of preemptive rights and are owned beneficially and of record by the Company. As of the date hereof, no shares of Convera Common Stock are reserved for issuance and, as of the date hereof, no shares of Convera Common Stock are issuable upon or otherwise deliverable in connection with the exercise of outstanding options, warrants or other securities exercisable for or convertible into Convera Common Stock. Except as set forth above or in Section 3.2(b) of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Convera, (ii) no securities of Convera or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of Convera, (iii) no options, preemptive or other rights to acquire from Convera or any of its subsidiaries, and no obligations of Convera or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of Convera and (iv) no equity equivalent interests in the ownership or earnings of Convera or its subsidiaries or other similar rights. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no stockholder agreements, voting trusts or other agreements or understandings to which Convera is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Convera.

     (c) The authorized capital stock of Transitory consists of One Thousand (1,000) shares of common stock, $.0001 par value per share (the "Transitory Common Stock"). As of the date hereof, 100 shares of Transitory Common Stock were issued and outstanding. All of the outstanding shares of Transitory Common Stock have been validly issued, are fully paid, nonassessable and free of preemptive rights and are owned beneficially and of record by Convera. As of the date hereof, no shares of Transitory Common Stock are reserved for issuance and, as of the date hereof, no shares of Transitory Common Stock are issuable upon or otherwise deliverable in connection with the exercise of outstanding options, warrants or other securities exercisable for or convertible into Transitory Common Stock. Except as set forth above or in Section 3.2(b) of the Company Disclosure Schedule, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Transitory, (ii) no securities of Transitory or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other securities of Transitory, (iii) no options, preemptive or other rights to acquire from Transitory or any of its subsidiaries, and no obligations of Transitory or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or other securities of Transitory and (iv) no equity equivalent interests in the ownership or earnings of Transitory or its subsidiaries or other similar rights. Except as set forth in
Section 3.2(c) of the Company Disclosure Schedule, there are no stockholder agreements, voting

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trusts or other agreements or understandings to which Transitory is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Transitory.

     (d) Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, all of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as a matter of Applicable Law). Except as set forth in
Section 3.2(d) of the Company Disclosure Schedule, any director's qualifying shares issued by a foreign subsidiary of the Company to any director of such subsidiary are beneficially owned by the Company or another subsidiary of the Company. Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, there are no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, or other rights to acquire from the Company or any of its subsidiaries, any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. Except as set forth in Section 3.2(d) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. With respect to any exception to ownership set forth in Section 3.2(d) of the Company Disclosure Schedule, the schedule completely and correctly identifies the record and the beneficial owner of any such shares, whether such record or beneficial owner is an employee, agent or affiliate of the Company, and any agreement, arrangement or understanding, whether written or oral, with respect to such ownership. With respect to any exception to the contractual obligations of the Company set forth in Section 3.2(d) of the Company Disclosure Schedule, the schedule completely and correctly identifies the parties to such obligations and the nature of any relationship of such party or any third party beneficiary of such obligations to the Company and any agreement, arrangement or understanding, whether written or oral, with respect to such relationship. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes that are not yet due and payable or are being contested in good faith by appropriate proceedings and are disclosed in Section 3.14 of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure obligations to landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated by Applicable Law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

     (e) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     Section 3.3. Authority Relative to this Agreement; Recommendation.

     (a) Each of the Company, Convera and Transitory has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Company Board, Convera and Transitory, and no other corporate proceedings on the part of the Company, Convera or Transitory are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby, except the approval of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company, Convera and Transitory and, assuming the due authorization, execution and delivery by Intel, constitute the valid, legal and binding agreements of the Company, Convera and Transitory, enforceable against each of the Company, Convera and Transitory in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

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     (b) Without limiting the generality of the foregoing, the Company Board has unanimously (i) approved the Combination, (ii) resolved to recommend approval and adoption of this Agreement and the Combination by the Company's stockholders, and (iii) has not withdrawn or modified such approval or resolution to recommend.

     Section 3.4. SEC Reports; Financial Statements.

     (a) The Company has filed all required forms, reports and documents (the "Company SEC Reports") with the Securities and Exchange Commission ("SEC") since February 1, 1997, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, except as set forth in Section 3.4 of the Company Disclosure Schedule. None of such Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended. Notwithstanding the foregoing, the Company shall not be deemed to be in breach of any of the representations or warranties in this Section 3.4(a) as a result of any changes to the Company SEC Reports that the Company may make in response to comments received from the SEC on the Proxy Statement (as defined in Section 5.4).

     (b) The Company has heretofore made, and hereafter will make, available to Intel a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

     Section 3.5. Registration Statement and Proxy Statement. The Registration Statement (as defined in Section 5.4) and the Proxy Statement (as defined in
Section 5.4) will not, at the date mailed to stockholders of the Company, at the time of the meeting of stockholders of the Company to be held in connection with the Combination and at the time of issuance of shares of Convera Common Stock to Intel in the Combination, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement and the Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, none of the Company, Convera or Transitory make any representation, warranty or covenant with respect to any information provided in writing by Intel specifically for inclusion in the Registration Statement or the Proxy Statement that is contained in or omitted from the Registration Statement or Proxy Statement.

     Section 3.6. Consents and Approvals; No Violations. Except for (i) filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) any filings under similar merger notification laws or regulations of foreign Governmental Entities (as defined below), (iii) the filing of the Certificate of Merger as required by the DGCL and (iv) any filings, permits, authorizations, consents and approvals the nonexistence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, no filing with or notice to and no permit, authorization, consent or approval of any United States (federal, state or local) or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company, Convera and Transitory of this Agreement or the consummation by the Company, Convera and Transitory of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by the

                                      A1-10
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Company, Convera and Transitory, nor the consummation by the Company, Convera and Transitory of the transactions contemplated hereby, will, (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties and assets is bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries, or any of their respective properties or assets, except, with respect to clauses (b) and (c) above, for matters set forth in Section 3.6 of the Company Disclosure Schedule and for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     Section 3.7. No Default. Except as set forth in Section 3.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries, is now a party or by which it or any of its properties and assets is bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets, except, with respect to clauses
(ii) and (iii) above, for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     Section 3.8. No Undisclosed Liabilities; Absence of Changes. Except as publicly disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto). Except as publicly disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, since February 1, 2000, there have been no events, changes or effects with respect to the Company or its subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as publicly disclosed in the Company SEC Reports or as set forth in Section 3.8 of the Company Disclosure Schedule, since February 1, 2000, the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (ii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (iii) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (iv) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (v) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vi) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (1) loans or advances to employees in connection with business-related expenses incurred in the ordinary course of business consistent with past practices, (2) loans made to employees consistent with past practices that are not in the aggregate in excess of Fifty Thousand Dollars ($50,000), and (3) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (vii) transactions or commitments made, or any contracts or agreements entered into, by the Company or any of its subsidiaries

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relating to its assets or business (including the acquisition (by sale, license or otherwise) or disposition (by sale, license or otherwise) of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in any such case, material to the Company and its subsidiaries, taken as a whole; (viii) license, reseller, distribution, marketing, sales or other agreement entered into that either (1) provides for an exclusive relationship or arrangement or (2) provides for the annual payment by the Company for services or products rendered, or the obligation of the Company to render products or services, in excess of Two Hundred Fifty Thousand Dollars ($250,000), or any agreement to enter into any such license, reseller, distribution, marketing, sales or other agreement; or (ix) change by the Company or any of its subsidiaries in any of its accounting principles, practices or methods. Since February 1, 2000, except as publicly disclosed in the Company SEC Reports filed prior to the date hereof or in Section 3.8 of the Company Disclosure Schedule, except for increases in the ordinary course of business consistent with past practices and except for any of the following made in accordance with existing contractual provisions, there has not been any increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to (a) officers of the Company or any of its subsidiaries or
(b) any employee of the Company or any of its subsidiaries whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

     Section 3.9. Litigation. Except as publicly disclosed in the Company SEC Reports or as set forth in Section 3.9 of the Company Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity or brought by any person that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 3.10. Compliance with Applicable Law. Except as publicly disclosed in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, except for any permits, licenses, variances, exemptions, orders or approvals the non-existence of which would not reasonably, individually or in the aggregate, be expected to have a Material Adverse Effect on the Company (the "Company Permits"). Except as publicly disclosed in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as publicly disclosed in the Company SEC Reports, the businesses of the Company and its subsidiaries have been and are being conducted in compliance with all Applicable Laws, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as publicly disclosed in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same.

     Section 3.11. Employee Benefits.

     (a) For purposes of this Agreement, "Compensation and Benefit Plans" means, collectively, each written bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, or other plan, agreement, policy or arrangement, that covers employees or directors of the Company or any of its subsidiaries, or pursuant to which former employees or directors of the Company or any of its subsidiaries are entitled to current or future benefits. There are no oral Compensation and Benefit Plans to which the Company is a party. The Company has made available to Intel copies of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974,

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as amended ("ERISA")) (sometimes referred to herein as "Pension Plans"),
"employee welfare benefit plans" (as defined in Section 3(l) of ERISA) and all other Compensation and Benefit Plans maintained, or contributed to, by the Company or of its subsidiaries or any person that, together with the Company and its subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other person, a "Commonly Controlled Entity") for the benefit of any current or former employees, officers or directors of the Company or any of its subsidiaries. The Company has also made available to Intel true, complete and correct copies of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Compensation and Benefit Plan (if any such report was required), (ii) the most recent summary plan description for each Compensation and Benefit Plan for which such summary plan description is required and (iii) each trust agreement and group annuity contract related to any Compensation and Benefit Plan. Each Compensation and Benefit Plan has been administered in accordance with its terms. Neither the Company nor any Commonly Controlled Entity maintains or has ever maintained a "defined benefit plan" (as defined in Section 415 of the Code). The Company, each of Company's subsidiaries and each of the Compensation and Benefit Plans are in compliance with applicable provisions of ERISA and the Code. Section 3.11(a) of the Company Disclosure Schedule sets forth a complete and correct list of all Compensation and Benefit Plans.

     (b) Except as otherwise provided in Section 3.11(b) of the Company Disclosure Schedule, the Company and its subsidiaries have performed in all material respects their obligations under each Compensation and Benefit Plan; each Compensation and Benefit Plan and each trust or other funding medium, if any, established in connection therewith has at all times been established, maintained and operated in material compliance with its terms and the requirements prescribed by Applicable Law, including ERISA and the Code.

     (c) With respect to those Pension Plans that are intended to be qualified under Section 401(a) of the Code, except as set forth in Section 3.11(c) of the Company Disclosure Schedule, each such Pension Plan has been the subject of a determination letter from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any event occurred since the date of its most recent determination letter or application therefor that would materially adversely affect its qualification or materially increase its costs.

     (d) At all times on and after the effective date of ERISA, neither Company nor any of its subsidiaries nor any entity which is under "common control" with the Company (within the meaning of Section 4001 of ERISA) has maintained, contributed to or otherwise had any obligation with respect to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

     (e) Except as disclosed in Section 3.11(e) of the Company Disclosure Schedule, there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, administrative or other proceedings pending or, to the knowledge of Company, threatened, anticipated or expected to be asserted with respect to any Compensation and Benefits Plan or any related trust or other funding medium thereunder or with respect to Company or its subsidiaries, as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

     (f) No Compensation and Benefit Plan maintained by Company or its subsidiaries or any related trust or other funding medium thereunder or any fiduciary thereof is, to the knowledge of Company, the subject of a material audit, investigation or examination by an governmental or quasi-governmental agency.

     (g) Except as provided in Section 3.11(g) of the Company Disclosure Schedule, (i) no "reportable event" (as such term is used in Section 4043 of ERISA) or "prohibited transaction" (as such term is used in Section 4975 of the Code and/or Section 406 of ERISA), has occurred with respect to any Compensation and Benefit Plan established or maintained by Company or its subsidiaries primarily for the benefit of participants employed within the United States;
(ii) neither Company nor its subsidiaries has any commitment, intention or understanding to create, terminate or adopt any Compensation and Benefit Plan that would result in any additional liability to Intel, the Company or its subsidiaries; and (iii) since the beginning of the current fiscal year of any Compensation and Benefit Plan, no event had occurred and no condition or circumstance has

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existed that could result in a material increase in the benefits under or the expense of maintaining such Compensation and Benefit Plan maintained by Company, and its subsidiaries from the level of benefits or expense incurred for the most recently completed fiscal year of such Compensation and Benefit Plan.

     (h) Section 3.11(h) of the Company Disclosure Schedule lists all outstanding Company Stock Options as of the date hereof, identifying for each such option: (i) the holder of such option and such holder's relationship to the Company, (ii) the number of shares issuable, (iii) the number of vested shares,
(iv) the date of expiration and (v) the exercise price.

     (i) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made.

     (j) Except as provided by this Agreement or in Section 3.11(j) of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated by, this Agreement will not (either along with or upon the occurrence of any additional or subsequent events) constitute an event under any Compensation and Benefit Plan or agreement that will or may reasonably be expected to result in any payment (whether severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee, former employee or director of the Company, or its subsidiaries, whether or not any such payment would be an "excess parachute payment" (within the meaning of Section 280G of the Code).

     (k) With respect to each Compensation and Benefit Plan required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction outside of the United States (the "Foreign Plans"), are listed on Section 3.11(k) of the Company Disclosure Schedule. As regards each such Foreign Plan:

          (i) Each of the Foreign Plans is in compliance in all material respects with the provisions of the laws of each jurisdiction in which each such Foreign Plan is maintained, to the extent those laws are applicable to the Foreign Plans;

          (ii) All contributions to, and payments from, the Foreign Plans which may have been required to be made in accordance with the terms of any such Foreign Plan, and, when applicable, the law of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date. All such contributions to the Foreign Plans, and all payments under the Foreign Plans, for any period ending before the Closing Date that are not yet, but will be, required to be made, are reflected as an accrued liability on the balance sheet included in the most recently filed Company SEC Report;

          (iii) All material reports, returns and similar documents, if any, with respect to any Foreign Plan required to be filed with any governmental body or distributed to any Foreign Plan participant have been duly and timely filed or distributed or will be filed or distributed by the Closing Date, and all of the Foreign Plans have obtained from the governmental body having jurisdiction with respect to such plans any required determinations, if any, that such Foreign Plans are in compliance with the laws of the relevant jurisdiction if such determinations are required in order to give effect to the Foreign Plan;

          (iv) Each of the Foreign Plans has been administered at all times, and in all material respects, in accordance with its terms. To the knowledge of Company, there are no pending investigations by any governmental body involving the Foreign Plans, and no pending claims (except for claims for benefits payable in the normal operation of the Foreign Plans), suits or proceedings against any Foreign Plan or asserting any rights or claims to benefits under any Foreign Plan; and

          (v) The consummation of the transactions contemplated by this Agreement will not by itself create or otherwise result in any material liability with respect to any Foreign Plan other than the triggering of payment to participants.

     (l) Each Compensation and Benefit Plan complies in all material respects with all applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder and (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder and all other applicable laws. All amendments and actions required to bring each of the Compensation and Benefit Plans into conformity with all of the applicable provisions of ERISA and other applicable laws have been made or

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taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time and are disclosed in Section 3.11(l) of the Company Disclosure Schedule or will be provided to Intel within fourteen (14) days of the date hereof.

     (m) Each group medical plan sponsored by the Company or its subsidiaries materially complies with the Medicare Secondary Payor Provisions of Section 1826
(b) of the Social Security Act, and the regulations promulgated thereunder.

     (n) Except as set forth on Section 3.11(n) of the Company Disclosure Schedule, Intel, the Surviving Corporation, the Company and its subsidiaries may terminate or amend any Compensation and Benefit Plan maintained by the Company or its subsidiaries or may cease contributions to any such Compensation and Benefit Plans without incurring any material liability other than a benefit liability accrued in accordance with the terms of such Compensation and Benefit Plan immediately prior to such amendment, termination or ceasing of contributions.

     (o) Neither the Company nor any of its subsidiaries maintained any Compensation and Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all respects in compliance with the applicable requirements of
Section 601 of ERISA and section 4980B(b) of the Code and the Company and its subsidiaries are not subject to any liability, including without limitation, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation.

     (p) Neither the Company nor any of its subsidiaries has incurred, nor does the Company reasonably expect either it or any subsidiary to incur, any liability for any tax imposed under Sections 4971 through 4980B of the Code or civil liability under Section 501(i) or (1) of ERISA;

     (q) Neither the Company nor any of its subsidiaries has incurred any liability for any tax, excise tax, penalty or fee with respect to any Compensation and Benefit Plan, including, but not limited to, taxes arising under Section 4971, 4977, 4978, 4878B, 4979, 4980 or 4980B of the Code, and no
event has occurred and no circumstance has existed that could give rise to any such liability.

     (r) Except as provided in Section 3.11(r) of the Company Disclosure Schedule, no insurance policy nor any other contract or agreement affecting any Compensation and Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder.

     Section 3.12. Labor and Employment Matters.  Except as set forth on Section
3.12 of the Company Disclosure Schedule:

          (a) No collective bargaining agreement exists that is binding on the Company or any of its subsidiaries, and the Company has not been officially apprised that any petition has been filed or proceeding instituted by an employee or group of employees of the Company, or any of its subsidiaries, with the National Labor Relations Board seeking recognition of a bargaining representative.

          (b) (i) There is no labor strike, dispute, slow down or stoppage pending or threatened against the Company or any of its subsidiaries; and

          (ii) Neither the Company nor any of its subsidiaries has received any demand letters, civil rights charges, suits or drafts of suits with respect to claims made by any of their respective employees.

          (c) All individuals who are performing consulting or other services for the Company or any of its subsidiaries are or were correctly classified by the Company as either "independent contractors" or "employees" as the case may be, and, at the Closing Date, will qualify for such classification.

          (d) Section 3.12(d) of the Company Disclosure Schedule contains a list of the name of each officer, employee and consultant of the Company or any of the Company's subsidiaries, together with such person's position or function, annual base salary or wages and any incentives or bonus arrangement with respect to each such officer and employee and such person's compensation arrangement with respect to each such consultant. To the Company's knowledge, without independent investigation or inquiry and except as otherwise disclosed to Intel, no person who is identified on
     Section 3.12(d) of the Company

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     Disclosure Schedule as having an annual base salary in excess of One
     Hundred Thousand Dollars ($100,000) will cease to be employed by the Company or such subsidiary for any reason, including because of the consummation of the transactions contemplated by this Agreement.

          (e) The Company and each of its subsidiaries is in compliance with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (f) The Company and each of its subsidiaries has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, except for any failure to withhold or report the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

          (g) There are no pending or, to the Company's knowledge, threatened claims or actions against the Company or any of its subsidiaries under any worker's compensation policy or long-term disability policy, except for any claim or action the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     Section 3.13. Environmental Laws and Regulations.

     (a) The term "Environmental Laws" means any applicable federal, state, local or foreign law, statute, treaty, ordinance, rule, regulation, policy, permit, consent, approval, license, judgment, order, decree or injunction relating to: (i) Releases (as defined in 42 U.S.C. sec. 9601(22)) or threatened Releases of Hazardous Material (as hereinafter defined) into the environment,
(ii) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Material, (iii) the health or safety of employees in the workplace, (iv) protecting or restoring natural resources or
(e) the environment. The term "Hazardous Material" means (1) hazardous substances (as defined in 42 U.S.C. sec. 9601(14)), including "hazardous waste" as defined in 42 U.S.C. sec. 6903, (2) petroleum, including crude oil and any fractions thereof, (3) natural gas, synthetic gas and any mixtures thereof, (4) asbestos and/or asbestos containing materials, (5) PCBs or materials containing PCBs, (6) any material regulated as a medical waste, (7) lead containing paint,
(8) radioactive materials and (9) "Hazardous Substance" or "Hazardous Material" as those terms are defined in any indemnification provision in any contract, lease, or agreement to which the Company or any of its subsidiaries is a party.

     (b) During the period of ownership or operation by the Company and its subsidiaries of any of their current or previously owned or leased properties, there have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting such properties or any surrounding site, and neither the Company nor any of its subsidiaries has disposed of any Hazardous Material in a manner that has led, or would reasonably be anticipated to lead to a Release, except in each case for those which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. There have been no Releases of Hazardous Material by the Company or any of its subsidiaries in, on, under or affecting their current or previously owned or leased properties or any surrounding site at times outside of such periods of ownership, operation or lease, except in each case for those which would not reasonably be expected, individually on in the aggregate, to have a Material Adverse Effect on the Company. Since 1995, neither the Company nor any of its subsidiaries has received any written notice of, or entered into any order, settlement or decree relating to: (i) any violation of any Environmental Laws or the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any alleged violation of Environmental Laws or (ii) the response to or remediation of Hazardous Material at or arising from any of the Company's properties or any subsidiary's properties. There have been no violations of any Environmental Laws by the Company or any subsidiary which violations would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     (c) There are no past or present events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans that constitute a violation by the Company or any of its subsidiaries of, or are

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reasonably likely to prevent or interfere with the Company's or any of its subsidiaries' future compliance with, any Environmental Laws, other than any of the foregoing that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company.

     Section 3.14. Taxes.

     (a) Definitions.  For purposes of this Agreement:

     (i) the term "Code" means the Internal Revenue Code of 1986, as amended;

     (ii) the term "Tax" (including "Taxes") means (1) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (2) any liability for payment of amounts described in clause (1) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (3) any liability for the payment of amounts described in clauses (1) or (2) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to pay or indemnify, any other person;

     (iii) the term "Tax Affiliates" (including "Tax Affiliate") means the subsidiaries and any person for whose Taxes the Company or any subsidiary is or could be held liable, whether as a successor, by agreement, by operation of law or otherwise; and

     (iv) the term "Tax Return" means any return, declaration, report, statement, information statement and other document filed or required to be filed with respect to Taxes.

     (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, the Company and its subsidiaries have duly and timely filed all Tax Returns required to be filed; and such Tax Returns are complete and accurate, in all material respects, and correctly reflect the Tax liability required to be reported thereon. Such Tax Returns do not contain a disclosure statement under
Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law). All Tax Returns provided or made available to Intel are true and correct copies of such Tax Returns actually filed.

     (c) The Company and Tax Affiliates have timely paid all Taxes that have become due and payable, and have adequately provided in the financial statements included in the SEC Reports for all Taxes accrued through the date of such financial statements that were not yet due and payable as of the date thereof; all Taxes of the Company and Tax Affiliates accrued following the end of the most recent period covered by the most recent SEC Reports have been accrued in the ordinary course of business of the Company and Tax Affiliates, are based on normal operations of the Company and Tax Affiliates from the date thereof and are properly reflected in the books and records of the Company and Tax Affiliates. All Taxes that the Company and Tax Affiliates have been or are required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid over to the appropriate Governmental Entity or are accrued, reserved against and entered on the books and records of the Company and Tax Affiliates.

     (d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, no claim for assessment or collection of Taxes has been or is presently being asserted against any of the Company or any Tax Affiliate; no rationale underlying a claim for Taxes has been asserted previously by any taxing authority that reasonably could be expected to be asserted in any other period; none of the Company or any Tax Affiliate is (or has been during the last five years) a party to any action, proceeding, audit or investigation by any taxing authority nor does Company or any Tax Affiliate have knowledge of any such threatened action, proceeding, audit or investigation; there are no outstanding agreements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from the Company or any Tax Affiliate for any taxable period; and neither the Company nor any Tax Affiliate is a party to an agreement with, or is subject to any private ruling from, any Governmental Entity with respect to Taxes. The Company has provided to Intel copies of all notices, reports and other documentation received during the last five years from

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any Governmental Entity with respect to any audit, examination, claim, inquiry or proceeding with respect to Taxes of the Company or any Tax Affiliate. No power of attorney with respect to Taxes is currently in effect.

     (e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, neither the Company nor any Tax Affiliate is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any other change of control of Convera, the Company or any subsidiary, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code (or any comparable provision of state, local or foreign law).

     (f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, neither the Company nor any Tax Affiliate is a party to or bound by any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement. Other than by reason of withholding Taxes incurred in the ordinary course of business, neither the Company nor any Tax Affiliate is or could be held liable for the Taxes of any other person.

     (g) Except as set forth in Section 3.14(g) of the Company Disclosure Schedule, there is no limitation on the utilization by the Company and Tax Affiliates of net operating losses, built in losses, tax credits or similar items of the Company and Tax Affiliates under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign law).

     (h) Except as set forth in Section 3.14(h) of the Company Disclosure Schedule, neither the Company nor any Tax Affiliate has agreed to, or is required to make, any adjustment under Section 481 of the Code (or any comparable provision of state, local or foreign law) by reason of a change in accounting method, or has any application pending with any Governmental Entity requesting permission for any changes in accounting methods that relate to the business or operations of the Company or Tax Affiliates.

     (i) Neither the Company nor any Tax Affiliate has ever been a member of an affiliated, combined, consolidated unitary or other tax filing group, other than such a group having Company as the common parent. Neither the Company nor any Tax Affiliates is a member or partner of an entity treated as a partnership for purposes of the Code.

     (j) neither the Company nor any Tax Affiliate is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code.

     (k) Neither the Company nor any Tax Affiliate has taken any action not in accordance with past practice that would have the effect of deferring a measure of Tax (including but not limited to income, sales, gross receipts or payroll) from a period (or portion thereof) ending on or prior to the Closing to a period (or portion thereof) beginning after the Closing; and no election has been made with respect to Taxes of the Company or any Tax Affiliate in any Tax Return that has not been provided to Intel. No material item of income or gain of the Company or any Tax Affiliate reported or to be reported for financial reporting purposes in any pre-Closing period is required to be included in taxable income in a post-Closing period.

     (l) No property owned by any of the Company or any Tax Affiliate (i) is property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) is property described in Section 168(g)(1) of the Code; or (iii) is subject to any provision of state, local or foreign law comparable to any of the provisions listed above.

     (m) Neither the Company nor any Tax Affiliate that is a United States person (as defined in the Code) has engaged in business in any jurisdiction outside of the United States in a manner that would subject person to tax in that jurisdiction; and no Tax Affiliate that is not a United States person (as so defined) has engaged in business in the United States in a manner that would subject such Tax Affiliate to tax in the United States.

     (n) There are no deferred intercompany items or excess loss accounts with respect to the Company or any Tax Affiliates, and there are no elections in effect under the sec.sec. 1.1502-1 et. seq. of the United States Treasury Regulations.

                                      A1-18
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     (o) Each Assumed Option designated as or otherwise purporting to be an incentive stock option has at all times since the issuance of such Assumed Option qualified as an "incentive stock option" as such term is defined in
Section 422 of the Code, and immediately prior to the Effective Time will be held by a person whose exercise of such Assumed Option would be governed by
Section 421(a) of the Code (determined without regard to Section 422(a)(1) of the Code).

     (p) No plan, agreement, arrangement, understanding or intention is or will be in effect that would cause any of the Convera Common Stock or Convera Preferred Stock to be acquired by shareholders of the Company in the Merger not to be taken into account in determining whether the "control" requirement in
Section 351(a) of the Code will be satisfied with respect to the transactions contemplated by this Agreement. Neither the Company, Convera, Transitory nor any of their shareholders has taken any action that would jeopardize the status of the Contribution and the Merger, taken together, as a transaction governed by
Section 351(a) of the Code.

     Section 3.15. Intellectual Property.

     (a) Section 3.15(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others, by the Company or any of its subsidiaries, a complete and accurate list of all United States and foreign (i) patents and patent applications; (ii) Trademark registrations and applications and material unregistered Trademarks; and (iii) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names and designs, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing) (collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively, "Copyrights"); computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

     (b) Trademarks.

          (i) The Company and its subsidiaries have complied with all legal requirements for applying for, registering and maintaining its registered Trademarks.

          (ii) No registered Trademark has been within the last three (3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

          (iii) To the Company's knowledge, there has been no prior use of any Trademark of the Company or its subsidiaries by any third party that confers upon said third party superior rights in any such Trademark. No adverse claims have been made or, to the Company's knowledge, threatened against the Trademarks of the Company and its subsidiaries.

          (iv) The Company and its subsidiaries have adequately policed their Trademarks against third party infringement, and the Trademarks registered in the United States have been continuously used by the Company or one of its subsidiaries since the date set forth in, the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or renewal certificates, as the case may be.

     (c) Patents. Neither the Company nor any of its subsidiaries has any issued Patents.

     (d) Trade Secrets. The Company and each of its subsidiaries have taken reasonable steps to protect their respective rights in confidential information and Trade Secrets.

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     (e) Assignment and Protection.  The Company and each of its subsidiaries enforces a policy of requiring each employee to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms that assign to the Company or such subsidiary, as the case may be, all rights to any Intellectual Property relating to the Company's or such subsidiary's business that is developed by the employee in the course of his or her activities for the Company or any of its subsidiaries or is developed during working hours using the resources of the Company or any such subsidiary, and has obtained from consultants and contractors the appropriate level of intellectual property ownership, protection or other rights sufficient to conduct the business of the Company and its subsidiaries. To the knowledge of the Company, there has been no disclosure by the Company or any subsidiary of confidential information or Trade Secrets except under confidentiality agreements.

     (f) License Agreements. Section 3.15(f)(i) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any right to use or practice any rights under any Intellectual Property other than standard desktop applications that are sold pursuant to "shrink-wrap" licenses (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto and the amount of any future royalty or license fee payable thereunder.
Section 3.15(f)(ii) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements which involved license payments (or the right to license payments) of Fifty Thousand Dollars ($50,000) or more in the year ended January 31, 2000, or are reasonably expected to involve license payments (or the right to license payments) of Fifty Thousand Dollars ($50,000) or more in the year ending January 31, 2001 under which the Company or any of its subsidiaries licenses software or grants other rights in to use or practice any rights under any Intellectual Property (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

     (g) Ownership; Sufficiency of IP Assets. The Company or one of its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of Intellectual Property used in its business. The Intellectual Property identified in Section 3.15(a) of the Company Disclosure Schedule, together with the Company's and its subsidiaries' unregistered Copyrights and the Company's and such subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted.

     (h) Protection of IP. The Company has taken reasonable steps to protect the Intellectual Property of the Company and its subsidiaries.

     (i) No Infringement by the Company. To the knowledge of the Company, the products and services used, manufactured, marketed, sold or licensed by the Company and its subsidiaries, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party.

     (j) No Pending or Threatened Infringement Claims. Except as publicly disclosed in the Company SEC Reports or in Section 3.15(j) of the Company Disclosure Schedule, no litigation is now or, within the five (5) years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by the Company within the one (1) year prior to the date of this Agreement, (i) alleging that the Company any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or
(ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by or to the Company. No Intellectual Property (x) that is owned by the Company or any of its subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any such subsidiary, except as may be specifically provided in any such Inbound License Agreement,
(y) that is the subject of an Outbound License Agreement is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the sale, transfer, assignment or licensing thereof by the Company

                                      A1-20
or any of its subsidiaries to any person or (z) that is the subject of an Inbound License Agreement is subject to any outstanding judgment, decree, order, stipulation or agreement restricting the use thereof by the Company or any of its subsidiaries.

     (k) No Infringement by Third Parties. Except as publicly disclosed in the Company SEC Reports, to the knowledge of the Company, no third party is misappropriating, infringing, diluting or violating any Intellectual Property owned or exclusively licensed by the Company or any of its subsidiaries, and no such claims have been brought against any third party by the Company or any of its subsidiaries.

     (l) Assignment; Change of Control. Except as set forth in Section 3.15(l) of the Company Disclosure Schedule, the execution, delivery and performance by the Company, Convera and Transitory of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under any Inbound License Agreement or Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

     (m) Software. The Software owned or purported to be owned by the Company or any of its subsidiaries was either (i) developed by employees of the Company or any of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. Except as set forth in
Section 3.15(m) of the Company Disclosure Schedule, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries, except for such materials or development environments obtained by the Company or any of its subsidiaries from other persons who make such materials or development environments generally available on non-discriminatory commercial terms. For purposes of this Section 3.15(m) and
Section 4.9(l), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, schematics, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

     (n) Performance of Existing Software Products. The Company's and its subsidiaries' existing and currently manufactured and marketed Software products listed and described on Section 3.15(n) of the Company Disclosure Schedule perform in all material respects, free of significant bugs, viruses or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the Company or any of its subsidiaries on which such customers relied when licensing or otherwise acquiring such products.

     (o) Documentation. The Company and its subsidiaries have taken all actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

     (p) Year 2000 Capability.

          (i) Except as set forth in Section 3.15(p) of the Company Disclosure Schedule, all of the Company's and its subsidiaries' products (including products currently under development) have recorded, stored, processed and calculated and presented calendar dates falling on and after December 31, 1999, and will continue to calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculated any information dependent on or relating to such dates, except for any failure to satisfy the foregoing the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material

                                      A1-21

     Adverse Effect on the Company (collectively, "Year 2000 Capable"). Except as set forth in Section 3.15(p) of the Company Disclosure Schedule, (i) all of the Company's and its subsidiaries' products did not lose, and will not lose, any significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999; and (ii) all of the Company's and its subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its subsidiaries' businesses (collectively, a "Business System"), that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any tangible or intangible asset or real property of the Company and its subsidiaries, including its accounting systems, are Year 2000 Capable. Except as set forth on Section 3.15(p) of the Company Disclosure Schedule, the current versions of the Company's and its subsidiaries' software and all other Intellectual Property may be used after December 31, 1999 such that such Software and Intellectual Property will operate after such time period without error caused by date data that represents or references different centuries or more than one century.

          (ii) Except as set forth on Section 3.15(p) of the Company Disclosure Schedule, the Company's products and the conduct of the Company's business with its customers and suppliers were not impaired by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century, except for any such impairment the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. Except as set forth on Section 3.15(p) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries incurred expenses arising from or relating to the failure of any of its Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

     (q) Third Party NDA. To the knowledge of the Company, neither the Company nor any subsidiary is a party to, or is bound by, any non-disclosure or similar agreement that is materially different from the Company's standard non-disclosure agreement, a copy of which has previously been delivered by the Company to Intel.

     Section 3.16. Insurance. Except as set forth in Section 3.16 of the Company Disclosure Schedule, each of the Company and its subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are customarily insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other manner that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company) by reason of the transactions contemplated by this Agreement. Each of the Company and its subsidiaries has complied with the provisions of each Insurance Policy under which it is the insured party, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy. All claims under the Insurance Policies have been filed in a timely fashion.

     Section 3.17. Certain Business Practices. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity,
(ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     Section 3.18. Product Warranties. Section 3.18 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by the Company or any of its subsidiaries currently in effect with respect to its products. Except for any of the following the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on

                                      A1-22
the Company, there have not been any deviations from such warranties and guaranties, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Except for any of the following the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, neither the Company nor any of its subsidiaries has made any oral warranty or guaranty with respect to its products not described on such schedule.

     Section 3.19. Suppliers and Customers. Section 3.19 of the Company Disclosure Schedule sets forth the names of the ten (10) largest customers of the Company and its subsidiaries during the last twelve (12) months ended January 31, 2000 and of each supplier who supplied the Company and its subsidiaries with over Two Hundred Thousand Dollars ($200,000) of supplies during such twelve month period. During the last twelve (12) months, the Company has received no notices of termination or written threats of termination from any such supplier or any such customer.

     Section 3.20. Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the Company's capital stock necessary to approve the Merger and adopt this Agreement.

     Section 3.21. Opinion of Financial Advisor. The Company has received a fairness opinion of Needham & Company, Inc. (the "Financial Advisor"), with respect to the Combination and such fairness opinion has not, as of the date hereof, been withdrawn, revoked or modified. A true and complete copy of such opinion will be delivered to Intel within three (3) business days of the date hereof.

     Section 3.22. Brokers. No broker, finder or investment banker (other than the Financial Advisor, a true and correct copy of whose engagement agreement have been provided to Intel) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, Convera or Transitory.

     Section 3.23. Takeover Statute. With respect to the Combination, no restrictions of any "fair price," "moratorium," "control share acquisition" or other similar anti-takeover statute or regulation (each a "Takeover Statute") are or will be applicable to the Company, the Shares, the Company Preferred Stock or any of the other transactions contemplated by this Agreement.

     Section 3.24. Representations Complete. None of the representations or warranties made by the Company, Convera and Transitory in this Agreement nor any statement made in any Schedule or certificate furnished by the Company, Convera and Transitory pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 4

                    REPRESENTATIONS AND WARRANTIES OF INTEL

     Intel hereby represents and warrants to the Company, Convera and Transitory, subject to the exceptions set forth in the Disclosure Schedule (the "Intel Disclosure Schedule") delivered to the Company by Intel in accordance with Section 5.11 (which exceptions shall specifically identify a Section or subsection, as applicable, to which such exception relates) as follows:

     Section 4.1. Organization and Qualification.

     (a) Intel is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

     (b) Intel is duly qualified or licensed and in good standing to do business in each jurisdiction in which the ownership or operation of any of the Contributed Assets or the nature of the business of the Contributed Assets conducted by Intel makes such qualification or licensing necessary, except in such jurisdictions where

                                      A1-23
the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on the Contributed Assets. When used in connection with Intel or its subsidiaries, the term "Material Adverse Effect on the Contributed Assets" means any circumstance, change in, or effect on the Contributed Assets that is, or is reasonably likely in the foreseeable future to be, materially adverse to the operations, financial condition, earnings or results of operations, or the business (financial or otherwise), of the Contributed Assets, taken as a whole; provided, however, that a change in conditions affecting either the internet media services and distribution industry, as a whole, or the text search retrieval industry, as a whole, shall not be deemed to constitute a Material Adverse Effect on the Contributed Assets.

     Section 4.2. Authority Relative to this Agreement. Intel has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by Intel, and no other corporate proceedings on the part of Intel are necessary to authorize this Agreement, or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Intel and, assuming the due authorization, execution and delivery by the Company, Convera and Transitory, constitutes the valid, legal and binding agreement of Intel, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 4.3. Information Supplied. None of the information provided or to be provided in writing by Intel specifically for inclusion or incorporation by reference in the Registration Statement (as defined in Section 5.4) or the Proxy Statement (as defined in Section 5.4) will, at the date mailed to stockholders of the Company, at the time of the meeting of stockholders of the Company to be held in connection with the Combination and at the time of issuance of shares of Convera Common Stock to Intel in the Combination, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading.

     Section 4.4. Consents and Approvals; No Violations. Except for (i) filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the HSR Act, (ii) any filings under similar merger notification laws or regulations of foreign Governmental Entities, (iii) the filing of the Certificate of Merger as required by the DGCL and (iv) any filings, permits, authorizations, consents and approvals the nonexistence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets, no filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Intel of this Agreement or the consummation by Intel of the transactions contemplated hereby. Neither the execution, delivery and performance of this Agreement by Intel, nor the consummation by Intel of the transactions contemplated hereby, will (a) conflict with or result in any breach of any provision of the Certificate of Incorporation or bylaws (or similar governing documents) of Intel, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Intel is a party or by which it or any of its properties and assets is bound or (c) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Intel or any of its properties or assets, except, with respect to clauses (b) and (c), for the matters set forth on Section 4.4 of the Intel Disclosure Schedule and for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets.

     Section 4.5. No Default. Except as set forth in Section 4.5 of the Intel Disclosure Schedule, Intel is not in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Intel is now a party or by which it or

                                      A1-24
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any of its properties and assets is bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Intel or any of its properties or assets, except, with respect to clauses (i), (ii) and (iii) above, for matters the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets.

     Section 4.6. Litigation. Except as publicly disclosed in the forms, reports and documents (the "Intel SEC Reports") filed by Intel with the SEC since January 1, 1997, or as set forth in Section 4.6 of the Intel Disclosure Schedule, there is no suit, claim, action, arbitration, proceeding or investigation pending or, to the knowledge of Intel, threatened against any of the Contributed Assets before any Governmental Entity or brought by any person that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets or that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement beyond the Final Date. Except as publicly disclosed in the Intel SEC Reports, Intel is not subject to any outstanding order, writ, injunction or decree that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets or would reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

     Section 4.7. Compliance with Applicable Law. Except as publicly disclosed in the Intel SEC Reports, Intel holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of the business and operation of the Contributed Assets, except for any permits, licenses, variances, exemptions, orders or approvals the non-existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets (the "Intel Permits"). Except as publicly disclosed in the Intel SEC Reports, Intel is in compliance with the terms of the Intel Permits, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets. Except as publicly disclosed in the Intel SEC Reports, the business and operations of the Contributed Assets have been and are being conducted in compliance with all Applicable Laws, except for any non-compliance the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets. Except as publicly disclosed in the Intel SEC Reports, no investigation or review by any Governmental Entity with respect to the Contributed Assets is pending or, to the knowledge of Intel, threatened, nor, to the knowledge of Intel, has any Governmental Entity indicated an intention to conduct the same.

     Section 4.8. Intellectual Property.

     (a) Section 4.8(a) of the Intel Disclosure Schedule sets forth, for the Intellectual Property included in the Contributed Assets, a complete and accurate list of all United States and foreign (i) patents and patent applications; and (ii) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number) and date issued (or date filed).

     (b) Patents.

          (i) Intel has complied with all legal requirements for applying for the issuance of and maintaining the grant of Patents included in the Contributed Assets.

          (ii) No Patent included in the Contributed Assets has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To Intel's knowledge, no such action has been threatened within the one (1)-year period prior to the date of this Agreement.

     (c) Trade Secrets. Intel has taken reasonable steps to protect its rights in confidential information and Trade Secrets related to the Contributed Assets.

     (d) Assignment and Protection. Intel has enforced a policy of requiring each employee to execute proprietary information, confidentiality and assignment agreements substantially in Intel's standard forms that assign to Intel all rights to any Intellectual Property included in the Contributed Assets that is developed by the employee in the course of his or her activities for Intel or is developed during working hours using the

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

resources of Intel, and has obtained from consultants and contractors the appropriate level of intellectual property ownership, protection or other rights sufficient to use the Intellectual Property included in the Contributed Assets. To the knowledge of Intel, there has been no disclosure by Intel of confidential information or Trade Secrets related to the Contributed Assets except under confidentiality agreements.

     (e) License Agreements. Section 4.8(e)(i) of the Intel Disclosure Schedule sets forth a complete and accurate list of all license agreements under which any of the Enhanced Video Services, the Enhanced Content Services or the Internet Security Services departments of Intel licenses software or grants other rights to use or practice any rights under any Intellectual Property included in the Contributed Assets (collectively, the "Intel Outbound License Agreements"), indicating for each the title and the parties thereto. There is no outstanding or, to Intel's knowledge, threatened dispute or disagreement with respect to any Intel Outbound License Agreement.

     (f) Ownership. To the knowledge of Intel, Intel owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of the Intellectual Property included in the Contributed Assets.

     (g) Protection of IP. Intel has taken reasonable steps to protect the Intellectual Property included in the Contributed Assets.

     (h) No Infringement by Intel. To the knowledge of Intel, the products and services used, manufactured, marketed, sold or licensed in connection with the Contributed Assets, and all Intellectual Property included in the Contributed Assets, do not infringe upon, violate or constitute the unauthorized use of any valid and enforceable rights owned or controlled by any third party, including any Intellectual Property of any third party.

     (i) No Pending or Threatened Infringement Claims. No litigation is now or, within the five (5) years prior to the date of this Agreement, was pending and no notice or other claim in writing has been received by Intel within the one
(1) year prior to the date of this Agreement, (i) alleging that the use by Intel of the Intellectual Property included in the Contributed Assets infringes upon, violates or constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property included in the Contributed Assets. Except as disclosed in Section 4.8(i) of the Intel Disclosure Schedule, no Intellectual Property included in the Contributed Assets (y) is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by Intel, or (z) is the subject of an Outbound License Agreement and is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the sale, transfer, assignment or licensing thereof by Intel to any person.

     (j) No Infringement by Third Parties. To the knowledge of Intel, no third party is misappropriating, infringing, diluting or violating any Intellectual Property included in the Contributed Assets, and no such claims have been brought against any third party by Intel.

     (k) Assignment; Change of Control. Except as set forth in Section 4.8(k) of the Intel Disclosure Schedule, the execution, delivery and performance by Intel of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate or alter, any of Intel's rights to own any of the Intellectual Property included in the Contributed Assets or its rights under any Outbound License Agreement, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

     (l) Software. The Software purported to be included in the Contributed Assets was either (i) developed by employees of Intel within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to Intel or any of its subsidiaries pursuant to written agreements; or
(iii) otherwise acquired by Intel or a subsidiary from a third party. Except as set forth in Section 4.8(l) of the Intel Disclosure Schedule, the Software included in the Contributed Assets does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than Intel, except for such materials or development environments obtained by Intel from

                                      A1-26
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other persons who make such materials or development environments generally available on non-discriminatory commercial terms.

     (m) Performance of Existing Software Products. The existing and currently manufactured and marketed Software products listed and described on Section 4.8(m) of the Intel Disclosure Schedule and included in the Contributed Assets perform in all material respects, free of significant bugs, viruses or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of Intel on which such customers relied when licensing or otherwise acquiring such products.

     (n) Documentation. Intel has taken all actions customary in the software industry to document the Software included in the Contributed Assets and its operation, such that the materials comprising the Software included in the Contributed Assets, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

     (o) Year 2000 Capability.

          (i) Except as set forth in Section 4.8(o) of the Intel Disclosure Schedule, all products included in the Contributed Assets (including products currently under development) have recorded, stored, processed and calculated and presented calendar dates falling on and after December 31, 1999, and will continue to calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products recorded, stored, processed, calculated and presented calendar dates on or before December 31, 1999, or calculated any information dependent on or relating to such dates, except for any failure to satisfy the foregoing the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Intel. Except as set forth in Section 4.8(o) of the Intel Disclosure Schedule, all products included in the Contributed Assets did not lose, and will not lose, any significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1999. Except as set forth on Section 4.8(o) of the Intel Disclosure Schedule, the current versions of the Software and all other Intellectual Property included in the Contributed Assets may be used after December 31, 1999 such that such Software and Intellectual Property will operate after such time period without error caused by date data that represents or references different centuries or more than one century.

          (ii) Except as set forth on Section 4.8(o) of the Intel Disclosure Schedule, the products included in the Contributed Assets were not adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.

     (p) Foundry Relationship. The Contributed Assets do not include any (i) foundry relationship, wafer or digital signal processor manufacturing and fabricating agreement, understanding or commitment, or (ii) integrated circuit die or device purchase, supply or service agreement, understanding or commitment, whether written or oral.

     Section 4.9. Product Warranties. Section 4.9 of the Intel Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by Intel currently in effect with respect to products included in the Contributed Assets. Except for any of the following the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets, there have not been any deviations from such warranties and guaranties, and neither Intel nor any of its salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Except for any of the following the existence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets, Intel has not made any oral warranty or guaranty with respect to the products included in the Contributed Assets not described on such schedule.

     Section 4.10. Suppliers and Customers. Section 4.10 of the Intel Disclosure Schedule sets forth the names of the ten (10) largest customers of the business of the Contributed Assets during the last twelve (12)

                                      A1-27
months ended January 31, 2000 and of each supplier who supplied the business of the Contributed Assets with over Two Hundred Thousand Dollars ($200,000) of supplies during such twelve month period. During the last twelve (12) months, Intel has received no notices of termination or written threats of termination from any such supplier or such customer.

     Section 4.11. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Intel.

     Section 4.12. Representations Complete. None of the representations or warranties made by Intel in this Agreement nor any statement made in any Schedule or certificate furnished by Intel pursuant to this Agreement, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE 5

                                   COVENANTS

     Section 5.1. Conduct of Business of the Company. Except as contemplated by this Agreement or as described in Section 5.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will and will cause each of its subsidiaries to (a) conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, and (b) use all commercially reasonable efforts to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with it with the intention that its goodwill and ongoing businesses shall not be materially impaired at the Effective Time. Notwithstanding the foregoing, during the period from the date hereof to the Effective Time, the Company will cause each of Convera and Transitory to take no action other than actions taken in furtherance of the Combination as contemplated by this Agreement. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or in Section 5.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries shall, without the prior written consent of Intel:

          (a) amend its Certificate of Incorporation or bylaws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other debt or equity securities or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to Company Stock Options outstanding on the date hereof, grants of shares of Company Stock Options consistent with Section 5.15, the issuance of shares of Convera Common Stock and Convera Non-Voting Common Stock pursuant to the Contribution and the grant of Convera Stock Options;

          (c) other than as required under the Company's Certificate of Designation with respect to dividends payable with respect to the Company Preferred Stock, split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries, except as may be required under the terms of any Company Stock Option;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Combination);

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

          (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the structure of any subsidiary;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except, in each case, for borrowings under existing lines of credit in the ordinary course of business, or modify or agree to any amendment of the terms of any of the foregoing; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business consistent with past practice, other than third-party guarantees and lease agreements not to exceed One Hundred Fifty Thousand Dollars ($150,000) individually or Five Hundred Thousand Dollars ($500,000) in the aggregate; (iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise subject to any Lien shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (g) except as may be required by Applicable Law, enter into, adopt or amend or terminate any Compensation and Benefit Plan in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any Compensation and Benefit Plan as in effect as of the date hereof (including the granting of stock appreciation rights or performance units), except in accordance with
     Section 5.15 and except for salary increases to employees in the ordinary course of business consistent with past practice and intended to incentivize employees to remain employed by the Company, provided that no such salary increase shall be in excess of the greater of Twenty-Five Thousand Dollars ($25,000) or twenty percent (20%) of the employee's current salary;

          (h) grant any severance or termination pay to any director, officer, employee or consultant, except (i) payments made pursuant to written agreements outstanding on the date, (ii) payments, with respect to any person identified as a Named Company Employee on Exhibit I-1 hereto, for no more than nine (9) months of salary, and with respect to any person identified as an Other Company Employee on Exhibit I-2 hereto, for no more than six (6) months of salary, and (iii) as required by applicable federal, state or local law or regulations;

          (i) exercise its discretion or otherwise voluntarily accelerate the vesting of any Company Stock Option as a result of the Combination, any other "change in control" of the Company (as defined in the Company Plans) or otherwise.

          (j) (i) sell, lease, license, transfer or otherwise dispose of any material assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or One Million Dollars ($1,000,000) in the aggregate), other than sales of its products and licenses of software in the ordinary course of business consistent with past practices, (ii) enter into any license, reseller, distribution, marketing, sales or other agreement that either (A) provides for an exclusive relationship or arrangement or (B) provides for the annual payment by the Company, or the obligation of the Company to perform services or deliver products, in excess of Two Hundred Fifty Thousand Dollars ($250,000), or sell, transfer or otherwise dispose of any Intellectual Property, or (iii) license any source code to any third party;

          (k) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

          (l) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by generally accepted accounting principles;

          (m) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other person or division thereof or any equity interest therein; (ii) enter into any contract or agreement that would be material to the Company and its subsidiaries, taken as a whole;
     (iii) amend,

                                      A1-29
     modify or waive any right under any contract of the Company or any of its subsidiaries, except to the extent such amendment, modification or waiver would not reasonably be expected to have a Material Adverse Effect on the Company; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any manner that is adverse to the Company or any of its subsidiaries, except to the extent such modification or amendment would not reasonably be expected to have a Material Adverse Effect on the Company; (v) authorize any new capital expenditure or expenditures that are not set forth in Section 5.1(m)(v) of the Company Disclosure Schedule and that are in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or One Million Dollars ($1,000,000) in the aggregate; or (vi) acquire any other asset or related group of assets, or make any investment other than cash investments, made in the ordinary course of business and in accordance with the Company's past cash management practices, in a single transaction or series of related transactions with a cost in excess of One Hundred Thousand Dollars ($100,000), provided that in no event shall the aggregate of all acquisitions and investments exceed Five Hundred Thousand Dollars ($500,000);

          (n) make any material Tax election, settle or compromise any material income Tax liability, amend any Tax Return or permit any insurance policy naming it as a beneficiary or loss-payee to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to Intel is obtained and in effect;

          (o) fail to file any Tax Returns when due (or, alternatively, fail to file for available extensions) or fail to cause such Tax Returns when filed to be complete and accurate in all material respects;

          (p) fail to pay any Taxes or other material debts when due;

          (q) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would involves more than Two Hundred Fifty Thousand Dollars ($250,000) or that would otherwise be material to the Company or that relates to any Intellectual Property matters;

          (r) take any action or fail to take any action that would reasonably be expected to (i) limit the utilization of any of the net operating losses, built-in losses, tax credits or other similar items of the Company or its subsidiaries under Section 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder, or (ii) cause any transaction in which the Company or any of its subsidiaries was a party that was intended to be treated as a reorganization under Section 368(a) of the Code to fail to qualify as a reorganization under Section 368(a) of the Code; or

          (s) take or agree in writing or otherwise to take any of the actions described in Sections 5.1(a) through 5.1(r) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company, Convera or Transitory contained in this Agreement untrue or incorrect).

     Section 5.2. Conduct of Business Related to the Contributed Assets. Except as contemplated by this Agreement or as described in Section 5.2 of the Intel Disclosure Schedule, during the period from the date hereof to the Effective Time, Intel will (a) conduct the operation of the business of the Contributed Assets in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, and (b) use all commercially reasonable efforts to preserve intact the current business organizations solely related to the Contributed Assets, keep available the service of the officers and employees currently employed solely with respect to the Contributed Assets and preserve its relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with the business of the Contributed Assets with the intention that the goodwill and ongoing business of the Contributed Assets shall not be materially impaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided

                                      A1-30
in this Agreement or in Section 5.2 of the Intel Disclosure Schedule, prior to the Effective Time, Intel shall not, without the prior written consent of the
Company:

          (a) mortgage or pledge any material asset included in the Contributed Assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (b) sell, lease, license, transfer or otherwise dispose of any material portion of the Contributed Assets in any single transaction or series of related transactions (including in any transaction or series of related transactions having a fair market value in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or One Million Dollars ($1,000,000) in the aggregate), other than sales of its products and licenses of software in the ordinary course of business consistent with past practices, (ii) enter into any exclusive license, distribution, marketing, sales or other agreement with respect to the Contributed Assets or sell, transfer or otherwise dispose of any Intellectual Property included in the Contributed Assets, or (iii) license any source code included in the Contributed Assets to any third party;

          (c) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by any business unit or division constituting a part of the Contributed Assets;

          (d) revalue in any material respect any of the Contributed Assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as required by generally accepted accounting principles;

          (e) (i) enter into any contract or agreement that would be material to the Contributed Assets, taken as a whole; (ii) amend, modify or waive any right under any material contract included in the Contributed Assets; (iii) modify the standard warranty terms for the products included in the Contributed Assets or amend or modify any product warranties in effect with respect to any portion of the Contributed Assets as of the date hereof in any material manner that is adverse to the Contributed Assets; or (iv) authorize any new capital expenditure or expenditures with respect to the Contributed Assets that are not set forth in Section 5.2(e)(i) of the Intel Disclosure Schedule and that are in excess of Two Hundred Fifty Thousand Dollars ($250,000) individually or One Million Dollars ($1,000,000) in the aggregate, except to the extent such capital expenditure or expenditures would not reasonably be expected to have a Material Adverse Effect on the Contributed Assets;

          (f) permit any insurance policy covering any of the Contributed Assets to expire, or to be canceled or terminated, unless a comparable insurance policy reasonably acceptable to the Company is obtained and in effect;

          (g) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) would be material to the Contributed Assets or that relates to any Intellectual Property included in the Contributed Assets; or

          (h) take or agree in writing or otherwise to take any of the actions described in Sections 5.2(a) through 5.2(h) (and Intel shall use all reasonable efforts not to take any action that would make any of the representations or warranties of Intel contained in this Agreement untrue or incorrect).

     Section 5.3. No Solicitation or Negotiation.

     (a) The Company, its subsidiaries and other affiliates and their respective officers and other employees with managerial responsibilities, directors, representatives (including the Financial Advisor or any other investment banker and any attorneys and accountants and agents shall immediately cease any discussions or negotiations with any other persons with respect to any Third Party Acquisition (as defined in Section 5.3(c)). The Company also agrees promptly to request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or any of its subsidiaries or any of their respective assets, if any, to the extent such confidentiality agreement remains in effect, to return all confidential information heretofore furnished to such person by or on behalf of the Company or any of its subsidiaries. None of the Company nor any of its subsidiaries and other affiliates shall, nor shall the Company authorize or permit any of its or their respective

                                      A1-31
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officers, directors, employees, representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any information to any person or group (other than Intel or any designees of Intel) concerning any Third Party Acquisition; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with and taking into account the advice of outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to the Company's stockholders under the DGCL as such duties would exist in the absence of this Section 5.3, the Company may, in response to a proposal or offer for a Third Party Acquisition that was not solicited and that the Board of Directors of the Company determines, based on consultation with the Company Financial Advisor, is from a Third Party that is capable of consummating a Superior Proposal and only for so long as the Board of Directors so determines that its actions are likely to lead to a Superior Proposal, (i) furnish information only of the type and scope with respect to the Company that the Company provided to Intel prior to the date hereof to any such person pursuant to a customary confidentiality agreement as was executed by Intel prior to the execution of this Agreement and (ii) participate in the discussions and negotiations regarding such proposal or offer; provided, further, nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly (and in any event within one business day after becoming aware thereof)
(i) notify Intel in the event the Company or any of its subsidiaries and other affiliates or any of their respective officers, directors, employees and agents receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and any request for confidential information in connection with a potential Third Party Acquisition, (ii) provide a copy of any written agreements, proposals or other materials the Company receives from any such person or group (or its representatives), and (iii) advise Intel from time to time of the status, at any time upon Intel's request, and promptly following any developments concerning the same.

     (b) Except as set forth in this Section 5.3(b), the Company Board shall not, subject to its fiduciary obligations, withdraw or modify its recommendation of the transactions contemplated hereby and shall not approve or recommend, or cause or permit the Company to enter into any agreement or obligation with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and taking into account the advice of outside legal counsel, that it would be required to do so in order to comply with its fiduciary duties to the Company's stockholders under the DGCL if the Company Board could unilaterally terminate the Agreement, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal, but in each case only (i) after providing written notice to Intel (a "Notice of Superior Proposal") advising Intel that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person or group making such Superior Proposal and (ii) if Intel does not, within five (5) business days after Intel's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated pursuant to Section 7.1 and the Company has paid all amounts due to Intel pursuant to Section 7.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement if such disclosure states that no action will be taken by the Company Board in violation of this Section 5.3(b).

     (c) For purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Intel or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of twenty percent (20%) or more of the assets of the Company and its subsidiaries, taken as a whole; (iii) the acquisition by a Third Party of twenty percent (20%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its

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subsidiaries of more than twenty percent (20%) of the outstanding Shares; or
(vi) the acquisition (or any group of acquisitions) by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business (or businesses) whose annual revenues, net income or assets is equal or greater than twenty percent (20%) of the annual revenues, net income or assets of the Company, respectively. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal (1) to acquire, directly or indirectly, for consideration consisting solely of cash and/or securities, all of the Shares then outstanding, all or substantially all of the assets, of the Company, or newly issued securities of the Company (or its successor) representing at least 60% of the equity of the Company (or its successor), giving effect to the issuance of such securities, (2) that is fully-financed and contains terms that the Company Board by a majority vote determines in its good faith judgment (based, as to the financial terms, on the written advice of the Financial Advisor or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Combination, (3) that the Company Board by a majority vote determines in its good faith judgment (following and based on consultation with the Financial Advisor or another financial advisor of nationally recognized reputation and its legal and other advisors) to be reasonably capable of being completed (taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal), (4) that does not contain a "right of first refusal" or "right of first offer" with respect to any counter-proposal that Intel might make and (5) that does not contain any financing or "due diligence" condition.

     Section 5.4. Preparation of Registration Statement and Proxy Statement. As promptly as practicable following the date of this Agreement, the Company and Convera shall prepare and file with the SEC under the Securities Act and the Exchange Act and shall use all reasonable efforts to have cleared by the SEC, a proxy statement/prospectus or information statement/prospectus, as appropriate (the "Proxy Statement"), with respect to the Meeting, including a registration statement (together with any amendments thereto, the "Registration Statement") for the purpose of registering the shares of Convera Common Stock and Convera Non-Voting Common Stock to be issued in connection with the Combination; provided, however that, prior to any filing, Convera or the Company shall deliver a copy of any proposed filing (including any amendments thereto) to Intel and provide Intel with a reasonable time period in which to review and comment upon such filings, it being agreed that the Company and Convera will not make any such filings without the prior consent of Intel, such consent not to be unreasonably withheld. As promptly as practicable after the Proxy Statement has been cleared by the SEC and the Registration Statement has been declared effective, the Company and Convera shall mail the Proxy Statement to the stockholders of the Company as of the record date for the Meeting. Convera shall take such action as may be required to be taken under applicable state securities or "blue sky" laws in connection with issuance of the shares of Convera Common Stock and Convera Preferred Stock to be issued in connection with the Combination; provided that Convera shall not be required to become qualified as a foreign corporation in any jurisdiction. The Proxy Statement shall, subject to the provisions of Section 5.3(b), include the recommendation of the Company Board that stockholders of the Company vote in favor of the Combination, the approval of the 2000 Convera Stock Option Plan and the other transactions contemplated herein that require such adoption and approval in connection with the Combination, and the written opinion of the Financial Advisor that the consideration to be received by the stockholders of the Company in connection with the Combination is fair to such stockholders from a financial point of view.

     Section 5.5.  Certain Filings; Reasonable Efforts.

     (a) Subject to the terms and conditions herein provided, including Section 5.3(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under Applicable Law to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following: (i) cooperate in the preparation and filing of the Registration Statement, the Proxy Statement and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper, advisable or reasonably requested by Intel or the Company, for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Combination; and (iv) execute any additional instruments necessary to consummate the transactions

                                      A1-33
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contemplated hereby. Intel and the Company each agree to use all reasonable efforts to encourage its employees to accept offers of employment, if any, extended by Convera or the Surviving Corporation. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

     (b) Intel and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

     (c) Intel and the Company each shall, upon request by the other, furnish the other with all information concerning itself, its subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Combination or any statement, filing, notice or application made by or on behalf of Intel or the Company or any of their respective subsidiaries to any third party and/or Governmental Entity in connection with the Combination.

     (d) Intel and the Company each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Intel or the Company, as the case may be, or any of its subsidiaries, from any third party and/or any Governmental Entity with respect to the Combination.

     Section 5.6. Meeting of Stockholders.

     (a) The Company shall take all actions necessary in accordance with the DGCL, its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of the Combination, the approval of the 2000 Convera Stock Option Plan and the other transactions contemplated herein that require such adoption and approval in connection with the Combination (the "Meeting"). The stockholder vote required for the adoption and approval of the Combination and such other transactions shall be the vote required by the DGCL, the Company's Certificate of Incorporation and bylaws. The Company will, through the Company Board, recommend to its stockholders approval of such matters, subject to the provisions of Section 5.3(b). Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Company's stockholders in advance of a vote on the Combination or such other transactions or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient Shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting.

     (b) Intel agrees to vote in favor of the Combination, and all such other transactions, all Shares, if any, owned by it.

     Section 5.7. Access to Information.

     (a) Between the date hereof and the Effective Time, upon reasonable notice and subject in each instance to the requirements of Applicable Law, the Company will give Intel and its authorized representatives access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries as Intel may reasonably require, and will cause its officers and those of its subsidiaries to furnish Intel with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Intel may from time to time reasonably request.

     (b) Between the date hereof and the Effective Time, the Company shall furnish to Intel (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with May 2000), an unaudited consolidated balance sheet as of the

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end of such month and the related consolidated statements of earnings, stockholders' equity and cash flows, without notes to such consolidated financial statements, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited consolidated balance sheet as of the end of such quarter and the related consolidated statements of earnings, stockholders' equity and cash flows for the quarter then ended, with condensed notes to such consolidated financial statements, and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an audited consolidated balance sheet as of the end of such year and the related consolidated statements of earnings, stockholders' equity (deficit) and cash flows, all of such consolidated financial statements referred to in clauses (i), (ii) and (iii) to be prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such consolidated financial statements. All the foregoing shall be in accordance with the books and records of the Company and its subsidiaries and shall fairly present the consolidated financial position of the Company and its subsidiaries (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

     (c) Between the date hereof and the Effective Time, upon reasonable notice and subject in each instance to the requirements of Applicable Law, Intel will give the Company and its authorized representatives, to the extent any of the following are included in the Contributed Assets, access to all employees, plants, offices, warehouses and other facilities and to all books and records as the Company may reasonably request, and will cause its officers to furnish the Company with such financial and operating data and other information with respect to the Contributed Assets as the Company may from time to time reasonably request.

     (d) Between the date hereof and the Effective Time, Intel shall furnish to the Company, within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with May 2000), the management accounting reports prepared with respect to the departments that constitute part of the Contributed Assets.

     (e) Each of the parties hereto will hold, and will cause its consultants and Advisors to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Standard Non-Disclosure Agreement entered into between the Company and Intel dated December 10, 1999 (the "Confidentiality Agreement").

     Section 5.8. Public Announcements. None of Intel, Convera, Transitory nor the Company shall issue any press release or otherwise make any public statements with respect to the Combination, or any Third Party Acquisition, without the prior consent of Intel (in the case of the Company, Convera or Transitory) or the Company (in the case of Intel), except (i) as may be required by Applicable Law, or by the rules and regulations of, or pursuant to any agreement with, the Nasdaq National Market, (ii) following a change, if any, of the Company Board's recommendation of the Combination in accordance with Section 5.3(b) or (iii) only in the case of a release or statement relating to a Third Party Acquisition, if the Company Board has been advised by outside legal counsel that a press release or other public statement is required by Applicable Law. The first public announcement of the Combination shall be a joint press release agreed upon by Intel and the Company.

     Section 5.9. Indemnification and Directors' and Officers' Insurance.

     (a) From and after the Effective Time, Convera shall indemnify, defend and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under Applicable Law to) each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against (i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified

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Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under Applicable Law. Nothing contained herein shall make Intel, Convera, the Company or Transitory an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 5.9 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by Applicable Law, that the indemnification provided for in this Section 5.9, including the advancement of expenses upon the demand of any Indemnified Person, shall apply without limitation to negligent acts or omissions by an Indemnified Person. Each Indemnified Person is intended to be a third party beneficiary of this Section 5.9 and may specifically enforce its terms. This Section 5.9 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect or as provided by Delaware law.

     (b) From and after the Effective Time, Convera shall, or shall cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company Board prior to the Effective Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time.

     (c) For a period of six (6) years after the Effective Time, Convera will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; provided, however, that in no event shall Convera or the Surviving Corporation be required to expend on an annual basis in excess of 300% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 300% of such annual premium); provided further, that, in lieu of maintaining such existing insurance as provided above, Convera, at its election, may cause coverage to be provided under any policy maintained for the benefit of Convera or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

     (d) For a period ending on the later of (i) the sixth anniversary of the Effective Time or (ii) the date upon which Intel beneficially owns less than twenty percent (20%) of the Convera Common Stock and the Convera Non-Voting Common Stock, considered as a single class, then outstanding, Convera will maintain directors' and officers' liability insurance covering its directors and officers, which insurance shall be on terms, and in such amounts, as are substantially similar to those provided for in the Company's current directors' and officers' liability insurance policies.

     Section 5.10. Notification of Certain Matters. The Company shall give prompt notice to Intel, and Intel shall give prompt notice to the Company, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement by such first party to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure by such first party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.11. Additions to and Modification of Disclosure Schedules.

     (a) Concurrently with the execution and delivery of this Agreement, the Company, Convera and Transitory have delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company, Convera and Transitory shall deliver to Intel such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company, Convera or Transitory after the date of execution and delivery

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of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to their respective representations and warranties under Article 3, nor limit the rights and remedies of Intel under this Agreement for any breach by the Company, Convera and Transitory of such representation and warranties.

     (b) Concurrently with the execution and delivery of this Agreement, Intel has delivered a Intel Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, Intel shall deliver to the Company such additions to or modifications of any Sections of the Intel Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to Intel after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to Intel's representations and warranties under Article 4, nor limit the rights and remedies of the Company, Convera and Transitory under this Agreement for any breach by Intel of such representation and warranties.

     Section 5.12. Employee Matters.

     (a) Convera will assume and honor, in accordance with their terms, and make required payments when due under, all Benefit Plans maintained or contributed to by the Company or any subsidiary or to which the Company or any subsidiary is a party (including but not limited to employment, incentive and severance agreements and arrangements), that are applicable with respect to any employee, director or stockholder of the Company or any subsidiary (whether current or former) or their beneficiaries; provided, however, that the foregoing shall not preclude Convera from amending or terminating any such Benefit Plan in accordance with its terms.

     (b) With respect to any welfare plans in which employees of the Company and its subsidiaries or employees of Intel are eligible to participate after the Effective Time, Convera will (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and (ii) provide each such employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any such plan. With respect to the Company's 401(k) plan to be assumed by Convera, Intel shall be designated a "Predecessor Employer."

     Section 5.13. Non-Disclosure Agreements with Employees of the
Company. Promptly after the date hereof, the Company will use reasonable efforts to obtain the signature of its current employees to invention assignment and non-disclosure agreements, in form and substance reasonably satisfactory to Intel, covering the duration of such employees' employment with the Company.

     Section 5.14. Takeover Statutes. If any Takeover Statute is or may become applicable to the Combination or any of the other transactions contemplated by this Agreement, the Company and the Company Board shall promptly grant such approvals and take such lawful actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Combination, and otherwise act to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such transactions.

     Section 5.15. Stock Options.

     (a) The Company agrees that, from and after the date hereof, it will take any required action that (i) is necessary or appropriate for Convera to assume any of the Assumed Options or any of the Assumed Option Plans, (ii) prevents the voluntary acceleration of the vesting or exercisability of any options to purchase Shares granted after the date hereof or (iii) prevents the transactions contemplated by this Agreement from causing any Company Stock Option to be exchanged for cash, converted into cash or the right to receive a cash payment or otherwise cashed out, and the Company further agrees that it will refrain from taking any other action that is not consistent with the foregoing.

     (b) From and after the date hereof, the Company agrees that with respect to each grant of a Company Option in connection with an offer of employment for a new employee or an existing employee, (i) such grant

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will not include or be subject to any provisions that accelerate vesting or exercisability in the event of, or otherwise in connection with, the Combination or a change of control or similar transaction, (ii) such grant will not be in an amount in excess of such grants made to employees of a similar grade, consistent with past practices, (iii) such grant will not have an exercise price below the fair market value of the Shares on the date of grant and (iv) in no event will any one new employee receive options to purchase in excess of 25,000 Shares unless approved by Intel.

     (c) The Company agrees to cause the Company Board to adopt all resolutions reasonably necessary or appropriate to further the purposes of subsections (a) and (b) of this Section 5.15 and provide that all options outstanding under each Assumed Option Plan can be assumed by Convera.

     (d) Convera agrees to take all actions required to adopt Convera's 2000 Stock Option Plan in the form attached hereto as Exhibit G.

     (e) The Company agrees that, if between the date hereof and the earlier of the termination hereof and the Effective Time, the grant of Company Stock Options is permitted under the terms hereof, and any option grant is made, any such grant shall be made only under the Company's 1999 Incentive Stock Option Plan.

     Section 5.16 Nasdaq. Promptly after the date hereof, Convera shall file an initial listing application with the Nasdaq National Market relating to the shares of the Convera Common Stock to be issued in connection with the Combination (including, without limitation, shares issuable upon Assumed Options and Convera Stock Options) and shall use reasonable efforts to cause such shares of the Convera Common Stock to be listed, upon official notice of issuance, prior to the Closing Date. Convera, for as long as it satisfies the applicable listing requirements of NASDAQ, or any other national securities exchange on which the capital stock of Convera is traded, shall use commercially reasonable efforts to cause the Convera Common Stock to be listed on NASDAQ, or any other national securities exchange; provided, however, that nothing herein shall be construed or interpreted to require Convera to refrain from taking any action or entering into any transaction that would cause Convera, or its capital stock, to fail to satisfy any such requirements.

     Section 5.17 Exchange Act Registration. Promptly after the date hereof, Convera shall file a registration statement on Form 8-A to register under the Exchange Act the Convera Common Stock and shall use reasonable efforts to cause such registration statement to be declared effective prior to the Closing Date.

     Section 5.18. Executive Officers of Convera. The Executive Officers of Convera upon consummation of the Combination shall be as set forth on Exhibit F. Convera shall obtain the signature of each such person consenting to such appointment immediately prior to the Effective Time.

     Section 5.19. Board of Directors of Convera. The Board of Directors of Convera upon consummation of the Combination shall be as set forth on Exhibit E. Convera shall obtain the signature of each such person consenting to such appointment immediately prior to the Effective Time.

     Section 5.20. Intellectual Property Matters. The Company, Convera and Surviving Corporation, on the one hand, and Intel, on the other hand, will work together to develop procedures and an implementation plan, reasonably satisfactory to each of them, with respect to the protection of the Intellectual Property rights of the Company, Convera and Surviving Corporation, as well as the protection of confidential information related thereto.

     Section 5.21. Financial Reporting. Following the Closing Date, Convera shall furnish to Intel (i) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with May 2000), an unaudited consolidated balance sheet as of the end of such month and the related consolidated statements of earnings and stockholders' equity and cash flows, without notes to such consolidated financial statements, (ii) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each fiscal quarter) an accountant reviewed consolidated balance sheet as of the end of such quarter and the related consolidated statements of earnings, stockholders' equity and cash flows for the quarter then ended, with condensed notes to such consolidated financial statements, and (iii) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year) an

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audited consolidated balance sheet as of the end of such year and the related consolidated statements of earnings, stockholders' equity (deficit) and cash flows, all of such consolidated financial statements referred to in clauses (i),
(ii) and (iii) to be prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by Convera with respect to such consolidated financial statements. All the foregoing shall be in accordance with the books and records of Convera and its subsidiaries and shall fairly present the consolidated financial position of Convera and its subsidiaries (taking into account the differences between the monthly, quarterly and annual financial statements prepared by Convera in conformity with its past practices) as of the last day of the period then ended.

     Section 5.22. Certain Actions. None of the Company, Transitory or Convera shall take any action inconsistent with the treatment of the Combination as a transaction governed by Section 351(a) of the Code.

     Section 5.23 Incurrence of Indebtedness. Convera agrees that it will not, during the twelve (12) month period following the Effective Time, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to any Indebtedness in excess of $500,000,000 in the aggregate. For purposes of this provision, "Indebtedness," means, without limitation, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services, which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (excluding any trade payables payable in the ordinary course of business), (v) all indebtedness secured by any Lien on any property or asset owned or held by Convera regardless of whether the indebtedness secured thereby shall have been assumed or is nonrecourse and (vi) any direct or indirect liability, contingent or otherwise,
(a) with respect to any Indebtedness, lease, dividend or other obligation of another person if the primary purpose or intent is to provide assurance to the obligee of such obligation of an other person that such obligation will be protected (in whole or in part) against loss in respect thereof, (b) with respect to any letter of credit issued for the account of Convera or as to which Convera is otherwise liable for reimbursement of drawings, or (c) under interest rate agreements and currency agreements.

     Section 5.24 Sales Taxes. The parties shall cooperate to minimize the amount of any sales, use, transfer, license or other similar taxes imposed upon the contribution of the Contributed Assets to Convera.

                                   ARTICLE 6

         CONDITIONS TO CONSUMMATION OF THE CONTRIBUTION AND THE MERGER

     Section 6.1. Conditions to Each Party's Obligations to Effect the Contribution and the Merger. The respective obligations of each party hereto to effect the Contribution and the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) this Agreement and the Combination shall have been approved and adopted by the requisite vote of the stockholders of the Company;

          (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Combination;

          (c) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby shall have been given, obtained or complied with, as applicable;

          (d) the Proxy Statement shall have been cleared by the SEC and shall not be the subject of any stop order;

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          (e) the Registration Statement shall have been declared effective by the SEC and shall not be the subject of any stop order and Convera shall have received all state securities laws or "blue sky" permits and authorizations necessary (i) to issue shares of Convera Common Stock and shares of Convera Non-Voting Common Stock in exchange for the Contribution and (ii) to issue shares of Convera Common Stock in exchange for Shares in the Merger;

          (f) the waiting periods (and any extension thereof) applicable to the Combination under the HSR Act shall have expired or been terminated;

          (g) the Convera Common Stock shall have been registered under the Exchange Act on Form 8-A and such registration statement shall have been declared effective and no stop order with respect thereto shall be in effect at the Effective Time;

          (h) the Convera Common Stock shall have been approved for listing, subject only to official notice of issuance, on the Nasdaq National Market;

          (i) the Licensing Agreements, substantially in the forms of Exhibit H-1 and Exhibit H-2 hereto, shall have been executed and delivered by Intel and Convera;

          (j) the Certificate of Incorporation and Bylaws of Convera shall be in the forms attached hereto as Exhibits I and J, respectively;

          (k) Convera shall have adopted its 2000 Stock Option Plan in the form attached hereto as Exhibit G;

          (l) Convera shall have adopted a standard director and officer indemnification agreement and obtained a directors' and officers' liability insurance policy, in each case reasonably acceptable to Intel and Convera; and

          (m) Convera, in a form and amount reasonably satisfactory to Intel and the Company, shall have granted, under the Convera 2000 Stock Option Plan, options to purchase shares of Convera Common Stock to the employees of Intel and certain of the employees of the Company who will, upon consummation of the Combination, become employees of Convera or the Surviving Corporation, with the exercise price of such options to be the greater of (i) the average of the closing prices of the Company Common Stock as reported on NASDAQ for the five (5) trading days immediately preceding the announcement of execution of this Agreement or (ii) twenty-five percent (25%) of the average of the closing prices of the Company Common Stock as reported on NASDAQ for the five (5) trading days immediately preceding the Closing Date.

     Section 6.2. Conditions to the Obligations of the Company, Convera and Transitory. The obligations of the Company, Convera and Transitory to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of Intel contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Contributed Assets) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, Intel shall have delivered to the Company a certificate to that effect, executed by an executive officer of Intel;

          (b) each of the covenants and obligations of Intel to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed (except to the extent the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Contributed Assets) at or before the Effective Time and, at the Closing, Intel shall have delivered to the Company a certificate to that effect, executed by an executive officer of Intel;

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          (c) seventy percent (70%) and fifty percent (50%) of the employees of
     Intel set forth on Exhibit K-1 and Exhibit K-2 hereto, respectively, shall have indicated their intent to become employed, on terms reasonably satisfactory to the Company, by the Surviving Corporation or Convera;

          (d) the Contribution shall have been consummated;

          (e) since the date hereof, there shall have been no events, changes or effects, individually or in the aggregate, that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets;

          (f) in connection with the compliance by Convera with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Convera shall not be (i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on Convera's ownership of, any material portion of the Company's business or assets or the Contributed Assets.

     Section 6.3. Conditions to the Obligations of Intel. The obligations of Intel to effect the Contribution are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of the Company, Convera and Transitory contained in this Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically relate to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, the Company, Convera and Transitory shall have delivered to Intel a certificate to that effect, executed by an executive officer of the Company, Convera or Transitory, as the case may be;

          (b) each of the covenants and obligations of the Company, Convera and Transitory to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed (except to the extent the aggregate of all breaches thereof would not reasonably be expected to have a Material Adverse Effect on the Company) at or before the Effective Time and, at the Closing, the Company, Convera and Transitory shall have delivered to Intel a certificate to that effect, executed by an executive officer of the Company, Convera or Transitory, as the case may be;

          (c) since the date hereof, there shall have been no events, changes or effects, individually or in the aggregate, with respect to the Company or its subsidiaries that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company, other than any such event, change or effect that results solely from the election by Intel, after receipt of proper notice to not consent to the Company's entering into an agreement, the consent to which has been requested by the Company pursuant to Section 5.1(j) hereof;

          (d) in connection with the compliance by Intel with any Applicable Law (including the HSR Act) or obtaining the consent or approval of any Governmental Entity whose consent or approval may be required to consummate the transactions contemplated by this Agreement, Intel shall not be (i) required, or be construed to be required, to sell or divest any assets or business or to restrict any business operations in order to obtain the consent or successful termination of any review of any such Governmental Entity regarding the transactions contemplated hereby or (ii) prohibited from owning, and no material limitation shall be imposed on Intel's ownership of, any material portion of Convera's stock, business or assets;

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          (e) seventy percent (70%) and fifty percent (50%) of the employees of the Company set forth on Exhibit L-1 and Exhibit L-2 hereto, respectively, shall have indicated their intent to become employed, on terms reasonably satisfactory to Intel, by the Surviving Corporation or Convera;

          (f) the Company shall have entered into invention assignment and non-disclosure agreements with the individuals set forth on Exhibit M hereto;

          (g) Nothing shall have occurred that would, in the reasonable opinion of Intel, create a significant risk that the Contribution and the Merger, taken together, would not be governed entirely by Section 351 of the Code; and

          (h) Intel shall be reasonably satisfied that all of the conditions to the Merger set forth in Sections 6.1 and 6.2 shall have been satisfied or, in the case of Section 6.2, waived by the Company, and the Company shall have provided to Intel a certificate to the effect that the Merger is contemplated to be effected concurrently with the Contribution.

          (i) Intel and Convera shall have entered into a Registration Rights Agreement substantially in the form of Exhibit N.

                                   ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

     Section 7.1. Termination. This Agreement may be terminated and the Combination may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of the Combination by the Company's stockholders:

          (a) by mutual written consent of Intel and the Company;

          (b) by Intel or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Combination and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Combination has not been consummated by December 31, 2000 (the "Final Date"); provided, however, that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Effective Time shall not have occurred on or before said date;

          (c) by the Company if (i) there shall have been a breach of any representations or warranties on the part of Intel set forth in this Agreement or if any representations or warranties of Intel shall have become untrue such that, in either such instance, the conditions set forth in Section 6.2(a) would be incapable of being satisfied by the Final Date, provided that the Company, Convera and Transitory have not breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by Intel of any of its covenants or agreements hereunder that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Contributed Assets or materially adversely affecting (or materially delaying) the ability of Intel to consummate the Combination, and Intel has not cured such breach within ten (10) business days after notice by the Company thereof, provided that none of the Company, Convera or Transitory has breached any of its respective obligations hereunder in any material respect; (iii) the Company shall have convened the Meeting and shall have failed to obtain the requisite vote of its stockholders thereat (including any adjournments thereof) for approval of this Agreement, the Combination and the transactions consummated thereby; (iv) the Company Board has received a Superior Proposal, has complied with the provisions of Section 5.3(b), and concurrently makes the payment called for by Section 7.3(a); or (v) there shall have occurred events, changes or effects with respect to the Contributed Assets having a Material Adverse Effect on the Contributed Assets.

          (d) by Intel if (i) there shall have been a breach of any representations or warranties on the part of the Company, Convera or Transitory set forth in this Agreement or if any representations or warranties of

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     the Company, Convera or Transitory shall have become untrue such that, in either such instance, the conditions set forth in Section 6.3(a) would be incapable of being satisfied by the Final Date, provided that Intel has not breached any of its obligations hereunder in any material respect; (ii) there shall have been a breach by the Company, Convera or Transitory of one or more of their respective covenants or agreements hereunder that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company (or, in the case of Section 5.3, any material breach thereof) or materially adversely affecting (or materially delaying) the ability of the Company, Convera or Transitory to consummate the Combination, and, with respect to all breaches other than breaches under Section 5.3, the Company, Convera or Transitory have not cured such breach within ten (10) business days after notice by Intel thereof, provided that Intel has not breached any of its obligations hereunder in any material respect; (iii) the Company Board shall have recommended to the Company's stockholders a Superior Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of the Combination or the Company Board shall have ceased using all reasonable efforts to call, give notice of, or convene or hold the Meeting as promptly as practicable or shall have adopted a resolution not to effect any of the foregoing; (v) the Company shall have convened the Meeting, and the Company shall have failed to obtain the requisite vote of its stockholders thereat (including any adjournments thereof) for approval of this Agreement, the Combination and the transactions consummated thereby; or (vi) there shall have occurred events, changes or effects with respect to the Company having a Material Adverse Effect on the Company.

     Section 7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 7.2 and Sections 5.7(c) and 7.3. Nothing contained in this Section 7.2 shall relieve any party from liability for any breach of any covenant in this Agreement prior to such termination.

     Section 7.3. Fees and Expenses.

     (a) In the event that this Agreement shall be terminated pursuant to:

          (i) Section 7.1(c)(iv) or 7.1(d)(iii) or (iv);

          (ii) Section 7.1(d)(i) or (ii) and, at the time of such termination,
     (x) there is outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and such Third Party Acquisition occurs, or (y) there is no such Third Party offer outstanding or plan or proposal announced but within nine (9) months after the date on which this Agreement has been terminated the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any person other than Intel or one of its subsidiaries; or

          (iii) Section 7.1(c)(iii) or 7.1(d)(v) and at the time of the Meeting at which the Company failed to obtain the requisite vote (A) there shall be outstanding an offer by a Third Party to consummate, or a Third Party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Third Party Acquisition and (B) within nine (9) months after the date on which this Agreement has been terminated the Company enters into an agreement with respect to a Third Party Acquisition or a Third Party Acquisition occurs involving any person other than Intel or one of its subsidiaries;

Intel would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Intel for such damages, the Company shall pay to Intel the amount of Twenty Million Dollars ($20,000,000) in liquidated damages immediately upon the occurrence of the event described in this Section 7.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this Section 7.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

     (b) Upon termination of this Agreement pursuant to Section 7.1(c)(iii) or
(iv), or Section 7.1(d)(i), (ii), (iii), (iv) or (v), in addition to any other remedies that Intel or its affiliates may have as a result of such termination (including pursuant to Section 7.3(a) or otherwise), the Company shall pay to Intel the amount

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

of Two Million Five Hundred Thousand Dollars ($2,500,000) as reimbursement for the out-of-pocket costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). Nothing contained in this Section 7.3(b) shall relieve any party of any liability for breach of this Agreement.

     (c) Upon termination of this Agreement pursuant to Section 7.1(c)(i) or
(ii), in addition to any other remedies that the Company or its affiliates may have as a result of such termination, Intel shall pay to the Company the amount of Two Million Five Hundred Thousand Dollars ($2,500,000) as reimbursement for the out-of-pocket costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants). Nothing contained in this Section 7.3(c) shall relieve any party of any liability for breach of this Agreement.

     (d) Except as specifically provided in this Section 7.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, including the fees imposed in connection with its filing under the HSR Act; provided, however, that the filing fees to be paid in connection with the filing of the Proxy Statement and Registration Statement shall be borne equally.

     (e) The parties acknowledge that the agreements contained in this Article 7 (including this Section 7.3) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the parties would not enter into this Agreement. Accordingly, if any party fails promptly to pay the amounts required pursuant to Section 7.3 when due (including circumstances where, in order to obtain such payment a party commences a suit that results in a final nonappealable judgment against another party for such amounts), the defaulting party shall pay to the other party (i) their costs and expenses (including attorneys' fees) in connection with such suit and (ii) interest on the amount that was determined to be due and payable hereunder at the rate announced by Chase Manhattan Bank as its "reference rate" in effect on the date such payment was required to be made.

     Section 7.4. Extension; Waiver. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                   ARTICLE 8

                                 MISCELLANEOUS

     Section 8.1. Nonsurvival of Representations and Warranties. The representations and warranties made herein and the covenants that require full performance on or prior to the Effective Time shall not survive beyond the Effective Time or a termination of this Agreement; provided that the representations and warranties of Intel set forth in Section 4.8(a), (f) and (h) shall survive until six (6) months after the Closing Date. This Section 8.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

     Section 8.2. Entire Agreement; Assignment. This Agreement (including the Company Disclosure Schedule, the Intel Disclosure Schedule and the Exhibits, all of which are incorporated by reference into this Agreement) (a) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

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     Section 8.3. Validity.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

     Section 8.4. Notices. All notices and other communications pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied, sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the addresses set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of telecopier, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested), (iii) in the case of a nationally-recognized overnight courier in circumstances under which such courier guarantees next business day delivery, on the next business day after the date when sent and (iv) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted:

     if to Intel:              Intel Corporation
                               2200 Mission College Boulevard
                               Santa Clara, California 95052
                               Telecopier: (408) 765-1855
                               Attention: General Counsel

                               and

                               Intel Corporation
                               2200 Mission College Boulevard
                               Santa Clara, California 95052
                               Attention: Treasurer

     with a copy to:           Gibson, Dunn & Crutcher LLP
                               333 S. Grand Avenue
                               Los Angeles, California 90071
                               Telecopier: (213) 229-7520
                               Attention: Karen E. Bertero, Esq.

     if to the Company,
Convera or Transitory to:      Excalibur Technologies, Inc.
                               1921 Gallows Road, Suite 200
                               Vienna, Virginia 22182
                               Telecopier: (703) 761-1990
                               Attention: Chief Financial Officer

     with a copy to:           Heller, Ehrman, White & McAuliffe LLP
                               711 Fifth Avenue
                               New York, NY 10028
                               Telecopier: (212) 832-3353
                               Attention: Stephen M. Davis, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

     Section 8.5. Governing Law and Venue; Waiver of Jury Trial.

     (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF OR OF ANY OTHER JURISDICTION. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America

                                      A1-45
located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in
Section 8.4 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.

     (b) The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity.

     (c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

     Section 8.6. Descriptive Headings; Article and Section References. The table of contents and the descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, Subsection, Schedule and Exhibit references in this Agreement are to Articles, Sections, subsections, Schedules and Exhibits, respectively, of or to this Agreement unless specified otherwise.

     Section 8.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except for Sections 6.7 and 8.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

     Section 8.8. Certain Definitions. For the purposes of this Agreement the term:

          (a) "affiliate" means a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person.

          (b) "Applicable Law" means, with respect to any person, any domestic or foreign, federal, state or local statute, law, ordinance, rule, regulation, order, writ, injunction, judgment, decree or other requirement of any Governmental Entity existing as of the date hereof or as of the Effective Time applicable to such Person or any of its respective properties, assets, officers, directors, employees, consultants or agents.

          (c) "business day" means any day other than a day on which the New York Stock Exchange is closed.

                                      A1-46

          (d) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof.

          (e) "Company Plans" means the Assumed Option Plans, together with the Company's Employee Stock Purchase Plan.

          (f) "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified.

          (g) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

          (h) "knowledge" or "known" means, with respect to any Person, the actual knowledge of such Person, after reasonable inquiry. Without limiting the generality of the foregoing, with respect to any Person that is a corporation, limited liability company, partnership or other business entity, actual knowledge shall be deemed to include the actual knowledge of all directors, officers, partners and members of any such Person; provided that with respect to Intel, actual knowledge shall be deemed to be the actual knowledge of the individuals identified on Exhibit 8.8A; provided, further that with respect to the Company, Convera and Transitory, actual knowledge shall be deemed to be the actual knowledge of the individuals identified on Exhibit 8.8B.

          (i) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity.

          (j) "subsidiary" or "subsidiaries" of the Company, Intel, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Intel, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; provided, however, that in all events the subsidiaries of the Company shall include Convera and Transitory.

     All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the gender and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein.

     A reference to any legislation or to any provision of any legislation shall include any modification or re-enactment thereof, any legislative provision substituted therefor and all regulations and statutory instruments issued thereunder or pursuant thereto.

     Section 8.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company, Intel, Convera or Transitory or any officer, director, employee, agent, representative or investor of any party hereto.

     Section 8.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Combination, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby

                                      A1-47
consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 7.3(a), (b) or (c), it shall not be entitled to specific performance to compel the consummation of the Combination.

     Section 8.11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 8.13. Ambiguities. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 8.13. Waiver. Any waiver of compliance with any obligation, covenant, agreement, provision or condition of this Agreement or consent pursuant to this Agreement shall not be effective unless evidenced by an instrument in writing executed by the party to be charged. Any waiver of compliance with any such obligation, covenant, agreement, provision or condition of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other non-compliance.

     Section 8.14. Execution. This Agreement may be executed by facsimile signatures and such signature shall be deemed binding for all purposes hereof, without delivery of an original signature being thereafter required.

     Section 8.15. Schedules. The Intel Disclosure Schedule and the Company Disclosure Schedule shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

     Section 8.16. Amendment. This Agreement may be amended by action taken by the Company, Intel, Convera and Transitory at any time before or after approval of the Combination by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under Applicable Law without such approval. This Agreement (including, subject to Section 5.11, the Company Disclosure Schedule and the Intel Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.

                                      A1-48

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                          INTEL CORPORATION,
                                          a Delaware corporation

                                          By:      /s/ ARVIND SODHANI
                                            ------------------------------------
                                          Name: Arvind Sodhani
                                          Title: Vice President and Treasurer
                                          Date: April 30, 2000

                                          EXCALIBUR TECHNOLOGIES CORPORATION,
                                          a Delaware corporation

                                          By:     /s/ PATRICK C. CONDO
                                            ------------------------------------
                                          Name: Patrick C. Condo
                                          Title: President and Chief Executive
                                          Officer
                                          Date: April 30, 2000

                                          CONVERA CORPORATION,

                                          By:     /s/ PATRICK C. CONDO
                                            ------------------------------------
                                          Name: Patrick C. Condo
                                          Title: President and Chief Executive
                                          Officer
                                          Date: April 30, 2000

                                          EXCALIBUR TRANSITORY, INC.
                                          a Delaware corporation

                                          By:     /s/ PATRICK C. CONDO
                                            ------------------------------------
                                          Name: Patrick C. Condo
                                          Title: President and Chief Executive
                                          Officer
                                          Date: April 30, 2000

  SIGNATURE PAGE TO AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER BY AND AMONG INTEL CORPORATION, EXCALIBUR TECHNOLOGIES CORPORATION, CONVERA CORPORATION AND
                           EXCALIBUR TRANSITORY, INC.

                                      A1-49

                                                                     APPENDIX A2
                                   AMENDMENT
                                       TO
                 AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER

     This AMENDMENT dated as of August 14, 2000 (this "Amendment") to AGREEMENT AND PLAN OF CONTRIBUTION AND MERGER, dated as of April 30, 2000 (the "Agreement"), is by and among INTEL CORPORATION, a Delaware corporation ("Intel"), EXCALIBUR TECHNOLOGIES CORPORATION, a Delaware corporation (the "Company"), CONVERA CORPORATION, a Delaware corporation and wholly owned subsidiary of the Company ("Convera"), and EXCALIBUR TRANSITORY, INC., a Delaware corporation and wholly owned subsidiary of Convera ("Transitory"). Initially capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

     WHEREAS, Section 6.1(m) of the Agreement provides that as a condition to the respective obligations of the parties to the Agreement to effect the Contribution and Merger, Convera, in form and amount reasonably satisfactory to Intel and the Company, shall have granted, under the Convera 2000 Stock Option Plan, options to purchase shares of Convera Company Stock to the employees of Intel and certain employees of the Company who will, upon consummation of the Combination, become employees of Convera or the Surviving Corporation, with the exercise price of such options to be the greater of (i) the average of the closing prices of the Company Common Stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the announcement of execution of this Agreement or (ii) twenty-five percent (25%) of the average of the closing prices of the Company Common Stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the Closing Date (the "Closing Date Average Price");

     WHEREAS, Intel, the Company, Convera and Transitory wish to amend Section 6.1(m) of the Agreement to provide that if the Closing Date Average Price is less than $32.16, then the exercise price of the options to purchase shares of Convera Common Stock shall be the Closing Date Average Price; and

     WHEREAS, Intel, the Company, Convera and Transitory also wish to provide additional covenants in the Agreement, amend the closing condition in Section 6.2(c) of the Agreement and amend certain Exhibits attached to the Agreement.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Intel, the Company, Convera and Transitory agree as follows:

     1.  Amendments to the Agreement.

          (a) Section 5.25 is added to the Agreement to read in its entirety as follows:

           "Section 5.25 Subcontract. Intel agrees that it will use Convera as the subcontract provider of services to be provided by Intel pursuant to that certain Software License and Development Agreement, dated as of March 20, 1998, by and between Intel and Quokka Sports, Inc., as the same may be amended from time to time, that were previously provided by the enhanced video service group of Intel's interactive media services division, and which Convera is capable of providing in full after the Effective Time. Intel and Convera will agree in good faith to the terms of such subcontract, which terms shall be customary for subcontracts with respect to similarly situated subcontractors and projects and shall be comparable to similar subcontracts entered into by Intel with similarly situated providers of subcontracting services in connection with similar projects and services, including a right of termination for nonperformance or breach."

          (b) Section 5.26 is added to the Agreement to read in its entirety as follows:

           "Section 5.26 Retention Bonuses. Intel agrees that, within five days of receiving written confirmation from Convera of those former Intel employees that remain employed by Convera as of April 30, 2001 (each a "Retained Employee"), Intel shall pay to Convera the aggregate

                                      A2-1
           amount required to fund retention bonuses for each Retained Employee in amounts previously agreed by Convera and Intel. Convera agrees that, within five business days of receiving the aggregate retention bonus funds from Intel, Convera shall pay the bonus amounts previously agreed by Intel and Convera to each Retained Employee."

          (c) Section 5.27 is added to the Agreement to read in its entirety as follows:

           "Section 5.27 Secondment. For the purposes of assisting with the transition of Intel's interactive media services division to Convera, Intel agrees that, for a period to be determined by Convera of up to twelve (12) months from the Closing Date (the "Secondment Period"), it will second to Convera that number of employees in Intel's interactive media services division who do not become Convera employees upon the Effective Time (the "Seconded Employees") necessary for satisfaction of the condition in Section 6.2(c). In connection therewith, Convera shall reimburse Intel for all amounts payable by Intel to the Seconded Employees in such a manner that Intel shall bear no costs for the Seconded Employees' employment during the Secondment Period; provided, that the amount reimbursed by Convera for any Seconded Employee shall be no greater than the amount of aggregate compensation Convera would have paid to such Seconded Employee (based on compensation paid by Convera to similarly situated former Intel employees) if such Seconded Employee were an employee of Convera during the Secondment Period."

          (d) Section 5.28 is added to the Agreement to read in its entirety as follows:

           "Section 5.28 Sublease. Intel agrees to sublease to Convera its sales office in Santa Clara, California previously agreed to by Intel and Convera on terms and conditions to be agreed by Intel and Convera."

          (e) Section 6.1(m) of the Agreement is amended to read in its entirety as follows:

           "(m) Convera, in form and amount reasonably satisfactory to Intel and the Company, shall have granted, under the Convera 2000 Stock Option Plan, options to purchase shares of Convera Company Stock to the employees of Intel and certain employees of the Company who will, upon consummation of the Combination, become employees of Convera or the Surviving Corporation, with the exercise price of such options to be the greater of (i) $32.16 (the average of the closing prices of the Company Common Stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the announcement of execution of this Agreement) or (ii) twenty-five percent (25%) of the average of the closing prices of the Company Common Stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the Closing Date; provided, however, that if the average of the closing prices of the Company Common Stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the Closing Date is less than $32.16, then the exercise price for such options shall be the average of the closing prices of the Company Common Stock as reported on the Nasdaq National Market for the five (5) trading days immediately preceding the Closing Date."

          (f) Section 6.2(c) of the Agreement is amended to read in its entirety as follows:

           "(c) seventy percent (70%) of the employees of Intel set forth on Exhibit K-1 hereto shall have indicated their intent to become employed, on terms reasonably satisfactory to the Company, by the Surviving Corporation or Convera and fifty percent (50%) of the employees of Intel set forth on Exhibit K-2 hereto (i) shall have indicated their intent to become employed, on terms reasonably satisfactory to the Company, by the Surviving Corporation or Convera or (ii) shall have been seconded to Convera pursuant to Section 5.27; provided, however, that, in any case, at least forty percent (40%) of the employees of Intel set forth on Exhibit K-2 hereto shall have indicated their intent to become employed, on terms reasonably satisfactory to the Company, by the Surviving Corporation or Convera;"

                                      A2-2

     2.  Amendments to Exhibit A.

          (a) Section II of Exhibit A to the Agreement ("Exhibit A") is amended to read in its entirety as follows:

                                "II.  CONTRACTS

License Agreement, dated as of November 10, 1999, by and between Intel Internet
     Security Services of Intel Corporation and SoftLock.com, Inc. (Intel will also assign to Convera 224,514 shares of the common stock of SoftLock.com, Inc. The assignment also includes the right to receive shares of the common stock of SoftLock.com, Inc. issuable as service fees).

Software License Agreement, dated as of December 17, 1999, by and between Intel
     Corporation and Lucent Technologies Inc.

Cooperation Agreement, dated as of September 14, 1999, by and between the Renewable Security Services Group of Intel Corporation and Preview Systems, Inc.

Intel Internet Services Avid Sports Development Agreement, dated as of January
     2000, by and between Intel Corporation and Avid Sports, Inc.

Warrants to purchase approximately 242,078 shares of Series A Preferred Stock of Avid Sports, Inc., dated as of January 27, 2000 (Intel holds a warrant to purchase 304,878 shares of Series A Preferred Stock, a portion of which will be vested at the Effective Time. The unvested portion of the warrant at the Effective Time will be assigned to Convera. Warrants to purchase 45,000 shares of Series A Preferred Stock are currently exercisable by Intel and warrants to purchase approximately 17,800 additional shares of Series A Preferred Stock are expected to vest prior to the Effective Time. That portion of the warrants that is vested as of the Effective Time will not be assigned to Convera).

"Miami" Master Agreement, dated as of August 9, 1999, by and between Intel
     Corporation and CSI Incorporated.

Intel/Supertracks Cooperation Agreement, dated as of November 5, 1999, by and between Intel Corporation and Supertracks.com, Inc.

MEI/Intel Secure Run Time Layer Collaboration Agreement, dated as of July 11,
     2000, by and between Intel Corporation and Matsushita Electric Industrial Co., Ltd.

Except as set forth above, any equity securities associated with the assigned contracts will not be assigned to Convera.

To the extent any new contracts that will be assigned to Convera are entered into by Intel prior to the Effective Time and such contracts include as part of the consideration shares of equity or warrants to acquire equity of a third party, the parties intend that the portion of any such shares or warrants that is vested prior to the Effective Time, or will become vested after the Effective Time with respect to the percentage of work completed before the Effective Time, will be retained by Intel and the portion of any such shares or warrants that is not vested as of the Effective Time or may become vested with respect to work completed after the Effective Time will be assigned to Convera.

To the extent that a consent to any such assignment of the portion of shares of equity or a warrant that is not vested as of the Effective Time, or that may become vested with respect to work completed after the Effective Time, is required and not obtained, but the contract to which it relates is assigned, Convera shall have the right to direct Intel to take, or refrain from taking, all actions with respect to the portion of any such shares of equity or warrant that would have otherwise been assigned to Convera as a result of work actually performed by Convera and Convera shall be entitled to the economic benefit of any such portion."

                                      A2-3

          (b) Section III "Contributed Assets: ECS Software List" of Exhibit A is amended to read in its entirety as follows:

                     "CONTRIBUTED ASSETS: ECS SOFTWARE LIST

AVID SPORTS
          ASP Programs
        Java Programs

PRISMA DEMO
          WebActivate plug-in
        Packaging/Installation

SUPERTRACKS
          Data model and document"

          (c) Section III "Contributed Assets: EVS Hardware List" of Exhibit A is amended to read in its entirety as follows:

                     "CONTRIBUTED ASSETS: EVS HARDWARE LIST

DESCRIPTION                                                   QUANTITY
Desktops                                                        103
Laptops                                                          37
Servers                                                         126
Office Equipment (printers, fax machines, telephones, etc.)      37
Monitors                                                        105
Other (networking equipment, power supplies, etc.)               18

          (d) Section III "Contributed Patent Assets" of Exhibit A is amended to read in its entirety as follows:

                           "CONTRIBUTED PATENT ASSETS

NO.               IDENTIFICATION
1                 US Pat. 5,991,399
2                 US Pat. 5,974,550
3                 US Pat. 6,041,122
4                 App. filed 5/20/99 (P6534)
5                 App. filed 11/16/99 (P7393)
6                 App. filed 12/30/99 (P7618)
7                 App. filed 3/1/00 (P8352)
8                 App. filed 3/1/00 (P8379)
9                 App. filed 2/15/00 (P8353)
10                App. filed 4/23/99 (P6309)
11                App. (P8775)
12                App. (P8778)
13                App. (P8779)
14                App. (P8781)"

                                      A2-4

          (e) Section III "Contributed Assets: Licensed EVS Software List" of Exhibit A is amended to read in its entirety as follows:

                "CONTRIBUTED ASSETS: LICENSED EVS SOFTWARE LIST

To be separately licensed to Convera on prevailing reasonable non-discriminatory terms.

ATVEF SDK and tools
"Holmdel" consumer multimedia publishing
Pentium III-processor optimized alpha blending.
Oregon Retail Center components"

     3.  Amendment to By-Laws.

          (a) Section 2.06 of the Form of Surviving Corporation By-Laws attached to the Agreement as Exhibit D (the "By-Laws") is amended to read in its entirety as follows:

           "Section 2.06 Quorum; Voting. Except as otherwise required by these By-Laws, at all meetings of the Board of Directors, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors."

          (b) Section 9.01 of the By-Laws is amended to read in its entirety as follows:

           "Section 9.01 Amendment. These By-Laws may be amended, altered or repealed at any regular or special meeting of the stockholders, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. Any amendment, alteration or repeal must be approved by holders of a majority of the voting power of the Corporation entitled to vote. These By-laws may also be amended, altered or repealed by a majority of the whole Board of Directors."

     4.  Amendment to Stock Option Plan.

          (a) The first paragraph of Section 3 ("Stock Subject to the Plan") of the Convera 2000 Stock Option Plan attached to the Agreement as Exhibit G is amended to read in its entirety as follows:

           "The total number of shares of Stock reserved and available for distribution under the Plan shall be 11,250,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates, without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan."

     5.  Amendment to Employee List.

          (a) The list of "Other Intel Employees" attached to the Agreement as Exhibit K-2 is amended to read in its entirety as follows:

                             "Other Intel Employees

     All employees of Intel's Enhanced Video Services, Enhanced Content Services and Internet Security Services departments not listed on Exhibit K-1 (aggregate of 62 employees as of April 30, 2000)."

     6.  General.

          (a) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                                      A2-5

          (b) THIS AMENDMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF OR OF ANY OTHER JURISDICTION.

                                      A2-6

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first set forth above.

                                          INTEL CORPORATION,
                                          a Delaware corporation

                                          By: /s/
                                            ------------------------------------
                                            Name:
                                            Title:
                                            Date: August 14, 2000

                                          EXCALIBUR TECHNOLOGIES
                                          CORPORATION,
                                          a Delaware corporation
                                           By: /s/ PATRICK C. CONDO
                                            ------------------------------------
                                            Name: Patrick C. Condo
                                            Title: President and Chief Executive
                                              Officer
                                            Date: August 14, 2000

                                          CONVERA CORPORATION,

                                          By: /s/ PATRICK C. CONDO
                                            ------------------------------------
                                            Name: Patrick C. Condo
                                            Title: President and Chief Executive
                                              Officer
                                            Date: August 14, 2000

                                          EXCALIBUR TRANSITORY, INC.,
                                          a Delaware corporation

                                          By: /s/ PATRICK C. CONDO
                                            ------------------------------------
                                            Name: Patrick C. Condo
                                            Title: President and Chief Executive
                                              Officer
                                            Date: August 14, 2000

[Signature Page to Amendment to Agreement and Plan of Contribution and Merger by
    and among Intel Corporation, Excalibur Technologies Corporation, Convera
                  Corporation and Excalibur Transitory, Inc.]

                                      A2-7

                                                                      APPENDIX B

                                                                   June 30, 2000

CONFIDENTIAL

Board of Directors
Excalibur Technologies Corporation
1921 Gallows Road, Suite 200
Vienna, VA 22182

Ladies and Gentlemen:

     We understand that Excalibur Technologies Corporation ("Excalibur"), Intel Corporation ("Intel"), Exca Holdings, Inc., a wholly owned subsidiary of Excalibur ("Newco"), and Excalibur Transitory, Inc., a wholly owned subsidiary of Newco ("Transitory"), have entered into an Agreement and Plan of Contribution and Merger dated as of April 30, 2000 (the "Contribution and Merger Agreement") whereby Intel will contribute certain assets specified therein to Newco, Transitory will be merged with and into Excalibur and Excalibur will become a wholly-owned subsidiary of Newco (the "Contribution and Merger"). The terms of the Contribution and Merger are set forth more fully in the Contribution and Merger Agreement.

     Pursuant to the Contribution and Merger Agreement, we understand that Intel will contribute $150 million in cash and certain assets of the Interactive Media Services division of Intel ("IMS") to Newco (collectively, the "Contributed Assets") in exchange for shares of the Class A Common Stock, $.01 par value, of Newco ("Newco Common Stock") and shares of the Class B Common Stock, $.01 par value per share, of Newco (the "Newco Non-Voting Common Stock"), all as specified in the Contribution and Merger Agreement.

     Pursuant to the Contribution and Merger Agreement, we understand that (i) each share of Excalibur Common Stock issued and outstanding immediately prior to the Effective Time (other than Shares held in Excalibur's treasury or by Newco or Transitory) shall, by virtue of the Merger, be converted into and shall become one (1) share (the "Common Stock Exchange Ratio") of Newco Common Stock, and (ii) each share of cumulative convertible preferred stock, $.01 par value per share, of Excalibur (the "Excalibur Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Excalibur Preferred Stock held in Excalibur's treasury or by Newco or Transitory) shall, by virtue of the Merger, be converted into and shall become one (1) share (the "Preferred Stock Exchange Ratio") of the cumulative convertible preferred stock, $.01 par value per share, of Newco (the "Newco Preferred Stock").

     You have asked us to advise you as to the fairness, from a financial point of view, of the Common Stock Exchange Ratio to the holders of Excalibur Common Stock and of the Preferred Stock Exchange Ratio to the holders of Excalibur Preferred Stock. Needham & Company, Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We have been engaged by Excalibur as financial advisor to render this opinion in connection with the Contribution and Merger and will receive a fee for rendering this opinion, none of which is contingent upon the consummation of the Contribution and Merger. In addition, Excalibur has agreed to indemnify us for certain liabilities arising from our role as financial advisor and out of the rendering of this opinion.

     For purposes of this opinion we have, among other things: (i) reviewed the Contribution and Merger Agreement; (ii) reviewed certain publicly available information concerning Excalibur and IMS, and certain other information concerning Excalibur and IMS furnished to us by Excalibur and IMS; (iii) held discussions with members of senior management of Excalibur and IMS concerning the current and future business prospects of the respective companies and joint prospects of the combined companies; (iv) reviewed certain financial forecasts and projections prepared by the management of Excalibur and IMS; (v) compared certain publicly available financial data of companies whose securities are traded in the public markets and that we deemed relevant to similar data for IMS and Excalibur; (vi) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and (vii) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In connection with our review and in arriving at our opinion, we have assumed and relied on the accuracy and completeness of all of the financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us for purposes of rendering this opinion and have neither attempted to verify independently nor assumed responsibility to verify any of such information. In addition, we have assumed, with your consent, (i) that the voting powers, rights, preferences and qualifications, limitations and restrictions thereon of the Newco Preferred Stock are substantially the same as those of the Excalibur Preferred Stock, (ii) that any material liabilities (contingent or otherwise, known or unknown) of Excalibur and the Contributed Assets (including IMS) are set forth in the consolidated financial statements of Excalibur and Intel, respectively, (iii) that the Contribution and Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (iv) that all conditions to the closing of the Contribution and Merger will be satisfied without waiver. With respect to the IMS and Excalibur financial forecasts provided to us by management of IMS and Excalibur, and with respect to the information relating to the joint prospects of the combined companies, we have assumed for purposes of our opinion that such forecasts and information have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such respective managements, at the time of preparation, of the future operating and financial performance of IMS and Excalibur and the combined companies, and we have relied upon estimates of the management of Excalibur of the synergies that may be achieved as a result of the proposed Contribution and Merger. We express no opinion with respect to such forecasts or information or the assumptions on which they were based. We have not assumed any responsibility for or made or obtained any independent evaluation, appraisal or physical inspection of the assets or liabilities of the Contributed Assets (including IMS) or Excalibur. Further, our opinion is based on economic, monetary and market conditions as they exist and can be evaluated as of the date hereof. Our opinion as expressed herein is limited to the fairness, from a financial point of view, of the Common Stock Exchange Ratio to the holders of Excalibur Common Stock and of the Preferred Stock Exchange Ratio to the holders of Excalibur Preferred Stock and does not address Excalibur's underlying business decision to engage in the Contribution and Merger. Our opinion does not constitute a recommendation to any stockholder of Excalibur as to how such stockholder should vote on the proposed Contribution and Merger. We are not expressing any opinion as to the prices at which the stock of Excalibur or Newco will actually trade at any time.

     In the ordinary course of our business, we may actively trade the equity securities of Excalibur and Intel for our own account or for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This letter and the opinion expressed herein are provided at the request and for the information of the Board of Directors of Excalibur and may not be quoted or referred to or used for any purpose without our prior written consent, except that this letter may be disclosed in connection with any registration or proxy statement used in connection with the Contribution and Merger so long as this letter is quoted in full in such registration statement or proxy statement.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Exchange Ratio is fair to the holders of Excalibur Common Stock, and the Preferred Stock Exchange Ratio is fair to the holders of Excalibur Preferred Stock, in each case from a financial point of view.

                                          Very truly yours,

                                          /s/ NEEDHAM & COMPANY, INC.
                                          --------------------------------------
                                          Needham & Company, Inc.

                                                                      APPENDIX C

                              CONVERA CORPORATION

                             2000 STOCK OPTION PLAN

                        SECTION 1. PURPOSE; DEFINITIONS

     The purpose of the Convera Corporation 2000 Stock Option Plan (the "Plan") is to enable Convera Corporation (the "Company") to attract, retain and reward officers, directors and key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such persons and the Company's stockholders, by offering such persons performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.

     For purposes of the Plan, the following terms shall be defined as set forth below:


          (a) "Affiliate" means a Parent or a Subsidiary.


          (b) "Board" means the Board of Directors of the Company.

          (c) "Book Value" means, as of any given date, on a per share basis (i) the stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's consolidated balance sheet, subject to such adjustments as the Committee shall specify at or after grant, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

          (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.


          (e) "Committee" means the committee of the Board consisting solely of two or more persons who are (i) "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act, or any successor rule or regulation and (ii) "outside directors" within the meaning of Section 162(m) of the Code; provided however, that clause (ii) shall apply only with respect to grants of Options intended by the Committee to qualify as performance-based compensation within the meaning of Section 162(m) of the Code, and the Regulations thereunder. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.


          (f) "Company" means Convera Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

          (g) "Deferred Stock" means an award made pursuant to Section 8 below of the right to receive Stock at the end of a specified deferral period.

          (h) "Disability" means disability as determined under procedures established by the Committee for purposes of this Plan.


          (i) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted bid price, regular way, of the Stock on the NASDAQ System or, if no such sale of Stock occurs on such date, the fair market value of the Stock as determined by the Committee in good faith in accordance with
     Section 422 of the Code.



          (j) "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.



          (k) "Non-Employee Directors" shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act"), or any successor definition adopted by the Commission.

          (1) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.


          (m) "Optionee" means a person to whom a Stock Option has been granted under the Plan.



          (n) "Other Stock-Based Award" means an award under Section 10 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.



          (o) "Parent" means any corporation, which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.



          (p) "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.



          (q) "Stock" means the Class A Common Stock, $.01 par value per share, of the Company.



          (r) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii) and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).



          (s) "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.



          (t) "Stock Purchase Right" means the right to purchase Stock pursuant to Section 9.



          (u) "Subsidiary" means any corporation that is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.



          (v) "Ten-Percent Stockholder" means an eligible Plan participant, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.


     In addition, the term "Cause" shall have the meaning set forth in Section 5(h) below.

                           SECTION 2. ADMINISTRATION


     The Plan shall be administered by the Committee. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan.


     The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, directors and other key employees and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Purchase Rights and/or (vi) Other Stock-Based Awards. In particular, the Committee shall have the authority:

          (a) to select the officers, directors and other key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or Other Stock-Based Awards may from time to time be granted hereunder;

          (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Purchase Rights and/or

     Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible officers, directors, employees and any other individual as determined by the Committee who is responsible for or contributes to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates;

          (c) to determine the number of shares to be covered by each such award granted hereunder;

          (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

          (e) to determine whether and under what circumstances a Stock Option may be settled in cash, Restricted Stock and/or Deferred Stock under
     Section 5(j) or (k), as applicable, instead of Stock;

          (f) to determine whether, to what extent and under what circumstances grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

          (g) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

          (h) to determine the terms and restrictions applicable to Stock Purchase Rights and the Stock purchased by exercising such Rights; and

          (i) to grant with the consent of the optionee, in substitution for outstanding Stock Options, replacement Stock Options, which may be at a lower exercise price, provided that, in the case of Incentive Stock Options, at an exercise price less than the Fair Market Value of the Stock at the time of replacement.

     The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

                        SECTION 3. STOCK SUBJECT TO PLAN

     The total number of shares of Stock reserved and available for distribution under the Plan shall be 11,250,000 shares. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to
Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award granted hereunder are forfeited or any such award otherwise terminates, without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, spin-offs, spin-outs or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number and purchase price of shares subject to outstanding Stock Purchase Rights under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.


     Any such adjustment in the Stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.


                             SECTION 4. ELIGIBILITY

     Officers, directors and key employees of the Company and its Subsidiaries and Affiliates and any other individual as determined by the Committee who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

                            SECTION 5. STOCK OPTIONS

     Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:


          (a) Option Price. The option price per share of Stock purchasable under an Incentive Stock Option shall be determined by the Committee at the time of grant but shall (i) except as provided in clause (ii) of this
     Section 5(a), be not less than 100% of the Fair Market Value of the Stock at the time of grant and (ii) with respect to any Incentive Stock Option granted to a Ten-Percent Stockholder, not less than 110% of the Fair Market Value of the Stock at the time of the grant. Non-Qualified Stock Options may, in the discretion of the Committee, may be granted at a price per share less than the Fair Market Value of the Stock at the time of grant.



          (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted (five years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).


          (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

          (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee).

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and if requested, has given the representation described in Section 13(a).

          (e) Non-Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (f) Termination by Death. Subject to Section 5(j), if an optionee's employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.


          (g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of one year (or such other period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, provided, however, that, if the optionee dies within such one-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.


          (h) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the optionee is involuntarily terminated by the Company or any Subsidiary or Affiliate without Cause. For purposes of this Plan, "Cause" means a felony conviction of an optionee or the failure of an optionee to contest prosecution for a felony, or an optionee's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.


          (i) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such
     Section 422.



          To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Stock for which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year

     (under all plans of the Company and its Subsidiaries) exceeds $100,000, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options.



          (j) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.


          (k) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or forfeiture restrictions involved.

                      SECTION 6. STOCK APPRECIATION RIGHTS

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee, subject to
Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(b) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term, except that this special limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of the six-month period. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the average of the highest and lowest quoted bid price, of the Stock on the NASDAQ System during the applicable period referred to in Rule 16b-3(e) under the Exchange Act.

          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
     Section 5(e).

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares issued under the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

                          SECTION 7. RESTRICTED STOCK

     (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

     The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

     The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

     (i) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

     (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

     (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

     (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restricted Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restriction in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock, to the extent shares are available under
     Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

          (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) If and when the Restricted Period expires without a prior forfeiture of the Restricted Stock subject to such Restricted Periods, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

     (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such performance, future service deferral and other terms and conditions as may be specified by the Committee.

                           SECTION 8. DEFERRED STOCK

     (a) Administration. Deferred Stock may be awarded either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).

     The Committee may condition the grant of Deferred Stock upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.

     The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(vi) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(v), where applicable), share certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award.

          (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested, all as determined at or after the time of the award by the Committee, in its sole discretion.

          (iii) Subject to the provision of the award agreement and this Section 8, upon termination of a participant's employment with the Company or Subsidiary or Affiliate for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) Based on service, performance and/or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

          (v) A participant may elect to further defer receipt of an award (or an installment of an award) for a specified period or until a specified event (the "Elective Deferral Period"), subject in each case to the Committee's approval and to such terms as are determined by the Committee, all in its sole discretion. Subject to any exceptions adopted by the Committee, such election must generally be made at least one year prior to completion of the Deferral Period for such Deferred Stock award (or such installment).

          (vi) Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

     (c) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a deferred stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

                        SECTION 9. STOCK PURCHASE RIGHTS

     (a) Awards and Administration. Subject to Section 3 above, the Committee may grant eligible participants Stock Purchase Rights which shall enable such participants to purchase Stock (including Deferred Stock and Restricted Stock):

           (i) at its Fair Market Value on the date of grant;

           (ii) at 50% of such Fair Market Value on such date;

          (iii) at an amount equal to Book Value on such date; or

           (iv) at an amount equal to the par value of such Stock on such date.

     The Committee shall also impose such deferral, forfeiture and/or other terms and conditions as it shall determine, in its sole discretion, on such Stock Purchase Rights or the exercise thereof.

     The terms of Stock Purchase Rights awards need not be the same with respect to each participant.

     Each Stock Purchase Right award shall be confirmed by, and be subject to the terms of, a Stock Purchase Rights Agreement.

     (b) Exercisability. Stock Purchase Rights shall generally be exercisable for such period after grant as is determined by the Committee not to exceed 30 days. However, the Committee may provide, in its sole discretion, that the Stock Purchase Rights of persons potentially subject to Section 16(b) of the Exchange Act shall not become exercisable until six months and one day after the grant date, and shall then be exercisable for ten trading days at the purchase price specified by the Committee in accordance with Section 9(a).

                      SECTION 10. OTHER STOCK-BASED AWARDS

     (a) Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock ("Other Stock-Based Awards"), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights, Restricted Stock, Deferred Stock or Stock Purchase Rights granted under the Plan and/or cash awards made outside of the Plan.

     Subject to the provision of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

     The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions.  Other Stock-Based Awards made pursuant to this
Section 10 shall be subject to the following terms and conditions:

          (i) Subject to the provision of the Plan and the award agreement referred to in Section 10(b)(v) below, shares subject to awards made under this Section 10 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

          (ii) Subject to the provisions of the Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 10 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

          (iii) Any award under this Section 10 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

          (iv) In the event of the participant's retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 10.

          (v) Each award under this Section 10 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

          (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 10 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 10 shall be priced at least 50% of the Fair Market Value of the Stock on the date of grant.

                     SECTION 11. AMENDMENT AND TERMINATION

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted or Deferred Stock award, Stock Purchase Right or Other Stock-Based Award theretofore granted, without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would cause the Plan to no longer comply with Rule 16b-3 under the Exchange Act or any successor rule or other regulatory requirements.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent.

     Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules.

                      SECTION 12. UNFUNDED STATUS OF PLAN

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder, provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

                         SECTION 13. GENERAL PROVISIONS

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent and to agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

     All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.


     (d) The Company shall have the right to deduct from any distribution of cash to any Optionee, an amount equal to the federal, state and local income and employment taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option. If an Optionee is entitled to receive Stock upon exercise of a Stock Option, the Optionee shall pay the Withholding Taxes to the Company prior to the issuance of such Stock. In satisfaction of the Withholding Taxes, the Optionee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Stock issuable to him or her upon exercise of the Stock Option having an aggregate Fair Market Value, on the date preceding the date of exercise, equal to the Withholding Taxes, provided that in respect of an Optionee who may be subject to liability under Section 16(b) of the Exchange Act either (i) (A) the Optionee makes the Tax Election at least six
(6) months after the date the Stock Option was granted, (B) the Stock Option is exercised during the ten day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statements of earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the Stock Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period or (ii) (A) the Tax Election is made at least six months prior to the date the Stock Option is exercised and (B) the Tax Election is irrevocable with respect to the exercise of all Options which are exercised prior to the expiration of six months following an election to revoke the Tax Election. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions in the preceding sentence or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under
Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.



     If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Stock issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of transfer of such share or shares of Stock to the Optionee pursuant to such exercise, the Optionee shall, if required by the Committee, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office, and immediately deliver to the Company the amount of Withholding Taxes.


     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall be permissible only if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options, Stock Purchase Rights and other Plan awards).

     (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

                       SECTION 14. EFFECTIVE DATE OF PLAN

     The Plan shall be effective as of             , 2000, subject to the
approval of the Plan by a majority of the holders of the Stock. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders.

                            SECTION 15. TERM OF PLAN

     No Stock Option, Stock Appreciation Right, Restricted Stock award, Deferred Stock award, Stock Purchase Right or Other Stock-Based Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of stockholder approval, but awards granted prior to such tenth anniversary may extend beyond that date.

                                                                      APPENDIX D



               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                              CONVERA CORPORATION



                                    * * * *



     FIRST:  The name of the Corporation is Convera Corporation.



     SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at such address is The Corporation Trust Company.



     THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.



     FOURTH: The Corporation will have authority to issue One Hundred Forty-Five Million (145,000,000) shares of capital stock, of which One Hundred Million (100,000,000) shares are Class A Common Stock, $.01 par value per share (the "Class A Common Stock") Forty Million (40,000,000) shares are Class B Common Stock, $.01 par value per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock") and Five Million (5,000,000) shares are Preferred Stock, par value $.01 per share (the "Preferred Stock").



     A.  Preferred Stock



     1. The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such designations, preferences and relative, participating, optional or other special rights, and qualification, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate, or any amendment thereto, including, without limiting the generality of the foregoing, the following:



          (a) the designation and the number of shares of Preferred Stock which shall constitute such series;



          (b) the rate and time at which, and the terms and conditions upon which, dividends, if any, on the Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or of any other series of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;



          (c) whether the shares of such series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms and conditions of such redemption;



          (d) the terms and amount of any sinking fund or redemption or purchase account provided for the Preferred Stock of such series;



          (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of capital stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;



          (f) the extent, if any, to which the holders of the shares of such series shall be entitled to vote as a class or otherwise with respect to the election of the directors or otherwise;



          (g) the restriction, if any, on the issue or reissue of any additional Preferred Stock; and



          (h) the rights of the holders of the shares of such series of Preferred Stock upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation.

     2. Except as otherwise required by law and except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.



     B.  [Reserved]



     C.  Common Stock.



     1. The Common Stock shall consist solely of two classes designated "Class A Common Stock" and "Class B Common Stock. The Board of Directors of the Corporation is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Class A Common Stock and shares of Class B Common Stock subject to the foregoing. The Board of Directors shall have no power to alter the rights, preferences or privileges with respect to Class A Common Stock or Class B Common Stock.



     2. After any requirements with respect to preferential dividends on the Preferred Stock to the end of the then current dividend period for said stock, fixed in accordance with the provisions of Parts A and B of this ARTICLE FOURTH, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums of sinking funds or purchase or redemption accounts (fixed in accordance with the provisions of Parts A and B of this ARTICLE FOURTH), and subject further to any conditions which may be fixed in accordance with the provisions of Parts A and B of this ARTICLE FOURTH), the holders of the Common Stock shall be entitled to receive out of any remaining net profits or net assets of the Corporation available for dividends such dividends as may from time to time be declared by the Board of Directors, provided that each share of Class A Common Stock and Class B Common Stock shall be equal in respect of rights to dividends and other distributions in cash, stock or property of the Corporation, and provided that in the case of dividends or other distributions payable in Class A Common Stock or Class B Common Stock, including distributions pursuant to stock split-ups or divisions of Class A Common Stock or Class B Common Stock which occur after the first date upon which the Corporation has issued shares of both Class A Common Stock and Class B Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock.



     3. In the event of any voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the Corporation, after payment in full of the amounts payable in respect of the Preferred Stock (fixed in accordance with the provisions of Parts A and B of this ARTICLE FOURTH), the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably per share of Common Stock in all the assets of the Corporation then remaining, assuming for such purpose that all outstanding shares of Class B Common Stock have been converted into shares of Class A Common Stock immediately prior to any distribution pursuant to this paragraph C.3.



     4. Except as otherwise provided in this Certificate or as otherwise made mandatory by law, stockholders of Class A Common Stock shall be entitled to one vote for each full share of such stock then outstanding and of record in his or her name on the books of the Corporation, and the holders of the Class A Common Stock shall vote together with the holders of any series of Preferred Stock which may then have voting rights (fixed in accordance with Part A of this ARTICLE FOURTH) entitled to vote in such manner, and not as a separate class. Except as otherwise provided in this Certificate or as otherwise made mandatory by law, shares of Class B Common Stock shall not be entitled to any voting rights.



     5. (a) Any share or shares of Class B Common Stock may be converted on and after the date of issue, at the option of the holder thereof, in the manner hereinafter provided, into fully paid and non-assessable shares of Class A Common Stock; provided that while Intel Corporation remains a holder of Class B Common Stock, it shall not be entitled to convert shares of Class B Common Stock to the extent that, immediately after the conversion, Intel Corporation would beneficially own 50% or more of the voting power of the Corporation.

     (b) The conversion rate shall be one share of Class A Common Stock for each share of Class B Common Stock, subject to adjustment as hereinafter provided:



          (i) In case the shares of Class A Common Stock at any time outstanding shall be combined into a lesser number of shares, whether by reclassification, reduction of capital stock or otherwise, the conversion rate shall be proportionately decreased.



          (ii) In case the shares of Class A Common Stock at any time outstanding shall be subdivided, by reclassification, recapitalization or otherwise (including the issuance of shares of Class A Common Stock as a dividend or distribution on the Class A Common Stock), into a greater number of shares without the actual receipt by the Corporation of any consideration for the additional number of shares so issued, the conversion rate shall be proportionately increased.



     (c) Any conversion rate determined or adjusted as herein provided shall remain in effect until further adjustment as required herein. Upon each adjustment of the conversion rate a written instrument signed by an officer of the Corporation, setting forth such adjustment and the computation and a summary of the facts upon which it is based, shall forthwith be filed with the Transfer Agent for the Class B Common Stock and made available for inspection by the holders of such stock, and any adjustment so evidenced, made in good faith, shall be binding upon all such holders and upon the Corporation. Upon any conversion, fractional shares shall not be issued but any fractions shall be adjusted by the payment of the cash equivalent thereof, computed as set forth in paragraph C.5.(d) below. Upon any conversion, no payment or adjustment shall be made for dividends on the Class B Common Stock surrendered for conversion or on the Class A Common Stock delivered. The Corporation shall pay all issue taxes, if any, incurred in respect of the issue of the Class A Common Stock on conversion; provided, however, that the Corporation shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Class A Common Stock in names other than those in which the Class B Common Stock may stand.



     (d) For the purpose of any computation under paragraph C.5.(c) of the cash equivalent of a fractional share, the market price per share of Class A Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive business days next preceding the day in question. The closing price for each day shall be the last sales price, regular way or, in case no sale takes place on such day, the average of the closing bid and asked prices as furnished by any two firms selected in good faith from time to time by the Corporation for that purpose.



     (e) Any conversion of Class B Common Stock into shares of Class A Common Stock shall be made by the surrender to the Corporation, at the office of any Transfer Agent for the Class B Common Stock, of the certificate or certificates representing the share or shares of Class B Common Stock to be converted, duly endorsed or assigned (unless such endorsement or assignment be waived by the Corporation), together with written request for conversion.



     (f) All shares of Class B Common Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease except only the right of the holders thereof to receive Class A Common Stock in exchange therefor.



     (g) In case of any reclassification or change of outstanding shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock (including any such reclassification or change in connection with any merger to which the Corporation is a party and in which the Corporation is the continuing corporation), the holder of each share of Class B Common Stock then outstanding shall have the right thereafter to receive upon the conversion of such share such kind and amount of shares of stock and other securities and property receivable, upon such reclassification or change, by a holder of the number of shares of Class A Common Stock (whole or fractional) of the Corporation in which such share of Class B Common Stock might have been converted had such conversion occurred immediately prior to such reclassification or change; provided that effective provision shall be made, in the charter of the Corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth herein for the protection of the conversion rights of the Class B Common Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the

Class B Common Stock remaining outstanding. In case of any consolidation or merger to which the Corporation is a party and in which the Corporation is not the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Corporation as an entirety or substantially as an entirety, the holder of each share of Class B Common Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable, upon such consolidation, merger, sale or conveyance, by a holder of the number of shares of Class A Common Stock (whole or fractional) of the Corporation into which such share of Class B Common Stock might have been converted had such conversion occurred immediately prior to such consolidation, merger, sale or conveyance; provided that effective provision shall be made, in the charter of the successor corporation or otherwise, so that, in the opinion of the Board of Directors of the Corporation, the provisions set forth herein for the protection of the conversion rights of the Class B Common Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Class B Common Stock remaining outstanding; and provided, further, that any such successor corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of shares of the Class B Common Stock remaining outstanding shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. In case securities or property other than Class A Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references in this paragraph B.5(g) shall be deemed to apply, so far as appropriate and as nearly as may be, to such other securities or property.



     (h) A number of shares of the authorized Class A Common Stock sufficient to provide for the conversion of the Class B Common Stock outstanding upon the basis hereinbefore provided shall at all times be reserved for such conversion. If the Corporation shall propose to make any change in its capital structure which would change the number of shares of Class A Common Stock to which each share of the Class B Common Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Class A Common Stock authorized and reserved for conversion of the outstanding Class B Common Stock on the new basis.



     FIFTH:  The name and mailing address of the incorporator is as follows:



        Michelle White


          Heller Ehrman White & McAuliffe, LLP


          711 Fifth Avenue


          New York, New York 10022



     SIXTH: The shareholders will have no preemptive rights to acquire unissued or treasury shares or securities convertible into such shares, or carrying a right to subscribe to or acquire shares.



     SEVENTH: The presence at a meeting of shareholders of at least a majority of the shares entitled to vote at that meeting will constitute a quorum for the transaction of business at that meeting.



     EIGHTH: To the fullest extent permitted by Delaware statutory or decisional law, as amended or interpreted, no director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This ARTICLE EIGHTH does not affect the availability of equitable remedies for breach of fiduciary duties. The Corporation shall indemnify, in the manner and to the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), any person (or the estate of any person) who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Any repeal or modification of the provisions of this ARTICLE EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of any director existing at the time of such repeal or modification.

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     NINTH:  The number of directors that shall constitute the whole Board shall be as specified in the Bylaws of the Corporation, as the same may be amended from time to time, but in no event shall such number be less than six (6) nor greater than twelve (12). The Board shall for a period of five (5) years from include at least two (2) directors that are not affiliated with Intel Corporation ("Intel"). Notwithstanding the foregoing, during any period in which the holders of any one or more series of Preferred Stock, voting as a class, shall be entitled pursuant to the terms of the Certificate of Designation with respect to such series of Preferred Stock to elect a specified number of directors by reason of dividend arrearages or other contingencies giving them the right to do so, then and during such time as such right continues, (i) the then otherwise authorized number of directors shall be increased by such specified number of directors and the holders of shares of such series of Preferred Stock, voting as a class, shall be entitled to elect such specified number of directors in accordance with the provisions of such Preferred Stock, and (ii) each such additional director shall serve until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, or until his or her right to hold such office terminates pursuant to the provisions of such Preferred Stock or series, whichever occurs earlier. Whenever the holders of shares of such series of Preferred Stock are divested of such right to elect directors pursuant to the provisions of such Preferred Stock or series, the terms of office of all directors elected by the holders of such series of Preferred Stock pursuant to such provisions, or elected to fill any vacancies resulting from the death, resignation or removal of directors so elected by the holders of such Preferred Stock or series, shall forthwith terminate and the authorized number of directors shall be reduced accordingly.



     TENTH: 1. For purposes of this Certificate, "Holder" or "Holders" shall mean (a) Intel, for so long as Intel holds at least five percent (5%) of the outstanding shares of Class A Common Stock (taking into account any securities held by Intel that are convertible into shares of Class A Common Stock at the time of any determination), (b) NBA Media Ventures, LLC ("NBA"), for so long as NBA holds at least five percent (5%) of the outstanding shares of Class A Common Stock, (c) all successors to a Holder by way of merger, consolidation or sale of all or substantially all of such Holder's assets and (d) all existing or future corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which such person or entity beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, but excluding the Corporation or any Subsidiary Entity in which the Corporation beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock.



     2. In anticipation that:



          (a) each Holder will remain, for some period of time, a stockholder of the Corporation;



          (b) the Corporation and each Holder may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities;



          (c) there will or may be benefits to be derived by the Corporation through its continued or potential contractual, corporate and business relations with the Holders (including without limitation service of officers of the Holders as directors of the Corporation); and



          (d) there will be benefits in providing guidelines for directors and officers of the Holders and of the Corporation with respect to the allocation of corporate opportunities and other matters; the provisions of this Article TENTH are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve each Holder and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.



     3. Except as each Holder may otherwise agree in writing, each Holder shall have the right to, and shall have no duty not to, (a) engage in the same or similar business activities or lines of business as the Corporation, (b) compete against the Corporation, (c) do business with any potential or actual competitor, customer or supplier of the Corporation, and (d) employ or otherwise engage any officer or employee of the Corporation. Neither a Holder nor any officer, director or employee thereof (except as provided in paragraph 4 of this Article TENTH) shall be liable to the Corporation or its stockholders, regardless of the impact any such activities may have on the Corporation, for breach of any fiduciary duty by reason of any such activities of such Holder or of the participation therein of such person and the Corporation shall have no interest or

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expectancy that such Holder will not engage in any of the foregoing activities, any such interest or expectancy being hereby renounced by the Corporation. In the event that a Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to such Holder and the Corporation, such Holder shall have no duty to communicate or present such corporate opportunity to the Corporation, the Corporation shall have no interest or expectancy in any such transaction or matter, any such interest or expectancy being hereby renounced by the Corporation, and, without limiting the generality of the foregoing, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder of the Corporation by reason of the fact that such Holder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person, or does not present such corporate opportunity to the Corporation. Without limiting the generality of the foregoing, a Holder shall have no such duty and shall not be so liable even if a director or officer of the Corporation (including, without limitation, any such director or officer who is also a director, officer or employee of such Holder) becomes aware of such transaction or matter in his or her capacity as a director or officer of the Corporation and such director or officer discloses such transaction or matter to directors, officers, employees or other representatives of such Holder, so long as such Holder also learns, discovers, acquires or develops such transaction or matters independently or otherwise in a manner that was not based on such director's or officer's awareness of such transaction or matter. The provisions of this paragraph 3 of Article TENTH shall apply and not be affected by any other provision of this Certificate of Incorporation including, without limitation, paragraph 4 or 5 of Article TENTH.



     4. In the event that a director or officer of the Corporation who is also a director, officer or employee of a Holder acquires knowledge of a potential transaction or matter that may be a corporate opportunity or otherwise of interest to the Corporation and such Holder, such director or officer of the Corporation (a) shall have fully satisfied and fulfilled the fiduciary duties of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, (b) shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty with respect to such corporate opportunity by reason of his or her not communicating information regarding such corporate opportunity to the Corporation, and/or such Holder's pursuing or acquiring such corporate opportunity for itself or directing such corporate opportunity to another person, (c) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in and not opposed to the best interests of the Corporation, and (d) shall be deemed not to have breached his or her duty of loyalty to the Corporation or its stockholders and not to have derived an improper benefit therefrom, if such corporate opportunity belongs to such Holder in accordance with the following policy:



          (i) a corporate opportunity offered or disclosed to any person who is a director but not an officer of the Corporation and who is also an officer or employee (whether or not a director) of a Holder shall belong to such Holder, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation;



          (ii) a corporate opportunity offered or disclosed to any person who is an officer (whether or not a director) of the Corporation and who is also a director but not an officer or employee of a Holder shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of such Holder, in which case such opportunity shall belong to such Holder; and



          (iii) a corporate opportunity offered or disclosed to any other person who is either an officer of both the Corporation and a Holder, or a director of both the Corporation and a Holder, shall belong to such Holder or to the Corporation, as the case may be, if such opportunity is expressly offered to such person primarily in his or her capacity as an officer or director of such Holder or of the Corporation, respectively; otherwise, such opportunity shall belong to such Holder.



     5. Except as otherwise provided in paragraph 3 of Article TENTH, any corporate opportunity that belongs to a Holder or to the Corporation pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another person, unless and until such Holder or the Corporation, as the case may be, determines not to pursue the opportunity. The foregoing prohibition shall cease if the party to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith.



     6. For purposes of this Article TENTH, "corporate opportunities" shall consist of business opportunities which (a) the Corporation is financially able to undertake, (b) are, from their nature, in the line or lines of the Corporation's business as described in the Corporation's periodic reports filed with the Securities and Exchange Commission and are of practical advantage to it, and (c) are ones in which the Corporation has an interest or reasonable expectancy. "Corporate opportunities" shall not include any transaction or matter in which the Corporation or a Holder is permitted to participate pursuant to any agreement between the Corporation and such Holder that has been approved by a majority of the directors of the Corporation who are disinterested ("Disinterested Directors"), it being acknowledged that the rights of the Corporation under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.



     7. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.



     8. Nothing in this Article TENTH is intended to, and shall not be construed to, expand any party's fiduciary duties under applicable law.



     9. If any contract, agreement, arrangement or transaction between the Corporation and a Holder involves a corporate opportunity and is approved in accordance with the procedures set forth in Article TENTH hereof, such Holder and its officers and directors (including without limitation, any such person who is also a director or officer of the Corporation) shall also, for the purposes of this Article TENTH and the other provisions of this Certificate of Incorporation, be deemed to have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty, but shall be governed by the other provisions of Article TENTH, this Certificate, the bylaws, the Delaware General Corporation Law and other applicable law.



     10. For purposes of this Article TENTH, a director of the Corporation who is Chairman of the Board of Directors of the Corporation shall not be deemed to be an officer of the Corporation by reason of holding such position (regardless of whether such position is deemed an office of the Corporation under the bylaws of the Corporation), unless such person is a full-time employee of the Corporation.



     ELEVENTH:  1. In anticipation that:



          (a) each Holder will remain, for some period of time, a stockholder of the Corporation and have continued contractual, corporate and business relations with the Corporation;



          (b) the Corporation and each Holder may enter into contracts or otherwise transact business with each other and the Corporation may derive benefits therefrom; and



          (c) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest (collectively, "Related Entities");



the provisions of this Article ELEVENTH are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve each Holder, Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.



     2. The provisions of this Article ELEVENTH are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the other provisions of this Certificate. Any contract or business relation which does not comply with procedures set forth in this Article ELEVENTH shall not by reason thereof be deemed void or voidable or result in any breach of any fiduciary duty to, or duty of loyalty to, or failure to act in good faith or in the best interests of, the Corporation, or the derivation of any improper personal benefit, but shall be governed by the remaining provisions of this Certificate, the Bylaws, the Delaware General Corporation Law and other applicable law.



     3. No contract, agreement, arrangement or transaction between the Corporation, on the one hand, and a Holder or a Related Entity or one or more of the directors or officers of the Corporation, on the other hand, or any amendment, modification or termination thereof, shall be void or voidable solely for the reason that a Holder or Related Entity or any one or more of the officers or directors of the Corporation are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes such contract, agreement, arrangement, transaction, amendment, modification or termination (each, a "Transaction") or solely because his, her or their votes are counted for such purpose, and a Holder, any Related Entity and such directors and officers (a) shall have fully satisfied and fulfilled any fiduciary duties they may have to the Corporation and its stockholders with respect thereto, (b) shall not be liable to the Corporation or its stockholders for any breach of any fiduciary duty they may have by reason of their approving any such Transaction or the Corporation's entering into, performing or consummating any such Transaction, (c) shall be deemed to have acted in good faith and in a manner such persons reasonably believed to be in and not opposed to the best interests of the Corporation, to the extent such standard is applicable to such person's conduct, and (d) shall be deemed not to have breached any duties of loyalty to the Corporation or its stockholders, whether or not they have derived a personal benefit therefrom, if:



          (i) the material facts as to the Transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the Transaction and the Board of Directors or such committee in good faith authorizes or approves the Transaction by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or such committee (even though the Disinterested Directors are less than a quorum);



          (ii) the material facts as to the Transaction are disclosed or are known to the holders of the voting stock entitled to vote thereon, and the Transaction is specifically approved in good faith by vote of the holders of a majority of the then outstanding voting stock not owned by such Holder or such Related Entity, voting together as a single class;



          (iii) such Transaction is effected pursuant to, and consistent with, terms and conditions specified in any arrangements, standards, protocols or guidelines (collectively, the "Guidelines") which are in good faith authorized or approved, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the Disinterested Directors on the Board of Directors or the applicable committee thereof (even though the Disinterested Directors are less than a quorum) or by vote of the holders of a majority of the then outstanding voting stock not owned by such Holder or such Related Entity, voting together as a single class (such authorization or approval of such Guidelines constituting or being deemed to constitute authorization or approval of such Transaction); or



          (iv) such Transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the Corporation.



     In addition, each Transaction authorized, approved or effected, and such Guidelines so authorized or approved, as described in (i), (ii), or (iii) above, shall be deemed to be entirely fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such Transaction is not so effected, no presumption shall arise that such Transaction or such Guidelines are not fair to the Corporation and its stockholders.



     4. Directors of the Corporation who are also directors, officers or employees of a Holder or any Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes or approves any such Transaction or any such Guidelines. Voting stock owned by a

Holder and any Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes or approves any such Transaction or any such Guidelines.



     5. A Holder shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty it may have by reason of the fact that such Holder takes any action or exercises any rights or gives or withholds any consent in connection with any Transaction between such Holder and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of a Holder, which vote is cast or action is taken by such person in his capacity as a director of the Corporation, shall constitute an action of, or the exercise of a right by, or a consent of, such Holder for the purpose of any such Transaction.



     6. Any person purchasing or otherwise acquiring any interest in any shares of stock or other securities (including without limitation stock options) of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.



     7. Nothing in this Article ELEVENTH is intended to, nor shall anything in this Article ELEVENTH be construed to, expand any party's fiduciary duties under applicable law.



     TWELFTH: The Board of Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.



     THIRTEENTH: Notwithstanding anything in this Certificate to the contrary, and in addition to any vote of the Board of Directors required by applicable law or this Certificate, the affirmative vote of the holders of more than eighty percent (80%) of the outstanding Class A Common Stock, voting together as a single class, shall be required to alter, amend or repeal, or adopt any provision inconsistent with, any provision of Articles TENTH or ELEVENTH. Neither the alteration, amendment or repeal of Articles TENTH or ELEVENTH nor the adoption of any provision inconsistent with Articles TENTH or ELEVENTH shall eliminate or reduce the effect of Articles TENTH or ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for Articles TENTH or ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption.



                           [SIGNATURE PAGE FOLLOWS.]

                                          CONVERA CORPORATION



                                          By:

                                            ------------------------------------

                                            Patrick C. Condo, President



     [SIGNATURE PAGE TO CONVERA CORPORATION AMENDED AND RESTATED CERTIFICATE OF INCORPORATION]

                                                                      APPENDIX E

                              CONVERA CORPORATION

                                    BY-LAWS

                        Adopted as of             , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ARTICLE I STOCKHOLDERS......................................    1
ARTICLE II BOARD OF DIRECTORS...............................    4
ARTICLE III EXECUTIVE COMMITTEE AND OTHER COMMITTEES........    6
ARTICLE IV OFFICERS.........................................    7
ARTICLE V CAPITAL STOCK.....................................    9
ARTICLE VI INDEMNIFICATION..................................   11
ARTICLE VII OFFICES.........................................   13
ARTICLE VIII GENERAL PROVISIONS.............................   13
ARTICLE IX AMENDMENT OF BY-LAWS.............................   14

                              CONVERA CORPORATION

                                    BY-LAWS

                                   ARTICLE I

                                  STOCKHOLDERS

     Section 1.01 Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, within or without the State of Delaware, and on such date and at such hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).]*

     Section 1.02 Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman of the Board or by the President (or, in the event of their absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the Chairman of the Board or the President (or, in the event of their absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

     Section 1.03 Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law. No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

     Section 1.04 Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

     Section 1.05 Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the vote of a

---------------

* Citations are to the General Corporation Law of the State of Delaware, as in
  effect on             , 2000, are inserted for reference only, and do not
  constitute a part of the By-Laws.

majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

     Section 1.06 Voting by Ballot. No vote of the stockholders need be taken by written ballot, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting. [Sections 211(e), 212.]

     Section 1.07 Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

     Section 1.08 Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. [Sections 212(b), (c).]

     Section 1.09 Organization; Procedure. At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his absence or disability, the President or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders entitled to vote at the meeting and present in person or by proxy. The Secretary, or in the event of his absence or disability, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.

     Section 1.10 Nominations and Stockholder Business. (a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 1.10, who is entitled to vote at the meeting with respect to the business proposed to be considered and who complied with the notice procedures set forth in this Section 1.10.

     (b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to this Section 1.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than 45 days nor more than 120 days prior to the date on which the Corporation first mailed its proxy materials for the prior year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the previous year's annual meeting, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owners if any on whose behalf the nomination or proposal is made (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (y) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

     (c) Notwithstanding anything in this Section 1.10 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 1.10 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, it if shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (d) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this section, who is entitled to vote at the meeting with respect to such election of Directors and who complies with the notice procedures set forth in this section. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of Stockholders if the stockholder's notice required by this section shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     (e) Only those persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at any meeting of stockholders. Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this section and, if any proposed nomination or business is not in compliance with this section, to declare that such defective proposal shall be disregarded.

     (f) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 9, 13, 14 or 15(d) of the Exchange Act.

     (g) Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.10. Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 1.11 Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote

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thereon were present and voted shall consent in writing to such corporate action being taken. Any such consent or consents shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder or member who signs the consent and no written consent shall be effective to take the corporate action refereed to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 1.10 of these By-Laws to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation in such manner. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing. [Section 228.]

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 2.01 General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

     Section 2.02 Number and Term of Office. The number of Directors shall be seven. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b).]

     Section 2.03 Election of Directors. The Directors shall be appointed initially by the incorporator. Thereafter, except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 107, 108(a), 211(b), (c), 216.]

     Section 2.04 Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, telex or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Sections 141(g), 229, 230.]

     Section 2.05 Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President or, in the event of their absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone, telex or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

     Section 2.06 Quorum; Voting. Except as otherwise required by these By-Laws, at all meetings of the Board of Directors, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 2.07 Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.05 shall be given to each Director.

     Section 2.08 Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

     Section 2.09 Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     Section 2.10 Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Section 2.11 Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

     Section 2.12 Removal of Directors. Any Director may be removed at any time, either for or without cause, by vote of the stockholders entitled to vote for the election of such Director. Any vacancy in the Board of Directors caused by any removal of a Director by vote of the stockholders may be filled by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at the meeting at which such removal was effected (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these By-Laws. [Section 141(k).]

     Section 2.13 Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled it any time by vote of the stockholders entitled to elect the Director with respect to whom a vacancy exists. [Section 223.]

     Section 2.14 Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

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

     Section 2.15 Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]

                                  ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 3.01 How Constituted. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c).]

     Section 3.02 Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section or by resolutions of the Board of Directors adopted from time to time by a majority of the whole Board, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends and to authorize the issuance of stock. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the whole Board. Neither the Executive Committee nor any such other Committee shall have the power or authority to:

          (a) approve or adopt, or recommend to stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or

          (b) amend or repeal these By-Laws.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

     Section 3.03 Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the Meeting of the Board of Directors next following any such proceedings.

     Section 3.04 Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.

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

The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Sections 141(c), (f).]

     Section 3.05 Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Section 3.06 Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

     Section 3.07 Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.08 Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by majority of the whole Board of Directors.

     Section 3.09 Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

     Section 4.01 Number. The officers of the Corporation shall be elected by the Board of Directors and shall be a President and a Secretary. The Board of Directors also may elect a Chairman and one or more Vice Presidents, a Treasurer and one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine. Any number of offices may be held by the same person. No officer need be a Director of the Corporation. [Sections 142(a), (b).]

     Section 4.02 Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at its initial meeting and thereafter annually at the annual meeting of the Board of Directors. In the event of the failure to elect officers at any annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Subject to the provisions of Section 4.11, each officer (whether chosen at any annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until the next succeeding annual meeting of the Board of Directors and until his successor has been elected and qualified, or until his earlier death, resignation or removal. [Section 142(b).]

     Section 4.03 Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 4.04 Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Sections 142(b), (e).]

     Section 4.05 Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]

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

     Section 4.06 The Chairman of the Board. The Chairman of the Board shall preside at all meetings of the stockholders and directors at which he is present, and shall exercise such other powers and perform such other duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

     Section 4.07 The President. The President shall exercise such powers and perform such duties as may from time to time be assigned to him by these By-Laws or by the Board of Directors.

     Section 4.08 The Vice Presidents. Each Vice President shall exercise such powers and perform such duties as from time to time may be assigned to him by these By-Laws or by the Board of Directors or by the President. At the request of the President or in the event of his absence or disability, the Vice President designated by the Board of Directors or, if no such designation shall have been made, then the Vice President designated by the President shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign (unless the President or another Vice President shall have signed), certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

     Section 4.09 The Secretary. The Secretary shall have the following powers and duties:

          (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

          (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

          (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

          (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

          (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

          (f) He shall have charge of the stock books and ledgers of the Corporation and shell cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

          (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

          (h) He shall perform, in general, all duties incident to the office of Secretary and such other duties as may be given to him by these By-Laws or as may be assigned to him from time to time by the Board of Directors or the President.

     Section 4.10 The Treasurer. The Treasurer shall have the following powers and duties:

          (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

          (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

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

          (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

          (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

          (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

          (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

     Section 4.11 Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. [Sections 142(a), (b).]

     Section 4.12 Security. The Board of Directors may require any officer, agent or employee of the Company to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]

                                   ARTICLE V

                                 CAPITAL STOCK

     Section 5.01 Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. [Section 158.]

     Section 5.02 Signatures; Facsimile. Any or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158.]

     Section 5.03 Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares. [Section 167.]

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

     Section 5.04 Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfer of uncertificated shares shall be governed by applicable provisions of law. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors way prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

     Section 5.05 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

     Section 5.06 Registered Stockholders. Prior to due surrender of a certificate for registration of transfer or transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate or such uncertificated shares, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

                                      E-10
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     Section 5.07 Transfer Agent and Registrar.  The Board of Directors may
appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                   ARTICLE VI

                                INDEMNIFICATION

     Section 6.01 Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any parson who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (a) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner in which he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 6.02 Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 6.03 Determination that Indemnification is Proper. Any indemnification of a director or officer of the Corporation under Section 6.01. (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01. Any indemnification of an employee or agent of the Corporation under Section 6.01 (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01. Any such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

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     Section 6.04 Advance Payment of Expenses.  Expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized by this Article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.05 Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Sections 6.01 and 6.02 or advance of costs, charges and expenses to a director or officer under Section 6.04, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a Claim for the advance of costs, charges and expenses under Section 6.04 where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.06 Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware General Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit, or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any person indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07 Insurance. By action of the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 6.08 Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                    OFFICES

     Section 7.01 Registered Office. The registered office of the Corporation in the State of Delaware shall be located at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. [Section 131.]

     Section 7.02 Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require. [Section 122(8).]

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     Section 8.01 Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation. [Section 173.]

     Section 8.02 Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

     Section 8.03 Execution of Instruments. Subject to any limitation contained in the Certificate of Incorporation or these By-Laws, the Chairman of the Board or the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation and in the ordinary course of its business. The Board of Directors may, subject to any limitation contained in the Certificate of Incorporation or these By-Laws, authorize any officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Section 8.04 Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     Section 8.05 Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, or by such officers or agents as may be authorized by the Board of Directors to make such determination.

     Section 8.06 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors from time to time may determine.

     Section 8.07 Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors, the Chairman of the Board, the President, or any Vice President together with the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     Section 8.08 Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the Chairman of the Board or the President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     Section 8.09 Fiscal Year. The fiscal year of the Corporation shall commence on the first day of February in each calendar year and terminate on the 31st day of January.

     Section 8.10 Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware." The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

     Section 8.11 Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

                                   ARTICLE IX

                              AMENDMENT OF BY-LAWS

     Section 9.01 Amendment. These By-Laws may be amended, altered or repealed at any regular or special meeting of the stockholders, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. Any amendment, alteration or repeal must be approved by holders of a majority of the voting power of the Corporation entitled to vote. These By-laws may also be amended, altered or repealed by a majority of the whole Board of Directors.

                                                                      APPENDIX F

            AMENDED AND RESTATED EXCALIBUR TECHNOLOGIES CORPORATION
                       1996 EMPLOYEE STOCK PURCHASE PLAN

     Excalibur Technologies Corporation, a Delaware corporation, hereby adopted this Excalibur 1996 Employee Stock Purchase Plan (the "Plan") as of the Effective Date, and is amending the Plan as of the first Option Period beginning after the date of shareholder approval of the Plan so amended. The purposes of this Plan are as follows:

          (1) To assist employees of the Company in acquiring a stock ownership interest in the Company pursuant to a plan that is intended to qualify as an "employee stock purchase plan" under section 423 of the Internal Revenue Code of 1986, as amended.

          (2) To help employees provide for their future security and to encourage them to remain in the employment of the Company.

     1.  Definitions

     Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless the context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          (a) "Code" means the Internal Revenue Code of 1986, as amended.

          (b) "Committee" means the committee appointed to administer the Plan pursuant to paragraph 10.

          (c) "Company" means Excalibur Technologies Corporation, a Delaware corporation.

          (d) "Date of Exercise" means the date as of which an Option is exercised and the Stock subject to that Option is purchased. With respect to any Option, the Dates of Exercise are the last day of each three-month period ending January 31, April 30, July 31 and October 31 in which Stock is traded in the over-the-counter market during the Option Period in which that Option was granted.

          (e) "Date of Grant" means the date as of which an Option is granted, as set forth in paragraph 3(a).

          (f) "Eligible Compensation" means total cash compensation received from the Company as regular compensation during an Option Period. By way of illustration, and not by way of limitation, Eligible Compensation includes regular compensation such as salary, wages, overtime, bonuses, commissions, and incentive compensation, but excludes relocation expense reimbursements, other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company.

          (g) "Effective Date" means August 1, 1996.


          (h) "Eligible Employee" means any employee of the Company (or any subsidiary designated by the board of directors of the Company) (i) who is a full time employee or a part-time employee whose customary employment is more than twelve hours per week and (ii) who does not, immediately after the Option is granted, own (within the meaning of Code Sections 423(b)(3) and 424(d)) stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company.



          (i) "Option" means an option granted under the Plan to an Eligible Employee to purchase shares of Stock.


          (j) "Option Period" means with respect to any Option the period beginning upon the Date of Grant and ending on the July 31 or January 31 immediately following the Date of Grant, whichever is earlier, or ending on such other date as the Committee shall determine. No Option Period may exceed 5 years from the Date of Grant.

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

          (k) "Option Price" with respect to any Option has the meaning set forth in paragraph 4(b).

          (l) "Participant" means an Eligible Employee who has complied with the provisions of paragraph 3(b).

          (m) "Periodic Deposit Account" means the account established and maintained by the Company to which shall be credited pursuant to paragraph 3(c) amounts received from Participants for the purchase of Stock under the Plan.

          (n) "Plan" means this Amended and Restated Excalibur Technologies Corporation 1996 Employee Stock Purchase Plan.

          (o) "Plan Year" means the fiscal year of the Company which begins on February 1.

          (p) "Stock" means shares of common stock, par value $.01 per share, of the Company.

          (q) "Stock Purchase Account" means the account established and maintained by the Company for each Participant at a securities brokerage firm to be designated by the Company to which Stock purchased upon exercise of an Option under the Plan shall be credited pursuant to paragraph 4(c).

          (r) "Subsidiary" means any corporation other than the Company in an unbroken chain of corporations beginning with the Company if at the time of the granting of the Option each of the corporations other than the last corporation, in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     2.  Stock Subject to Plan

     Subject to the provisions of paragraph 8 (relating to adjustment upon changes in the Stock) the Stock which may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 250,000 shares, and may be newly issued shares or treasury shares or shares bought in the market or otherwise for purposes of the Plan.

     3.  Grant of Options

     (a) General Statement

     The Company may grant Options under the Plan to all Eligible Employees on February 1 and/or August 1 of each Plan Year or on such other date as the Committee shall designate. The term of each Option shall end on the last day of the Option Period with respect to which the Option is granted. With respect to each Option Period each Eligible Employee shall be granted an Option on the Date of Grant for the number of shares of Common Stock determined by dividing (i) $25,000 multiplied by the number of (whole or part) calendar years in the Option Period by (ii) the fair market value of a share of Common Stock on the Date of Grant.

     (b) Election to Participate

     Each Eligible Employee who elects to participate in the Plan shall communicate to the Company in accordance with procedures established by the Committee an election to participate in the Plan whereby the Eligible Employee designates a stated whole percentage equaling at least 1% but no more than 10% of his or her Eligible Compensation during the Option Period to be deposited periodically in his or her Periodic Deposit Account under paragraph 3(c). The cumulative amount deposited in the Periodic Deposit Account during a Plan Year with respect to any Eligible Employee may not exceed the limitation stated in paragraph 3(d). A Participant's election to participate in the Plan shall continue in effect during the current and subsequent Option Periods until changed pursuant to paragraph 3(c).

     (c) Periodic Deposit Accounts

     The Company shall maintain a Periodic Deposit Account for each Participant and shall credit to that account in U.S. dollars all amounts received under the Plan from the Participant. No interest will be paid to any Participant or credited to his or her Periodic Deposit Account under the Plan with respect to such funds. All amounts credited to a Participant's Periodic Deposit Account shall be used to purchase Stock under paragraph 4(c) and no portion of a Participant's Periodic Deposit Account shall be refunded to him or her, subject to paragraph 5.

     Credits to an Eligible Employee's Periodic Deposit Account shall be made by payroll deduction or by other alternate payment arrangements in accordance with rules and procedures established by the Committee. An Eligible Employee may increase, decrease or eliminate the periodic credits to his or her Periodic Deposit Account for future periods by filing a new election amount at any time during an Option Period. The change shall become effective in accordance with the Committee's rules and procedures as soon as practicable after the Company receives the election but the change will not affect the amounts deposited with respect to Eligible Compensation sooner than the Eligible Compensation payable with respect to the next pay period after the Company receives the authorization.

     (d) $25,000 Limitation

     No Eligible Employee shall be permitted to purchase Stock under the Plan or under any other employee stock purchase plan of the Company or of any Subsidiary which is intended to qualify under Code Section 423, at a rate which exceeds $25,000 in fair market value of Stock (determined at the time the Option is granted) for each calendar year in which any such Option granted to such Participant is outstanding at any time.

     4.  Exercise of Options

     (a) General Statement

     On each Date of Exercise the entire Periodic Deposit Account of each Participant shall be used to purchase at the Option Price whole of Stock subject to the Option. No fractional shares shall be issued. Each Participant automatically and without any act on his or her part will be deemed to have exercised his or her Option on each such Date of Exercise to the extent that the amounts then credited to the Participant's Periodic Deposit Account under the Plan are used to purchase Stock.

     (b) Option Price Defined


     Starting with the first Option Period after the date of shareholder approval of the Plan, the Option Price per share of Stock to be paid by each Participant on each exercise of his or her Option shall be an amount in U.S. dollars equal to the lesser of (i) 85% of the fair market value of a share of Stock as of the applicable Date of Exercise or (ii) 85% of the fair market value of a share of Stock as of the Date of Grant. The fair market value of a share of Stock as of an applicable Date of Exercise or Date of Grant shall be the closing sale price of a share of Stock traded in the over-the-counter market on such date.


     (c) Stock Purchase Accounts; Stock Certificates

     The Company shall maintain a Stock Purchase Account for each Participant at a securities brokerage firm to be designated by the Company to reflect the Stock purchased under the Plan by the Participant. Upon exercise of an Option by a Participant pursuant to paragraph 4(a), the Company shall credit to the Participant's Stock Purchase Account the whole or fractional shares of Stock purchased at that time.

     Except as provided in paragraph 5, certificates with respect to Stock credited to a Participant's Stock Purchase Account shall be issued only on request by the Participant for a distribution of whole shares or when necessary to comply with the transaction requirements outside the United States. Upon issuance of such a Stock certificate to a Participant, the Participant's Stock Purchase Account shall be adjusted to reflect the number of shares of Stock distributed to the Participant.

     5.  Rights on Retirement, Death, Termination of Employment

     If a Participant retires, dies, or otherwise terminates employment, then to the extent practicable, no further amounts shall be credited to the Participant's Periodic Deposit Account from any pay due and owing with respect to the Participant after such retirement, death, or other termination of employment. All amounts credited to such a Participant's Periodic Deposit Account shall be used on the next Date of Exercise in that Option Period to purchase whole shares of Stock under paragraph 4. Such a Participant's Stock Purchase

Account shall be terminated, and Stock certificates with respect to whole shares of Stock and cash with respect to fractional shares of Stock shall be distributed as soon as practicable after such Date of Exercise.

     Notwithstanding anything in this Plan to the contrary and except to the extent permitted under Code Section 423(a), a Participant's Option shall not be exercisable more than three months after the Participant retires or otherwise ceases to be employed by the Company.

     6.  Restriction Upon Assignment

     An Option granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution, and is exercisable during the Participant's lifetime only by the Participant. The Company will not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant, other than by will or the laws of descent and distribution, of the Participant's interest in the Plan or of his or her Option or of any rights under his or her Option.

     7.  No Rights of Stockholder Until Exercise of Option

     A Participant shall not be deemed to be a stockholder of the Company, nor have any rights or privileges of a stockholder, with respect to the number of shares of Stock subject to an Option. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, the Participant's Option is exercised pursuant to paragraph 4(a) and the Stock purchased by the Participant at that time has been credited to the Participant's Stock Purchase Account.

     8.  Changes in the Stock; Adjustments of an Option

     If, while any Options are outstanding, the outstanding shares of Stock have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company, or there has been any other change in the capitalization of the Company, through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, spinoff or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding Options and to the Option Price or prices applicable to such outstanding Options, including, if the Committee deems appropriate, the substitution of similar options to purchase shares of another company (with such other company's consent). In addition, in any such event, the number and/or kind of shares which may be offered in the Options shall also be proportionately adjusted. No adjustments to outstanding Options shall be made for dividends paid in the form of stock.

     9.  Use of Funds; Repurchase of Stock

     All funds received or held by the Company under the Plan will be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. The Company shall not be required to repurchase from any Eligible Employee shares of Stock which such Eligible Employee acquires under the Plan.

     10.  Administration by Committee

     (a) Appointment of Committee

     The board of directors of the Company, or its delegate, shall appoint a Committee, which shall be composed of one or more members, to administer the Plan on behalf of the Company. Each member of the Committee shall serve for a term commencing on the date specified by the board of directors of the Company, or its delegate, and continuing until he or she dies or resigns or is removed from office by such board of directors, or its delegate.

     (b) Duties and Powers of Committee

     It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to:

          (1) determine when the initial and subsequent Option Periods will commence;

          (2) interpret the Plan and the Options;

          (3) adopt such rules for the administration, interpretation, and application of the Plan as are consistent with the Plan and Code Section 423; and

          (4) interpret, amend, or revoke any such rules.

     In its absolute discretion, the board of the directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The Committee may delegate any of its responsibilities under the Plan by designating in writing other persons to carry out any or all of such responsibilities.

     (c) Majority Rule

     The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

     (d) Compensation; Professional Assistance; Good Faith Actions

     Each member of the Committee who is an employee of the Company or a Subsidiary shall receive no additional compensation for his or her services under the Plan. Each Committee member who is not an employee of the Company or a Subsidiary shall receive such compensation for his or her services under the Plan as may be determined by the board of directors of the Company, or its delegate. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

     11.  No Rights as an Employee

     Nothing in the Plan nor any Option shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or to affect the right of the Company to terminate the employment of any person (including any Eligible Employee or Participant) at any time with or without cause, to the extent otherwise permitted under law.

     12.  Term of Plan

     No Option may be granted during any period of suspension of the Plan or after termination of the Plan, and in no event may any Option be granted under the Plan after ten years from the commencement of the initial Option Period.

     13.  Amendment of the Plan

     The board of directors of the Company, or its delegate, may amend, suspend, or terminate the Plan at any time; provided that approval by the vote of the holders of more than 50% of the outstanding shares of the Stock entitled to vote shall be required to amend the Plan to reduce the Exercise Price or increase the number of shares of Stock reserved for the Options under the Plan.

     14.  Effect Upon Other Plans

     The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, except to the extent required by law. Nothing in this Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for employees of the Company or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

     15.  Notices

     Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of the Committee and any notice to be given to the Eligible Employee shall be addressed to the Eligible Employee at his or her last address as reflected in the Company's records. By a notice given pursuant to this paragraph, either party may hereafter designate a different address for notices to be given to it or the Eligible Employee. Any notice which is required to be given to an Eligible Employee shall, if the Eligible Employee is then deceased, be given to the Eligible Employee's personal representative if such representative has previously informed the Company of his or her status and address by written notice under this paragraph. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office, branch post office, or other depository regularly maintained by the United States Postal Services.

     16.  Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                                  DETACH HERE
                                ---------------

                                     PROXY

                       EXCALIBUR TECHNOLOGIES CORPORATION

                               1921 GALLOWS ROAD
                                   SUITE 200
                             VIENNA, VIRGINIA 22182


    The undersigned stockholder of Excalibur Technologies Corporation ("Excalibur") hereby appoints Patrick C. Condo and James H. Buchanan, and each of them, as Proxies, each with the power of substitution and resubstitution for and in the name of the undersigned, to vote all of the shares of Excalibur common stock, par value $0.01 per share, held of record by the undersigned as of October 25, 2000 at Excalibur's Annual Meeting of Stockholders (the "Annual Meeting") to be held on December 21, 2000, at 10:00 a.m., local time, at The Peninsula New York, 700 Fifth Avenue, New York, New York 10019, and at all adjournments or postponements thereof, with all powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the undersigned directs said Proxies to cast the undersigned's vote as specified on the reverse side hereof.



    IF NO DIRECTION IS GIVEN, THE UNDERSIGNED'S VOTE WILL BE CAST "FOR" THE PROPOSALS IN PARAGRAPHS 1, 2, 3, 4 AND 5 ON THE REVERSE SIDE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.


    Stockholders who plan to attend the Annual Meeting may revoke their proxy by casting their vote at the meeting in person.


    Receipt is acknowledged of the Notice of Annual Meeting dated November 22, 2000 and the Proxy Statement accompanying said notice.


SEE REVERSE                                              SEE REVERSE
   SIDE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE     SIDE
             ------------------------------------------


[X]Please mark votes as


   in this example.

                                  DETACH HERE
                                 -------------

1. Approval and adoption of the Agreement and Plan of Merger dated as of April 30, 2000, as amended, by and among Excalibur Technologies Corporation, Intel Corporation, Convera Corporation, Inc. and Excalibur Transitory, Inc.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN



2. Approval of the Convera 2000 Stock Option Plan.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN



3.Approval of two corporate governance provisions of Convera's Certificate of incorporation and bylaws. You may not vote for one of these provisions and not the other. A vote for one provision will be considered a vote for the other provision.

  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN



4. Election of the following ten (10) nominees to serve as directors of Excalibur for terms expiring at the completion of the combination or, if the combination is not completed, at the 2001 annual meeting of Excalibur: Donald
   R. Keough, Patrick C. Condo, Herbert A. Allen, Susan K. Allen, Richard M. Crooks, Jr., John S. Hendricks, W. Frank King III, John G. McMillian, Philip
   J. O'Reilly and Harry C. Payne.

  [ ] FOR              [ ] WITHHOLD AUTHORITY for all
      for
      nominees



Instructions: To withhold authority to vote for any individual nominee or nominees, write that nominee's name or those nominees' names in the space provided below.


--------------------------------------------------------------------------------

5.Approval of the amendment to the Excalibur Employee Stock Purchase Plan.




  [ ] FOR               [ ] AGAINST               [ ] ABSTAIN



6. To vote at the discretion of the Proxies upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.



THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXCALIBUR TECHNOLOGIES CORPORATION



________________________________________________ Date: __________, 2000
    ________________________________________________ Date: __________, 2000


Signature                                            Signature



                                             (Note: Please complete, date and
                                             sign exactly as your name appears
                                             hereon. When signing as attorney,
                                             administrator, executor, guardian,
                                             trustee or corporate official,
                                             please add your title. If shares
                                             are held jointly, each holder
                                             should sign.)